Prospectus Supplement (Sales Report) No. 5 dated June 23, 2010 to Prospectus dated May 24, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated May 24, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated May 24, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 358960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358960	$4,800	$4,800	7.88%	1.00%	June 21, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 358960. Member loan 358960 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Reiter Affiliated Companies	Debt-to-income ratio:	10.19%
Length of employment:	< 1 year	Location:	Ventura, CA

Home town:
Current & past employers:	Reiter Affiliated Companies
Education:

This borrower member posted the following loan description, which has not been verified:

I have a high interest loan that I want to payoff. Borrower added on 06/14/10 > I have 2 credit cards I would love to pay-off. Borrower added on 06/15/10 > I have a steady income and have been an Accountant for 8 years. Gross income is 5400/month.

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,301.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you just been hired to your position at Reiter Affiliated? Or what do you mean by "n/a" for length of employment? Can you please list out the different debts you wish to consolidate, including the balance and APR on each? Thank you.	I have been there since Oct 2008. Not sure why n/a is displayed as I selected 1 year during the questionnaire. CCard $2895 14.99% CCard $2000 14.99% Thanks

Member Payment Dependent Notes Series 452910

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452910	$12,000	$12,000	11.12%	1.00%	June 21, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 452910. Member loan 452910 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Whole Foods Market	Debt-to-income ratio:	16.28%
Length of employment:	3 years	Location:	Hoover, AL

Home town:
Current & past employers:	Whole Foods Market
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,985.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 478783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
478783	$3,200	$3,200	13.98%	1.00%	June 18, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 478783. Member loan 478783 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	DELAWARE VALLEY WHOLESALE	Debt-to-income ratio:	22.72%
Length of employment:	3 years	Location:	DUNDALK, MD

Home town:
Current & past employers:	DELAWARE VALLEY WHOLESALE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,095.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Yes this a debt consolidation loan but avery small one to cover some retail cards that i have and one small mastercard I hope this helps but I am very uncomfortable with laying out my total history for such a small loan now if iwas looking for a large chunk it might be a little better. thanks for your hope this helped.

Member Payment Dependent Notes Series 518057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
518057	$20,000	$13,500	11.49%	1.00%	June 21, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 518057. Member loan 518057 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,891 / month
Current employer:	AT&T	Debt-to-income ratio:	14.12%
Length of employment:	5 years	Location:	TYLER, TX

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,429.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at AT&T?	I manage a group of retail stores.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Card Debt Consolidation: Bankcard Svcs Balance: $1101 APR:12% Monthly: $100 Household Bank Balance: $12180 APR:27% Monthly: $89 Chase Bank Balance: $8348 APR:25% Monthly: $334 Discover Balance: $2284 APR:0% (promotional rate, then 12-15%) Monthly: $81 Capital One Balance: $6617 APR:7.15% Monthly: $204.78 Total Debt: 20,530 This loan will eliminate all credit card debt. The monthly amount listed is what is needed to pay off the balance in 3 years or less. The purpose of this loan request is to have this debt eliminated in 3 years (or less) while paying less each month.
Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	Credit Card Debt Consolidation: Bankcard Svcs Balance: $1101 APR:12% Monthly: $100 Household Bank Balance: $12180 APR:27% Monthly: $89 Chase Bank Balance: $8348 APR:25% Monthly: $334 Discover Balance: $2284 APR:0% (promotional rate, then 12-15%) Monthly: $81 Capital One Balance: $6617 APR:7.15% Monthly: $204.78 Total Debt: 20,530 This loan will eliminate all credit card debt. The monthly amount listed is what is needed to pay off the balance in 3 years or less. The purpose of this loan request is to have this debt eliminated in 3 years (or less) while paying less each month.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes 2. Home Value = $180k / Balance Owed = $94k
would you answer my 2nd question about your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)?	Monthly expenses = $5300
How do you plan on avoiding additional debt while paying this loan off?	I have no plans to add more debt. My monthly income covers all existing overhead/debt/savings contributions, and leaves enough to cover additional unplanned expenses.

Member Payment Dependent Notes Series 521178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521178	$7,750	$7,750	13.98%	1.00%	June 18, 2010	June 27, 2015	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521178. Member loan 521178 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	California Marketing Group, Inc	Debt-to-income ratio:	18.72%
Length of employment:	10+ years	Location:	Long Beach, CA

Home town:
Current & past employers:	California Marketing Group, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/13/10 > This loan will pay off several credit card balances with interest rates over 20%. This loan should be able to be repaid within a short amount of time because of the lower interest rate. Thanx for your help.

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,186.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have tried to answer your question several times to only have it rejected by Lending Club for giving too much personal information. I finally spoke to a representative & he said not to give any specific info. So, I have several accounts with large interest rates that will be paid off. I have never been late on a payment, over-limit or assessed any additional fees of any kind but still long term credit cards increased rates to over 20%. So minimum payments are now more than the more than due payments that were being made before. Thank you for your interest.
What is California Marketing Group, Inc and what do you do there?	CMG is a family owned promotional products business that has been incorporated for over 35 years. They supply self decorated products to companies for advertising & employee recognition. We sell to many Fortune 500 companies such as So Cal Edison, Boeing, Century 21 as well as many smaller companies throughout the country. I will have been with them 13 years in October. I am the office manager & oversee daily operations of customer service & accounting.
Please itemize your large revolving debt, which is listed as $43,186.	I have tried to answer your question several times to only have it rejected by Lending Club for giving too much personal information. I finally spoke to a representative & he said not to give any specific info. So, I have several accounts with large interest rates that will be paid off. I have never been late on a payment, over-limit or assessed any additional fees of any kind but still long term credit cards increased rates to over 20%. So minimum payments are now more than the more than due payments that were being made before. Thank you for your interest.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Citimortgage 1st $244,411.70 $1,410.00 6.25% Citimortgage 2nd $72,663.20 $550.00 7.99% We have tried to refi with Citimortgage but they say they will not lower the rate because we are making the payments ok with the higher interest. Recent appraisal dated May 2010 was $420,000 so approximately $100,000 equity. We have owned our home since 1972. Thank you for your interest.

Member Payment Dependent Notes Series 521187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521187	$8,000	$8,000	7.51%	1.00%	June 16, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521187. Member loan 521187 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,708 / month
Current employer:	Sabritec	Debt-to-income ratio:	20.93%
Length of employment:	2 years	Location:	San Diego, CA

Home town:
Current & past employers:	Sabritec
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > Hi everyone. I just bought a house a few months ago. It was an older hosue (40 years) so many repairs are needed. Please help fund my loan and I will be happily answer any questions you guys may have. Thank you very much!

A credit bureau reported the following information about this borrower member on May 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,603.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 521684

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521684	$16,750	$10,450	15.58%	1.00%	June 18, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521684. Member loan 521684 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Convergys	Debt-to-income ratio:	14.80%
Length of employment:	< 1 year	Location:	DELTONA, FL

Home town:
Current & past employers:	Convergys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > My job is very stable in and has many opportunities for advancement. I plan to use the funds to consolidate credit card debt and student loan payments. I always pay the required amount or more, on or before the due date.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,736.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No my home is not in my name, I'm not sure of the equity of my home, but I do not pay rent and my house is paid for.
3 questions for you: 1) What is Convergys? 2) What is your job title and what do you do? 3) For consolidation, please list all debts you're paying a monthly payment on. Please list loan balance, interest rate, monthly payment, and Y/N if the debt is part of this consolidation. Thanks!	Convergys is a call center, that supports major companies with customer service. I answer customer concerns for our at&t account. I am consolidating student loans and credit card payments so I only have one payment to make rather than 3 or 4.

Member Payment Dependent Notes Series 521687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521687	$20,000	$20,000	13.23%	1.00%	June 16, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521687. Member loan 521687 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	14.28%
Length of employment:	10+ years	Location:	Hugo, MN

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/05/10 > Hello! Thanks for looking at my loan request. My wife and I just bought a "new" house that was built in 1970s. We need to update some mechanical items, such as the plumbing, furnace, air conditioner and electrical. We have money in savings and investments that we could use, but we'd rather save that money in case we have emergencies in the future. As far as our financial situation, we pay our credit cards in full every month, so we don't carry a balance. We have a higher number of recent credit inquiries because we were shopping for mortgages loans for our new house recently. My job is stable and I have worked at the same company for over 13 years, with various promotions along the way. The monthly income that you see listed for this loan ($10,000) does not include my wife's salary, which is an additional $4,500 a month. Here's a breakdown of our household monthly expenses: Mortgage: $1600 Car Loan: $480 Student Loan: $200 Utilities (electric/gas/water/phones): $250 Insurance (auto/home): $150 Other recurring (food/maintenance/gas/household): $1,200 The remainder every month goes to savings and investments Thanks for your interest and helping us with our new house!

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,976.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were each of the recent inquiries for, and did any of them result in new credit cards, loans, or other financial obligations?	The recent inquiries were from home mortgage companies when we were shopping for a loan for our new house. It resulted in a new mortgage with a monthly payment of $1,600.
You pay your credit cards in full each month?	Yes, the cards are paid in full each month. The last month we had a higher balance ($15,000) than we usually do because we bought carpet, appliances and windows for the house. That amount has been paid in full with money from savings. Typically we only put $1,200 a month on credit cards for groceries, household expenses, gas, etc. We do this so we can earn miles on the cards. Again, they are paid in full each month. Thank you.
You pay off your cards each month - - so your current credit card balance is zero?	Hello, please see my answer to a related question. The cards are paid in full every month. Technically the balance is never "0" because we use the cards for day-to-day expenses. But we pay the full balance of each statement every month. Thank you.
You don't like to carry balances, so how do you plan to handle this loan, pay off early, carry full term, etc, etc please explain. Thank you very much	Thanks for your question. I will likely carry this loan full-term. I don't like to carry credit card and revolving credit balances. I usually keep normal term installment loans for the length of the loan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello. Yes, I hold the title to my house in my own name. I have $190,000 equity in my house. It's worth $495,000 and I owe $305,000.
Is your mortgage rate fixed? What do you do for WF? Thanks in advance and good luck with loan, I'm very interested (assuming revolving credit is about 15k less than shown),	Hello. I am an auditor with WF. And yes, my mortgage is a fixed rate.
The rate on this loan is 13.23% if you have $190,000 in equity in your home, why not get a HELOC? the rates, at least currently, would be considerably lower? (I believe my HELOC with Wells Fargo currently is around 6%)	Good question. I don't want any other loans against my house (other than my mortgage). That's the reason I'm willing to pay a little more in interest charges. Secondarily, I wanted to try the LendingClub process from a borrower's perspective. I've invested in LendingClub in the past and want to try the other side of it.

Member Payment Dependent Notes Series 521784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521784	$25,000	$15,425	13.61%	1.00%	June 18, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521784. Member loan 521784 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Flex-n-gate	Debt-to-income ratio:	22.34%
Length of employment:	2 years	Location:	jasper, AL

Home town:
Current & past employers:	Flex-n-gate
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,951.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the loan amounts & interest rates you will be paying off. Also, list your monthly expenses by type & amount (Rent, car, food, ins, etc). Thanks.	I will be paying off a 21000 loan at 21% and a 4500 loan at 18%.
Please answer the second question: list your monthly expenses by type & amount (Rent, car, food, ins, etc). Thanks.	Rent 445 Car 275 Car Ins 120 Elec 200 Phone 125 Cable 65 I do not have a house payment my name is in the process of being taken off that loan. I have been paying 1000 a month on my credit debt.

Member Payment Dependent Notes Series 522414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522414	$11,000	$11,000	11.86%	1.00%	June 18, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522414. Member loan 522414 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	City of Miami	Debt-to-income ratio:	12.39%
Length of employment:	9 years	Location:	MIAMI, FL

Home town:
Current & past employers:	City of Miami
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Planning to payoff cards Borrower added on 06/12/10 > I am consolidating my credit cards to close them and simply everything to a monthly payment. Planning on elimating all my debt to purchase a home with in the next year to year and half.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1969	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	15
Revolving Credit Balance:	$19,351.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 522605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
522605	$25,000	$16,300	13.61%	1.00%	June 16, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 522605. Member loan 522605 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Stepan	Debt-to-income ratio:	16.72%
Length of employment:	3 years	Location:	Bourbonnais, IL

Home town:
Current & past employers:	Stepan
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,827.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I will be paying off Capital One with a balance of 8300.00 and apr of 17.9%. Also Bank of America with a balance of 7300.00 and apr of 9.9 % Discover 5200. and 0% til Dec GM 2400. and 0% til Dec Hsbc 2300. and 0% til Dec
How much are you currently paying each month on the debts you plan to pay off?	600.00
What care your intentions toward continued use of your credit cards? What is your position at Stepan?	I am a loader at stepan. My intentions are not to use credit cards any more.

Member Payment Dependent Notes Series 523085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523085	$25,000	$16,325	15.58%	1.00%	June 17, 2010	June 11, 2013	June 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523085. Member loan 523085 was requested on May 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,767 / month
Current employer:	State Highway Administration	Debt-to-income ratio:	24.23%
Length of employment:	10+ years	Location:	Baltimore, MD

Home town:
Current & past employers:	State Highway Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > I plan to use the Funds to pay off credit card balances, which once I pay them off, I am going to destroy them, but not close them in order to keep my credit score from dropping. I am a good borrower as my credit history will show that I always pay my bills on time and have paid off many. My income does exceed my expenditures by 15%, but I am paying to much interest charges. I have been working 2 jobs for 20 years plus. I earn $63+K on one, and $30k on the other annually. I intend to work another 10 years before retirement and I am putting my finances in order so that when I retire, I am not debt-laden.

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,573.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here.The debts that I want to consolidate are: Wells Fargo Bank Apr 22.90% $5,805.24 (used to finance rebuilding the deck on my home. Chase Bank Apr 17.90% $4,136.73 (credit card) SECU Visa Apr 12.49% $8,464.88 (Bank Cr. Cd) Capital One Apr 13.65% $3,097.13 ( Credit card) Household Bank Apr 20.90% $2,391.04 (Credit card) They total $23,895.02. I am not including my mortgage, auto loan and a personal loan of $4,534.59
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $25,000 Deb Con category loan. My questions are: Number [1] Current position (Job/What you do) for your employer MD State Highway Admin? Number [2] Transunion Credit Report shows a $18,573 Revolving Credit Balance total debts (51.90 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE per month.) Number [3] $18,573 Revolving Credit Debt; $25,000 loan; $6,427 is the extra cash that you will be receiving to either consolidate or to refinance what SPECIFIC debts that are currently NOT included in the Transunion Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early, i.e. , < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum allowed? Question requires length of time answer based on a borrowers current intentions. Every borrower securing a loan has an initial idea that how long they will continue to pay on their loan before final payoff occurs. Please provide the approximate in-years direct answer to my direct question; that will greatly help me, and all lenders who read borrower-lender Q-A exchanges, to decide to help fund your loan.] Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 05.29.10 @ 10:45 AM ET.	Type your answer here. 1.I am an Accountant working for Maryland State Highway Administration and I also work for Economic International Construction Company as a Controller since 1988. 2.I currently pay a total of $1,000.00 per month on the debts that i am going to consolidate. 3.The total of the debts that are to be consolidated are $23,895.02, which added to the funding fee should be in the $25,000.00 area. 4. I chose 3 years because I believe that amount of time is what appropriate to my budget.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1. I have 10 more years to pay off my mortgage on my home which has a balance of $90k. 2.My home is currently valued at $165k.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. Thank You.	Type your answer here. 1. I work for 2 employers. The one is a State of Maryland Agency that builds the bridges, roads, street lights, etc. and have been in business since 1908. The other one is a commercial general contractor who has been in business since 1988. I have been the Controller since its inception having done the Articles of Incorporation, By-Laws, etc. 2. "See Above" 3.My wife and I split the monthly mortgage payment, where I pay $655.00; Auto insurance - $135.00; personal loan - $160.00; Auto - $1028.00(pay off 10/2012); Phone/Internet - $266.49; Credit Cards - $1,000.00(to be paid off with consolidation loan if approved) I always pay my debts on time. I am trying to cut down on the amount of interest that I am paying on the credit card debts. I want to retire in 10 years and I want to have all my debts paid off before then - in 5 to 7 years.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. 1. I am currently paying on a mortgage that has 10 years left to pay off with a balance of $90k. 2. My home is currently values at $165K
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.02.2010.2010 @ 1:29 PM ET.	Type your answer here.I have submitted the employment and income verification information to the Credit Review Team yesterday. Thank you.
Your loan now listed for 6 days but only 13 percent funded. Reason for slow funding is because on-screen loan application lenders view still does NOT show that required borrower "Credit Review" (employment and income verfication) has NOT been completed. Question: Did Home Ofice Credit Review contact you and request that you send to them income documents?, i.e, latest pay stubs/Leave and Earnings Statement? Or IRS Form 1040? etc. Refer to Home Page bottom for Member Services Dep't "CONTACT US" email address and Toll Free telephone number. Home Office is CLOSED on Sat, Sun and all national Holidays. Suggest you call Member Services Department BEFORE Close of Business on Friday Pacific Time and follow-up on status of required Credit Review. Otherwise you loan will not 100 pct fund before expiration date. Lender 505570 USMC-Retired 06.03.2010 at 01:55 AM ET	Type your answer here. Yes, the Home Office Credit Review Team did contact me and requested employment and income documents which I faxed to them immediately. I have called them several times, but all I get is a voice mail that ask me to leave my name for them to return the call - I did that, but the only call I received was a recorded message. I am disappointed in this process especially since I have put out all my information which could leave me vulnerable. I will call on Friday, but I don't expect to speak to a live person.
Borrower, FYI: Loan application shows Credit Review completed. Credit Status "Approved" for promissory note issue and $ deposited into bank account after loan is funded. Lender 505570 USMC-RETIRED 06.08.2010 7:45 AM ET	Type your answer here. Thank you for the information. The loan is not fully funded and since there are 2 days, I am praying that it will be fully funded by then.
Borrower, after ABC News featured P2P lending, Lending Club loans increased from average 150 to 200 loans listed per day to 500 to 550 loans listed per day. Currently 350 to 400 loans listed per day. High-quality, credit-worthy borrowers increased demand for either Credit Card Refinance, Debt Consolidation, Home Improvement loans result is that loans listed, especially higher $15K to $25K range, end approximately 70 percent funded when 14-days time expired. One borrower option is to accept either partially funded loan or cancel loan. Another borrower option is to re-list either same or modified version loan another maximum 14-days time. Unless either volume of borrowers decreases, (unlikely), or number lenders increases, (possibility), or if combination both events simultaneously occurs, the re-listed loan option probably will result in repeat of loan's initial listing- approximately 70 percent funded when 14-days ltime expires. $25,000 loan currently 30 percent funded after 12 full days listed. 2 days time remains before 14 days maximum time expires. Good news is every loans funding pace quickens considerably closer a loan approaches 14-days maximum time expiration. Question: If loan end approximately either 70 percent or hopefully a higher percentage funded when 14-days maximum time expires, will you accept partially funded loan? Or will you decline partially funded loan and instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time".... Summary: After initial loan issued and borrower payments are current for 6 months, subject to borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. Borrower may advantageously use this information in 6 months time. In interim, borrower can advantageously use lower 15.58 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99 pct et al, CC Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED 06.08.2010 at 7:55 PM ET	Type your answer here. Should the 14 days expire without the loan being fully funded, I will consider all of the suggested borrower options and make a decision then. Thank you.

Member Payment Dependent Notes Series 523316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523316	$6,250	$6,250	6.76%	1.00%	June 16, 2010	June 12, 2013	June 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523316. Member loan 523316 was requested on May 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Department of Defense	Debt-to-income ratio:	5.91%
Length of employment:	8 years	Location:	Miami, FL

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$1,234.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 523346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523346	$8,000	$8,000	14.84%	1.00%	June 17, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523346. Member loan 523346 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	ACAPULCO RESTAURANT	Debt-to-income ratio:	6.48%
Length of employment:	4 years	Location:	COVINA, CA

Home town:
Current & past employers:	ACAPULCO RESTAURANT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > WE ARE GOING TO BUY A HOUSE IN CASH

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,483.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 354 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.08.10 at 7:13 AM ET	I WORK AS A SERVER
What do you do at ACAPULCO RESTAURANT?	I WORK AS A SERVER
How much of your own savings are you going to have invested in this purchase?	WE ALREADY HAVE $50,000.00. BUT THE PROPERTIES THAT WE ARE LOOKING FOR ARE AROUND $60,000.00 AND UP.

Member Payment Dependent Notes Series 523412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523412	$5,000	$5,000	10.75%	1.00%	June 16, 2010	June 15, 2013	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523412. Member loan 523412 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,175 / month
Current employer:	HEB	Debt-to-income ratio:	22.99%
Length of employment:	10+ years	Location:	Laredo, TX

Home town:
Current & past employers:	HEB
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > I plan to use the funds to buy my nephew a method of transportation to go to college. I'm a good borrower because of my 13 years of credit I have paid my payments in time and hold an excellent credit score. My monthly gross salary is of $2100 plus a range of $500 to $800 per month from side jobs. My current job is stable, I've worked for my company for nearly 17 years from 1993 to 2010..

A credit bureau reported the following information about this borrower member on May 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	36
Revolving Credit Balance:	$2,639.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the delinquency 36 months ago?	Hi emskyle. A few years ago I lend my sister's friend my credit for an "In-House Financing" vehicle at a local car sales. Being that I'd known her for a long time, I agreed to help her with one condition, being she'll be responsible for the monthly payments (to the dealer). I did checked for a couple of months if she was making the payments on time and she was doing great so I didn't checked again since. Suddenly without a word she moved to Houston, TX at that time I didn't even knew about it. Dealer called, no payment was turned in for that month, she got me into trouble and eventually I ended up paying for her debts. Now she said she'll pay me back a long time ago but haven't receive anything since. I learned my lesson I guess. Now I'm a very responsible honest person and very reliable, I pay my payments on time, most of them are paid through my bank account through the direct transfer option in case I don't have time to pay here and there and I don't worry as much. Hope that explains your question emskyle, thank you for looking at my application! As well as everyone else! Have a great day!

Member Payment Dependent Notes Series 523446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523446	$25,000	$15,775	15.95%	1.00%	June 21, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523446. Member loan 523446 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	EMC Corporation	Debt-to-income ratio:	5.58%
Length of employment:	3 years	Location:	TAMPA, FL

Home town:
Current & past employers:	EMC Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	58
Revolving Credit Balance:	$4,132.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is EMC Corporation and what do you do there?	EMC Corp. develops and provides information and infrastructure technology and solutions. I am an implementation engineer. I travel around the country installing their hardware and software at customer sites.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hello CriticalMiss, the following debts will be completely paid off with the debt consolidation loan. 1. First Premier Bank - 286.14 - 20.15% (Credit Card) 2. Household Bank - 1409.39 - 24.9% (Credit Card) 3. GE Money Bank - 1726.52 - 10.2% (Loan for AC at my old house. 4. CF Reuschlein's - 7414.12 - 24.9% (Engagement Ring) 5. Household Bank - 714.05 - 26.9% (Credit Card) 6. West Elm - 1098.44 - 16.75% (Credit Card) 7. IRS - 8000 - N/A (Taxes for 2009) So all of these debts would be paid off with this debt consolidation loan. I am recently divorced and I owe quite a bit of taxes due to the divorce. I would also like to pay off the engagement ring. I have a great job with EMC. I make plenty of money to pay my bills, I am just tired of paying multiple creditors and would like to pay just one. I will be verifying my income when contacted by the Lending Club team. Thanks!
Please list your monthly expenses. Thanks.	Hi desk8149, My monthly expenses are as follow: 1. Rent - 1400.00 2. Electric - 200.00 3. Water - 45.00 4. Internet - 47.50 5. Student Loan - 195.39 6. Auto Insurance - 82.00 Thanks!

Member Payment Dependent Notes Series 523768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523768	$14,400	$14,400	7.51%	1.00%	June 16, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523768. Member loan 523768 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,750 / month
Current employer:	United Health Group	Debt-to-income ratio:	7.26%
Length of employment:	4 years	Location:	Harrisburg, PA

Home town:
Current & past employers:	United Health Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Home Improvement Loan

A credit bureau reported the following information about this borrower member on May 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,821.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for United Health Group?	I work for i3 Pharma Informatics. I am in charge of providing de-identified medical claims data to pharmaceutical companies for research purposes.
The home improvement loan, along with your revolving credit balance will put you at over $30,000 in debt. Will you be able to pay this loan on top of all your credit cards?	Yes. Our combined income is over $180K. This will not be a problem.

Member Payment Dependent Notes Series 523872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
523872	$15,000	$15,000	10.38%	1.00%	June 18, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 523872. Member loan 523872 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,312 / month
Current employer:	Monitor Liability Managers LLC	Debt-to-income ratio:	16.87%
Length of employment:	2 years	Location:	STREAMWOOD, IL

Home town:
Current & past employers:	Monitor Liability Managers LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,339.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Chase Credit Card - balance $3500 Citibank Credit Card - balance $10000 American Express Credit Card - balance $2750 All will be paid off with the exception of a small balance left on the Chase CC (bal remaining $1500)
What is Monitor Liability Managers LLC and what do you do there?	Monitor Liability Managers is an underwriting management company specializing in Professional Liability Insurance. I am the Human Resources Manager.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. The loan will be used to pay off all my revolving credit. I would like to just have one payment and a lower APR. 2. I work for Monitor Liability Managers and I am the HR Manager. 3. Mortgage is 2148, Car payment is 312, Utilities total is 450, Insurance is included in the Mortgage payment, my tenant pays for all our food and other consumables. 4. $3500 is owed to Chase - will not be paid off, remaining bal of 1500ish; 10000 owed to Citibank - will be paid off, 3000 owed to American Express - will be paid off. 5. None 6. None 7. Yes 8. Two savings accounts for emergencies - balances of 2500 and 3100. My payment to lending club will be set up as an automatic monthly payment from my checking account.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, however, not much equity, home was recently purchased.

Member Payment Dependent Notes Series 524034

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524034	$12,000	$9,525	7.88%	1.00%	June 16, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524034. Member loan 524034 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,417 / month
Current employer:	Burton Claim Service	Debt-to-income ratio:	10.38%
Length of employment:	4 years	Location:	Miami Lakes, FL

Home town:
Current & past employers:	Burton Claim Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > My tax returns for the past 3 years will show income of $140K each year. I'm not sure if this info helps you.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	27
Revolving Credit Balance:	$12,123.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What are the sources of credit card debt you plan to refinance with this loan? Thanks.	I recently purchased a new home and ran up credit card expenses that are up to about $10K+. They are with AMEX Optima, Citi Visa, BMW Card Visa, El Dorado Furniture Store.
What is Burton Claim Service and what do you do there?	Burton Claim Service is an independent claims adjusting company. Burton claim service provides adjusters to many of the large insurance companies that sell insurance in the State of Florida. For example, if there is a Fire in a home insured by Citizens Insurance, Citizens will assign the case to Burton, who in turn assigns it to an adjuster (me), to handle the fire claim.
Hi. What are the sources of credit card debt that you plan to refinance? Thanks.	I believe this is a repeat question. As I answered previously, the credit cards are AMEX Optima, Citi Visa, BMW Card Visa, El Dorado furniture. I simply want to consolidate them all in 1 loan with a better interest %.

Member Payment Dependent Notes Series 524166

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524166	$16,000	$16,000	18.30%	1.00%	June 22, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524166. Member loan 524166 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	usps	Debt-to-income ratio:	10.72%
Length of employment:	4 years	Location:	havre de grace, MD

Home town:
Current & past employers:	usps
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > i got in over my head as far as my credit cards are and i can pay them now im just barely getting by. i have 3 children and they cost alot with geting this loan i can pay everything off and the payment will leave me with extra money at the end of the month. thank you or your help

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	56
Revolving Credit Balance:	$2,823.00	Public Records On File:	1
Revolving Line Utilization:	72.40%	Months Since Last Record:	67
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for funded loan's $ deposit. Your "Approved" Credit Status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, then funding $ always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. ****Participating lenders exclusively fund their selected borrower loans and nothing else. Home Office Credit Reviewers are O-N-L-Y persons who conduct a required borrower employment - income verification."Credit Review""*** This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Wednesday 06.09.2010 at 1:15 PM ET.	i have 8 credit cards, hospital bills, car payment and rent each month, not to mention th regular every moth bills that come in.
Please specify which loans will be paid off and the APR's and which one's won't. Please list in order of pay off as it looks like your loan may be partially funded. Also, please specify other monthly expenses type and amount.	all of my credit cards will b paid off, there apr's range from 23% to 10%. between me and my husband we have 9 credit cards. i will pay my car off which will help alot that payment is 350.00 a month and 6800.00 to pay it off. We also have a loan at citi financial i would like to pay off and we owe 6500.00 on it., that payment is 325.00 a month. i still have rent 500., ins. 125., direct tv. 125., power 350., my cc payments together equal around 500. give or take a few dollars. i have to start paying for my daughters college in august and was hoping to get this loan so i can pay for that as well. i really appreciate everything everyone has done to help out thank you so much
Not to be a pest but please be very specific about the balances, APRs and the order of pay off. with less than two days left, your loan is less than half funded. Before committing go support your loan, I'd like to know what debts at what interest rates are going to be paid off first. I want to know that this debt is going to DECREASE your overall indebetedness, not increase it (as in, don't pay off a 10% credit card before paying down a car note that is at %15. If you get between 50-75% of your loan funded, what will you pay, and what debts will remain. What will your monthly expenses be and how much will you have at the end of the month for discretionary spending and your children's education? What other options do your kids have for paying for school besides pushing you further into debt?	1. citi financial 6,399 17%, 2.ford motor credit 6500 13% 3.hsbc 1500 20% 4.target 250.25.24%, 4. cap one 400. 23.90% 5. cap one 500.00 22.90% 6. merrick bank 1650 24.45% 7. best buy1400.00 24.24% 8. hsbc 800.0 17.99% 9. householod bank 500.00 14.99% 10. juniper 1450.00 30.24% 11. premier bank 350.00 20.15% 12. orchard bank 500.00 24.99%. with the loan and my paycheck. as far as my daughters college she has no other option. i pay the interest and she pays the payment and she goes to school. we both win. thank you for helping out with this I really do appreciate it.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $16,000 loan currently 37 percent funded after 13 full days listed. 1 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 18.30 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.20.2010 at 4:55 pM ET	If i am not fully funded i am not sure what i would depends on how much funding and the payment. you do have a goos point about getting funding after 6 months but, in the mean time i will be paying my loan and all the bills i didnt get to pay off. something to really think about. thank you

Member Payment Dependent Notes Series 524170

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524170	$4,200	$4,200	7.51%	1.00%	June 16, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524170. Member loan 524170 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Sierra Woodworks	Debt-to-income ratio:	15.00%
Length of employment:	< 1 year	Location:	TUCSON, AZ

Home town:
Current & past employers:	Sierra Woodworks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > I would like to help my daughter with her educational expenses. I have an excellent credit rating and have always paid my bills on time. My monthly budget allows for this monthly payment. Currently I am working for a commercial millwork company as the purchasing manager that is currently booking business into 2012. The company has an outstanding reputation and is expanding and growing. I appreciate your consideration.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,787.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 524205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524205	$18,000	$12,700	11.12%	1.00%	June 16, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524205. Member loan 524205 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	UGL- Unicco Services Company	Debt-to-income ratio:	12.64%
Length of employment:	6 years	Location:	Cambridge, MA

Home town:
Current & past employers:	UGL- Unicco Services Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/01/10 > To pay credit cards.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,600.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Type your answer here. Rent is $700.00, food si $200.00 Car Insurance is $200.00,Utilities 120.00

Member Payment Dependent Notes Series 524408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524408	$25,000	$21,475	11.49%	1.00%	June 16, 2010	June 15, 2013	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524408. Member loan 524408 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,183 / month
Current employer:	AT and T	Debt-to-income ratio:	19.47%
Length of employment:	10+ years	Location:	ALAMEDA, CA

Home town:
Current & past employers:	AT and T
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,742.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at AT and T?	Senior Technical manager for 32 years
Would you briefly explain the exact debts, listing the source, amounts of each, and current APR's you plan to consolidate with this $25,000 loan. In addition, is this loan in preparation for your retirement in the next few years? By the way, welcome to Lending Club from an ex AT&T engineering manager WR HQ. Good luck in your request.	USbank card 14.9 8000.00, capitol one personal loan 10% 10600.00 and two 401k loans totalling 5700.00 that ar within two years of being paid off. This to move a citicard to a new 401k and pay it off because it's 20,000 and current rate of 19
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	the home is worth 235000 and loan is 187000, home is in my name and wife
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Appx 2900.00

Member Payment Dependent Notes Series 524428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524428	$16,000	$10,250	15.58%	1.00%	June 18, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524428. Member loan 524428 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Willamette Ear Nose Throat FPS	Debt-to-income ratio:	20.32%
Length of employment:	< 1 year	Location:	Salem, OR

Home town:
Current & past employers:	Willamette Ear Nose Throat FPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > This loan will help me pay off revolving debt that has no window in sight. With this, I will be somewhat debt free in 5 years.. Will be an amazing day! :)

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	42	Months Since Last Delinquency:	17
Revolving Credit Balance:	$4,451.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Bank Of America Gold $700 19.9% all pd off Bank Of America America Ex $4250 6% all pd off Discover $4200 3.99% until sept then 24.9% all pd off IRS $500 all pd off Chase $3000 0% for 3 yrs all pd off Kohls $750 24.9% All pd off WellsFrago (auto) $11,500 16.7% will be trading car in and using $1000 of this loan as down payment. Thanks :)

Member Payment Dependent Notes Series 524447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524447	$24,000	$24,000	19.04%	1.00%	June 16, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524447. Member loan 524447 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,017 / month
Current employer:	Defense and Confirmation Project	Debt-to-income ratio:	18.68%
Length of employment:	3 years	Location:	CYPRESS, CA

Home town:
Current & past employers:	Defense and Confirmation Project
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I have a very good and exiting job. People at the office like my performance in what I do. Though my job is excellent with a good pay, I've been carrying a debt from some years due to medical bills and school. I've been able to pay all my bills on time, but at the end of the month things get very tight. I don't want to live pay check to pay check. With this loan I will pay off three credit cards which carry the main load of the load of my debt.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	6
Revolving Credit Balance:	$8,376.00	Public Records On File:	0
Revolving Line Utilization:	95.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Defense and Confirmation Project and what do you do there?	Defense and Confirmation Project is a non-profit Christian organization. My job is to do analytical research over the Internet and different books.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Bank of America Visa $3500 BPPR Visa $8450 Hospital 10500
Please contact Lending Club to verify your income in order to expedite the funding of your loan. Thanks!	After all deductions: $3,897
What is your delinquency 6 months ago?	6 months ago I over payed, by mistake, one account and one check bounce back for insufficient founds. I was on a trip in South America when the bank tried to contact me. Once I got back from my trip I fixed the problem.

Member Payment Dependent Notes Series 524485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524485	$14,000	$8,175	15.95%	1.00%	June 17, 2010	June 15, 2015	June 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524485. Member loan 524485 was requested on June 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Monroe County Schools	Debt-to-income ratio:	12.10%
Length of employment:	1 year	Location:	Byron, GA

Home town:
Current & past employers:	Monroe County Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I will be using the funds to get training that I need to start my own education consulting company. I have been an educator for 8 years, previously as a teacher and a head basketball coach. My current position is an assistant prinicpal at a high school. My annual salary is $70,000/year and this will increase by $7,000 at the start of next school year due to me completing a specialist degree over the summer. I will pay the loan off in 1 year with money made as an assistant prinicpal or a combination of money made as an assistant principal and money made from my consulting business. If you have any questions, please feel free to ask me. Thanks in advance for funding my loan. Borrower added on 06/04/10 > This loan is very important to me, Please help me to get this loan because I need it. Thanks to those who have already invested, you are really helping me reach my dream and my purpose in life. Borrower added on 06/09/10 > Thanks for everyone who has invested in funding my loan. I sincerely appreciate it. I guarantee the loan will be paid back in full. I make enough money on a monthly basis to pay it off in timely manner.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	17
Revolving Credit Balance:	$1,702.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The don't hold the title to my home but it is in my name. I owe $63,000 on it and it values at $85,000..
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $14,000 Education and Training category loan. My questions are: Number [1] Provide three years PRIOR work (or school) history before current employer 1 year length of employment. Number [2] Current position (Job/What you do) for employer Monroe County Schools? Number [3] Provide description Education and Training that $14,000 loan (less the origination fee) is intended to pay for? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? (Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; the answer is helpful to me, and many lenders who read borrower-lender Q-A's, to decide to help fund your requested loan.] Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.02.10 @ 4:07 PM ET.	Thanks for you interest. I will answer your questions accordingly. 1. I have been an educator for 8 years, I was a teacher and head basketball coach for 7 years and this is my first year as an assistant principal at a high school. My previous years were in Bibb County Schools and Jones County Schools. Each change in schools has been due to either a pay raise or job promotion. 2. Assistant Principal 3. I plan on getting some training related to starting an educational consulting company. I will do this on the side while still working full time for the Monroe County School System. 4. I plan on paying the loan off in one years time either through money made from consulting or a combination of my monthly assistant prinicpal salary and money made through consulting. I hope this answers your question. Please feel free to ask me any more that you might have.

Member Payment Dependent Notes Series 524495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524495	$23,000	$21,375	11.86%	1.00%	June 17, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524495. Member loan 524495 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,780 / month
Current employer:	Seton Highland Lakes Hospital	Debt-to-income ratio:	5.65%
Length of employment:	3 years	Location:	Burnet, TX

Home town:
Current & past employers:	Seton Highland Lakes Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > I need this loan to buy out my step mother's portion of the old family homeplace, before she changes her mind. If I don't get the loan, I will lose all hope of keeping this property in our family. The reason I don't have cash readily available is because my son just graduated from Texas Tech with his master's degree...hence where my money goes. I always pay off my credit cards at the end of the month. I have a very stable job. I am a nurse at our local hospital. I worked there about 10 years ago, left for another job, and then came back, which is why my employment shows only 3 years there. Other than the total mess up I did with my credit with the debt relief thing, I have never been late on a payment of any kind. I thank you for helping me out and taking a chance on me. I will not disappoint you.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	61
Revolving Credit Balance:	$110.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The value of my home and land is $265,000. The house is 3 years old and I have about $50,000. equity. Capital Farm Credit holds the title. The balance of my mortgage is $215,000.
What's the purpose of the loan? What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to these 2 Qs...	I am going to buy my step mother's portion of the homeplace. No credit card debt. No car payment. Total monthly bills are less than $800/month. My husband pays the mortgage. No child care.
Can you tell us about the delinquency 61 months ago?	I consulted a debt relief company that gave me lots of bad advice, took my money, and left me holding the bag. Worst mistake I ever made. Had to deal with creditors myself and ended up paying almost all of my debt, plus interest. I had always had good credit, but it was one of those "too good to be true" deals. Not only did it cost me more money in the long run, but such an embarrassment.

Member Payment Dependent Notes Series 524663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524663	$6,400	$6,400	7.14%	1.00%	June 16, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524663. Member loan 524663 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	n/a	Debt-to-income ratio:	20.11%
Length of employment:	n/a	Location:	fieldsboro, NJ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$767.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Major Purchase" category loan is 1 of 354 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.09.10 at 2:13 PM ET	I intend to purchase some new furniture ( living room & bedroom) and new wall to wall carpet and possibly a cheap motorcycle to beat the gas prices a little

Member Payment Dependent Notes Series 524680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524680	$15,000	$15,000	15.58%	1.00%	June 16, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524680. Member loan 524680 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Franklin County	Debt-to-income ratio:	21.47%
Length of employment:	9 years	Location:	Columbus, OH

Home town:
Current & past employers:	Franklin County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I am looking to lower my debt in a timely manner and have a lower interest rate. Borrower added on 06/03/10 > I pay all monthly obligations on time every time, I believe after I consolidate my debt my credit will continue to reach the top. I plan to pay off all existing credit cards as well as upgrade my electric box. I am trying to consolidate in order to be competely debt free in 4-5 years. I went for the longer term in order to free up a little extra money for my daughters cheerleading. My place of employment is stable as well as my job. I have no intentions of seeking employment else where as I want to retire from the PERS system. Borrower added on 06/05/10 > I would like to thank all of my current and future investors for investing in me and my loan. I can't wait to get this consolidation and get rid of my debt in 4-5 years... Borrower added on 06/06/10 > Hmm..things aren't progressing as well as I would like..Investors do you have any questions or suggestions as to how I can help your decision to invest in my loan? Borrower added on 06/09/10 > Thanks to all of my investors...I really need to be at 98% or I may not be able to accept this loan...Please consider helping me...I don't consider myself high risk...as my life is stable..

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,906.00	Public Records On File:	1
Revolving Line Utilization:	74.00%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $15,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Franklin County Government? Number [2] Current position (Job/What you do) for your employer? Number [3] Transunion Credit Report shows a $11,906 Revolving Credit Balance total debts (74.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] $15,000 loan; $11,906 Revolving Credit Balance; $3,094 is the extra cash that you will be receiving (less loan's origination fee) that is consolidating or is refinancing what SPECIFIC debts that are NOT included in the Transunion Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Advance thanks for expected FIVE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.03.10 @ 8:47 AM ET.	Number 1. Yes I am employed with Franklin County agency which is part of our local government. Number 2. Executive Assistant to the Director of my agency. Number 3. Below is a list of payments made this month Sears Master - 15.00 Sears Credit Card - 60.00 Juniper Master - 52.00 Kohls Credit Card - 40.00 Target Visa - 175.00 Capital One - 50.00 JCpenney - 30.00 Old Navy - 50.00 Walmart - 50.00 Orchard - 50.00 Discover - 50.00 Chase MC - 77.00 Number 4. I am not too sure which ones aren't on that particular report. I do plan on using $1800 of the requested amount to upgrade my electric. This will help me keep from having to use my credit cards again. Number 5. At this current time I plan to pay a little extra and have the loan paid off in the 4 - 5 year range. Thank you for your questions as I think this will assist my lenders such as yourself with their decision on whether or not to help me. Thank you for your service to America!
What is it you do for Franklin County OH? Please explain public record (probably bankruptcy or judgment) from about 7 years ago? Thanks and good luck.	I currently work for a small agency as the Executive Assistant to the Director of or agency. Public Record was a Chapter 7 bankruptcy due to divorce .. Thank you for your questions as I am sure they will assist other lenders such as yourself on whether or not they will assist me with my loan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Number 1. I currently have a mortgage and do hold the title in my name only. I have not refinanced or taken out any loans the property. Number 2. There is little equity in the house as I purchased it in 2006 for 97,100. I currently owe 94,500..The housing market hasn't rebounded enough to have "equity". Thank you for your question as this may assist you with your decision.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.03.2010 @ 4:35 PM ET.	Thank you for that information..I have sent an e-mail requesting how I can expedite my loan status to "Approved".
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $15,000 loan currently 35 percent funded after 11 full days listed. 3 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 15.58 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.13.2010 at 11:00 AM ET	Dear Lender because the main purpose of my listing was for debt consolidation I will not be accepting a loan offer less than 98% as this defeats the idea of what I was trying to accomplish (one payment option for all debts owed). I will be re-listing for lender reconsideration, hoping that lenders will appreciate that fact that I was asking for a debt consolidation loan not a credit card refinance loan.
Good morning. With 2 days remaining it looks like your loan will not be fully funded. Since you mentioned that you require 100% financing, it might be in your best interests to relist your loan application and verify your employment and income with Lending Club. The more conservative investors seem to like that, and with a surge in new loan applications, it might help put you over the top. All this requires is faxing/emailing a copy of your pay stubs or electronic payment receipts. Best of luck!	I did submit my income employment verification to Lending Club and was told that since they didn't request it it wouldn't be posted as verified.. They state that lenders are aware that they only verify a certain percentage of applicants...Thank you for your advice..

Member Payment Dependent Notes Series 524682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524682	$25,000	$25,000	16.82%	1.00%	June 16, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524682. Member loan 524682 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,958 / month
Current employer:	DSCC	Debt-to-income ratio:	19.22%
Length of employment:	10+ years	Location:	Delaware, OH

Home town:
Current & past employers:	DSCC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I am looking to consolidate credit card debt. My wife and I have chosen to stop using all credit cards and are on a strictly cash budget. We completed a Biblical financial peace class. I am looking to get into term loans that have a definite end. This would simplify my finances considerably. I make good money. I just need to be a better manager.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,251.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each of the debts you plan to pay off and your current monthly payment on each. Thank you.	Capital One Personal loan - balance $2080, monthly payment $451 Thrift Savings Personal Loan - balance $1008, monthly payment $440 Columbus Metro VISA - balance $11749, monthly payment $240 State Farm VISA - balance $4937, monthly payment $160 Columbus Metro Personal loan - balance $2612, monthly payment $138 Lowes - balance $421, monthly payment $25 These add to $22807. The remaining funds will go towards a Chase VISA. If you need any other infomation let me know.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your 25,000 Debt Consol $ category loan. My questions are: Number [1] Brief description your employer DSCC? Number [2] Current position (Job/What you do) for this employer? Number [3] Transunion Credit Report shows a $15,251 Revolving Credit Balance total debts (26.30 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] $25,000 loan; $15,251 is Revolving Credit Balance debt; $9,749 is the extra cash that you will be receiving (less loan's origination fee) that is either consolidating or refinancing what SPECIFIC debts that are NOT included in the Transunion Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Advance thanks for expected FIVE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.03.10 @ 8:47 AM ET.	1. DSCC is the Defense Supply Center Columbus. 2. I am manager of 59 engineers and technicians who write specs to purchase spare parts for weapons systems. 3. & 4. I will answer questions 3 and 4 together. The following is my plan for the loan if funded in full Capital One Personal loan - $2080, monthly payment $451 Thrift Savings Personal Loan - $1008, monthly payment $440 Columbus Metro VISA - $11749, monthly payment $240 State Farm VISA - $4937, monthly payment $160 Lowes - $421, monthly payment $25 Columbus Metro personal loan - $2612, monthly payment $138 This totals $22807. The remaining funds will go towards a Chase VISA. 5. My goal with this loan is two fold. I am trying to drastically reduce my use of credit and go to a cash only budget. To do that I need to increase cash flow. I can do that by reducing monthly payments. This loan will reduce my monthly payments by about $700/month. My hope is to pay the loan off early but I chose a 5 year plan to help as much as possible with my cash flow. Hopefully this information helps. Please let me know if I have answered all of your questions. Thanks for your consideration.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. The title is held jointly by me and my wife. 2. We refinanced our house in Dec 2007. At that time it appraised for $292000. We currently owe $264000. We do not have a second lien against the house.
I understand the strictly cash budget. But what have you done to curb spending?	We don't go out to eat. No vacations till we can afford to pay cash. Stick to a strict budget for everything. If the money is not there then we wait or just not buy. Kids extracurricullars have been cut back. We account for every dime we spend. This is a new concept for my wife and I however we are starting to see results.

Member Payment Dependent Notes Series 524686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524686	$15,000	$15,000	11.12%	1.00%	June 16, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524686. Member loan 524686 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Protiviti	Debt-to-income ratio:	0.88%
Length of employment:	5 years	Location:	Chamblee, GA

Home town:
Current & past employers:	Protiviti
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I have plenty of savings. I have no debt. I've worked at the same job for 5 years and been promoted from consultant to manager during that time. I do not want to tap into my investments right now, but would like to do some cosmetic upgrades/improvements around the house. Making the low monthly payment through lending club is the perfect solution for me. Please don't hesitate to contact me with any questions.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$800.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I do hold the title to my home in my name. I bought the house a little over 3 years ago for 220k. It is now valued right at 200k. The outstanding balance on the mortgage is 169,638. Thanks for the question.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1) Protivit - Global Business Risk Consulting / Internal Audit Frim, I am a Manager (newly promoted this year). 2) No car payments. I pay about an average of around $400 for all other utilities. 3) I financed lasik surgery last year (12mo financing) and owe $400. My last payment is scheduled this month. I have no other debt. 4) No delinquencies. 5) $45k in 401K, $50K in stocks 6) $5k in cash, I will use online bill pay for this loan.
What is your mortgage payment?	Mortgage payment is a fixed rate of $1357.74/month including escrow for taxes, etc....

Member Payment Dependent Notes Series 524725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524725	$20,000	$20,000	10.38%	1.00%	June 16, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524725. Member loan 524725 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	U.S. District Court of Delaware	Debt-to-income ratio:	0.15%
Length of employment:	10+ years	Location:	Bear, DE

Home town:
Current & past employers:	U.S. District Court of Delaware
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I plan to use the loan to pay my taxes. I am a good borrower because my annual income last year was $200,000, and I have been at my present job for over 24 years and have a good credit history.

A credit bureau reported the following information about this borrower member on June 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	37
Revolving Credit Balance:	$256.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I own my home in my own name. My home is five years old and built by Toll Brothers. It is 4,275 square feet with a 3-car garage and on half-an-acre of land. My outstanding mortgage on this property is $450,000, and I paid $589,000 for it in 2007. I believe my home today is worth between $625,000 to $650,000. It is in a newer community with a clubhouse and pool.
Hello, please explain why, given your income structure, you need to borrow to pay your taxes?	Type your answer here. I paid in a lot of taxes this past year, but my income increased to the point where I was put in another tax bracket. I also paid off a lot of debt last year, two vehicles and my credit cards, and since I was hit with the extra tax, I want to pay it off immediately so as not to be penalized by interest and penalties from the IRS.

Member Payment Dependent Notes Series 524738

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524738	$17,500	$17,500	17.19%	1.00%	June 16, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524738. Member loan 524738 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,175 / month
Current employer:	Hewitt Energy Group	Debt-to-income ratio:	23.04%
Length of employment:	5 years	Location:	Kaysville, UT

Home town:
Current & past employers:	Hewitt Energy Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > Thank you for looking over my loan. The main purpose for this loan is to consolidate some debt and putting a yard in at my new home. I have always had decent credit but got into some trouble with credit cards due to having to travel and problems with a car. The only negatives I have on my account are a high credit limit on 2 cards. I???ve never been late on anything. It???s hard to get ahead when each card is killing you on interest. With having to put down a good amount on buying a home its left me with no cash to put into my landscaping. I want to get started with sprinklers and grass for now. It is a half acre and I didn???t expect the costs being so high. My wife and I make a combined annual salary of just over 100,000. We both work for my family company and have been with the company for over 5 years. Our budget is very strict now. I also sold my car because my wife and I work together so we are really only a 1 car family. The monthly payment that was on the car is what I???ll be paying on the loan. I???ve been working on closing lines and getting anything paid off that I can to improve my credit. I feel I???ve made huge strides in the last few months in getting things in order. Some things I???ve changed on my report aren???t yet reflected in a recent pull of my credit so its still improving. I plan on paying this loan off quicker than 3 years. Feel free to ask any other questions. Thank you, Doug Jr Borrower added on 06/02/10 > Thank you for looking over my loan. The main purpose for this loan is to consolidate some debt and putting a yard in at my new home. I have always had decent credit but got into some trouble with credit cards due to having to travel and problems with a car. The only negatives I have on my account are a high credit limit on 2 cards. I???ve never been late on anything. It???s hard to get ahead when each card is killing you on interest. Every time I would pay a credit card down they would lower my credit limit so it reflects bad on my credit and shows my balance is close to my limit. With having to put down a good amount on buying a home its left me with no cash to put into my landscaping. I want to get started with sprinklers and grass for now. It is a half acre and I didn???t expect the costs being so high. My wife and I make a combined annual salary of just over 100,000. We both work for my family company and have been with the company for over 5 years. Our budget is very strict now. I also sold my car because my wife and I work together so we are really only a 1 car family. The monthly payment that was on the car is what I???ll be paying on the loan. I???ve been working on closing lines and getting anything paid off that I can to improve my credit. I feel I???ve made huge strides in the last few months in getting things in order. Some things I???ve changed on my report aren???t yet reflected in a recent pull of my credit so its still improving. I plan on paying this loan off quicker than 3 years. Feel free to ask any other questions. Thank you, Doug Jr Borrower added on 06/14/10 > It is getting close to the dead line. If there are any other questions I haven't answered yet please feel free to ask. I need about $14,000 to consolidate 3 cards into this loan. I need 1 monthly payment to knock this out! thanks

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,531.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current revolving credit balance? How much are you paying each month toward that debt?	It is about 22k now. I pay about $1300 a month and if I can then I will pay more. About 4,500 of it is interest free. I don't plan on consolidating that into this loan.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $17,500 H I P category loan. My questions are: Number [1] Brief description your employer Hewitt Energy Group? Number [2] Current position (Job/What you do) for this employer? (Owner? Part-owner? Employee?) Number [3] Transunion Credit Report shows a $24,581 Revolving Credit Balance total debts (81.50 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs time maximum allowed? [The Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide an approximate in-years direct answer to my direct question; your answer will help many lenders who read the lender-borrower Q-A's and myself to decide to help fund your requested loan.] FYI: Personally I think that with $24,581 EXISTING debt already, you would be better off with a 60-months loan repayment. That would allow for "breathing room"; you can always increase monthly payments or make additional payments whenever that is comfortable. Advance thanks for expected FOUR answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.03.10 @ 8:47 AM ET.	Hewitt Energy Group is a Exploration and Production oil and gas company. My current position is a Geotech but since the company is a somewhat smaller I have many more responsibilities. My main responsibility was to find old oil and gas fields with left reserves. It is a family company but I don't own any part of the company. Im paying $1300+ on my current debts per month and if I can I pay more. Two cards have no interest so I will not consolidate those. I cant say I've been very smart with managing my money in the past but I have never missed a minimum payment. My wife and I are also doing a lot better cleaning up credit and not spending what ever money we have left. I plan on sticking to a intensely strict budget. Considering I've been paying $600+ in minimums and barely making any ground every month, this leaves more money in interest saved every month I can put towards my loan. I also just sold my car which had a $450 a month payment plus $100 a month in insurance. That has cleared up $550 I didn't have every month to put towards debt. As time goes on I can put more toward the balance. I believe I can gave this loan paid off within 2.5-3 years. I'm done living with any debt and plan to never use a credit card again. I have already canceled some cards and plan to cancel my remaining cards. I hope this answers all of your questions.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My home is in my name. When I bought my home about a year ago it appraised for 20k more than what I bought it for. Since then the neighborhood has filled with 10+ homes so I would imagine the appraisal of the home has stayed around the same or has gone up. Based on that appraised value there is 29k equity in my home.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.03.2010 @ 4:35 PM ET.	Thanks for the info. I have looked around and cannot find anywhere to send this information. How do I initiate a credit review?
Borrower, Your loan now listed for 6 days for lender consideration. Loan currently attracted only a 10 percent funding. Reason for little funding is because loan application that all lenders view still does NOT show that required borrower employment-income verification a/k/a "Credit Review" was completed. Review Status does NOT show that loan is "Approved" for issue when either 100 percent funded or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Credit Review (?) a-n-d submitted required income verification documents (2 recent pay stubs, 2009 IRS 1040 Tax Return, etc) then YOU need to FOLLOW-UP and ask Credit Review WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Home Page "CONTACT US" for the Member Support Department email address and Toll Free telephone number. Lenders will bypass your loan until a Credit Review is completed and Credit Status upgraded to show loan is "APPROVED" for issue. Contacting the Home Office Credit Reviewers by telephone can be a very frustating project for borrowers. Good luck. Lender 505570 USMC-RETIRED 06.08.2010 08:14 AM ET.	I sent them all the information and just received an email saying I did not sign the 4506T form. I DID sign and date it on the 4th and sent it back through the specified email. I then emailed then on the 7th and asked if they received all my information. I just resent it and will call to confirm tomorrow. Thanks
If your loan does not fully fund, do you plan to accept the funding amount or do something else? Thank You	I will only take the loan if I get it fully funded. The point was to consolidate some things and without that it wont enable me to "get ahead" of the creditors. I dont want to have another debt with interest to pay off. I'll have to try again I guess
"get ahead" of the creditors 1) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 2) How much $$s goes for the yard improvements? 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. After answered, I can then evaluate my investing $$$s in your loan. Thank You.	Amex Jetblue - $1600 min payment is $33 Amex Delta - $11,200 min payment $230 Citi - $2500 min payment $80 These are the cards I will consolidate. I always put a little more toward paying them down. APR's are above 20% I believe.I have never been late on a payment but since the balances have been high for a good amount of time the APR has gone up. RC Willey is $1100 min $144 this is no interest card. Carecredit (chiro care) $3250 min 250 a month to keep it interest free. A few thousand will get my yard started. I also feel like I can start to save some cash to pay for my yard after getting it started. Consolidating the cards with interest, free's up money I wont be paying in interest every month. I also just sold my car. The car payment with insurance was $550 per month. So add $90 and that is what I will be paying every month for this loan. This was HUGE for me. The wife and I bring home $104k. Frivolous spending and a non-existing budget is partly why we are in this situation. In the last few months my score had gone up quite a bit. We felt this is a good option to get us out of debt quicker. Mortgage is $2035 Utilities are $100-$120 in the summer Car is $600 w/insurance Phone/Internet/Cable $129 Gas $150-$200 Food is around $400 I think I covered everything you asked. If I didnt let me know and I can get you what information you need. Thank you

Member Payment Dependent Notes Series 524860

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524860	$16,750	$16,750	15.58%	1.00%	June 16, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524860. Member loan 524860 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	CSC	Debt-to-income ratio:	16.19%
Length of employment:	3 years	Location:	Tarentum, PA

Home town:
Current & past employers:	CSC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,488.00	Public Records On File:	1
Revolving Line Utilization:	33.70%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm considering investing in your loan, but need a little info first. 1. What is CSC and what do you do there? 2. Revolving Credit Balance shows $8488, but you are requesting twice that much. Please detail what is owed and what will be paid off. 3. Please explain public record (probably bankruptcy or judgment) from 9-10 years ago. 4. Any other pertinent information YOU would want to know if I wanted to borrow from you. Thanks and good luck	Type your answer here. 1. CSC is short for Computer Sciences Corporation (16 Bil in sales). I am a Finance Manager. 2. The $8k is made up of an existing credit card and an installment loan on a motorcycle. The additional funds are to consolidated another credit card that is in my wife's name. I can add her name to this request if needed. (yes she is employed - public school teacher.) There is no intent on removing her from the debt, rather just consolidating all household debt into 1 payment. 3. Public record is indeed a bankrupcy. I was self employeed at the time and the business turned south. My payment history is clean since then. 4. The intent of this loan is to consolidate existing debts, set a definitive payoff date and reduce cummulative monthly payments by nearly $100.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.1. The title is held in my mine as well as the name of my spouse. 2. I have little equity in my home. Current value is approx $230k and total mortages are $220k My spouse does work (school teacher) so I don't foot the entire mortgage responsibility myself.
Hello, could you please explain, in detail, the purpose of this loan, along with a description of your current employment and monthly expenses? Thanks and good luck.	The purpose of this loan is to consolidate a few items with higher interest rates into a single monthly payment (credit cards, installment loan - motorcycle). The goal is to make one simple payment, set a definitive payoff schedule and as an added bonus it reduces my collective payments by $100. I appreciate your inquiry. Thanks for your consideration.

Member Payment Dependent Notes Series 524868

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524868	$25,000	$25,000	15.58%	1.00%	June 16, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524868. Member loan 524868 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Rite Aid	Debt-to-income ratio:	14.37%
Length of employment:	6 years	Location:	kent, WA

Home town:
Current & past employers:	Rite Aid
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > need loan for debt consolidation! need to get loans down to 1-2 loans and get rid of credit card and credit lines! this will be easier for me to make 1-2 payments instead of several! im a pharmacist who make a decent income and plan on paying back loan as fast as possible! i havent missed a payment on any of my credit cards or loans and appreciate a loan at this time! Borrower added on 06/15/10 > I have been able to come up with some cash of my own! I only need $15,000 now! 6-15-2010

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,510.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for this employer Rite Aid? Number [2] Transunion Credit Report shows a $50,510 Revolving Credit Balance total debts (73.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of time question requires a answer based on borrowers current intentions. All borrowers securing a loan have an initial idea of how long that they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Advance thanks for expected THREE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.03.10 @ 8:47 AM ET.	Pharmacist. $1100/month
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	i plan on taking the money paying off what i owe on my 401k loan! taking out another 401k loan for 50k and paying off as much debt as possibly including a majority of the loan given by you! id rather pay myself back with interest thru the 401k! im then getting rid of all credit except one credit card!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	no title belongs to my fiance! i help here pay the mortgage with my contribution of $1000 per month! ive done this for six years now! the house has $50,000 down-payment and a 15 year loan but its hers not mine!
What do you do for RiteAid? What are the amounts and the interest rates on the debts you will be paying off if we fund your loan? Thanks.	im a pharmacist! probably 25k with interest rates in the low teens!
Please list the loan amounts and interest rates you plan to pay off. Also, list your monthly expenses. Thanks.	i plan on paying off all loan/credit cards via one big loan $25,000.00 and a loan from my 401k! i will just have therefore just the two loans to work on! much easier and faster and the 401k loan comes out of check automatically which i like because i wont really miss it! mortgage $1000 credit cards and loans $1100 gas/electric/comcast $300
Pharmacist, It's me again. You filled only two of my three requested prescriptions that I left with you at service counter. This prescription you overlooked: Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of time question requires a answer based on borrowers CURRENT intentions. All borrowers securing a loan have an initial idea of how long that they will continue to pay on their loan before loan's final payoff occurs. Provide an approximate in-years answer. Your answer will help many lenders who read lender-borrowe Q-A's and myself to decide to participate and to help fund your requested loan.] (FYI: Loan application now shows that required borrower employment and income verficiation were completed. Credit Review Status shows "APPROVED" meaning promissory note will be issued and loan's net proceeds will bedeposited into your bank account as soon as your loan either 100 pct funds or 14-days maximum listing expires.) Advance thanks for expected answer that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.04.10 @ 3:07 PM ET.	i picked the 3 years but too avoid too much interest i plan on paying off majority of loan within 1 month! $20,000.00 and financing the rest over the term (in reality i should be able to pay in 1 year) i plan on paying off what i owe on my 401k and then take out another loan ($50,000) i would have just paid the 401k off myself but dont trust the market right now with some experts claiming a 5000 dow in the near future! the 401k loan has been the easiest loan to pay! it comes out automatically and im paying my self back with interest! therefore its really not missed and its a win-win situation for me! if market keeps tanking then it would actually be a smart move despite the critics of doing such a thing!
Please list your monthly expenses. Thanks.	mortgage $1000.00 credit cards/loans $1100.00 gas/electric/comcast $300.00

Member Payment Dependent Notes Series 524908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524908	$8,500	$8,500	7.51%	1.00%	June 16, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524908. Member loan 524908 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Care Ambulance	Debt-to-income ratio:	21.31%
Length of employment:	1 year	Location:	oceanside, CA

Home town:
Current & past employers:	Care Ambulance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > My plan is to pay off 70 percent of my debt with the money I receive from this loan. Because of classes, fees, text books cost, and high interest rates on my credit cards, these are the main reasons why I have accumulated debt. With a lower interest rate I will pay off the loan faster, pay off my debts, and have extra money to finish college and go to paramedic school. My current job being an EMT (emergency medical technician) is stable and in high demand. I assure payments will be on time. Thank you

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,726.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	visa credit card - balance $4103.50 APR 22.24% (will be paid off with loan) store credit card - balance $1703.02 APR 22.24 (will be paid off with loan) American express credit card $7138.53 APR 15.22 (a portion will be paid with the loan)

Member Payment Dependent Notes Series 524955

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524955	$10,000	$6,800	13.98%	1.00%	June 17, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524955. Member loan 524955 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	TXU/CC Concepts	Debt-to-income ratio:	23.15%
Length of employment:	< 1 year	Location:	Tucson, AZ

Home town:
Current & past employers:	TXU/CC Concepts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > I am moving from Tucson to Dallas this weekend and as it is a good cross country trek, I would like to be able to have some money to pay for gas and the apartment complex is asking for 2 weeks payment up front and with my new job with TXU/CCConcepts, I have a have a very reliable car. I have found a great car that is ready to be taken up by me and all I need is the loan to get it to go through! Thanks so much!

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,677.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are moving, have you provided Lending Club with your new address and contact information?	Yes of course I have! I received a call from them and we talked through everything.

Member Payment Dependent Notes Series 524970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
524970	$25,000	$19,200	17.56%	1.00%	June 17, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 524970. Member loan 524970 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	CurtCo Media	Debt-to-income ratio:	9.87%
Length of employment:	4 years	Location:	CALABASAS, CA

Home town:
Current & past employers:	CurtCo Media
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > Sole wage earner yes. Expenses: Rent 1700.00 Utilities/Bills 300.00 Car: 230.00 Ins: 90.00

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,866.00	Public Records On File:	0
Revolving Line Utilization:	55.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Chase CC 5000.00 at 24.24% - payoff American Express CC 6500.00 unsure of intrest rate -pay off B fA AAA CC 13,214.00 at 12.09% - payoff BofA World MC CC 5600.00 at 13.99% - partial payoff
Why are you paying off lower interest CC's with a higher interest loan?	To consolidate the debt and shut the credit cards down. It will be easier for us to pay this off and not get back into the same situation again.
Please list your monthly expenses. Are you the sole wage earner?	Borrower added on 06/08/10 > Sole wage earner yes. Expenses: Rent 1700.00 Utilities/Bills 300.00 Car: 230.00 Ins: 90.00
what is CurtCo Media and what do you do there?	Great question. CurtCo Media is a publication company. The flagship magazine is the Robb Report. I am the IT Infrastructure Manager. I am the technical guy that keeps all the computer cogs working through out the USA.
why are you paying off a 12% loan with a 17.56% loan?	Good question. I am on a plane to consolidate and pay off as quickly as possible. Once the loan is funded I will be closing the cards down. This plan is my best option for me and my lovely wife who loves to shop.
Just a few tips: 1700 for rent and 300 for utilities is a little too much, especially for someone in your situation. You'd get out of this mess a heck of a lot faster and struggle a lot less if you rented less (say 750 or even 1,000/month). Utilities would cost less, too, with a smaller place.	I totally agree. However I live in Los Angeles, CA where the cost of living is higher than most places. The only areas that rent that low you don't want your kids growing up in. Thank you for the question though...
Will you be accepting the partial funding? Thank You	Yes partial funding will be accepted. The amount not covered by loan will be consolidated by another method. Thank you for the question.

Member Payment Dependent Notes Series 525008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525008	$17,000	$17,000	11.12%	1.00%	June 17, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525008. Member loan 525008 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	Rudolf Steiner Foundation	Debt-to-income ratio:	23.58%
Length of employment:	10+ years	Location:	San Francisco, CA

Home town:
Current & past employers:	Rudolf Steiner Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > The reduced interest rate, will free up monthly funds to support our son at college. And, the three year time frame will speed eliminating the cc debt altogether. Borrower added on 06/04/10 > Borrower added on 06/04/10 > The reduced interest rate, will free up monthly funds to support our son at college. And, I am much happier knowing that the interest will go to someone who may do something constructive with it. Borrower added on 06/11/10 > Several investors asked for more detail. What finally triggered my application was a rate increase from 7.95% to 24.99% for no reason and with no possibility for reversing the decision because it was "policy." We have not missed a payment in over 20 years. We really like the idea of the more personal, and transparent relationship base of the Lending Club.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,552.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	This loan will pay off the entire balance $16,800 on a credit card, currently with Citi. The interest rate went from 12.99% to 7.95% on purchases to 24.99% in March with no explanation except that the bank had numerous debts it could not collect and it was their policy. I have never missed a payment in twenty plus years, but that did not matter to them. We have other debt, which we manage well, and a second income in the household. This loan is just to eliminate the debt to Citi with which we no longer want to do business.
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	The sole purpose of this loan is to pay off a Citi credit card with a balance of $16,800. The interest rate started at 12.99% and went to 7.95%. Then in March it went to 24.99% with no explanation except that they had numerous debts that they were having difficulty collecting and it was their policy. It did not matter to them that I had not missed a payment in over twenty years! I am a director of a program at my non-profit and have worked there 12.5 years.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	The sole purpose of this loan request is to pay off one credit card from Citi. The current balance is $16,800. The interest rate started at 12.99% and then went to 7.95% for about a year until March. At that time the rate was changed to 24.99% with no other explanantion than that the bank was having difficulty collecting some debts and that this was now policy. It did not matter to them that I have not missed a payment in over twenty years. Of course I will continue to make monthly payments at greater than the minimum, even if LC does not fund the loan. I would much rather the interest go to someone who could do something good with it. We have other debt that we are managing with no difficulty and are always timely with payments. I have been with my non-profit company for 12.5 years and I am a director of a program. I would certainly consider making the 36 monthly payments via ACH. We have a second income in the household.

Member Payment Dependent Notes Series 525033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525033	$12,000	$12,000	11.12%	1.00%	June 17, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525033. Member loan 525033 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	ecolab	Debt-to-income ratio:	15.93%
Length of employment:	2 years	Location:	bunker hill, WV

Home town:
Current & past employers:	ecolab
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > This loan is to pay off mine and my soon to be wifes credits. I pay all my billls on time. I have never had any problems with paying any money that I owe. I have been at my job fo to years and will be there for many more years to come. So I will be paying this money back every month like intended.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,687.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you list the debts you will be consolidating (amount, interest rate). what's the source of your debt?	At the moment I'm not sure of the intrest rates, but I can tell you what I owe. I am trying to pay off two credit card debts that I have one for 5000 and one for 1000. I also have doctor bills from before I got my insurance threw my imployer for about a thousand dollars. Also my soon to be wife and I are haveing a baby so we are paying off her credit card of 1000 and want to put a little bit om money away for the baby. We used the credit cards to help our familys with there bills and we will be paying this loan back together so I won't be paying it back alone. .
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I work for a company called ecolab. My position is a forklift operator. My monthly bills consist of thy every day life basics. Rent, 660 a month car payment of 300, insurance 200. I have a baby on the way so I am not exactly sure what cost are to come from that but I am antisapateing it will be costly. I pay all my bills on time but this loan will help me to stop just paying them and make them go away in a shorter period of time then just paying these minimum payments.

Member Payment Dependent Notes Series 525045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525045	$20,000	$12,725	7.88%	1.00%	June 17, 2010	June 16, 2013	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525045. Member loan 525045 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Automobile Club of Southern California	Debt-to-income ratio:	1.70%
Length of employment:	3 years	Location:	Westminster, CA

Home town:
Current & past employers:	Automobile Club of Southern California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > The money is needed for a life saving surgery for my husband. I cant afford it out of pocket. Thank you very much! Borrower added on 06/10/10 > If I can not get the funds for my husband's surgery before his appointment on July 6, then we will have to wait until another appointment opens up in one year. Please help, thank you all very much. I really don't want to lose my husband! Borrower added on 06/12/10 > I am employed at a stable company in the mailing operations company. I would like to keep from putting the surgery on one of my high interest credit cards if possible. I always pay on time Borrower added on 06/15/10 > Thank you all so much for your help!

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,360.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Life saving surgery for my husband.
Have you no insurance? Thanks	My insurance will not perform the surgery. Thanks
4 days left and you have still not passed the REVIEW process. Have you contacted LC? Thanks	Didn't know I had to, thank you for the heads up!
having had a gastric bypass 6 years ago myself... i wish you good luck.	Thank you so much! Hope you have had great success!

Member Payment Dependent Notes Series 525069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525069	$15,200	$15,200	13.61%	1.00%	June 16, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525069. Member loan 525069 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,083 / month
Current employer:	State of Georgia	Debt-to-income ratio:	14.27%
Length of employment:	7 years	Location:	Canton, GA

Home town:
Current & past employers:	State of Georgia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > I am going to use the funds from this loan to payoff high interest credit cards. As the economy tanked my once low interest rates skyrocketed to the high teens and annual fees. I want to get rid of the burden of ever increasing credit card interest rates and use that money to do more investing. I am a good borrower because I have not had any late payments or delinquent accounts in over 7 years. I have met all of my financial obligations even as interest rates soared. I have a very stable position as an Information Technology Specialist with the state of G0eorgia. I have been in my career for over 17 years and in my current position for over 7 years. I am a low risk borrower that will give you a good return on your investment. Borrower added on 06/04/10 > I am going to use the funds from this loan to payoff high interest credit cards. As the economy tanked my once low interest rates skyrocketed to the high teens and annual fees. I want to get rid of the burden of ever increasing credit card interest rates and use that money to do more investing. I am a good borrower because I have not had any late payments or delinquent accounts in over 7 years. I have met all of my financial obligations even as interest rates soared. I have a very stable position as an Information Technology Specialist with the state of G0eorgia. I have been in my career for over 17 years and in my current position for over 7 years. I am a low risk borrower that will give you a good return on your investment. Borrower added on 06/06/10 > Current Monthly Budget: Creditor Min Actual Mortgage 2,700 Car Note 742 Capital One 158 175 Orchard Bank 50 125 Juniper MC 68 136 Juniper Visa 43 125 USAA 95 100 Student loan 267 ADT 28 Phone/Internet 150 Utilities 325 529 Plans 300 Savings 500 Learning Center 190 Life Insurance 274 Disability Insur 74 Auto Insur 95 Groceries 600 Auto Gas 280 Misc 200 Child Savings 20 Child Savings 20 __________________ 7,179 7,426

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,837.00	Public Records On File:	1
Revolving Line Utilization:	74.30%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Capital One Credit Card. 6100. 17.9%. To be paid Orchard Bank. Credit Card. 2200. 19.9%. To be paid Juniper Visa. Credit Card. 1980. 14.9%. To be paid Juniper MC. Credit Card. 4848. 15.9%. To be paid USAA MC. Credit Card. 4700. 11.9%. Will not be paid
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No, I don't own our home. Like most areas the housing market has hit our area hard. There is no equity in our home and there will not be any for years. When we purchased the home it was a long term investment so we don't plan on moving. As far as the specific amount of the mortgage I will say that we have about 24% negative equity as our home is currently being valued in the mid 300's.
IF LOAN DOESNT FULLY FUND, WILL U ACCEPT PROCEEDS, R U ONE OR TWO INCOME. WHAT IS UR TAKEHOME PAY	Yes, I will accept the loan if not fully funded. My goal is to get rid of my credit cards and several of those lenders. I don't like their current practices and how they treat the ones that are making them profitable. As an example, after making an extra $300 payment to one of my creditors 3 weeks ago they decided last week to lower my available credit by $300. This of course keeps my utilization rate high and credit score lower. There was no reason given and no notice given. I found out by going online to see how much interest I was being charged for the month. One income household with current take home pay @ $7,940
IM IN GOOD LUCK	I hope this means you will support this loan request and become one of my lenders. I am so very thankful for all the lenders supporting this loan request and my goal of getting rid of credit card debt.

Member Payment Dependent Notes Series 525157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525157	$19,000	$19,000	19.04%	1.00%	June 17, 2010	June 16, 2015	June 16, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525157. Member loan 525157 was requested on June 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Rehab Care	Debt-to-income ratio:	18.05%
Length of employment:	< 1 year	Location:	Strafford, MO

Home town:
Current & past employers:	Rehab Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/02/10 > My wife is in college full time and student teaching so it is hard for her to work. I changed jobs to increase my salary within the last year however before that I was with my previous job for 2 years since I am a recent graduate as well. In order to decrease our monthly payments on student loans/credit cards we need this loan so that my wife won't have to work full time while going to school. Borrower added on 06/02/10 > We are wanting to consolidate student loans/credit card debt in order to pay off debt and become debt free. My wife is a full time student who will be student teaching in the fall, since she will be unable to work I took a new job within the past year to increase our income. Before my current job I was with my last company for 2 years being that I am a recent graduate myself.

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	39
Revolving Credit Balance:	$8,915.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $19,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Rehab Care? Number [2] Current position (Job/What you do) for this employer? Number [3] Transunion Credit Report shows a $8,915 Revolving Credit Balance total debts (70.80 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] $19,000 loan; $8,915 Revolving Credit Balance; $10,085 is the extra cash that you will be receiving (less loan's origination fee) that is consolidating or is refinancing what SPECIFIC debts that are NOT included in the Transunion Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers current intentions. All borrowers securing a loan have an initial idea how long they will continue to pay on their loan before final payoff occurs. Provide approximate in-years direct answer to my direct question; your answer will help many lenders who read lender-borrower Q-A's and myself to decide to help fund your requested loan.] Advance thanks for expected FIVE answers that will help me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA 06.03.10 @ 8:47 AM ET.	1.) Rehab Care is a contract company who outsources their managment personell to different skilled nursing facilities. These can include nursing homes, hospitals, or outpatient services. 2.) My tittle is Program Director, and I am a LPTA as well. I do physical therapy with patients as well as schedule the other therapist to work. I am the director for two different skilled care facilities in the area. 3.) Currently we pay $600 a month on these separate loans/credit cards. 4.) Although the Transunion Credit Report shows $8,915 revolving credit balance it doesn't include the two student loans that I have in the sum of $7,833. My wife also has a small credit card in the amount of $3,400 that we will be consolidating. 5.) We intend to use the entire 5 years to pay off the consolidation loan so that we can start to save during this time as well to hopefully start a family.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	These are the loans which will be consolidated/paid off with this loan: Student Loan $4,228.34 -- 6.8% fixed Credit Card $2,348.42 -- 18.24% Variable Credit Card $3,282.76 -- 13.15% Variable Credit Card $4,623.14 -- 15.24% Variable Student Loan $3,443.46 -- 6.80% Variable LOC $201.88 -- 24% variable These are the loans which I will still be paying off which have fixed payments: Car Loan $8,469.11 -- 6.75% Student Loan $14,165.72 -- 4.7% Variable Student Loan $12,814.14 -- 8.03% Variable
Please contact Lending Club to verify your account and income in order to expedite the funding of your loan. Thanks!	Done, Thanks!
You had Months Since Last Delinquency: 39. Can you explain this? Thank you	I moved back home for a year while I was in college and was having my mail forwarded back to my hometown. I had recently paid off a store credit card, but apprently some interest had accrued that I was unaware of. I didn't have the bill forwarded and therefore the account was reported delinquent since I didn't find out about it for 4 months. The bill was paid off and have had no problems since. All my bills are paid on time if not before time.
Why are you consolidating loans that have a lower interest rate than the lending club rate?	Although the current rates are lower, they do flucuate and have sometimes been as high as 29%. Consolidating these loans also helps put us on a 5 year plan to become debt free which wouldn't happen if we just continued to pay the payments we are making.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $19,000 loan currently 33 percent funded after 11 full days listed. 3 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 19.04 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.13.2010 at 11:00 AM ET	If we are at 70 percent funding we will take the partially funded loan and then re-apply in 6 months to try to get the money to pay off the rest of the debt that we have. Although were hoping to be fully funded! :) Thanks!

Member Payment Dependent Notes Series 525183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525183	$2,400	$2,400	17.93%	1.00%	June 18, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525183. Member loan 525183 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Answer Net	Debt-to-income ratio:	8.78%
Length of employment:	10+ years	Location:	PORTLAND, OR

Home town:
Current & past employers:	Answer Net
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > My grandson was born Sunday 6/6 and I would like to help with the doctor bills and buying the equipment still needed such as a crib, swing, dresser, etc. I am also building my credit to purchase my first home. Taking out and paying back a loan will help to do that.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	34
Revolving Credit Balance:	$4,996.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what are the loan proceeds to be used for?	My grandson was born Sunday 6/6 and I would like to help with the doctor bills and buying the equipment still needed such as a crib, swing, dresser, etc. I am also building my credit to purchase my first home and taking out and paying back a loan will help to do that.
Hi, can you add some sort of description of what you're going to use this money for?	My grandson was born Sunday 6/6 and I would like to help with the doctor bills and buying the equipment still needed such as a crib, swing, dresser, etc. I am also building my credit to purchase my first home and taking out and paying back a loan will help to do that.
What is Answer Net and what do you do there?	Answer Net is a large answering service. My office is located in downtown Portland, Oregon. Answer Net bought out my previous company, Answer America, about two years ago. I began working for Answer America over 30 years ago and was the manager at the time of the buyout. I continued on with Answer Net after the buyout as the Assistant General Manager. I handle accounting, employee scheduling, new accounts, payroll, etc - all the tasks required to manage the office.

Member Payment Dependent Notes Series 525234

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525234	$20,000	$12,400	16.45%	1.00%	June 17, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525234. Member loan 525234 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,638 / month
Current employer:	Custard Insurance Adjusters	Debt-to-income ratio:	6.51%
Length of employment:	4 years	Location:	Bethlehem, GA

Home town:
Current & past employers:	Custard Insurance Adjusters
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Thank you for reviewing my loan. I plan on using the funds to consolidate higher interest credit cards and pay off medical bills, credit cards, and student loans. Consolidating into 1 monthly payment and lower interest. I am current on all of my payments and have never been late on a payment. I have a very stable job that has been buying off smaller competition and have just invested millions into new technology. I am a computer engineer and have many new oportunities coming along with the company in the years to come. thanks, Borrower added on 06/04/10 > Custard Insurance Adjusters is the largest private adjusting company in the USA. We have 200+ offices nation wide and puerto rico. We offer insurance adjusting for many huge insurance companys. I am currently with the companys IT dept. The technology side of the company is continuesly growing with new investments and growth. I provide technical assistance to all of our employees nationwide. I have a $3,446 Revolving Credit Balance, but also have one student load with AES (balance 1950.00) and Student loan with Sallie Mae. (balance 2200.00) I also have 2 joint credit cards with my wife in which the balances are 3900.00 (bank of america) and 2960.00 (chase). Along with 4000.00 in medical bills. My intentions are to pay during the entire 5yr loan term. With the monthly payment it has been carefully added to my budget.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,446.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $20,000 CCREFI/Debt Consol category loan. My questions are: Number [1] Brief description your employer Custard Insurance Adjusters? Number [2] Current position (Job/What you do) for employer? Number [3] Transunion Credit Report shows a $3,446 Revolving Credit Balance total debts (86.40 pct credit usage). $20,000 loan; $3,446 Revolving Credit Balance; $18,554 is the extra cash that you will be receiving (less the loan's origination fee) that is either consolidating or is refinancing what SPECIFIC debts that are NOT included Transunion Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.04.10 @ 10:42 AM ET.	Custard Insurance Adjusters is the largest private adjusting company in the USA. We have 200+ offices nation wide and puerto rico. We offer insurance adjusting for many huge insurance companys. I am currently with the companys IT dept. The technology side of the company is continuesly growing with new investments and growth. I provide technical assistance to all of our employees nationwide. I have a $3,446 Revolving Credit Balance, but also have one student load with AES (balance 1950.00) and Student loan with Sallie Mae. (balance 2200.00) I also have 2 joint credit cards with my wife in which the balances are 3900.00 (bank of america) and 2960.00 (chase). Along with 4000.00 in medical bills. My intentions are to pay during the entire 5yr loan term. With the monthly payment it has been carefully added to my budget.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $10,000 Vacation category loan. My questions are: Number [1] Brief description your employer? Number [2] Transunion Credit Report shows a $5,854 Revolving Credit Balance total debts (72.30 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of Time question requires answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.04.10 @ 10:53 AM ET.	Custard Insurance Adjusters is the largest private adjusting company in the USA. We have 200+ offices nation wide and puerto rico. We offer insurance adjusting for many huge insurance companys. I am currently with the companys IT dept. The technology side of the company is continuesly growing with new investments and growth. I provide technical assistance to all of our employees nationwide. I have a $3,446 Revolving Credit Balance, but also have one student load with AES (balance 1950.00) and Student loan with Sallie Mae. (balance 2200.00) I also have 2 joint credit cards with my wife in which the balances are 3900.00 (bank of america) and 2960.00 (chase). Along with 4000.00 in medical bills. My intentions are to pay during the entire 5yr loan term. With the monthly payment it has been carefully added to my budget.
Please list your monthly expenses. Are you the sole wage earner?	Yes I am the sole earner listed. Monthly expenses: Cell phone- 130.00 Credit cards (minimum) 75.00 Sallie Mae school loan- 65.00 AES school loan- 50.00 rent- 200.00 medical bills- 60.00
If you are currently only paying about $250.month on all the loan payments (based on your last response), will it be a struggle to now pay $500/monh.	No, I have finely budgeted for making 500.00 a month payment. On several of the cards that will be consolidated I have been paying double. With this consolidation I am hoping to get a better interest rate and be completely debt free in 5 years.
That's an extremely low monthly rent payment. How is it so low? Are utilities included?	Yes, im almost living free I guess you can say. I am actually renting from my parents. Thats why the utilities are included.
What are the interest rates on EACH and EVERY one of the loans you plan to refinance with the 20K from this loan? I have never heard of a student loan with APR as high as the one you will be paying here, and if you are refinancing lower interest loan with this one, it would not make sense to me.	All of the credit cards are 27.99 percent apr. And as far as the student loans that are not real high apr's. the sallie mae is 6% and the AES is 8% but If the minimum is paid it will take 12 more years. I plan to consolidate them because it will just be easier for me to make 1 monthly bill payment and rent. thanks for your question.

Member Payment Dependent Notes Series 525256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525256	$25,000	$15,625	13.98%	1.00%	June 17, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525256. Member loan 525256 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,413 / month
Current employer:	Chesapeake Regional Medical Center	Debt-to-income ratio:	21.55%
Length of employment:	10+ years	Location:	CHESAPEAKE, VA

Home town:
Current & past employers:	Chesapeake Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,201.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Home is jointly titled. City Assessment is approximately 260k and loan balance is approx 203K with a first mortgage only.
Please list the interest ratees and loan amounts you plan to pay off. Also detail your monthly expenses. Thanks.	Payoff: Chase Visa $16,560 (12% int) GMAC $2,440 (3.5% int) Sams Club $3700 (21% int) JC Penny $442 (21% int) Mo. Expenses: Mortgage $1425 Utilities $250 Credit $900
Hi, can you describe your position at Chesapeake Med?	Revenue Cycle/Managed Care Manager: Chargemaster Coordination Insurance Contract Negotiation Charge Capture Reimbursement

Member Payment Dependent Notes Series 525321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525321	$25,000	$16,125	17.93%	1.00%	June 17, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525321. Member loan 525321 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Continental Farms	Debt-to-income ratio:	16.64%
Length of employment:	10+ years	Location:	Miami, FL

Home town:
Current & past employers:	Continental Farms
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 05/20/10 > This loan is to consolidate credit card debt that I have accumulated while I have been in school for the past 9 years. I work full time and study part time, which is why it has taken me this long to finish. I am currently in the last leg of my educational enrichment in Northwestern's Kellogg School of Management pursuing an MBA. I will be finished with my graduate degree in December of 2011, when I will be seeking to move from my current position as an operations manager to management consulting with an international firm.

A credit bureau reported the following information about this borrower member on May 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	52
Revolving Credit Balance:	$25,949.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying each month on these debts?	About $850 per month. After the White House passed the new CC bill, my line of credit was reduced to just above my outstanding balance and my interest rate went from 9.5% to 23.99%. I have never paid late or been over my balance and with this new rate, I need to find another temporary solution until I graduate in December of 2011 and start considering several opportunities. I am currently finishing an MBA at Northwestern's Kellogg School of Management, one of the top programs in the nation.
Congratulations! You managed to relist your loan and get required Credit Review completed and loan "APPROVED" for issue when it either 100 pct funds or 14-days listing expires. Tat is a major accomplishment; perhaps this time loan will attract lenders. Lender 505570 USMC-RETIRED 06.04.2010 at 9:37 AM ET;	Thank you for the encouraging words, but I still need some lenders to believe that I can and will be able to repay the entire amount.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title of my home is under my name and I have about $25 to $30K in equity.
It was the Congress that passed the bill, not the "White House." The president merely signed the legislation to make it law. If you've never paid late or been over your balance, what do you need "another temporary solution" to?	You are correct, Congress passed the bill and the President signed it into law. It was soon after the President signed the bill that my interest rate increased more than two fold even though I never paid late. This is a temporary solution until I finish graduate school, which is December of next year. The reason it is a temporary solution is that I will be looking for opportunities outside of my current industry which tend to have higher salaries and help in transitioning into other C-Level positions. This is why I choose to go back to school and get my MBA.
Are you the sole wage earner? Thanks.	Yes.
I'm confused. What is your current source of income. How are you working for a farm in Miami while going to the Kellogg Business school in Illinois? Is it online?	I work for a company named Continental Farms, but we are not an agricultural company (we are not an actual farm). We import flowers from Central and South America and I am the Operations Manager of a refrigerated warehouse in Miami, FL. Furthermore, I am attending Kellogg's Executive MBA program, which has a satellite campus in Miami, FL. Although this campus is in Miami, the way they structured their executive programs enables the students to live elsewhere and still attend classes. This is due to the once a month meeting, which forces us to miss only a couple of days per month from work. We meet one a month for class and stay in a hotel for an average of four days per month (Thursday to Sunday) while we do course work and attend actual, professor lead classes (nothing is online).

Member Payment Dependent Notes Series 525363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525363	$14,400	$10,075	11.49%	1.00%	June 18, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525363. Member loan 525363 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	Wasp Barcode Inc	Debt-to-income ratio:	19.20%
Length of employment:	1 year	Location:	Gunter, TX

Home town:
Current & past employers:	Wasp Barcode Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Consolidating high interest debt

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	56
Revolving Credit Balance:	$9,181.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	There is not a mortgage on our home. We do not have any monthly payments. Title is held by a company owned by my wife. The home is free and clear, with no liens or 2nds. Our home is worth $430,000, per the appraisal district. We have been in this home for 5 years. Let me know if you need any other info.
Please list the debt you will consolidate including interest rates and monthly payments. Also, please include a listing of all other debt and monthly payments to provide an overall picture of your debt status.	Citi 5800 @ 29.90% HSBC 1200 @ 30.99% Chase 1498 @ 22.49% Kay 800 @ 0% Best Buy 900 @ 0% Conns 2000 @0% We also have 2 car payments totaling $1241 a month. We have no other monthly recurring debt.

Member Payment Dependent Notes Series 525364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525364	$17,000	$12,775	11.86%	1.00%	June 18, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525364. Member loan 525364 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	ACTS Retirement-Life Communities	Debt-to-income ratio:	15.77%
Length of employment:	4 years	Location:	Boca Raton, FL

Home town:
Current & past employers:	ACTS Retirement-Life Communities
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I am a solid hard working citizen who needs a bit of help to consolidate a few high rate credit cards and my error in not taking out enough tax when we had to go into our IRA last year for our college student. Borrower added on 06/07/10 > I have cut up all my credit cards and changed my/family's lifestyle. I am thankful for having a job and this type of service where we can all help one another out. I feel like a real loser and want to make it right without having to stress out my husband. I pay the bills so he's not fully aware of this situation. Once I am back on my feet, I will become a Lending Club investor. Thank you for your confidence in my guarantee to pay back this loan on time every month & pay it all off before the three year term. I am committed! Borrower added on 06/08/10 > I have excellent credit & currently have a very small mortgage $30k on a $300k home with no home equity; my monthly expenses on average come to $2800 so by consolidating, I'm getting everything paid off at once. Thank you to all who see me as a solid investment. You are a blessing! Borrower added on 06/15/10 > I just received a bonus from work I wasn't expecting! God is good! If I can make it to $10 or 12K I will be set.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,266.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you for your interest & hopeful help. My husband and I own the title to our home (happily married for 22 years); it is worth approx $300,000 in Boca Raton, FL and we owe a small mortgage of $30,000.00. I made this mistake, so I feel it is my responsibility to deal with the ramifications!
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Mortgage is $500.00; Car $165.00; no other car payments USAA Insurance $400.00 (2 cars; homeowners) Approx misc (Verizon, Direct TV, FPL, food) $1200.00 My husband and I have been happily married for 22 years, and he works full-time and makes approx $80k per year. We are solid; this was my error in taking out IRA money (for son's college) and paying only the penalty and not taxes. Son is now in local college with scholarship and living at home so bills will not mount up on.Thank you for your consideration.
FYI, your loan status indicates that you income has not been verified, this will prevent many lenders from seeing your loan if they filter for loans that have verified income only. After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account.	Hi there. Thanks for inquiring. I will contact Lending Club again, but within 48 hours I did fax employer pay stubs, IRS1040 and provided phone numbers for my employer (40 year old company) to verify. I'm not sure why there has been a hold up. Thanks for your help.

Member Payment Dependent Notes Series 525456

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525456	$25,000	$25,000	20.53%	1.00%	June 17, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525456. Member loan 525456 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,333 / month
Current employer:	REEVES LAND ROVER	Debt-to-income ratio:	21.73%
Length of employment:	9 years	Location:	LAND O LAKES, FL

Home town:
Current & past employers:	REEVES LAND ROVER
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I borrowed money from my 401K during the crash of the car business in 2008. My company then cancelled our 401K program and they counted the loan as dispersement and I got killed on my taxes. I owed $11000 in taxes. My husband then got a serious infection from kidney stones and our medical bills kept us living on credit. I've been playing catch up ever since. I'm trying to consolidate the debt and pay it off faster so I can get ahead. Borrower added on 06/05/10 > I am a 36 year old female. I have been with my husband since high school and married 14 years. I am the only female manager ever at my company which is been in business over 30 years. I have been very successful in my career and very well respected throughout the country. I am responsible and conservative in every way. I have one 30 day late payment on a credit card in my entire credit history to which there is no good excuse. I now have every bill on automatic payment and use a budgeting tool within my bank's software program to manage our money. My husband is also employed and has been in retail since college. He also has some small income from a business he is helping a friend start up. When we needed to use more of our credit to make ends meet it lowered our score. When we tried to pay them off, the credit card companies lowered our limits--which then lowered my score again. I had always been in the 720 range prior to these events. Frankly, I am a litle humiliated to even be going through this process as we have always been very blessed and financially secure. I am very appreciative of the honest feedback and input by some of you who have given advice. Thank you for your time and interest. Borrower added on 06/16/10 > Thank you to everyone for investing in me. Your time and thoughts are very much appreciated.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	35
Revolving Credit Balance:	$83,264.00	Public Records On File:	0
Revolving Line Utilization:	72.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	First I have to pay the remaining tax bill of $7000. BOA VISA $7330.44 @ 22.99% & CHASE VISA $10169.63 @ 24%
What is your job at Reeves?	I am the Manager of two of the nine vehicle franchises we carry. I have been with the same franchise since 1998. I have been at Reeves since 2001. I serve on the National Advertising Advisory Board for this franchise as well as the Treasurer. My store also won the national dealer excellence award--we are one of two dealers who have won it 6 of 7 times since it was introduced.
Is your husband working now? If so, is his salary included in your quoted 12K monthly income? How much of that income is your sales commission? TIA	My husband is working now. He is the manager of a high end furniture store and makes $50,000. This amount is not included in the income I reported. My last year total income was $149248 ($84733 of that is commission)
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	We have a mortgage on our home. It is in my name and my husband's name. We have lived there since 2001. We have about 11 years left to pay on it. We refinanced for 15 years a couple years ago and I paid more to principal for most of the life of the loan. It is a standard 15 year mortgage. Current balance is $113135. We also have home equity loan of $58265. Zestimate values the home at $202000 as of today.
I'm following your loans progress. I read Q-A exchanges with lenders. I do not want to "rain on your parade" so to speak but you are trying to secure a $25,000 Debt Consolidation loan at high 20.53 pct APR on $64,515 of R-E-L-I-A-B-L-E annual income while servicing $83,264 existing Revolving Credit Balance (Credit Card) debts- a 72.80 pct usage of all available credit lines. I follow loan requests closely; I've seen all to similar situations listed before; applications ultimately were cancelled and removed because borrower could not "pass" the Lending Club's required employment-income verification a/k/a "Credit Review". Question is why did borrowers not "pass" required borrower Credit Review? Answer is Lending Club Credit Review interested in R-E-L-I-A-B-L-E, S-T-E-A-D-Y paycheck to paycheck income and N-O-T sales commissions and monthly, quarterly, annual bonuses which fluctuate greatly from one payday to another payday. Good luck with loan request. Lender 505570 USMC-RETIRED 06.04.2010 at 3:57 PM ET	I have been in the car business since 1998 and have made more money each year since I started. The commission is reliable because I am the manager and get paid on the total store income. The only way I would not get commission would be if we didn't sell any vehicles at all. Being in the position of selling cars, I am VERY familiar with loan processes and credit histories. I would be happy to provide several years taxes if necessary to prove the consistency. Thank you for your input.
Good Morning, In order to accelerate the funding of your loan, please contact lending club to verify your income and account as soon as possible. Thanks!	Ptoof of income was faxed yesterday. Type your answer here.
Employment and income verified. Loan now "Approved" for issue. Count me in as participating lender. Lender 505570 USMC-RETIRED 06.07.2010 at 6:55 PM ET.	You make me laugh! Thank you for your support.
No questions, I'm in too, but don't disappoint us. Keep your hubby drinking a gallon of water a day!	Thank you to everyone! Thanks for the water tip. Actually, whole diet to go with too.
Sadly, some parts of this process can be a little humiliating. I wish it were otherwise. But, the questions and answers aren't as public as they seem (you are as faceless to us as we are to you). I'm glad your income was verified and your loan funding is progressing more quickly. There are over 300 loans on the platform for funding right now, so things are going a little slowly. Once you reach the 50% point, it will probably pick up speed. Good luck getting the IRS monkey off your back. Your outlook will probably improve considerably once that's done and your credit card debt is reduced to a fixed rate. Best wishes!	Thank you for your support. Oddly, its been also encouraging to get the support of people like yourself. Certainly a new experience for me. Thanks!
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $25,000 loan currently 46 percent funded after 12 full days listed. 2 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use loan's net proceeds to partially payoff higher 23.99, 27.99, 29.99 pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Monday 06.14.2010 at 2:57 PM ET	I believe it would be best for me to accept a partially funded loan in order to eliminate the outstanding tax bill first then use remaining funds to start paying the credit card balances. The IRS does allow payments, but the amount they want to collect per month is large. If the loan is 70% funded, I would be able to pay the taxes and split up the rest onto both accounts or pay the taxes pay off one card all together. I don't think I would apply for a second loan--I wouldn't feel entirely comfortable in doing so. Thank you for your assistance--you've been great!
Many LC investors are here to help people just like yourself. Having the opportunity to invest in a specific person and their story is what makes Lending Club great in my view. My going in position is to not invest in loans in this class. The data and the story have to compel me to make the leap. With just 14 hours to go, you are a healthy way towards your goal. 293 individuals plus myself have invested in helping you through this tough time. Please don't let us down.	Thank you--

Member Payment Dependent Notes Series 525519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525519	$18,000	$17,075	13.23%	1.00%	June 18, 2010	June 17, 2013	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525519. Member loan 525519 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,125 / month
Current employer:	Freddie Mac	Debt-to-income ratio:	10.61%
Length of employment:	1 year	Location:	BETHESDA, MD

Home town:
Current & past employers:	Freddie Mac
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Loan needed to pay off high interest credit cards and to consolidate all my debt in one place! Please do not hesitate to ask any questions! Borrower added on 06/04/10 > The reason for the high debt was paying for college......and a spring break trip here or there. I have been fighting paying off two cards with unmanageable payments (mostly my doing) and trying to save at the same time for a ring for my girlfriend, who is definitely turning the screws on me. A set term of easily manageable payments is really all I need to get out of debt and on with my life! Thanks! Borrower added on 06/06/10 > I would like to add that I have worked in the finance industry for 6 years as financial analyst for several different companies including Wells Fargo and my latest job Freddie Mac. If there is any trepidation in my work status, I am expecting a promotion in the next 6 to 9 months and there is no expectation of lay-offs or structure changes in my current job. Borrower added on 06/07/10 > Monthly Budget with loan payment: $3400 take home income per month: $610 loan payment $900 Rent $250 electric/cable $100 Phone $40 car insurance $120 gas $200 food $400 savings Total spending income: $780 Borrower added on 06/15/10 > Thank you all for investing!!!

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,649.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hi, I only have two debts outstanding: Credit Card/ 10,000/ 19.99% Credit Card/ 7,500/ 21.49% I received these cards when I was very young and that is why the APR is so high. I have no car payment as I own and both of these cards will be paid off and cut up (I am not going to close the account as this will adversely affect my credit rating but I am not going to use for any reason since I do have a cushion in my savings now) Thanks and if you have any more questions please let me know!
if the loan does not fully fund, would you accept proceeds?	Yes I am going to accept the proceeds if the loan does not fully fund. The APR is still better than my credit cards so any amount at this rate helps! Thanks for your interest!

Member Payment Dependent Notes Series 525636

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525636	$25,000	$17,125	11.86%	1.00%	June 18, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525636. Member loan 525636 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Los Angeles City Fire Department	Debt-to-income ratio:	17.73%
Length of employment:	10+ years	Location:	Long Beach, CA

Home town:
Current & past employers:	Los Angeles City Fire Department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I plan to use the funds for debt consolidation. I've been a firefighter/paramedic for 17 years with LA City Fire Dept. My monthly budget is $10,000.00 plus I am an excellent borrow with excellent credit and ALWAYS pay my bill on time. I have never defaulted on a loan. Borrower added on 06/15/10 > INVESTORS!! I NEED YOU! PLEASE FUND MY LOAN. YOU WILL BE HELPING ME GET OUT OF DEBT. THANK YOU .. I OWE YOU. LITERALLY!!! Borrower added on 06/17/10 > COME ON INVESTORS!! ONLY 2 HRS LEFT. PLEASE HELP FUND MY LOAN. I AM A GOOD INVESTMENT AND HAVE NEVER DEFAULTED ON A PAYMENT.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,411.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	LA Fireman's Visa Card $19,000.00 approx Capitol One Loan $3400.00 approx LA Fireman's Open Line of Credit $2300.00
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am the only person on my home loan. My loan is approx $365,000.00 and my home is worth approx $450,000.00.
Please list your monthly expenses (mortgage, utilities, ins, etc). Thanks.	car $461.00 gas $150.00 cell phone $120.00 electric $190.00 water $68.00 tv/internet $174.00 mortgage $1919.66 insurance auto $93.00 insurance home $42.00 All home utilities and mortgage are split in half between my partner and myself.
I am very interested in funding your loan. However, you seem to have a rather large gap between your expenses and your income; is there a particular reason you're seeking an LC loan to consolidate your debt? What are your future plans with regard to your existing lines of credit (keep them open? cut them up?)? Thank you for your time, and good luck with your loan!!	I'm sorry I did not included my credit card/loan debt that I am looking to consolidate. I assumed all investors were privi to that information. I have a Visa credit card and the payment is $497.00, I have a loan from Capital One and the payment is $463.00, and I have an Open Line of Credit and the payment is $100.00 per month. My future plans for are to cancel my Open Line of Credit, pay off my Capital One loan (at which time the account will be closed) and reduce my credit card spending limit from $20,000.00 to $5,000.00 (only to be used in case of emergency). I want to get out of debt once and for ALL. Thank you for your interest in funding my loan. I hope I have answered your questions appropriately and that you'll consider funding my loan.

Member Payment Dependent Notes Series 525652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525652	$20,000	$12,225	15.58%	1.00%	June 21, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525652. Member loan 525652 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,267 / month
Current employer:	Marblehead Bank	Debt-to-income ratio:	11.83%
Length of employment:	10+ years	Location:	Danvers, MA

Home town:
Current & past employers:	Marblehead Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > This loan is to complete home renovations. I applied for this unsecured loan because of the ease of applying on line and the speed of being funded. I must admit this has taken longer than I expected. I'm a good credit risk with 19 years of employment at the same Bank, good credit and good income. I'm currently the Chief Operating Officer of the Bank. I have already funded 55,000 of my own funds toward this project. The $20,000 will complete the renovations. Hope this helps to complete the funding of the loan. I also have $125,000 in a 401K that I could borrow from if this does not happen.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	44
Revolving Credit Balance:	$10,592.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I own the house with my wife Lisa. We purchased the home with 5% down in February. Since then we have paid about 55K of our own funds in renovations. Brand new electric, plumbing, heating, central AC, Roof, vinyl siding, master bath, kitchen, cathederal ceiling, etc. The funds will complete the project flooring, counter tops and porch. We purchased the home for 290K and the home appraised at 309K then. I owe $274,790 an 89% LTV based on appraisal at purchase. When project is complete I expect the value to be 400K+ or a 69%+ LTV.
What is your position at Marblehead Bank?	I have been with Marblehead Bank for 19 years. My current position is (COO) Chief Operating Officer.
Hello! Please provide a detailed Loan Description. Thank you.	I'm looking for 20K for 5 years. The funds will be used to complete the renovations of my home. I have completely renovated the home. The funds will be used for the final part of the renovation Flooring, Counter tops and the porch.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $20,000 H I P category loan. My questions are: Number [1] Current position (Job/What you do) for employer Marblehead Bank? Number [2] Transunion Credit Report shows a $10,592 Revolving Credit Balance total debts (36.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.05.10 @ 7:19 AM ET.	I have been with the Marblehead Bank for 19 years and my current position is (COO) Chief Operating Officer. The only revolving lines that have a balance are a MC with that I owe 3-4 thousand. The minimum payment is 135.00 per month. I was paying $400 or $500 per month. I have been paying minimum recently because I have used 55K of my own funds for this project. When complete I will start paying down again. The other is a Lowe's credit card with 8-9 thousand. This is my kitchen cabinets. I currently pay the minimum of $300.00 per month/no interest. I never go full term on anything. I can't promise I'll have the loan for five years. I sometimes receive a bonus from work and pay extra monthly. I asked for 5 years because I want the lower monthly payment now. I will probably payoff in 3 years.
Thanks for reply; NO questions. FYI: After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING VERY END CREATES CHAIN-REACTION DELAYS IN APPROVAL, FUNDING AND DEPOSITING $. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.05.2010 @ 12:03 PM ET.	Thanks for the advice. How do i initiate?
You started working at the bank before you got your first credit card?	I started at the Bank March 1991. I don't recall when I received my first credit card.
Please explain the reason for the delinquency 44 months ago, appearing on your credit profile.	It is the only thing I have on my credit. I have tried to have it removed because I was not at fault. It was a gas card that transfered to a new card. I paid the new bill and didn't realize they left a balance on the old closed card. the only balance was a late charge which they reversed and closed the account. I have disputed again without an answer.
Credit Review Team's goal is always to complete borrower Credit Review within 4 days after loan is listed for lender consideration. If Credit Review Team does N-O-T contact you within 3-days after your loan was listed then YOU should contact them. Refer to "CONTACT US" click-on link located at botton of Home Page for Member Support Department's email address and Toll Free telephone number. Home Office is CLOSED Sat, Sun, all national, and certain California, Holidays. Earlier required Credit Review is completed, and loan is "APPROVED" for issue, means the sooner that your loan will attract interested lenders and their commiitted $ to participate in helping to fund your loan. 12:00 Noon ET (9 AM PT) on Monday June 7th, call Member Services Department and ask for Credit Review. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.05.2010 @ 2:03 PM ET.	Thanks again
Investors will feel more confident about lending to you if your (1) Credit Review Status is approved and (2) income is verified. Please call Lending Club for the procedures and expedite their completion.	I will call them Monday and forward the required information. Someone already gave me the number and told me to call Monday. thanks
What were each of the recent inquiries for, and did any of them result in new credit cards, loans, or financial obligations of any type?	I would assume the most recent would be for this loan. I found others online for this and backed out because this is more reputable reputable. I was not comfortable with the others because they asked for the money up front with no refund.
Borrower, FYI: Loan application shows Income Verification check-marked. Credit Status still "In Review". At this point one-half of Credit Review is completed. Brrower needs to follow-up on WHY? Credit Status NOT upgraded to "APPROVED" which means after loan funds then promissory note will be issued and $ deposited into your bank account. Sometimes the Credit Reviwers at Home Office stop at this point and one thinks another finished it and vice verse but reality is none finished it. (I worked 20 plue years in Marine Corps Finance; you work in retail bank; you know what I'm saying is all tootrue.) Lender 505570 USMC-RETIRED 06.08.2010 7:45 AM ET	Thanks for the info. More important- thank you for your time as a Marine!!
Received your reply. You are welcome. I am also an investor in De Novo banks. "De Novo Portfolio" 13 start-up banks accumulated Summer 2007 to Fall 2009 includes banks located geographically in VA 4, NC 5, GA 1, FL 1, Ky 1 and OK 1. None turned a quarterly profit yet but that was expected during first 3 years in operation. .Semper Fidelis (USMC Motto) Lender 505570 USMC-RETIRED 06.08.2010 10:31 AM ET	Sounds interesting. Thanks for the advice- just got approved.

Member Payment Dependent Notes Series 525686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525686	$8,400	$8,400	17.93%	1.00%	June 16, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525686. Member loan 525686 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,667 / month
Current employer:	Good Samaritan village	Debt-to-income ratio:	4.20%
Length of employment:	10+ years	Location:	Pipestone, MN

Home town:
Current & past employers:	Good Samaritan village
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > This loan is to pay for auto repairs on 2 vehicals and new flooring in my house.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	26
Revolving Credit Balance:	$2,239.00	Public Records On File:	0
Revolving Line Utilization:	48.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you were to provide a loan description, what would it say?	this is for auto repairs.
Please contact Lending Club to verify your account and income in order to expedite the funding of your loan. Thanks!	yes i will
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	yes and i dont know how much equity
What is Good Samaritan Village and what do you do there?	This is a nursing home and i assist in anything that has to do with the kitchen and dining area
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $8,400 Major Purchase (Auto Repairs/New Flooring) category loan. My questions are: If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected the 60-months maximum term repayment that offers the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before a final payment occurs. Approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.14.10 @ 11:51 PM ET.	The plan is to pay it off in 2 to 3 years.

Member Payment Dependent Notes Series 525697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525697	$25,000	$15,750	13.61%	1.00%	June 21, 2010	June 19, 2015	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525697. Member loan 525697 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,542 / month
Current employer:	APS Healthcare	Debt-to-income ratio:	21.80%
Length of employment:	2 years	Location:	HACKENSACK, NJ

Home town:
Current & past employers:	APS Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > The reason for the loan request is as follows: I was a Global VP at an investment firm up until 2007. I opted to leave and take a consulting role in order to help my brother care for his 2 small children (4 mos and 4 yrs old) while his wife was dying from cancer. Unfortunately the economy took a downturn at that point and work was limited, which forced me to live off of credit cards. I have fantastic credit, always pay my bills on time, if not early, however, with the amount of interest that has been added to my original debt I will be paying off these bills for several years without making a dent. This loan will provide me with an opportunity to make a substantial impact on my debt. I am secure in my employment and doing well financially, I am virtually a "no-risk" candidate for a loan. Borrower added on 06/16/10 > I'm not sure if this will help your decision to invest, however, I will be lowering my debt by 10k in the next couple of days due to a gift from a family member. I appreciate all of your investments thus far and I wish I could thank each one of you personally. This loan will really help me to move forward in repaying these cards. Thank you.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,126.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is APS Healthcare and what do you do there?	Type your answer here. APS Healthcare is a healthcare company specializing in disease management and I am the Director of Purchasing.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. 3 debts in total: Credit card: balance 6900.00 Credit card: balance 9000.00 Credit card: balance 34,000.00 The first two will be paid off and the third will be a partial. I have updated my profile with the reason for my request and I believe that will provide you with a better understanding once it is posted.
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include net family income ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	Type your answer here.Monthly expenses are minimal: - Gas 100.00 per month - I do not buy food for the household and bring my lunch to work every day. - No medical expenses - I do not spend frivolously and therefore do not shop for sport. (No need to buy clothes monthly) I would estimate total montlhy expenses at 200.00 the most (includind misc. household items).
What about your rent, insurance, etc? If your bills are only $200/month and your income is $10,000/month, why do you need to borrow $25,000?	Type your answer here.My bills are not 200.00 per month, I was referring to misc household expenses. I have not listed my monthly expenses. However, given the fact that to date I have been paying in excess of 3000.00 in credit card payments along with all of my monthly bills/expenses, there should be no concern with my abililty to reduce that payment to 500.00 and be able to repay the loan.
What are the interest rates of the 3 debts you listed previously?	Type your answer here.15%, 27% and 18%.

Member Payment Dependent Notes Series 525742

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525742	$7,800	$7,800	17.56%	1.00%	June 17, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525742. Member loan 525742 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	State Farm Insurance	Debt-to-income ratio:	12.05%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	State Farm Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > I am trying to marry the love of my life before she is 30. She wants to start a family, and who am I to make her wait. I need a little help in moving this along more quickly. I have a solid income, and have not had any delinquent credit or late payments since my college years. I am responsible, hard working, and I am terrified of delinquent credit. I think that last attribute is my best selling point. Borrower added on 06/05/10 > Apparently I overlooked the "wedding expenses" category for purpose. This loan is to assist in wedding expenses.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	67
Revolving Credit Balance:	$6,510.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain your delinquency from about 6 years ago?	When I graduated from college, I went to Alaska to work in a fish processing plant. There was very limited access to telephones and computers as the hours are 18-20hrs/day 7 days a week. By the time I was able to call to make a payment on my card, I was late.
Your "Other" category loan is 1 of 351 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.05.10 at 7:09 AM ET	Thank you for your detailed review of my request. I don't remember a better category than "other" as there is no "wedding" category. I did mention the loan is to assist in funding a wedding.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $7,000 "Other" category loan. My questions are: Number [1] Current position (Job/What you do) for employer State Farm? Number [2] Transunion Credit Report shows a $6,510 Revolving Credit Balance total debts (93.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.05.10 @ 7:19 AM ET.	I have a secure position with my company as I am an exemplary employee, and an invaluable asset. I pay $200/month currently on the revolving balance, and that is about 42% over the minimum requirement. Prior to requesting the loan I called to verify no prepayment penalty. I intend to repay the loan in 3 years or less.
Me again. All Lending Club potential borrowers are self-described Quote.." I have a secure position with my company as I am an exemplary employee, and an invaluable asset."... End quote That being established, if it is not inconvenient, then answer my direct question Quote..."Number [1] Current position (Job/What you do) for employer State Farm?"...End quote. State Farm pays you $4,250 Gross Income Per Month salary for actually doing useful work for 8-hours per day. Question is "What is that work that you are doing for State Farm?". Once you provide missing peices to employment puzzle than I may invest in your Wedding Expenses loan. P S- There IS a Wedding Expenses loan category available for lenders to list their wedding related costs loans. Lender 505570 USMC-RETIRED 06.05.2010 12:17 PM ET	Disclosure of that information in a public arena is not convenient.
What do you do for State Farm Insurance?	I service insurance accounts. I would prefer not to go into great detail regarding my exact position.
What were the 4 recent (within last 6 months) credit inquiries for? (All other credit stats look fine.)	I have been looking at different options for obtaining a loan. One is from prosper.com, one from looking into refinancing my car, and from looking into a loan from AGF. The fourth would have to be from this website.
How is your Prosper loan funding (fully funded yet)? What rate are you getting over there? Regards; Art	I was funded in less that 3 days, but the rate was astronomical. I withdrew my request and have not returned since.

Member Payment Dependent Notes Series 525760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525760	$24,000	$15,200	16.45%	1.00%	June 18, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525760. Member loan 525760 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,342 / month
Current employer:	United States Navy	Debt-to-income ratio:	23.75%
Length of employment:	6 years	Location:	Portsmouth, RI

Home town:
Current & past employers:	United States Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > I have stable employment with the federal government and intend to use these funds to reduce interest expenses and shorten the repayment term for revolving debt.

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,324.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $24,000 Debt Consol category loan. My questions are: Number [1] Employer is U S Navy. If military, What is your Rank and Pay Grade? If civilian, what is your equivilent GS Pay Grade? If military enlisted, When is your Expiration Current Contract Date? Number [2] Transunion Credit Report shows a $23,324 Revolving Credit Balance total debts (59.40 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay their loan before a final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.04.10 @ 8:37 AM ET.	1. LT/O-3. 2. Approximately $800.00 3. Current intentions - 3-4 years.
How much are you currently paying each month on the debts you plan to pay off?	$800.00.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes jointly. 2. Mortgage bal: appx 180,000. Estimated value: 210-230,000.
Please list the following for each credit card you are consolidating: balance, interest rate, amount you are paying monthly.	Current interest rates for the credit cards I intend to consolidate range from 23-24.99%. CC #1: ~$6,000 CC #2: ~$5,200 CC #3: ~$2,000 CC #4: ~$2,000 CC #5: ~$6,000 I am currently paying $800.00 monthly (this is above the minimum payment).
Lieutenant, purpose this email is to tell you that after the ABC News broadcast featured P2P lending, the Lending Club borrower loans listed increased from an average 150 loans to 200 loans listed per day to 500 loans to 550 loans listed per day. Currently there are 350 loans to 400 loans listed per day. Dramatic increase in high-quality credit-worthy borrowers requesting primarily either the Debt Consolidation, Credit Card Refinancing or Home Improvement Project loans resulted in that most loans now listed ultimately finish approximately 70 percent funded when their 14-days listing time expired. Borrower has an option to accept the partially funded loan or to cancel requested loan and loan will be removed from lender consideration. Another option is borrower can then re-list either the same or modified loan for another maximum 14-days time. Unless either the number of borrowers decreases or the number of active lenders substantially increases or a combination of both events occurs, realistically the re-listed loan can expect the repeat performance of the loan's initial listing- that being an approximately 70 percent funded at 14-days listig time expiration. Your $24,000 Debt Consol loan has 11 listing days remaining before time eexpires. Loan now is 13 percent funded in 3 days being listed for lender consideration. . Question: If your loan finishes approximately either at approximately 70 percent or hopefully higher percentage funded when 14-days maximum listing time expires, will you be accepting partially funded loan? Or will you be declining partially funded loan and instead intend to re-list the loan later for lender consideration? Advance thanks for answer. Suggest that you read the related information that follows FYI: Simultaneous Loans Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan issued and borrower payments are current for 6 months, subject to Lending Clubs' borrower credit review requirements, the current borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months time. In interim borrower can advantageously use this 16.45 percent APR loan's net proceeds to partially payoff the much higher 23 pct to 24.99 pct CC Revolving Credit Balance debts. Marines take care of fellow Marines- and Airman, Coasties, Sailors and Soldiers too. Semper Fidelis, Lender 505570 USMC-RETIRED MSgt, Disbursing Chief, 06.06.2010 at 7:09 PM ET	USMC-Retired: Thanks for the information. I appreciate it. I will likely accept a partially funded loan in the 70-90% range. I will review the other loan options you detailed as well. Thanks again.

Member Payment Dependent Notes Series 525785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525785	$16,000	$10,575	18.30%	1.00%	June 18, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525785. Member loan 525785 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Hershey's	Debt-to-income ratio:	13.11%
Length of employment:	2 years	Location:	Goodyear, AZ

Home town:
Current & past employers:	Hershey's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Thank you for looking at my listing. I am getting promoted soon and will have to relocate. Before I do so I want to add more value to my home by remodeling and upgrading my kitchen. Last July I purchased a foreclosure and a new kitchen will add tremendous value to it adding an instant return when I have to sell it to move. If you have any questions feel free to ask and I will get back ASAP. Cheers Borrower added on 06/08/10 > I wanted to let everyone know what I have contacted LC and inquired about when my status will not be under review any longer. What I was told was that when they get to it they get to it. So I do apologize that I am still under review.

A credit bureau reported the following information about this borrower member on May 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	80
Revolving Credit Balance:	$12,736.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please contact Lending Club to verify your account and income in order to expedite the funding of your loan. Thanks!	I contacted them. I am awaiting their call.
How soon do you anticipate moving?	I am about 6-8 months out.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes 2. Roughly $20k Value: $210k Balance: $188

Member Payment Dependent Notes Series 525814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525814	$13,300	$8,275	11.12%	1.00%	June 18, 2010	June 17, 2015	June 17, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525814. Member loan 525814 was requested on June 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	MediMedia	Debt-to-income ratio:	13.55%
Length of employment:	2 years	Location:	Union City, NJ

Home town:
Current & past employers:	MediMedia
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/03/10 > Now 5 years removed from grad school, I've paid off 80% of my $50K Citi Assist loan. Now, the note has come due and I need to pay off the balance. I work two well paying jobs: Financial Analyst by day and Web Developer at night. I earn over $5,000 per month and only have about $3,000 in monthly expenses. I am also due for a bonus at work which will mostly go toward paying off the balance of this loan. Thank you kindly for your help and consideration! Borrower added on 06/10/10 > More Information: Employer: MediMedia USA Position: Sr. Financial Analyst Salary: $65,000 + $5-10K Bonus + night job: $1-2K per project Monthly Expenses: $2,500 $800 Rent $350 Car $150 Insurance $100 Utilities $600 Food & entertainment $300 Debt Payments $200 Other Current Assets: Approx. $30K (Savings, Checking, 401K)

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	64
Revolving Credit Balance:	$7,616.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	This loan will pay off ALL balances currently owed: 1. Citi Assist (Fixed, $9.5K balance, 10.85% APR) 2. Discover Card (Revolving, $2.2K balance, 21.99% APR) 3. Capital One Card (Revolving, $1.3K balance, 15.89% APR) Let me know if you have any additional questions.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Who is your employer and what is your position/responsibilities? 2. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 3. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? 4. Explanations for any past delinquencies/public records (if any). 5. Can you list any investments and balances? 6. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 7. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Answers are listed above. I am the sole proprietor of my residence. My job title is Sr. Financial Analyst. Thank you for your approval.

Member Payment Dependent Notes Series 525846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525846	$18,000	$14,575	7.88%	1.00%	June 21, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525846. Member loan 525846 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Level (3) Communications	Debt-to-income ratio:	21.50%
Length of employment:	3 years	Location:	Thornton, CO

Home town:
Current & past employers:	Level (3) Communications
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,283.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Sorry for the delay ??? work has been a bear??? Account Name Balance Rate Paid? Citi Advantage $13,070%11.24 YES Macy $497%24.80 YES Home Depot $1,492%29.99 YES Lowes $1,062%22.99 YES GM $661%19.49 YES JC Penny $138%23.99 YES Best Buy $343%24.24 YES American Express $25,000%10.24 NO MBNA $25,347%11.99 NO The money freed up from consolidating the paid off cards, will be used to pay even faster the Amex and MBNA. Once the Lending Club debt has been paid, we intend accelerate payments to the Amex and MBNA even more.
Hi. What are the sources of the credit card debt that you plan to refinance? In other words, what did you buy to incur the debt? Thanks.	We bought a new house 3 years ago. We purchased furniture, built out our basement, built a fence, built a shed, planted flowers, etc.... Given the chance to do it over again, we would NOT have used the credit cards to do it and would have done smaller projects as we could afford them and pay with cash.
Thanks for the clear response. Also, what are the debt sources that make up your $67K revolving credit balance? Thanks.	Sorry for the delay ??? work has been a bear??? Account Name Balance Paid? Source Citi Advantage $13,070 YES Part of it was our basement finish out. Macy $497 YES School cloths Home Depot $1,492 YES Projects at home (Refinished basement, etc???). All projects are complete. Lowes $1,062 YES Projects at home. All projects are complete. GM $661 YES Trip to Mexico for Father-in-law???s 70th birthday. JC Penny $138 YES School Cloths Best Buy $343 YES Electronics replacement American Express $25,000 NO When we moved to our new house 3 years ago, we bought furniture and finished out our basement. MBNA $25,347 NO In 2010, when technology went bust, my salary was cut by 40%. I later went through a number of job changes. Found myself working at a Home Depot and other part time jobs to make ends meet??? we started using the card to make up for lost income. The MBNA loan was an effort to consolidate it all. We are now paying for most everything with cash. Our goal is to eliminate all ???rotating??? debt and make it more possible to save.

Member Payment Dependent Notes Series 525909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525909	$12,000	$12,000	13.98%	1.00%	June 18, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525909. Member loan 525909 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,061 / month
Current employer:	RBC Capital Markets	Debt-to-income ratio:	7.31%
Length of employment:	10+ years	Location:	Elmwood park, NJ

Home town:
Current & past employers:	RBC Capital Markets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Loan will be used for much needed home improvement repairs & construction. Can pay off this loan early at end of year as well. Borrower added on 06/08/10 > Some of this loan will also help with fees needed for applying to adopt. We are currently in the process of wanting to adopt a child and going through the homestudy and waiting period. Borrower added on 06/08/10 > FYI - The one public record was from a dispute with Citibank over a closed account. The item was paid in full,. no negotiated settlement, 100% satisfied. We have the documentation from the court that proves it was satisfied. Borrower added on 06/10/10 > We really need help getting this loan as we need to build a 2nd bathroom and expand office into a bedroom for an adopted child that we are waiting for. Thank you in advance for any help you can provide. Borrower added on 06/10/10 > Also needing home repairs done such a new roof, electrical upgrades, replace old water heater etc. *We would be able to pay off this loan early as well. Borrower added on 06/11/10 > -We follow a very detailed monthly budget which includes bills as well as discretionary spending. -It's been 6 1/2 years since our last delinquency. We understand the importance of paying bills on time. -I have a very secured VP position in stable company for the past 12 years.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	79
Revolving Credit Balance:	$10,000.00	Public Records On File:	1
Revolving Line Utilization:	51.00%	Months Since Last Record:	81
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1.Yes 2.50,000 3.Value of Home 465K balance due 412K
What is your position at RBC?	VP Finance
What is the public record about? If it is a judgment, has it been satisfied? Thank you!	It was a dispute with Citibank over a closed account. The item was paid in full,. no negotiated settlement, 100% satisfied. We have the documentation from the court that proves it was satisfied.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT PROCEEDS	Yes we would consider that and would just have to wait on pending projects needed. Thanks for question.
R U 1 OR 2 INCOME FAMILY	One income and good salary for past 12 years with good, stable NYC company and up for promotion.

Member Payment Dependent Notes Series 525918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525918	$15,000	$9,175	11.49%	1.00%	June 22, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525918. Member loan 525918 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,160 / month
Current employer:	MMPC	Debt-to-income ratio:	17.74%
Length of employment:	10+ years	Location:	Lowell, MI

Home town:
Current & past employers:	MMPC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,997.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No I am still paying my mortgage through the bank
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have credit card debt that I will be paying off with this money. They recently jumped my rate from 8.99 to 17.99 percent
1 - Revolving Credit Balance: $6,997.00 -- And you want $15K? 2 - Current Employer: MMPC -- Business or companys function AND your position? Thank You	I have credit card debt and a small loan that I am consolidating
Hello, I am interested in financing your loan. Could you please detail the debt you are consolidating with this loan? If there is a discrepancy between the $15K you're asking, and the $7K listed as revolving debt on your credit history, please explain what the remaining money will be used for. Also, if you would, please give us an idea of your typical monthly expenses to understand better how this loan will fit into your budget. Typically prospective borrowers list these expenses in an itemized fashion (mortgage, car, phone, cable, food, etc). Thanks!!	I have a couple credit cards and a small loan that I am looking to consolidate into one monthly payment. I have a home and car payment as well as normal monthly utilities

Member Payment Dependent Notes Series 525941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525941	$7,250	$7,250	13.23%	1.00%	June 16, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525941. Member loan 525941 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Mesquite Creek	Debt-to-income ratio:	14.32%
Length of employment:	3 years	Location:	Davisburg, MI

Home town:
Current & past employers:	Mesquite Creek
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,062.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain what you are actually going to use the loan for? Also, what is your payback plans, carry the loan for the full term or pay it off early? Thank You	I am going to use the loan to buy a new car. Im moving into a house with lake frontage so i need a vehicle that can tow a boat. I will more than likely carry this loan for the full term however that could change at some point
Sorry, forgot to ask what kind of work to you do?	I work in an upscale restaurant in Clarkston, Michigan.
Sorry but it sounds like you are planning a lavish lifestyle on a meager salary. This sounds like too much risk.	Then dont invest but i can assure everyone else that i have carefully planned financially and will have no problem making payments
Do you already own the boat?	My girlfriend owns the boat

Member Payment Dependent Notes Series 525942

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525942	$24,000	$14,550	16.82%	1.00%	June 18, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525942. Member loan 525942 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,083 / month
Current employer:	Sierra Atlantic	Debt-to-income ratio:	2.35%
Length of employment:	1 year	Location:	Jersey City, NJ

Home town:
Current & past employers:	Sierra Atlantic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	27
Revolving Credit Balance:	$3,056.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 351 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.05.10 at 7:09 AM ET	This Loan is for my Wedding Expenses.

Member Payment Dependent Notes Series 525961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525961	$14,500	$14,500	15.95%	1.00%	June 18, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525961. Member loan 525961 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	At&T	Debt-to-income ratio:	23.87%
Length of employment:	10+ years	Location:	Lorena, TX

Home town:
Current & past employers:	At&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > This would be a debt consolidation allowing me to get out of the trap of the credit companies out there and allow me freedom to pay cash for the things I need or want instead of using credit cards with high interest rates. Borrower added on 06/05/10 > My salary is more than adequate to support the monthly payment for my 3 year note. Actually this loan will almost cut the payments that I have been making by half, thus saving me each month. I have been at the same job for 17 1/2 years. My payments will be automatically deducted from established checking account that I have had for 10+ years. Please feel free to ask me any questions! Borrower added on 06/10/10 > Many would worry about the choice of 36 month term. The payment for this would reduce my monthly bills on revolving credit in half as well as see me getting debt free in a matter of 36 months at most. My daughter had a benign tumor removed from her spine last year. She is doing fine now but as many know it can be expensive. A great deal of the credit card debt incurred was during this time and making good on those obligations. I have yet to be late on anything and do not anticipate being late in the future. I can make the payments as they are but I know that for my future and my children's future this would be the best thing for me. I appreciate all that believe in me and have already invested and invite others to do so as well. I am an investment worth making.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,665.00	Public Records On File:	1
Revolving Line Utilization:	89.50%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I just refinanced my home. I was one of the unfortunate homeowners caught by an interest only and sudden ARM. My appraisal on my home is 149000.00. My current loan is for 138000. I do hold the title in my name. Thank you very much for your interest.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Amazon Store 1188.00, 47 per mo. apr is 25% Belk 1031,59.00 per mo apr 29% Capitol one 2128.00 44.00/mo over 33% Chase 663.00 30.00/mo 29% Home depot 450.00 20.00/mo 25% HSBC 85.00/mo 31% Houshold 2428.00 73.00/mo 20% jc penney 563.00 35/mo 25% Juniper/Barclay 1320.00 45.09/m 27.24% Kohls 450.00 25/mo 22% Kirklands 150 25/mo 22% Lowes 2812 65/mo 25% Providian 2568 90/mo 30% Sams 847 50/mo 25% Wamu 1155.00 42/mo 30% wal-mart 1300 70/mo 25% To answer the question about what will be paid. I will start with the highest balances and interest rates and work my way down from there. This will free up money that be used to pay the others off much faster. This all depends on the % of loan funded. Thank you for you interest. I have yet to be late on any of these debts. I am weary of being burdened by them and ready to work toward debt freedom.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Amazon Store 1188.00, 47 per mo. apr is 25% Belk 1031,59.00 per mo apr 29% Capitol one 2128.00 44.00/mo over 33% Chase 663.00 30.00/mo 29% Home depot 450.00 20.00/mo 25% HSBC 85.00/mo 31% Houshold 2428.00 73.00/mo 20% jc penney 563.00 35/mo 25% Juniper/Barclay 1320.00 45.09/m 27.24% Kohls 450.00 25/mo 22% Kirklands 150 25/mo 22% Lowes 2812 65/mo 25% Providian 2568 90/mo 30% Sams 847 50/mo 25% Wamu 1155.00 42/mo 30% wal-mart 1300 70/mo 25% To answer the question about what will be paid. I will start with the highest balances and interest rates and work my way down from there. This will free up money that be used to pay the others off much faster. This all depends on the % of loan funded. Thank you for you interest. I have yet to be late on any of these debts. I am weary of being burdened by them and ready to work toward debt freedom.
It looks like your loan may not be fully funded by the time your listing expires. If you choose to re-list your loan you may want to consider the 60 month payment option offered by Lending Club. This would reduce your monthly payment and make your loan more affordable on a montly basis. This is critical for lenders such as myself when looking at a borrowers profile. You would still have the option to pay the loan off faster if you wish. Also, be sure to include a complete and detailed loan description and include your total household income which means any additional income from a spouse or partner. Again, lenders want to be sure the loan payments can be made easily within your montly budget. Remember, you are competing against 300-400 other borrowers seeking my funding dollars. You need to sell yourself.	Thank you for your advice and if in fact it does not get funded I will most definitely follow it. I did choose the 36 month because it would reduce my monthly payments by half. I have also included my total household income. This would be a debt consolidation to payoff my high interest credit cards, reduce my monthly payments, get me out of debt much faster. A large majority of the credit card debt was gained when my daughter had a spinal tumor removed. It was benign but still costly. Again your advice is a great help.

Member Payment Dependent Notes Series 525998

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
525998	$15,000	$15,000	17.56%	1.00%	June 22, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 525998. Member loan 525998 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	united states postal service	Debt-to-income ratio:	13.02%
Length of employment:	10+ years	Location:	fruita, CO

Home town:
Current & past employers:	united states postal service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > I have been at my job for 16yrs., pay my bills on time, I am going to consolidate some credit cards and and a couple of misc. loans

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,537.00	Public Records On File:	1
Revolving Line Utilization:	48.00%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $24,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for employer U S Postal Service? Number [2] Transunion Credit Report shows a $8,537 Revolving Credit Balance total debts (48.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [] $24,000 loan; $8,537 Revolving Credit Balance; $15,463 is the extra cash that you will be receiving (less the loan's origination fee) that is consolidating or is refinancing what SPECIFIC debts that are NOT included in the Transunion Credit Report Revolving Credit Balance total debts? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.08.10 @ 6:35 AM ET.	Type your answer here. 1. letter carrier 2.$550 which includes my wifes RCBs 3.my loan request got revised to $15000 instead of $24000 4. 3-4 yrs.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. 3 credit cards 1.discover $8500 bal. with 14% apr. 2.visa $5800 bal. 12% apr. 3. mastercard $2200 bal. 25% apr I hope to pay all these off
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Type your answer here.1. Discover $8500 pay $175 mos. 2. Visa $5800 pay $275 mos. 3. Mastercard $2200 pay $100 mos.
Please list the reason for the public record on your credit report, and what it is. Also, what is your position at USPS?	Type your answer here. I filed bankruptcy with ex-wife 8 or 9 yrs ago, I kept my house and cars and paid them in full. I am a letter carrier have been there 16 yrs.
why are you taking out a loan at 17.56% to pay back loans that are at 12% and 14%? Do you realize you are going to be paying more in interest? One year of interest on 8500@12% 5800@14% totals $1832 if you refinance, $14300@17.56 you will be paying $2511 in interest. That's an extra $680 over the course of a year. -LL	Type your answer here. I realize that but the monthly payments are smaller and right now that is what I need.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.1. My wife is also on title 2. We are one of many people right now who owe ($270,000) more than home is worth ($250,00)
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Type your answer here. I can assure you that I take my responsibility as a borrower seriously regardless of who is lending me money, thanks for your help in funding my loan.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $15,000 loan currently 52 percent funded after 13 full days listed. 1 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 17.56 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.20.2010 at 4:55 PM ET	Type your answer here. I will probably accept a partially funded loan and maybe submit another loan request after 6 months, thanks for your information and your service to our country.

Member Payment Dependent Notes Series 526007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526007	$5,800	$5,800	14.72%	1.00%	June 17, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526007. Member loan 526007 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Frederick Co. Public Schools	Debt-to-income ratio:	1.13%
Length of employment:	2 years	Location:	Gaithersburg, MD

Home town:
Current & past employers:	Frederick Co. Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Thank you for help in lending me money to help start a future for Aaron and myself.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,274.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 351 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.08.10 at 6:17 AM ET	I am consolidating debt to have one monthly payment and not have to be paying mostly interest rate on a credit card. I am also using the money to help buy some furnture to my place, all I have is a bed and a dresser. I paid off my school loan 6 months after I graduated school and it was around the same amount as this current loan I am asking for.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $5,800 "Other" category loan. My questions are: Number [1] Current position (Job/What you do) for employer Frederick County School District? Number [2] Provide THREE years work (or school) history PRIOR to current employer. Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [Length of Time question requires answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.08.10 @ 6:35 AM ET.	I am subtitute for Frederick County Public Schools. Before that and currently work for Frederick County Parks and Recreation since 2005. Before that I worked at CVS for 3 years. I went to Frostburg State for 2 years and Frederick Communtiy College for 1 year, I finished school early. I do planning on paying the loan off early, I wanted a loan that was 2 years and pay that off early, however; I will be paying the loan off early and not doing the whole 3 years.
Is Aaron employed? What is your combined income?	Yes Aaron is employed. Our income combined is 63,000.
You are still under REVIEW and have 8 days left. Have you submitted needed info for LC to verify income and approve your loan? Thanks	Yes I have.

Member Payment Dependent Notes Series 526071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526071	$8,000	$8,000	11.12%	1.00%	June 16, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526071. Member loan 526071 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Carmax	Debt-to-income ratio:	21.81%
Length of employment:	3 years	Location:	KANSAS CITY, MO

Home town:
Current & past employers:	Carmax
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	56
Revolving Credit Balance:	$5,179.00	Public Records On File:	0
Revolving Line Utilization:	94.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	credit card with balance 1950 open auto loan residual balance 6000 all would be paid off
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	credit card 1950 open auto residual balance 6000 all would be paid
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	credit card 1950 open auto residual balance 6000 all would be paid
You have NOT answered all of the questions and appear evasive. This does not bode well for potential investors and certainly has me considering to NOT fund your loan. If you would, please answer ALL of the following questions: 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 5. Explanations for any past delinquencies/public records (if any). 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? If you answer ALL of these questions, I will consider funding your loan. Thank you.	carmax - sales manager rent-745 car-531 student loans-142 phone-30 utilies avg 200 total no past deliquencies sole earner yes

Member Payment Dependent Notes Series 526088

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526088	$24,000	$15,150	7.88%	1.00%	June 21, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526088. Member loan 526088 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	greenfield family dentistry	Debt-to-income ratio:	7.40%
Length of employment:	7 years	Location:	Gilbert, AZ

Home town:
Current & past employers:	greenfield family dentistry
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > will help w/start up costs for new business

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,609.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on the new business.	I am an investor looking for cash lenders to help finance investments. Most of the investing that I do is in real estate. I currently have an opportunity to purchase several bank foreclosed homes that have become available through a real estate broker. The broker that I am working with has already sold dozens of these homes to investors like myself. The average resale time has been 45 days with the average resale profit from wholesale to retail being about $15,000-$20,000. This is a great opportunity in a great market and the immediate loan would help me come up with some of the cash that I need to make these investments happen. My credit is excellent, I have never missed a payment on a loan and it is a win-win situation for both of us!
Your Small Business category loan is 1 of 414 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i..e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how their loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? Etc.) Your listing provided nothing to attract a lenders interest and for them to possibly help to fund your loan. Small Business category loans always are the H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is highest of all loan categories. Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process exist the opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.05.10 at 7:03 AM ET	I am an investor looking for cash lenders to help finance investments. Most of the investing that I do is in real estate. I currently have an opportunity to purchase several bank foreclosed homes that have become available through a real estate broker. The broker that I am working with has already sold dozens of these homes to investors like myself. The average resale time has been 45 days with the average resale profit from wholesale to retail being about $15,000-$20,000. This is a great opportunity in a great market and the immediate loan would help me come up with some of the cash that I need to make these investments happen. My credit is excellent, I have never missed a payment on a loan and it is a win-win situation for both of us!
What is it you plan on using the requested funds for?	I am an investor looking for cash lenders to help finance investments. Most of the investing that I do is in real estate. I currently have an opportunity to purchase several bank foreclosed homes that have become available through a real estate broker. The broker that I am working with has already sold dozens of these homes to investors like myself. The average resale time has been 45 days with the average resale profit from wholesale to retail being about $15,000-$20,000. This is a great opportunity in a great market and the immediate loan would help me come up with some of the cash that I need to make these investments happen. My credit is excellent, I have never missed a payment on a loan and it is a win-win situation for both of us!
Good afternoon. I am interested in funding some of your loan request. Can you please give a description of the new business you are starting and how the funds will be used? Also, to help you get more lenders interested in your loan you should get your income approved by LC. Good luck.	I am an investor looking for cash lenders to help finance investments. Most of the investing that I do is in real estate. I currently have an opportunity to purchase several bank foreclosed homes that have become available through a real estate broker. The broker that I am working with has already sold dozens of these homes to investors like myself. The average resale time has been 45 days with the average resale profit from wholesale to retail being about $15,000-$20,000. This is a great opportunity in a great market and the immediate loan would help me come up with some of the cash that I need to make these investments happen. My credit is excellent, I have never missed a payment on a loan and it is a win-win situation for both of us!
Borrower, Your loan now listed for several days for lender consideration. Loan currently attracted only 10 percent funding. Reason for little funding is because loan application that all lenders view still does NOT show that required borrower employment-income verification a/k/a "Credit Review" was completed. Review Status does NOT show that loan is "Approved" for issue when either 100 percent funded or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Credit Review and submitted required income verification documents then YOU need to FOLLOW-UP and ask WHY nothing accomplished to upgrade loans Review Status. Refer to bottom Home Page "CONTACT US" for Member Support Department email address and Toll Free telephone number. Good luck. Lender 505570 USMC-RETIRED 06.08.2010 03:41 AM ET.	Thank you for the info. I have sent copies of paystubs and am still waiting for my 2009 W-2 to come in the mail from my accountant so that I can fax it over to Lending Club. I have informed Lending Club of this and am hoping to get a few days extension so that my credit review can be completed.
1 - Current Employer: greenfield family dentistry -- What is your position here? 2 - You have not been approved nor has your income been verified. Have you submitted needed for LC to do this? 3 - Revolving Credit Balance: $48,609.00 -- Why is this so high? Please answer all three questions and do not just cut and paste the same answer you've given to all the other questions. Thank You	Trial deposit has not posted to my bank acct yet, so I cannot initiate credit review. I am a dental hygienist. My revolving credit balance was for a HELOC and we have not missed a payment on this loan..
2 days left and you still have not been approved. Was needed info supplied to LC? Thanks	Thank you for the question. I have sent copies of paystubs and am still waiting for my 2009 W-2 to come in the mail from my accountant so that I can fax it over to Lending Club. I have informed Lending Club of this and am hoping to get a few days extension so that my credit review can be completed
When you repaste the same information over and over again, it does not make your loan request more inviting, it makes us feel like you don't understand what we are asking for. This is our money that we are investing and to me the intended use of my money on this loan is too risky. Sorry, but good luck to you.	Thank you for your input, but the questions that were repasted were the virtually the same. Did I not answer your question sufficiently?

Member Payment Dependent Notes Series 526111

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526111	$18,000	$11,750	11.12%	1.00%	June 21, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526111. Member loan 526111 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	n/a	Debt-to-income ratio:	1.33%
Length of employment:	1 year	Location:	Hercules, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/04/10 > Hi, I am seeking to raise $18,000 to renovate my kitchen and a bathroom... and at the same time establish a LendingClub borrowing history. I anticipate paying back this loan in full within 1 year. Thank you for your support My financial standing and credit history: I have never been late in paying any of my debts over the past 23 years, and our current household income can easily accommodate the monthly payments on this loan. Monthly household net income: $ 11,500 Monthly expenses: $ Mortgage: $1500 Insurance: $120 Car expenses: $0 (all 3 cars are paid in full) Utilities: $150 Phone, cable, internet: $120 Food, entertainment: $300 Clothing, household expenses $200 Credit cards and other loans: $ 1564 (total revolving credit balance) Other expenses: $$450 (kid's tuition starting again in the fall)

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,467.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi thank you for your question: 1. Yes, my wife an I are the sole title holders to our home and mortgage. 2. we have approx. $109k in equity: approx val: $351k (zillow.com) curr bal: $242K (Only 1 mortgage; 15yr fixed, orig. amt: $260k,5.375% int. $1455/mo) Thanks again, JM
Employer or current soure of income?	Hi Thanks for your question. I am currently Employed with a private Civil Engineering firm, as a support specialist (drafting, layout) for the environmental impact studies team. I have been in this industry for 20 years and this line of work for 30 yrs. Thanks again, JM
2 days left and you are still under "review" and have not been approved. WHY? WAS NEEDED INFO GIVEN TO LC? Thank You	Hi Sorry for the lateness of my reply... I just got off the phone with LC as I was wondering why my loan is still under review. I did submit all the docs LC asked from me on 6/10 (last week)... My loan is now approved... Thank you JM

Member Payment Dependent Notes Series 526119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526119	$15,000	$15,000	11.86%	1.00%	June 21, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526119. Member loan 526119 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	ProSci Inc.	Debt-to-income ratio:	8.79%
Length of employment:	3 years	Location:	San Diego, CA

Home town:
Current & past employers:	ProSci Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/05/10 > My total income comes from two jobs. One employer is ProSci Inc. and another employer is AntiCancer Inc.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,123.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My wife and I hold the title of our home together. I don't want to use our home equity for these debt.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Two credit card debts: US Bank $8800 will be paid off with this loan. Chase card $10300 will be paid portion of the debt by this loan.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Please do the same for the debts you do not plan to pay off. Thank you.	US Bank $8800 monthly payment $175. Chase card $10300 Monthly payment $215
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	I have one full time job at ProSci Inc. Job title is Polyclonal Antibody Production Coordinator. Another part time job at AntiCancer Inc. Job title is Scientist. My wife is also employed. Total household income is about $130000.
What is it you plan on using the requested funds for?	I will use this loan to pay off my high interest rate credit card debts.
Please list your monthly expenses individualy (mortgage, utilities, insurance, etc). Are you the sole wage earner?	Both my wife and I are employed. Yearly household income is about $130,000 without dependent. Monthly mortgage payment $2300, insurance $200, gasoline $300, food $400, other household utilities $300, travel $400, clothes $150, 401K $600, cell phone $60

Member Payment Dependent Notes Series 526165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526165	$20,000	$12,725	16.45%	1.00%	June 21, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526165. Member loan 526165 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,500 / month
Current employer:	Eaton Vance	Debt-to-income ratio:	18.61%
Length of employment:	3 years	Location:	Tewksbury, MA

Home town:
Current & past employers:	Eaton Vance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,818.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Eaton Vance and what do you do there?	It is a financial management company and I run the trading systems there
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $20,000 H I P category loan. My questions are: Number [1] Current position (Job/What you do) for employer Eation Vance? Number [2] Transunion Credit Report shows a $73,818 Revolving Credit Balance total debts (84.50 pct credit usage). Is any of this a HELOC? (Home Equity Line of Credit) If it is, what is $ balance? a-n-d APR pct? Number [3] $73,818 Revolving Credit Balance; What are monthly total payments made on this Revolving Credit Balance totl debt? (Total $ actully THAT ARE PAID per mont and NOT the minimum Credit Card payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1 year? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.05.10 @ 7:19 AM ET.	(1) I am a systems manager at EV (2) No Heloc (3) $600 (4) yes, looking to pay off in 2 to 3 years
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes 2. Owe $390k, value $410k-$430k
I am confused. Your Revolving Credit Balance is $73,818.00 and you are only paying $600 a month towards this? This $20,000 LC loan is almost $500 a month and is 1/3 the above amount. What improvements are being made?	Had flood damage back in the early spring, even with all of my insurance I am still going to get stuck paying out of pocket. Not 100% sure if I will need the full amount but want to be sure just in case.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $20,000 loan currently 27 percent funded after 12 full days listed. 2 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use loan's net proceeds to commence H I P. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Wednesday 06.16.2010 at 2:17 PM ET	I would accept a partially lended loan assuming it is between 35% and 40% funded. If the term of the loan is an issue, I am willing to bring it down to 3 years. Thanks

Member Payment Dependent Notes Series 526198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526198	$25,000	$16,300	13.23%	1.00%	June 21, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526198. Member loan 526198 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Lakewood township	Debt-to-income ratio:	15.73%
Length of employment:	10+ years	Location:	Jackson, NJ

Home town:
Current & past employers:	Lakewood township
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > Thank you everyone for your help.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,771.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, Thanks for your interest. Yes, the deed is in my name. As far as equity goes I bought the house in 2006 for 500,000. I put 10% down and I owe about $438,000. Due to the declining housing market the house is worth about what I owe on it. I do not have a home equity loan or line of credit. Thanks again.
Borrower, Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process is only ONE-HALF way completed. Credit Review Status needs to be upgraded to "APPROVED for promissory note to be issued later and after loan funds net $ proceeds to be deposited into bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. After Credit Status is "APPROVED" your loan will attract more lenders and their funding $. Lender 505570 USMC-RETIRED 06.15.2010 00:27 AM ET	Thanks I will look into this.
Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	Hi, Thanks for your interest here is the infrmation you requested. Thanks got your interest. FIA-9100 14.99% Home depot 2890 14.99% Amex 2750 14.99% Barclay-8600 14.99%

Member Payment Dependent Notes Series 526204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526204	$7,200	$7,200	13.61%	1.00%	June 18, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526204. Member loan 526204 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,117 / month
Current employer:	Expedia	Debt-to-income ratio:	14.05%
Length of employment:	< 1 year	Location:	Bellevue, WA

Home town:
Current & past employers:	Expedia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	69
Revolving Credit Balance:	$3,087.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	BECU (Boeing Credit Union) VISA TCCU (Twin Star Credit Union) VISA
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	BECU VISA TCCU VISA Around $3k each, though the loan amount I am asking for is a little over.
Could you please respond to investor 277711: Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm?	Boeing Credit Union: $3,023 10.9% $66 Twin Star Credit Union: $3,267 11% $96
Could you please respond to investor 277711: Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm?	Boeing Credit Union: $3,023 10.9% $66 Twin Star Credit Union: $3,200 11% $96
Why do you want a loan at 13.61% to pay off loans at 10.9% and 11%?	The loan will allow me to consolidate my two cards, free up the two cards in the event I should ever need to use them, and allow me $1,000 extra to facilitate my recent move and all of the logistics that go along with it (having just moved to Bellevue, WA for my new job).

Member Payment Dependent Notes Series 526248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526248	$14,000	$14,000	16.82%	1.00%	June 21, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526248. Member loan 526248 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	SoundBite Communications	Debt-to-income ratio:	14.05%
Length of employment:	4 years	Location:	Peabody, MA

Home town:
Current & past employers:	SoundBite Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > This is for a vinyl siding project

A credit bureau reported the following information about this borrower member on June 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	48
Revolving Credit Balance:	$24,955.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, I do hold the title to my home on my own name. 2. The home valuation is $325,000 and I owe $300,000 - the equity is $25,000. Thank you, please let me know if you have any more questions.
What is SoundBite Communications and what do you do there?	SoundBite is an on-demand, integrated multi-channel communications solution (voice, text, email) that allows our clients to utilize the appropriate channel to deliver messages to their customers. I am a technical support specialist at SoundBite.
What are the home improvements you are planning?	We are putting vinyl siding on our home.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $14,000 H I P category loan. My questions are: Number [1] Brief description your employer Sound Bite Comm? Number [2] Current position (Job/What you do) for employer? Number [3] Transunion Credit Report shows a $24,955 Revolving Credit Balance total debts (98.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.05.10 @ 7:19 AM ET.	1. Soundbite is an on demand, integrated, multi-channel communications solution that enables clients to communicate with their customers through the appropriate channels (voice, text, email). 2. I am a technical support specialist at SoundBite. 3. Right now I am paying about $1200 a month between all of the RCB. 4. My plan is to have the loan paid off in 3-4yrs. Thank you, please let me know if you have any other questions.
NO questions are being asked. This email is just FYI: AFTER the L C Home Office < $1 trial deposit verifies the borrower's bank account your loans NEXT step is the required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will either email you or call you and tell you what are the s-p-e-c-i-f-i-c income documents that you must submit- 2 recent employer pay stubs, or 2009 IRS 1040, or, if you are self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application that all lenders view will reflect loan's status being "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After process completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account. Credit Review is THE "KEY" ingredient in every L C borrower's loan successful funding. You should consider Credit Review to be PROACTIVE and can be completed quickly if borrower INITIATED. BEST IF THE CREDIT REVIEW IS COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES A CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. L C Home Office Credit Review is intended to be completed within 4-days after the borrower's loan is listed for lender consideration. If you are N-O-T contacted by Credit Review within 3-days after your loan listed for lender consideration then Y-O-U should refer to "CONTACT US" at bottom Home Page for Member Support Dep't email address and Toll Free telephone number. There are typically 350 loans to 550 loans listed per day for maximum 14-days lender consideration. Occasionally there is NO email or telephone contact initiated by Credit Review with borrowers. Therefore A-L-L borrowers must FOLLOW-UP and ensure that required Credit Review is actually completed otherwise you loan will attract only a few lenders until it is completed. Home Office is CLOSED on Sat, Sun and all national Holidays. Information benefits 1ST-time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent 06.05.2010 @ 8:29 AM ET.	ok
Please provide a complete monthly budget so I can assess your ability to repay this loan. Please include net family income ALL expenses (including food, transportation, clothing, medical, household items, etc.), not just monthly bills. Thank you.	$2200 bills & all expenses $2425 mortgage $6200 Net family income
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $14,000 loan currently 40 percent funded after 12 full days listed. 2 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use loan's net proceeds to commemce H I P. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Wednesday 06.16.2010 at 2:17 PM ET	To be honest it really depends on how close the loan gets to being fully funded. I need the full amount to have this home improvement project completed but I do not want to have 2 loans/payments and can not wait 6 months to have this work completed on my home. I am hoping it becomes fully funded in the next 1-2 days. Hope that answers the question. Thanks
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS 16.45	It really depends on close it comes to being fully funded. I do not think so. Thank you

Member Payment Dependent Notes Series 526316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526316	$12,000	$12,000	10.38%	1.00%	June 16, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526316. Member loan 526316 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Neuro Pace Inc	Debt-to-income ratio:	1.99%
Length of employment:	3 years	Location:	San Jose, CA

Home town:
Current & past employers:	Neuro Pace Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > Loan to meet Pre and Post Expenses of home purchase. This Personal loan is meant to meet the miscellaneous expenses to purchase the house and before moving in. I have a near to excellent credit and I don't have a lot of outstanding loans. I have over $5000 in monthly income and I can easily meet the monthly expenses (current and future) of Lending Club $390.00, mortgage (PITI) of $1520.00, C C payments of $100.00, Utilities $310.00, Food and other expenses $450.00. Please approve my loan request. Thank you. Borrower added on 06/08/10 > Note to Lenders: Thank you very much for the investors who have funded and going to fund my loan request. Funding my loan will be a safe and profitable investment for you all. Thank you again. Borrower added on 06/13/10 > Hi Investors, Please fund my loan, because I have excellent credit and low DTI of 1.99% and it will be a safe and profitable investment for you. This loan is to cover the costs of small repairs, landscapping, furniture and fittings for my new home. Thank you for funding my loan.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	57
Revolving Credit Balance:	$2,461.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Neuro Pace Inc and what do you do there?	NeuroPace is privately owned company and was founded to design, develop, manufacture and market implantable devices for the treatment of neurological disorders by responsive brain stimulation. The company's initial focus is the treatment of epilepsy, with around 100 employees. I am a project Engineer. Thank you for your query.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan. How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	Hi world-connect Please refer to my answer to the Question #1 for my employment details. This loan is to take care of the miscellaneous expenses for my home purchase. I am going to purchase a house in the East San Jose area (Evergreen). My current monthly expenses are Rent ($1100), Utilities ($310), Credit cards ($100), Food and other expenses ($450) = Total expenses $1960 per month. No car loan and any other loans. Future monthly expenses after getting loan from Lending Club and house mortgage are listed below: My future monthly expenses are Lending club payment ($390), Mortgage Payment ($1520), Utilities ($310), Credit cards ($100), Food and other expenses ($450) = Total expenses $2770 per month. No car loan and any other loans. So with my current income of around $5000 / month, I can easily meet the repayment obligations. Thank you very much for your valuable question.
Have you already provided Lending Club with your future address? Is the $1520 mortgage payment PITI?	The Mortgage $1520 is PITI and I will provide Lending Club with the address after completion of purchase. Thank You..
Is your lender on your future mortgage aware of your application for a loan with Lending Club? Thank you.	Hi there, Thank you for your question. In my future repayment budget I have taken care of both the repayments of Lending Club and mortgage. For your information, I am very much interested in maintaining my excellent credit because that is my future. Thank you again.
Borrower, How much "Skin-In-The-Game" $$ do you personaly have invested now or will have invested in the future in the either Home Purchase or Small Busines purchase? (Purchase $$ price minus $$ 1st mortgage L-E-S-S this $K loan ='s $K which is your personal investment at risk.) Lender 505570 USMC-RETIRED Virginia Beach, VA Tuesday 06.15.2010 at 3:49 AM ET.	Thank you for your question. This personal loan is to meet the expenses of small repairs, land scapping, furniture and fittings to improve the home before moving in only. It is in no way related to down payment for the home purchase. Any way my investment is around $50,000 in this home purchase. Thank you again.

Member Payment Dependent Notes Series 526324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526324	$10,000	$10,000	13.23%	1.00%	June 17, 2010	June 18, 2015	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526324. Member loan 526324 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	CNN	Debt-to-income ratio:	3.48%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	CNN
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/05/10 >I'm an Associate Producer at CNN Money. I shoot and edit video, conduct interviews and work with anchors to produce financial news and feature stories for CNNMoney.com, CNN.com and CNN broadcast. I have recently created an LLC to work with individual clients outside of CNN. Several contacts asked if I do individual consulting and production work, and this LLC will serve that purpose. I will be advising clients on the use of mobile production technology and streamlining mobile video production processes. Additionally, I will produce some of the videos for my clients or hire a small staff of 2 or 3 to produce the videos for them. I am seeking a loan of $25,000 to purchase the necessary production equipment.

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,405.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on the business you are planning. Do you plan on maintaining your current job while starting the business, and if so, for how long? Thank you in advance for your answers.	Yes, I plan on maintaining my job while working on the business on the side, unless it grows large enough. I put in a description for the business earlier but the site says it's awaiting approval. So, I've pasted below what I wrote: I'm an Associate Producer at CNN Money. I shoot and edit video, conduct interviews and work with anchors to produce financial news and feature stories for CNNMoney.com, CNN.com and CNN broadcast. I have recently created an LLC to work with individual clients outside of CNN. Several contacts asked if I do individual consulting and production work, and this LLC will serve that purpose. I will be advising clients on the use of mobile production technology and streamlining mobile video production processes. Additionally, I will produce some of the videos for my clients or hire a small staff of 2 or 3 to produce the videos for them. I am seeking a loan of $25,000 to purchase the necessary production equipment.
Your Small Business category loan is 1 of 414 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i..e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how their loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? Etc.) Your listing provided nothing to attract a lenders interest and for them to possibly help to fund your loan. Small Business category loans always are the H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is highest of all loan categories. Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process exist the opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.05.10 at 7:03 AM ET	Thanks for the note. I put in the description earlier when I created the loan but the site says it's still awaiting approval, so I've included a copy of what I wrote below. I'm an Associate Producer at CNN Money. I shoot and edit video, conduct interviews and work with anchors to produce financial news and feature stories for CNNMoney.com, CNN.com and CNN broadcast. I have recently created an LLC to work with individual clients outside of CNN. Several contacts asked if I do individual consulting and production work, and this LLC will serve that purpose. I will be advising clients on the use of mobile production technology and streamlining mobile video production processes. Additionally, I will produce some of the videos for my clients or hire a small staff of 2 or 3 to produce the videos for them. I am seeking a loan of $25,000 to purchase the necessary production equipment.
Can you explain the purpose of the loan in some more detail? Is this for a separate production company while you are still employed at CNN? Thanks.	Yes, this will be a separate company I will manage on the side. I put in a description for the business earlier but the site says it's awaiting approval. So, I've pasted below what I wrote: I'm an Associate Producer at CNN Money. I shoot and edit video, conduct interviews and work with anchors to produce financial news and feature stories for CNNMoney.com, CNN.com and CNN broadcast. I have recently created an LLC to work with individual clients outside of CNN. Several contacts asked if I do individual consulting and production work, and this LLC will serve that purpose. I will be advising clients on the use of mobile production technology and streamlining mobile video production processes. Additionally, I will produce some of the videos for my clients or hire a small staff of 2 or 3 to produce the videos for them. I am seeking a loan of $25,000 to purchase the necessary production equipment. Thanks
Worst case - if your business did not make any money at all for two or three years, would you be able to comfortably make your loan payments?	Yes, in the worst case I will be able to pay the loan from my job and from my savings of about $8,000. I anticipate that at the very least it will go well in the beginning, as I have a few business contacts who will be my first customers. I plan on continuing to build my client base thereafter. Thanks
ONCE YOU LOAN IS "APPROVED" FOR ISSUE THEN i WILL PARTICIAPTE IN HELPING TO FUND THE LOAN. LENDER 505570 USMC-RETIRED 06.08.2010 03:51 AM ET	Thank you. I got in touch with LC and my loan has been approved.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected the 60-months maximum term repayment that offers the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. All borrowers have an initial idea how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your loan.] Advance thanks for answer that will help other lenders and myself to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.11.10 @ 5:02 PM ET.	Yes, I plan on paying this loan in about 3 years. Thanks
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	My rent is $900, and my utilities, food and personal expenses are also $900. I don't drive, have insurance cost, or another loan. Thanks

Member Payment Dependent Notes Series 526339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526339	$8,000	$8,000	11.86%	1.00%	June 16, 2010	June 18, 2013	June 18, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526339. Member loan 526339 was requested on June 4, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,906 / month
Current employer:	Allison Arcuri	Debt-to-income ratio:	17.15%
Length of employment:	1 year	Location:	Massapequa, NY

Home town:
Current & past employers:	Allison Arcuri
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,839.00	Public Records On File:	0
Revolving Line Utilization:	23.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Allison Arcuri and what do you do there?	I am an assistant manager at a bank.
Your "Other" category loan is 1 of 351 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.05.10 at 7:09 AM ET	My loan is for consolidating two credit cards into one payment. The expenses on these cards are from planning my wedding. The remainder from the loan I will use for the rest of my wedding expenses.
What is the loan's purpose?	I want to consolidate my two credit cards from wedding expenses into one payment. The remainder of the loan will go to the rest of my wedding payments.
Current Employer: Allison Arcuri 1 - Who is your employer and what is their function? 2 - What is your position there? 3 - Where did you work prior since current emplyment is only a year? Inquiries in Last 6 Months: 2 4 - Did these inquiries result in more debt? Thank You	I work for astoria federal savings.... Its a large long island bank. I am an assistant manager. Ive been in banking the last four years.. I worked at emigrant savings bank before astoria. I left because a management opportunity came up and I graduated college with a management bachelors degree.I have other inquiries because I attempted getting a loan through a bank for my wedding but it didnt work out so it did not increase my debt.
What are the 2 credit inquiries in the last 6 months for? Please specify if you applied for more credit cards or other loans. Thank you.	I tried getting a loan for my wedding but it didnt work out. In addition I tried to refinance my car loan. I have enough credit cards and dont need to apply for any more.
Second time I've asked these questions. 1 - WHAT IS THE SOURCE OF YOUR INCOME? 2 - WHERE DID YOU WORK PRIOR, SINCE WHATEVER YOU DO FOR WHOMEVER YOU DO IT FOR IS ONLY ONE YEAR?	I am an assistant manager for astoria federal savings, the fourth largest thrift in the united states. I have been in banking the last four years and prior to astoria I worked for emigrant savings bank. I left emigrant because I graduated college with a business management bachelors degree and was given the assistant manager opportunity.

Member Payment Dependent Notes Series 526429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526429	$18,200	$18,200	7.51%	1.00%	June 16, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526429. Member loan 526429 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Hewlett-Packard	Debt-to-income ratio:	12.00%
Length of employment:	2 years	Location:	Boston, VA

Home town:
Current & past employers:	Hewlett-Packard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/05/10 > This loan is to pay off a credit card debt The interested rates on the original card have sky-rocketed thus I'm looking for better rates. Borrower added on 06/05/10 > This loan is to pay off a credit card and the remainder on a car loan. The original rates on the credit card have sky-rocketed thus eating up my payments without reducing the principal amount, so I'm looking for better rates.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,351.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Hewlett-Packard?	I am an Information Analyst with a speciality in electronic forms,
Current Employer: Hewlett-Packard -- Position? Thanks	I am an Information Analyst with a speciality in electronic forms
Would you describe your job at Hewlett-Packard as stable?	Yes, I'm a major contributor on large Federal and State government projects.

Member Payment Dependent Notes Series 526500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526500	$6,000	$6,000	11.12%	1.00%	June 22, 2010	June 19, 2013	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526500. Member loan 526500 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,750 / month
Current employer:	n/a	Debt-to-income ratio:	5.85%
Length of employment:	10+ years	Location:	Layton, UT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > My wife is having some cosmetic surgery in July that is very important to her. I would prefer to keep current cash on hand for unexpected business or personal expenses, and borrow the amount needed for the surgery. I have been in my current profession for 25 years and with my current firm since 1991. My income fluctuates but is within a steady range of $225K-$275K (gross). I have had credit for more than 35 years and have never missed a payment or defaulted on any loans or credit accounts.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	80
Revolving Credit Balance:	$43,437.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of $18,750 / month income?	I am a Financial Planner with Lincoln Financial Advisors. I have been with them since 1991
What is your employment situation - self employed? Also, why would you need to take out a loan when you make almost $19K/mo.?	I am a Financial Planner with Lincoln Financial Advisors. I have been with them since 1991. My annual gross income fluctuates between $225,000 - $275,000. I have business expenses that would be dueducted from that. I am making a $23,000 federal tax payment this month, and my wife has a surgical procedure schedule for Early July. I just want to make sure I have that covered.
What is your source of income (employer)? Thank you	I am a Finnacial Planner with Lincoln Financial Advisors. I have been with them sice 1991.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) My home is titled in the name of my living trust with my wife and myself as trustees. 2) I have approx $75,000 equity in my home. VALUE: $495,000 DEBT: $420,000

Member Payment Dependent Notes Series 526511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526511	$23,000	$22,825	16.82%	1.00%	June 21, 2010	June 19, 2015	June 19, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526511. Member loan 526511 was requested on June 5, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	Automatic Data Processing	Debt-to-income ratio:	13.88%
Length of employment:	8 years	Location:	Queen Creek, AZ

Home town:
Current & past employers:	Automatic Data Processing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/05/10 > I have been taking the Dave Ramsey courses and am on my way to being debt free. This loan is to consolidate all my high interest debt into one loan at a lower interest rate to pay off.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	18
Revolving Credit Balance:	$51,820.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Automatic Data Processing?	Director of sales
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Current position (Job/What you do) for employer ADP? Number [2] Transunion Credit Report shows a $51,820 Revolving Credit Balance total debts (49.50 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide a approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's exchanges and myself to decide to participate in helping to fund your requested loan.] FYI: I take issue with Ramsey's primary objective of his "desciple" borrowers paying off their smallest $ debts first. That only eliminates very least $ amount of life choking debts. Better objective is too pay off highest APR pct loans first. It makes more financial sense to use 16.82 APR pct loan to pay off 25.99 pct, 27.99 pct. 32.99 pct APR loans instead of paying off lower 12.99 pct, 14.99 pct etc APR loans. Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.06.10 @ 6:48 AM ET.	question 1 - Sales director for ADP Question 2 - I am currently budgeting and paying about $1300.00 a month. Question 3 - I honestly don't plan on paying longer than 24 months. I am aggressively elminating my debt. I chose to try this route because I didn't think it made sens to pay the smallest debt first while the largest had the highest rate. If I am able to go this route, it will lower the rate almost in half and allow me pay it off reasonably fast. - BTW - Semper Fi (0331 - 90-94) was with 1/1
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Visa - 5k 27% visa - 10k 27% MC - 1500 27% Misc Credit 1000 24% other credit 1200 27%
Thanks for reply. At same $1,300 monthly debt payment you can reaksiticall payoff this loan in two years time or maybe slightly less time especially if you recieve quarterly, simi-annual or annual sales incentive/performance bonuses. Semper Fidelis, MSgt Disburing Chief (3432) 1965 - 1987 Virginia Beach, VA 06.06.2010 12:39 PM ET	True... But, I am am taking in account to add more to my priciple payment on my vehicle loan.. I hope to have that paid off nearly the same time. Thanks for your service...
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes the home is in my name. 285k is the loan fixed 30 years.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $23,000 loan currently 50 percent funded after 12 full days listed. 2 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 16.82 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Wednesday 06.16.2010 at 2:17 PM ET	Yes, It would make sense if the loan was 70% or Higher to take the partial loan. That would serve the purpose of the loan, for the two major cards I want to consolidate are at 29%. The other Debt is small amounts I can pay off quickly.
I'm seriously considering investing in your loan but with just one day left, it is not looking like you are going to get many takers for some reason. In a previous question you were asked how much equity you had in your home but did not answer the question. Arizona has been hit particularly hard in realestate so while I'm glad to hear you have a fixed rate loan, I, and I'm sure other potential lenders, would like to know where you stand in respect to your Loan-to-Value of your home. My understanding is you can apply for a second loan after six months of on-time payments. will you consider accepting a less than fully funded loan?	If it picks up a bit I may concider taking the loan for one of my cards. It would be still worth cutting one card interest rate in half. Seeing that I have only had the home loan for 4 years (bought at peak) and the market has been hit very hard I figured the questioned was answered. Like everyone else in AZ I am underwater significantly.
Hi Dave I'm going to see if I can't help getting you over the hump! Good Luck Steve	Thanks Steve!

Member Payment Dependent Notes Series 526513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526513	$22,000	$22,000	13.98%	1.00%	June 21, 2010	June 20, 2015	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526513. Member loan 526513 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,400 / month
Current employer:	CITY OF LONG BEACH - GAS &OIL DEPT.	Debt-to-income ratio:	8.69%
Length of employment:	10+ years	Location:	LONG BEACH, CA

Home town:
Current & past employers:	CITY OF LONG BEACH - GAS &OIL DEPT.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > To pay off higher interest loans, including 4 credit cards and 2 credit union loans.I intend to consolidate all into just one payment .I always try to pay on time and pay more than the minimum payment.I am current on all my credit accounts now I currently don't have a budget in place, but I do have the help of a financial planner to get one in place. My job is in civil service with a municipal gas department. I believe it to be very stable.

A credit bureau reported the following information about this borrower member on June 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,575.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $22,000 Dent Consol category loan. My questions are: Number [1] Current position (Job/What you do) for employer City of Long Beach? Number [2] Transunion Credit Report shows a $3,575 Revolving Credit Balance total debts (87.40 pct credit usage). $22,000 loan; $3,575 Revolving Credit Balance; $18,425 is the extra cash that you will be receiving (less the loan's origination fee) that is either consolidating or is refinancing what SPECIFIC debts that are NOT included in the Transunion Credit Report Revolving Credit Balance total debts? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.07.10 @ 8:25 AM ET.	Type your answer here. #1 I am a backhoe operator for a gas installation crew.We install natural gas services to commercial and residential property.I run the tractor to excavate and refill the holes. #2 I intend on paying off my wife's Sears card for $5000 plus a dentist bill@ $650 a Kohl's bill@ $350 And 2 separate credit union loans for a total of $12000.#3 My intentions are to pay it off early.The new monthly payment would be less than I am paying now .I don't know how soon but I will make extra payments from time to time. I would like to pay this back in 3-31/2 years. My main desire is to have just one payment.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Sears (wife's acct.)- Bal. $5028 / min.monthly $191 LBS Financial Credit Union - Bal. $6075 / monthly $207 LBSFCU #2- Bal. $5904 / monthly $179 Chase- Bal.$2941 / Min. monthly $63 GE Money- Bal. $584 / min.monthly $20 Kohl's ( wife's)- Bal. $315 / min. monthly $11
Borrower, This email contains NO questions: therefore NO answer is required. Email is F Y I only. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then a loans NEXT step is a required borrower Employment-Income Verification a/k/a "Credit Review". The employment verification is independent of an income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. They will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if yiu are self-employed or a small business owner, then IRS T4506 Request for Copy Income Tax Return. They will provide the Fax Machine telephone number and preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for loan's later $ deposit. Your "Approved" credit status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain California, Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Monday, 06.07.2010 at 9:39 AM ET.	Yes and no. I earn about 95% of the household income. My wife works a part time job,but we can and have gotten by fine without hers as she works for a school and will be out of work through the summer with no income. I hope this helps. Thanks.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	rent-1520, car- 179 but that is in one of the credit union loans, utilities,cell phone,internet,cable- 310, ins.-150 food-400
I like your financial metrics and will likely be investing in your loan app. However, would you mind verifying your employment and income with Lending Club? LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. Best of luck getting fully funded.	Will verify income on 6-11-10 that's payday and I'll will fax the pay stubs requested.
Borrower, Your loan now listed for several days for lender consideration. Loan currently attracted only XX percent funding. Reason for little funding is because loan application that all lenders view still does NOT show that required borrower Employment-Income verification a/k/a "Credit Review" was completed. Review Status does NOT show that loan is "Approved" for issue when either 100 percent funded or when partially funded and 14 days maximum listing time expires. If you were previously contacted by Home Office Credit Reviewer a-n-d submitted required income verification documents then YOU need to FOLLOW-UP and ask Credit Reviwer WHY nothing accomplished to upgrade loans Review Status? Refer to bottom Lending Club Home Page "CONTACT US" for Member Support Department email address and Toll Free telephone number. Home Office is CLOSED Saturday, Sunday, all national, and some California, Holidays. Good luck with your follow-up rquest. Lender 505570 USMC-RETIRED Wednesday 06.11.2010 01:41 PM ET.	USMC I see your concern . I faxed that info @ about 10 am PDT. today. It should be showing up anytime now.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $22,000 loan currently 32 percent funded after 11 full days listed. 3 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 16.82 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Tuesday 06.17.2010 at 8:07 pM ET	I will consider accepting a partially funded loan. But more likely I would re-submit a new request as my goal is to have only one payment for all bills. I see the activity has picked up on my loan since my pay was verified. If I have to resubmit all the info.needed is handy and will be given on day one of a new app. Thank you.

Member Payment Dependent Notes Series 526571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526571	$16,000	$16,000	15.95%	1.00%	June 22, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526571. Member loan 526571 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Goldman Daszkal P.A.	Debt-to-income ratio:	16.43%
Length of employment:	4 years	Location:	POMPANO BEACH, FL

Home town:
Current & past employers:	Goldman Daszkal P.A.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	24
Revolving Credit Balance:	$2,644.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	American Express- Gold $5,900.00 /$468.00 Will American Express- Blue $1,700.00 /$75.00 Will Macy's $658.00 /$78.00 Will House Hold Bank $858.00 /$50.00 Will Chrysler Financial $7,200.00/ $545.00 Will
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	American Express- Gold $5,900.00 /$468.00 Will American Express- Blue $1,700.00 /$75.00 Will Macy's $658.00 /$78.00 Will House Hold Bank $858.00 /$50.00 Will Chrysler Financial $7,200.00/ $545.00 Will
Borrower, You loan Credit Review completed. Application shows loan "Approved" for issue when funded. My questions are: Number [1] Brief description your employer Goldman-Daszkal? Number [2] Current position (Job/What you do) for employer? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? Or 1 to 3-yrs? Or 3 to 4-yrs? Or us ethe maximum 5 yrs time allowed? [Length of Time question requires answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide a approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.10.10 @ 5:59 PM ET.	Goldman, Daszkal is a PI law firm. I am a paralegal. I have every intention of paying off the LC loan early as there are no prepayment penalty. I will pay this loan off as soon as i can. However, I would like to keep the 60 month.
Hi, I calculate that you are replacing payments of $1216 a month with a LC payment of $388.66. Thus, how long do you intend to keep this loan as it frees up $828 per month? I assume that some of that will be applied to the loan in order to get out of debt.	I will be able to pay off the LC loan sooner than the scheduled loan period.
Thank you(?) for informing two lenders that you intend an early pay off for your loan. Now that fact finally is established, please enlighten lenders if loan is intended to be active for less than 1 yaer ? Or intended to be active for more than than 1 year?	loan will be active more than one year
Why pay the two extra percentage points to get two more years to pay as it seems you would have been well able to pay it off in the three years?	Yes, I will be able to pay off this loan in a far shorter amount of time. But would like to keep the full term since there is no penelty for early pay off.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $16,000 loan currently 47 percent funded after 13 full days listed. 1 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 15.95 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.20.2010 at 4:55 pM ET	I would accept the partially funded loan.

Member Payment Dependent Notes Series 526636

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526636	$9,000	$9,000	11.49%	1.00%	June 21, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526636. Member loan 526636 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	great western services	Debt-to-income ratio:	8.66%
Length of employment:	10+ years	Location:	WALNUTPORT, PA

Home town:
Current & past employers:	great western services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > I Plan to use the loan to fix up my property, I been at the same job for 16.5 years working 50 hrs+ a week, i have the money in a saving account for i cause of an emergency. the company i work for sub contacts for a gas company and work has been busy since i been there, replace all the old gas line and repair the streets

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,530.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The Title is in my and my wife name,i have 15000 in equity and the pay off amount is 151000
Hi, I'm interested in your loan. Your credit report shows $31,500 in revolving credit. Is that credit cards, or something else? Over the last year, has that debt increased or decreased? Thanks, and good luck with your loan.	20000 is a 2nd mortgage i took out to redo the kicthen,i only have about 8000 on credit cards
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1.Fix up property possible driveway,sidewalk. 2.Great Western Services Blacktop Foreman been there 16.5 years 3.3,250.00 Monthly cost with food and entertainment 4.wells fargo 151,000,pnc 18,500,knbt 7,500,chase 750.00,lowes 2,700 5.none 6.Pension plan and annuity funds 19,500 + pension 7.No wife makes 30000 a year 8. 11000
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	My bills come first, i worked hard to get good credit and i'll work even harder keep it

Member Payment Dependent Notes Series 526741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526741	$16,000	$16,000	15.95%	1.00%	June 21, 2010	June 20, 2015	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526741. Member loan 526741 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,215 / month
Current employer:	University of California	Debt-to-income ratio:	24.47%
Length of employment:	10+ years	Location:	Sacramento, CA

Home town:
Current & past employers:	University of California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > I work in The University of California at Davis as an Associate Professor with Tenure. This means that my job is very secure. I have been working there for 12 years. I am planing to buy my first home in the next few months. I will use the funding from this loan to pay for the down payment.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	26
Revolving Credit Balance:	$9,524.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with University of California?	My job is an Associate Professor with Tenure. My job is highly secure and it involves both teaching and research.
Question: How much "Skin-In-The-Game" $'s do you personaly have currently invested in this pending Home Purchase? ($ Purchase price minus $ 1st mortgage L-E-S-S this $16K loan ='s $K which is your personal investment.) Lender 505570 USMC-RETIRED Virginia Beach, VA 06.06.2010 at 5:41 AM ET.	I do not know the exact amount of money. But, I expect to invest $7000 from my salary in the expenses of buying my first home.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $16,000 Home Purchase category loan. My questions are: Number [1] Current position (Job/What you do) for employer Univ of Caifornia? Number [2] Transunion Credit Report shows a $9,524 Revolving Credit Balance total debts (52.50 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires an answer based on borrowers CURRENT intentions. Borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide a approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected THREE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.06.10 @ 5:51 AM ET.	[1] My job is an Associate Professor with Tenure. My job is highly secure and it involves both teaching and research. [2] I pay around $1200 per month. [3] I expect to pay the loan back in 4 to 5 years.
Have you located the home you plan on purchasing?	I am planing to buy the home in the zipcode 95835. Once I have the down payment, I will actively look for the home.
Have you been pre-qualified with a lender for this loan? Are they aware that all of your down payment will come from borrowed funds? Thank you.	Yes I have been prequalified with a lender. The rules say that any money that you borrow for down payment, and make it sit in your bank account for at least 60 days, is considered your money. Finally, in addition to the requested loan, I will be using some of my own money for the down payment and closing costs.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $16,000 loan currently 30 percent funded after 12 full days listed. 2 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use loan's net proceeds. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Tuesday 06.17.2010 at 8:07 pM ET	When the listing of my loan is expired, I will accept the partially funded loan. Thank you for your support.

Member Payment Dependent Notes Series 526783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526783	$12,000	$12,000	10.75%	1.00%	June 17, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526783. Member loan 526783 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Sears Holdings Corporation	Debt-to-income ratio:	13.66%
Length of employment:	< 1 year	Location:	Kissimmee, FL

Home town:
Current & past employers:	Sears Holdings Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > I would like this loan to consolidate all my credit card debt in to one payment and one interest rate. Please let me know if you have any questions.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	18
Revolving Credit Balance:	$11,895.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. To consolidate my credit card debt in to one payment. 2. Sears Holdings Corporation and I am a Business Intelligence Analyst which is summary creates software, write web reports, and analyzes data for the VP of the company. 3. My mortgage is $1288, no car payment, utilities are usually around $220, phone/internet/cable is $120, childcare is $450, no gym cost, own my own spinning bike. 4. All my credit cards will be paid that are not interest free from financing. 5. The delinquencies I've had in the past must have been months where I had a lot going on and simply forgot to pay the bill. 6. I have about $15K in my 401K. 7. I am not the sole wage earner, my soon to be ex-husband pays me $400/month to help me pay off this debt. 8. My average savings account balance is around $1,000. Please let me know if you need any more information.
What debts do you want to consolidate with this loan and what are the interest rates? Please explain the two delinquencies in the last 18 months. Since you have held your current job for less than a year, what is your employment history? Are there any other wage earners in you family such as a spouse?	1. I want to consolidate most of my credit cards and the interest rates range from 10 - 19%. 2. The 2 delinquencies must have been times when I had a lot going on and simlpy forgot to pay the bill. I haven't been in any situation where I was unable to pay due to not having the funding resources. 3. My employment history has been consistent, no breaks, prior to this job I worked at Starwood Vacation Ownership for about a year and a half. Prior to that I worked at Harris Corporation in Melbourne for about two and a half years. Let me know if you need more information or exact dates. 4. No, there are no other wage earners in the household. I'm going through a divorce and that is why I'm trying to consolidate and simplify my life.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, I do own the title of my home in my own name. 2. Right now honestly, there is no equity on the house due to the market but I do have a 401K in the amount of around $15K as another backup asset.

Member Payment Dependent Notes Series 526784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526784	$11,200	$11,200	13.23%	1.00%	June 16, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526784. Member loan 526784 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,900 / month
Current employer:	Mary Washington Healthcare	Debt-to-income ratio:	7.07%
Length of employment:	7 years	Location:	FREDERICKSBURG, VA

Home town:
Current & past employers:	Mary Washington Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/13/10 > I'm a single mother of a wonderful 13 year old boy. I have a great job with Mary Washington Healthcare as a Medical Coder/Biller. I've been employed with the organization for a little over 7 years. I am a responsable person who can't seem to get out of credit card debt. The intrest rates are increasing. With this loan I will pay off the credit cards and purchase bedroom furniture for my son. I will then be able to save to buy my own house.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	28
Revolving Credit Balance:	$7,579.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit $3991.34 19.24% *will* Credit $1687.71 16.24% *will* Credit $1134.53 19.99% *will* Credit $498.09 21.90% *will* Credit $794.39 24.99% *will* Thank you.
Hello there. While adding all of your revolving debt, I get a little over $8,000. What will the rest $3000 be used for?	The other $3000 will be go towards bedroom furnitue for my son. Instead of financing. Thank you.

Member Payment Dependent Notes Series 526803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526803	$18,000	$13,650	13.98%	1.00%	June 21, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526803. Member loan 526803 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,025 / month
Current employer:	Verizon	Debt-to-income ratio:	17.76%
Length of employment:	1 year	Location:	Tampa, FL

Home town:
Current & past employers:	Verizon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > Loan Use: My wife and I plan to pay off debts stemming from our wedding and home purchase. Reducing the APR and determining an end date for debt repayment will help us as we plan for our next great adventure: parenthood! Why We Are Good Borrowers: Unlike many in this difficult financial environment, we are fortunate to both have jobs with stability and pay growth. Monthly Budget: While my income is nearly $100K, my wife's is $76K. Our net monthly income is ~$9,900. Our monthly expenses (including Lending Club) would be ~$7,400. Borrower added on 06/07/10 > While Lending Club provides a credit score range, I thought it would be helpful to add that on June 5, 2010 my Experian profile showed my credit ratings as: Experian (715) // Equifax (725) // TransUnion (715)

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	19
Revolving Credit Balance:	$40,819.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) The title is held jointly in my wife's and my name through Bank of America as a standard FHA loan; 2) Our home was purchased on Oct 23, 2009; we have $4,667 equity in our home, the valuation is $180K, the current principal balance: $175,333
3 questions: 1) What was the delinquency 19 months ago? 2) What does your wife do for a living? 3) What will you guys do once your child is born- is someone quitting, going to work at home, add child care expenses that aren't currently in your budget...?	1) My sole delinquency was a Best Buy auto-pay that did not auto-pay .. my debit card had expired and I noticed (too late) that a payment was missed; 2) My wife is a claims consultant for Liberty Mutual; 3) Pregnancy is the long term goal/reward upon repaying Lending Club loan.
hi, couple of questions - 1) can you detail what your monthly expenses are? $7,400 seems pretty high when your monthly income is $9,900, so I'm curious what other expenses may be prioritized ahead of your lending club loan payments. 2) as you've been with verizon for only a year, what are the details of your previous employment? who did you work for, what was your position, how long were you with them, and what was your reason for leaving? Thank you and good luck with parenthood!	My estimate of ~$7,400 is ~$1,000 higher than our current expenses because we intend to put that additional amount towards debt pay-down above minimum requirements. 1) our current monthly expenses are $6,352... $1,377 mortgage $915 husband debt / other $900 wife debt / other $828 autos $774 groceries $344 housekeeping $255 home owners assoc $215 cell ph $215 cable $199 home ins $180 utilities $110 life ins $40 alarm system 2) For a number of years I worked for a specialized division of the financial company Raymond James. Due to the economy, my division was downsized and I became a statistic of the recession. As with many blessings-in-disguise, my income more than doubled when I was hired a few weeks later by Verizon.
Hi, we see a current revolving credit balance of 40k. Since the loan is for 18k, could you explain what debt *will* and *will not* be paid with the lending club loan. It would be helpful if you could also include information on current interest rates on your debt(s), and current monthly payments, and expected monthly payments if this loan fully funds. Thank you!	Half of our debt is on one credit card with a fixed APR of 7.75%. The other half belongs to cards with APRs between 18.99% and 29.24%.
Hi again, also, could you list your current monthly expenses and any steps you have taken to prevent future build-up of debt. Thank you.	Our expenses are pretty straight forward and children are a few years away. Preventing debt build-up is based upon: 1) consolidating debt; 2) adhering to a strict budget; 3) using cash only for all purchases. Our monthly expenses are listed in an answer to a previous question.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Yes

Member Payment Dependent Notes Series 526810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526810	$20,000	$12,500	11.49%	1.00%	June 21, 2010	June 20, 2015	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526810. Member loan 526810 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	VMware	Debt-to-income ratio:	9.15%
Length of employment:	< 1 year	Location:	Thornton, CO

Home town:
Current & past employers:	VMware
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > Credit Score 759 I worked for a high tech company for 10 years (one of the top 3) before changing jobs intentionally to work for a more stable company - We have lived in our house for 10 years and have never been late making a payment. The debt we have accrued is not due to reckless spending, but unforeseen circumstances.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,972.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, my mortgage is under my name. The home is worth 190K and we owe 168K. Only the one mortgage.
Hi, just FYI...the question I ask is probably a duplicate but nothing shows on your profile at this point, so here goes... What are your current debt payments (including interest rates). Can you give a break down of your monthly commitments? Thanks.	Sure - I hope this comes out clearly Debt owed per/mo %rate Sears 4800 153 25% Citi 3200 50 15% Disc 2400 61 20% Chase 5100 123 17.2% Kohls 373 25 25% GE Money 4000 110 3.9% (this was a home improvement loan) Mortgage 1230 5.8% Student Loan 80 9% US BANK/ Ready Reserve 8000 200 9% (this will be the first thing we pay down once those high credit rates are no more)
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Which debt will get paid off w/ this loan? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at VMWare? Can you list your work history? These answers will definitely help lenders lend.	> How was the debt accrued? In 5 words, "car accident, births and deaths." Nothing dumb... > Can you list your monthly expenses? That was in the previous question and I attempted to answer that. > Which debt will get paid off w/ this loan? The credit cards listed in the last lender question, if at all possible. Mostly trying to move from 25% to 11% interest. We should have 1 credit card at 9% or so once this is complete. > Can you list your savings account balance(s) and/or any other kind of emergency funds? We have 4 whole life policies that our kids will use for college and we will use for retirement, plus 2 401Ks. > Can you list any investments and balances? I am not sure what they are worth, but they are for the future. Not now... I think my main 401K is 170K or something like that. > Are you the sole wage earner in your household or is there another? No, we have 2 incomes and the 2nd income is already included. > What is your role at VMWare? Training, Tier 3 support, and vendor escalations (Cisco, HP, IBM, Dell) > Can you list your work history? I have changed jobs 3 times in 21 years and have never been without a job.

Member Payment Dependent Notes Series 526840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526840	$15,000	$10,850	7.88%	1.00%	June 22, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526840. Member loan 526840 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	n/a	Debt-to-income ratio:	3.90%
Length of employment:	5 years	Location:	north canton , OH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > Im going to pay my amex credit cards , i make payment in time, my job is very good

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,055.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Gross Income: $10,000 / month -- What is the SOURCE of this unverified income?	Department Of Defense (Army Contractor)
I have a 2 part question. 1. why $15,000 loan when your balance seems to be only $6,000. and 2. how does the $469 monthly payment compare to the current monthly debt payment amout that you outlay?	$6,000 is only what showed at the time when lending club run my credit,The current balance is around $12,000.2 the problem is not the payments its the interests thats so high and I don't want to go over 50% I always try to stay under the 50% of the credit line to keep my score decent.

Member Payment Dependent Notes Series 526890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526890	$12,000	$12,000	7.88%	1.00%	June 21, 2010	June 20, 2013	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526890. Member loan 526890 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	NetJets	Debt-to-income ratio:	10.60%
Length of employment:	9 years	Location:	Port Saint Lucie, FL

Home town:
Current & past employers:	NetJets
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1971	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,287.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What are the sources of debt that make up the $40K in revolving credit balance that's listed? Thanks.	I am currently seeking a temporary loan for a new sensor I need for a motion picture camera. I bought a RED digital cinema camera about two years ago and they are offering to replace the main sensor of the camera along with helping to complete my editing suite for the 4K system. I would normally wait until I receive payment from a client, however, RED digital cinema is offering a limited time deal for this sensor. This is why I am seeking a temporary loan.
Your "Major Purchase" category loan is 1 of 354 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.07.10 at 10:03 AM ET	I am currently seeking a temporary loan for a new sensor I need for a motion picture camera. I bought a RED digital cinema camera about two years ago and they are offering to replace the main sensor of the camera along with helping to complete my editing suite for the 4K system. I would normally wait until I receive payment from a client, however, RED digital cinema is offering a limited time deal for this sensor. This is why I am seeking a temporary loan.
$12K for a camera?????	The camera is actually worth 40,000 with everything installed. The sensor is 5700 plus additional costs for the editing suite equipment... www.red.com is the website to the camera I am using.
Thanks for the information about the camera. However, I was asking about the $40K of revolving credit balance that Lending Club lists in your loan request. Do you have a home equity line of credit (HELOC) or are there other sources of this debt? Thanks.	The 40K that you see from the lending club is for the camera that was purchased two years ago. The reason for the new loan request is for the replacement sensor for the camera.
What are you shooting with your Red Cam? Do you need it for your job at Net Jets or is it for a side project/s? In other words, does the Red Cam generate income for you and if so approx. how much per year?	Hi there, No the RED camera is overkill for projects like the one you mentioned. I use other types of cameras for training video work. We shoot many local and national ads. I just finished being DP (director of photography) on a motion picture and I am looking at working with another director in the fall to shoot a Miami cop movie. Last year I launched a motion picture stock footage glamour site using footage that was shot with the RED camera. We have been using the RED for these types of productions. Usually apart from my full time job, I make between 40,000 to 70,000 combined from different production jobs.

Member Payment Dependent Notes Series 526902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526902	$20,000	$12,700	11.86%	1.00%	June 21, 2010	June 20, 2015	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526902. Member loan 526902 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	IBM	Debt-to-income ratio:	10.36%
Length of employment:	10+ years	Location:	Tulsa, OK

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Reported on 4/20/2010 by ExperianCredit Score: 731 Score Date: 4/10/2010 Score Rank: 53.68% Risk Level: Very Low Bankruptcy & Court Judgments There is no Bankruptcy or Court Judgments on your credit report at this time.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,114.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	If this is duplication of previous send, apologies. Discover $9600 Base Payment $275 Bank of America $5918 Base Payment $300 Capital One $690 Base Payment $15 Target $950 Base Payment $15 Dillards $461 Base Payment $15 Kohls
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	Discover $9600 $275 Bank of America $5918 $300 Capital One $690 $15 Target $950 $15 Dillards $ 461 $15 Kohls $473 $15 Sears $490 $10 Best Buy $1450 $50 This is consolidation of all debt due to divorce and relocation expenses. I have to date paid $9000 against debt. Purpose of this loan is to reduce interest rate and set end payoff date against balance. I am a Global Project Manager IT \ Escalations Manager
Please list your monthly expenses (Rent, insurance, utilities, child support, etc).	Total expenses: $2150
Thank you for the additional information about your credit score. Unfortunately, some of us have been burned by borrowers regardless of their high scores. However, that's just part of the risk. If you do happen to arrive at a situation where your income is no longer stable, how do you plan to pay off this loan?	Good evening. Great question. One can never predict future but one can review prior history and set contigency plans in event of injury , loss of job, etc. As for history, I have been gainfully employed in same role for last 14 years and rated high performer in my field. Markets are volitale but I possess a value add skillset and do not foresee any change in status. I have built a strong professional network and if current employment status would change, I would leverage those relationships to obtain new position with minimal impact to current financial support status. As this is combined current credit debt less base monthly expenses, meeting payment would not be issue.

Member Payment Dependent Notes Series 526929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526929	$8,550	$8,550	7.88%	1.00%	June 17, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526929. Member loan 526929 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	Goodrich Corporation	Debt-to-income ratio:	16.76%
Length of employment:	3 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Goodrich Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,555.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type: Credit Card Balance: +20.06 APR: 0% Paid with this Loan: No Type: Credit Card Balance: -3141.05 APR: 11.24% Paid with this Loan: Yes Type: Credit Card Balance: -7880.83 APR: 10.24% Paid with this Loan: Yes Type: Credit Card Balance: -1726.52 APR: 0% Paid with this Loan: No Type: Credit Card Balance: -9693.37 APR: 0% Paid with this Loan: No Type: Credit Card Balance: 0.00 APR: 15.65% Paid with this Loan: No
What are your other $ monthly costs (mortgage/rent, car, utilities, the CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I'd prefer not to answer this question, but what I will say is that I have a budget set with a 3 year plan. This loan is a part of that plan.

Member Payment Dependent Notes Series 526995

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
526995	$9,600	$9,600	16.82%	1.00%	June 21, 2010	June 20, 2015	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 526995. Member loan 526995 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	hollywood transport	Debt-to-income ratio:	14.49%
Length of employment:	2 years	Location:	brandywine, MD

Home town:
Current & past employers:	hollywood transport
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > This loan will get my credit cards paid off at a better rate. I have a excellent payment history no late payments in the last five years.

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,378.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Hollywood Transport? What was your previous job and how long were you there?	I drive a tractor trailer, My previous job was also tractor trailer/ dump truck position.I held this position for two years and three months until i was laid off on 12-17- 2008
what is hollywood transport and what do you do there?	I am a tractor trailer driver.
what is hollywood transport and what do you do there?	I am a tractor trailer driver.
PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). Thank You.	cc1 5000 @29.99 175.00 cc2 0500 @29.99 175.00 they have the highest apr the loan is for these two cards cc3 1000 limit 650 available credit cc4 3000 limit 1500 available credit cc5 2500 limit 1000 available credit cc 6 1100 limit 1100 available credit
If you are given the funds to pay off the two $5000.00 credit cards do you plan to continue using your credit cards on a regular basis? If you are laid off from your job, what is your backup plan for repaying this loan? Thank you.	I would seek new employment.
Thank you for your prompt responses. I'll be helping with your loan also. Good luck and God bless!	thank you

Member Payment Dependent Notes Series 527063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527063	$15,000	$15,000	15.95%	1.00%	June 21, 2010	June 20, 2015	June 20, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527063. Member loan 527063 was requested on June 6, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	SmartHome Designer	Debt-to-income ratio:	7.93%
Length of employment:	2 years	Location:	Miami, FL

Home town:
Current & past employers:	SmartHome Designer
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/06/10 > I plan to payoff Credit cards Ive never been late on a payment My work is very stable i am the only programmer in my company

A credit bureau reported the following information about this borrower member on June 6, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,246.00	Public Records On File:	0
Revolving Line Utilization:	69.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I Plan to Pay Off the following American Express Min Payment: 65.00 Total Balance: 1.907.30 APR: 27.23 Bank Of America Visa Min Payment: 100.00 Total Balance: 4029.20 APR: 19.00% HSBC Best Buy Min Payment: 20.00 Total Balance: 547.38 APR: 24.24% Citi Min Payment: 60.68 Total Balance: 3.510.03 APR: 9.24% Kay Jewelers Min Payment: 25.00 Total Balance: 177.63 APR: 22.90% Dell Financial Min Payment: 50.00 Total Balance: 1275.26 APR: 29.99 HSBC Credit Card Min Payment: 30.00 Total Balance: 866.81 APR: 19.99 Total To Pay: $12.313.61
Your revolving credit balance shows $8,246, but you are asking for $15,000. Can you tell me what debts you plan to pay off with this loan? What are you paying off, current cc balance and interest rate, and what monthly payments you currently make (not minimum due, but what you are paying)? Thanks.	Ill be paying 7 Loans $1,907.30 27.23% 61.00 $4,029.20 6.00% 100.00 $547.38 24.24% 20.00 $3,510.03 9.24% 60.00 $177.63 22.90% 25.00 $1,275.26 29.99% 100.00 $866.81 19.99% 30.00 Total: $13.313.61
Please list the loan amounts and interest rates you will be paying off. Also, what are your monthly expenses (rent, utilities, etc). Thanks.	$1,907.30 27.23% $4,029.20 6.00% $547.38 24.24% $3,510.03 9.24% $177.63 22.90% $1,275.26 29.99% $866.81 19.99% Rent: 1100.00 Utilities: 80.00 Cellphone: 200.00 Cable: 175.00 Car Insurance: 140.00
Do you think that you will accept the loan if it does not fully fund? Good Luck	Yes absolutely I am over 10k i will accept it but the best will be if I can get 100% Thanks to all

Member Payment Dependent Notes Series 527191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527191	$10,000	$10,000	7.88%	1.00%	June 16, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527191. Member loan 527191 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,187 / month
Current employer:	Palm Beach County School District	Debt-to-income ratio:	19.71%
Length of employment:	6 years	Location:	JUPITER, FL

Home town:
Current & past employers:	Palm Beach County School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Hi! I would also like to mention that my fiance will be contributing to repayment of the loan. He works for Florida Power and Light and makes double my salary.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,966.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Congratulations on the wedding. Your credit history indicates that you have $8,966 in revolving credit debt. How did you accumulate this debt and could you tell us a little about how you are going to avoid accumulating additional credit debt in the future? I am concerned that you may not be able to pay back this loan and we cannot really consider your fiance's contribution as we do not have his credit history to review. By the way, is he also applying for a loan through Lending Club? Your answers are appreciated. Wishing you and your fiance well.	Hi. The major portion of my debt was accumulated from car repairs and unfortunately some was carried over from college. I no longer use my credit cards unless it is an emergency and once the balances are paid off, I will only use them when the balance can be paid in full on a monthly basis. As far as your concern for this loan not being paid back, it would not be an option. I have worked hard to get my credit history where it is at today and have never made a late payment of any sort. My fiance will not be applying for a loan through lending club, we were hoping they would have a joint application, but because this was not an option, we will just be using my account. Thanks for your question and consideration. Please feel free to inquire further if necessary. :)
What is your position at the School and what is your plan for employment during the summer months? I understand the husband issue, but we don't see his info above noted in question earlier. by the way congrats on getting married. I hope it is everything you have ever wanted it to be. your friend in Florida Sagat	Let's see... I answered this question once but it would not post because I was disclosing "personal information." I am assuming that was due to me telling my position at my place of employment. Over the summer I tutor children for extra income. My fiance will not be applying for a loan, as I mentioned in my last post. Is there something else you would like to know about him? Thanks for your well wishes!

Member Payment Dependent Notes Series 527205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527205	$23,050	$23,050	14.35%	1.00%	June 21, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527205. Member loan 527205 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Oak Transcription, Inc.	Debt-to-income ratio:	14.18%
Length of employment:	10+ years	Location:	Southbridge, MA

Home town:
Current & past employers:	Oak Transcription, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	60
Revolving Credit Balance:	$24,803.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for loan's later $ deposit. Your "Approved" credit status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, the funding $ always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Tuesday 06.08.2010 at 53:51 AM ET.	I answered this question earlier, but it is back on my screen, so forgive me if I am duplicating, but I don't want to be incomplete -- the bank account has been verified and all documents requested have been provided.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit card balances @ $8,800, $6,400, plus loan $8,900. My plan is to put in the difference out of pocket. I pay extra every month on these, but don't seem to be getting paid off fast enough. $1000/month on loan, $250 to $500/month on each of the cards, currently about $2000/month total, less if an unexpected thing happens at home. This new loan will consolidate costs to $780/month. When I pay $1000 to $1500 on it, I am still saving money monthly and can eliminate the debt within 2 years or less. That is the plan. I have a tenth grader... college costs upcoming after two years, trying to get prepared for that.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I answered this question earlier, but it is back on my screen, so forgive me if I am duplicating, but I don't want to be incomplete - The house is in both me and my husband's names. We have no equity. We built four years ago and had equity then, but falling housing prices have swallowed it. I currently owe $295K and believe it is worth $270K. It appraised at $360K four years ago.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.16.2010 at 09:25 AM ET.	I intend to pay it off by 08/12, before my current tenth grader enters his first year of college.

Member Payment Dependent Notes Series 527211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527211	$11,000	$11,000	7.88%	1.00%	June 17, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527211. Member loan 527211 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,638 / month
Current employer:	United Behavioral Health	Debt-to-income ratio:	10.07%
Length of employment:	10+ years	Location:	HOUSTON, TX

Home town:
Current & past employers:	United Behavioral Health
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,500.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	My husband and I have a mortgage which which we refinanced last fall from a 30 to a 15 year mortgage of $115,000. It is in both of our names, monthly payments are $1200. We have lived in our home for 10 years and our home's current value is over $140,000.
What do you do for United Behavioral Health?	I am a Senior Compliance Analyst for the National Complaints and Appeals team.
What is United Behavioral Health and what do you do there? How do you feel about credit ratings? Is there any other household income that can be used to pay back this loan?	United Behavioral Health is a managed care company. I am a Senior Compliance Analyst with the National Appeals and Complaints team. I think credit ratings are useful. My husband is self-employed and contributes to our household bills.
Why are you borrowing $11,000 for debt consolidation if your debts are only $3,500?	I am consolidating two loans - a car loan with a balance of $7000, and a credit union loan with a balance of $4000.
Please list the debts you are consolidating (lender, balance, APR and current monthly payment made)? What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	I am consolidating two debts - CarMax Auto Finance, balance $7000, APR 6.95%, current monthly payment $225; Credit union loan, balance $4000, APR 8.99%, current monthly payment $239. Other monthly costs total about $3000.
I'd like to help but have a couple questions first. What is this loan for? The credit report only shows $3.5k of debt. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at United Behavioral Health? These answers will definitely help lenders lend.	I am consolidating two debts - one is a car loan, interest rate 6.95%, and one is a credit union loan, interest rate 8.99%. Other debt includes mortgage, interest rate I believe is 4.5%. Current savings account balance is $1000. I have a 401K worth about $35,000, and stock worth about $2000 currently. My husband is self-employed and our combined annual income this year will be about $90,000 but his business continues to grow so I expect our combined income to be over $100,000 in 2011, and continuing to increase. I am a Senior Compliance Analyst for the National Complaints and Appeals team with United Behavioral Health.
Do you expect the car loan interest rate to increase?	No I do not. However, I am consolidating the auto loan with the credit union loan at a better average combined interest rate in order to increase monthly cash availability.

Member Payment Dependent Notes Series 527233

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527233	$13,000	$13,000	7.51%	1.00%	June 16, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527233. Member loan 527233 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Midlothian ISD	Debt-to-income ratio:	10.95%
Length of employment:	6 years	Location:	Midlothian, TX

Home town:
Current & past employers:	Midlothian ISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Basically, my credit is excellent. We did some work on our house last summer (fencing, replaced old appliances, etc.). I missed one credit card payment while traveling and my credit card rate went from 8.75 to 24.74%. I've sinced cancelled the card after getting nowhere with customer service.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,930.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	My mortgage - Currently 2214.33 a mo. 4 7/8% Discover - Paid in full monthly Chase - MC paid in full monthly EmigrantDirect MC - Currently 12984.17 - This is what the loan would pay off. This account has been closed. My rate on this account jumped from 7.9% to 24.24% when I missed one payment in Summer of '09 1 Car payment 809.19 a mo. @ 3.75% No other debt.

Member Payment Dependent Notes Series 527236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527236	$12,000	$12,000	16.82%	1.00%	June 22, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527236. Member loan 527236 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Molisse Realty Group	Debt-to-income ratio:	14.16%
Length of employment:	2 years	Location:	MARSHFIELD, MA

Home town:
Current & past employers:	Molisse Realty Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > I plan on using the funds to payoff my credit card. Just before the new credit laws kicked in, my credit card company jumped my interest rate to a very high rate. I would like to pay this off and have a regular payment. I was planning on paying off with my savings, but this would leave me with very little cash available. I have a very stable job with a growing company. I also make commission on top of my salary. I plan pn paying this off within 3 years. I chose to go with the 5 year loan for the lower monthly payments. I thank you in advance for helping me get rid of this high interest rate credit card.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	41
Revolving Credit Balance:	$8,572.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Card - $7,843.72 @ 29.9% - Will be paid off with loan Credit Card - $728.02 @14.29% - Will be paid off with loan Credit Card - $318.03 @ 25.24% - WIll be paid with loan Car loan - about $16,000 +/- Will not be paid with loan
what is Molisse Realty Group and what do you do there?	Molisse Realty Group is a real estate office on the South of Boston. I am the operations manager for the company. I manage 45 agents and 3 offices. I also am a realtor as well and make commission on top of my salary.
Why are you requesting $12,000 if you are only paying off ~$9,000	My goal is to obtain at least the $9000 to pay everything off. I figured if I get the full $12,000, have an extra $2500 (after paying financing charge) in the bank wouldn't hurt.

Member Payment Dependent Notes Series 527237

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527237	$10,000	$10,000	14.35%	1.00%	June 16, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527237. Member loan 527237 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Creative Financial Strategies	Debt-to-income ratio:	20.63%
Length of employment:	1 year	Location:	Lexington, SC

Home town:
Current & past employers:	Creative Financial Strategies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > Thank you to all of my investors and future investors. I really like this concept of peer to peer lending.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,519.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Medical - $410 - 0% Medical - $1800 - 0% Finance company - $5,200 - 23.99% Above paid in full Discover Card - $3,200 - 19.9% Pay $2590 on Discover Other Debts below: Mortgage - $81,000 - 4% Amex - $18,000 - 13.9% Home Equity - $40,000 - 8% Department Store Card - $280 - 0% (interest free when 1/3 balance is paid monthly)
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the title is in my name only. The house is valued at approximately $150k and the outstanding mortgage/heloc is approximately $120k.

Member Payment Dependent Notes Series 527260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527260	$9,000	$9,000	7.88%	1.00%	June 21, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527260. Member loan 527260 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	cnsi	Debt-to-income ratio:	12.74%
Length of employment:	5 years	Location:	gaithersburg, MD

Home town:
Current & past employers:	cnsi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > consolidation

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,345.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 527336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527336	$12,500	$12,500	13.23%	1.00%	June 21, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527336. Member loan 527336 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	AtlantiCare	Debt-to-income ratio:	18.15%
Length of employment:	2 years	Location:	ABSECON, NJ

Home town:
Current & past employers:	AtlantiCare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,272.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I plan on paying off 3 credit cards, American Express with a balance of 6,500 @ around 9%, Chase 5,500 @ around 11% and Barclay Bank 10,500 @3%. I will have 3 major debts after this is paid off, car loan thru Chase $27,000 @ $475 monthly (0%), Mortgage $139,000 @ 1,100 monthly (4.75% and property taxes are $300 monthly) and a student loan thru CitiBank $10,000 (will pay roughly $300 a month). I have also just signed a letter of acceptance for new employment which will increase my salary to 74,000, if you need a copy of the letter in pdf format can be emailed to you. Please let me know if you need any further information. Thank you for your interest. Chirag
Why would you take out a 13% loan to pay off loans at 9,11, and 3%?	the rates are promotional rates right now, the promotion ends in a few months and the rates go up higher.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I currently have a mortgage on my house, the mortgage is roughly 138,000 - 139,000 and the house value is 180,000 - 185,000. No heloc loans etc just the mortgage.
Why are you paying off lower interest loans with a higher interest? Tahnks.	the rates are promotional rates right now, the promotion ends in a few months and the rates go up higher.
You should look for a new 0% for a year or more balance transfer deal, or other promotional rates from competing cc companies, call them up and just ask for 0% with no fee, or whats the best they can do, it always works for me. If you can find one with no fee it would be highly preferable to the rate of this loan, especially considering your amount of debt. You have nothing to lose by trying, accept your amount or interest paid. And in the event you can not find any better offers, you can still get this loan.	ya i used to do that but its too much a hassle. I want to be done with cc once in for all.. pay this off and cut em up..
Please list your monthly expenses (mortgage, utilities, etc). Are you the sole wage earner? Thanks.	not allowed to list too much personal info as the answer will get rejected, so hopefully this will help. Not the sole earner, and including this loan rest of my bills between my wife and I we still have about 30-33% disposable income.
What are your monthly expenses (mortgage, utilities, etc)?	not allowed to list too much personal info as the answer will get rejected, so hopefully this will help. Not the sole earner, and including this loan rest of my bills between my wife and I we still have about 30-33% disposable income.

Member Payment Dependent Notes Series 527447

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527447	$7,000	$7,000	16.45%	1.00%	June 22, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527447. Member loan 527447 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Bank of America	Debt-to-income ratio:	1.94%
Length of employment:	2 years	Location:	QUEENS VILLAGE, NY

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,127.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for loan's later $ deposit. Your "Approved" credit status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, the funding $ always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Tuesday 06.08.2010 at 53:51 AM ET.	I have no problem submitting paycheck stubs or my income taxes.
Your "Other" category loan is 1 of 351 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED 06.08.10 at 6:17 AM ET	I am consolidating 2 credit cards i owe which are less then $400 as well as paying back a loan that was made to me from a family member in order to pay for my college.
What is your position at BOA?	I am a full-time business teller.
If your loan funds, you selected a 60-months term repayment. Do you intened to payoff loan in < than 1-year? 1 to 2 years? 2 to 3 years? 3 to 4 years? Or use full 4 to 5 years? Thanks. Lender 505570 USMC-RETIRED 06.09.2010 9:33 AM ET	I intend to pay off this loan within 1-2 years.
Borrower, FYI: Loan application shows Income Verification completed (check-marked). But Credit Status still shows "In Review" Credit Review is only one-half completed. Credit Status needs to be upgraded to "Approved" for promissory note to be issued and your loans net $ proceeds to be deposited into bank account after loan is funded. You need to FOLLOW-UP on this with Home Office Credit Reviewers then loan will attracts more lenders and $ funding. Lender 505570 USMC-RETIRED 06.10.2010 11:35 AM ET	I have not been contacted by the Home office as I was told I was going to be but i will certainly follow-up with them.

Member Payment Dependent Notes Series 527448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527448	$24,000	$24,000	10.25%	1.00%	June 22, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527448. Member loan 527448 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Anelli Xavier, PC	Debt-to-income ratio:	18.63%
Length of employment:	2 years	Location:	cazenovia, NY

Home town:
Current & past employers:	Anelli Xavier, PC
Education:

This borrower member posted the following loan description, which has not been verified:

I'm a successful attorney with nearly ten years experience in criminal defense. Currently, I'm employed by one of the largest DWI defense firms in the USA. I need this loan to consolidate the debt that I accumulated while going to school and starting my career. My credit history shows that I'm very good at managing my finances and that I pay all my bills on time. I have budgeted $1000 month towards my loan payments. Borrower added on 06/16/10 > My monthly expenses total approximately $2,500 (see details in the questions answered). The rest of my monthly income will be allocated to repaying this loan and savings. Note: I will accept this loan even if I do not receive full funding, so please invest...

A credit bureau reported the following information about this borrower member on May 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,960.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The following debts WILL be paid off by this loan Credit card: balance of approx $13K @ 19.99% Private loan: balance of approx $10K @ 16.00%
Hi, your revolving credit balance shows just short of $13,000, yet you are asking for $24,000. What is the other $11,000 for?	I have a private loan with a balance of approx. $10K that will also be paid off with this loan.
Please list the loan amounts & interest rates you plan to pay off. Thanks.	Answered previously.
Why was the loan relisted? What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	The loan was relisted because i was traveling and failed to verify my bank account. As a result, even though my loan was funded, it was canceled and i was forced to relist it. My monthly debts that will not be replaced by this loan are as follows: -Rent inc. heat $900 -Utilities $40 -Cable/Internet $75 -Telephone $100 -Car insurance $75 -Health Insurance $150 -Car payment $675 -Food $300 -Entertainment $200 -Gym $35

Member Payment Dependent Notes Series 527453

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527453	$16,000	$16,000	13.98%	1.00%	June 23, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527453. Member loan 527453 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,404 / month
Current employer:	Cascade Computer Maintenance	Debt-to-income ratio:	17.91%
Length of employment:	10+ years	Location:	East Wenatchee, WA

Home town:
Current & past employers:	Cascade Computer Maintenance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74,138.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Chase Credit Card $4395.65 APR 14.24% US Bank $8038.53 Interest 17.99% Dell Financial $1043.61 Interest 21.24% Citi Bank $1035.72 Interest 25% Wells Fargo Bank $1613.34 Interest 23.9% Nautilus $1035.14 Interest 16.99 Numerica CU $6266.06 Interest 8.9%
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes we do, we already have a HELOC for $50,000, no room for more than that in the value
Borrower, Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process is only ONE-HALF way completed. Credit Review Status needs to be upgraded to "APPROVED for promissory note to be issued later and after loan funds net $ proceeds to be deposited into bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. After Credit Status is "APPROVED" your loan will attract more lenders and their funding $. Lender 505570 USMC-RETIRED 06.15.2010 00:27 AM ET	All income was listed in the application already thanks
Pleae list your monthly expenses (mortgage, HELOC, utilities, etc). Are you the sole wage earner? Thanks.	Mortgage $1700 HELOC $250 Utilities $150 Rent from boarders $800 mo my income and wife sells MK
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? Or use the 4 to 5-yrs maximum time allowed? [The Length of Time question asks for ananswer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide a approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for AN answer that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.21.2010 at 12:29 PM AM ET	Our intention is to pay it off as soon as possible, we would probably have it paid off in 2 to 3 yrs, we plan on paying regular payment and then paying extra on the principal to pay both ends ot it to bring down balance quicker. Thank you :)
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $16,000 loan currently 58 percent funded after 13 full days listed. 1 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Tuesday 06.22.2010 at 10:31 AM ET	We originally requested $25,000 but a counter of $16,000 came back approved and we were hoping to put all of the debt on one loan and have 1 payment and fixed interest rate. I don't know at this point if we would accept a 70% funded loan or approximately $11,200 I suppose it would depend on the amount, interest rate and term etc.

Member Payment Dependent Notes Series 527542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527542	$8,000	$8,000	11.49%	1.00%	June 16, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527542. Member loan 527542 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Citigroup	Debt-to-income ratio:	0.50%
Length of employment:	4 years	Location:	Jersey City, NJ

Home town:
Current & past employers:	Citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Hi all. I'm new to lending club, and given it's attractive interest rates I've decided to fund much of my medical expenses by borrowing through this program. My borrowing history is relatively light, and my credit is excellent at 760. Essentially, this financing will enable me to restructure my personal balance sheet, as most of my personal financing has historically been generated via cash assets. I have a very stable job situation, employed the past 4 years with Citigroup in its capital markets department. I graduated from Georgetown University in '06, and have recently been promoted to an Associate role with the firm in a rotationial program that will guarantee my job security for at least the next two years. My gross monthly salary totals close to 10k, my monthly expenses total close to 3k (rent: 1200, misc: 2k-mostly medical bills).

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$425.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Given your salary and low monthly expenses, why are you requesting a 60 month loan rather than a 36 month loan? Do you have major loans to pay off from your undergraduate education? Your answers are appreciated. Wishing you well.	Hello. Good question, I decided to opt for the 60 month loan rather than the shorter tenor options manily because I prefer to continue to build my savings and pay a lower monthly financing expense. While my salary is over 100k, and my monthly expenses are relatively low, my liquid net worth is actually fairly low in its own right. Due to a recent major expense coupled with current financial obligations, my personal savings are at a very low level. I also support my family to a large degree, a fact which I have not explicity stated in my profile, so my aim is to continue to build a financial cushion in the near term. My earning power in the long term is fairly stable, therefore I would rather effectively pay for the liquidity now than incur larger financing expenses with a shorter term loan. I hope this answers your question, many thanks.
Do you have a chronic illness which could affect your ability to continue working?	Hi RagtopMINI, The medical expenses actually relate to a need for cosmetic surgery to repair terrible burn injuries and scars I sustained years ago in an accident. It's been a long term goal of mine to have this procedure done, and my insurance doesnt cover this type of medical expense. I have no chronic illnesses or any health issues that would threaten my ability to continue working. I hope this answers your question, many thanks.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, I do not hold the title of the home in my name, this is actually my parent's home and the title is in their name. I however pay roughly 40% of their mortgage expense or $250/mo. The home was recently valued on Zillow.com at $275k. This was a 30 year mortgage taken out almost 20 years ago, the remaining balance on the loan is roughly 75k. I currently rent, and my rent is 1200/mo. I hope this answers your question, many thanks.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you! And your comment is valid in deed. I am a trustworthy borrower, with an excellent track record and credit score of 760. I appreciate the investors who have been willing to step to the plate and support my loan request. I take my obligation very seriously and plan to make your investment worthwhile. Again, thank you and God bless.

Member Payment Dependent Notes Series 527581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527581	$14,000	$14,000	10.38%	1.00%	June 17, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527581. Member loan 527581 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,658 / month
Current employer:	Harford County Government	Debt-to-income ratio:	5.74%
Length of employment:	2 years	Location:	Abingdon, MD

Home town:
Current & past employers:	Harford County Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > I have 14,000 on a 28% APR credit card that I want to move to this loan so I can shave off a few months of payments by lowering the interest rate on the balance. I have even picked up a second job on the weekends so that I have around 500 extra per month to put towards principal payments. I am a 24 year old civil engineer who needed my card to help pay for living expenses in college and to buy some things when I moved into my house last year, but now I am ready to shed this debt. Thank you. Borrower added on 06/08/10 > Also, I wanted to let the people who read my response to CriticalMiss, that every July and December when there are three pay periods in one month, I am able to take around $1,000 out of that "extra" check to pay debts down after I take the remainder out of the check for living expenses such as groceries for those 2 weeks. My budget is done based on getting 2 checks per month, not 3, so this will allow me to pay off the Just Cabinets balance (1,400) by this August's payment, without using this loan money for that. And the Lowes and Best Buy are very far off from the pay off dates, and will be paid off in the same manner (using the "extra" check that is before the due dates). I will not be needing to use this loan for those debts, just the Macy's Visa, and they will not be charged any interest before they are paid off. Thanks.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,686.00	Public Records On File:	0
Revolving Line Utilization:	20.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Only my credit card from Macys will be paid off. Macys VISA, $14,300, 28% *will* The other debts I have: Federal student loan, $32,695, ~6% *will not* Lowes credit, $300, 0% for 12 months (due by next June) *will not* Best Buy credit, $1,200, 0% for 36 months (due in 30 months) *will not* Just Cabinets credit, $1,400, 0% for 12 months (due in October) *will not* Mortgage, $176,000, 5.75% *will not*
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, it is titled in my name only, no spouse or other party. 2. My home was appraised at around 190,000 when I settled on it, and the balance on my mortgage is around 176,000 (I do not have any home equity loans) So I would say around 10 to 15,000 in equity. The appraisal was in January 2009, so the value should be close to that. I replaced the entire kitchen and all the carpeting after I moved in so if anything it is worth more now. Thanks for your inquiry, and I hope you will invest in my loan.
What are your other $ monthly costs (mortgage, car, utilities, CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Mortgage is around 1,400 No car cost for me. 0 Electric is average 170 Cable/internet 80 student loan 152 credit card minimums (all on interest free promotions for a while, not due soon) 30 Trash 30 Water 25 Groceries 400 Pet Supplies 100 Fun/Eating Out 200 The thing about the budget (other than my credit cards and student loans) such as my living expenses and mortgage and utilities, is that I have a live-in fiancee whose income is not included in my loan application, because this credit card I am paying off is my debt from previous years, plus his income is tips from being a server so it is not a steady income. So in reality, it is hard to just compare my income and then add up the utilities and groceries, etc. Because those amounts are from our household budget, which is funded by both of us. I hope this helps, and thanks for the question.

Member Payment Dependent Notes Series 527623

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527623	$8,000	$8,000	13.61%	1.00%	June 17, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527623. Member loan 527623 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	AMERICAN INTERNATIONAL	Debt-to-income ratio:	12.29%
Length of employment:	6 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	AMERICAN INTERNATIONAL
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > I am a single parent with two kids. one of them is completely on his own already whom is about to go to the police academy this year. my daughter who is 20yrs old still lives with me. I only owe $4200 dollars in credit card debt. the rest I want to put aside and purchase a home. I am already pre-approved for a home purchase and for a little more than what I pay for rent why? not own my home. I will use this money to pay off the credit cards which I already pulled out of my wallet and put away, and the rest put to use in a new home. My daughter will help me for now and as soon as my son graduates he will help me to pay this loan off.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,580.00	Public Records On File:	1
Revolving Line Utilization:	50.30%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have three major credit cards right now one of them is with Bank of america with a balance of 3000.00 dollars with an APR of 27%. the second one is with Target with a balance of 600.00 Dollars with an APR of 24% and lastly Chase with a balance of 800.00 dollars and an APR of 24%. these are all my debts and all will be paid off. the rest of the loan I will put in my savings for a future home. I have already been pre-approved by the banks for a home loan. but before I start looking and purchase, I want to pay off my credit cards so all I will have to worry about is my mortgage and this payment instead of paying multiple interest rates and having multiple payments.
1 - Current Employer: AMERICAN INTERNATIONAL -- What is this companys function and what is your position? 2 - Public Records on File: 1 -- Explain please. Bankruptcy, lien, garnishment, etc???? Thank You	American International is a packing and distributing company that deals world wide. they distribute high end cosmetics, clothing, and retailer supplies world wide. they also pack and make cosmetics and supplies for retailers. My position is floor personel/machine operator. as far as public records go I really would not be able to tell you because the company is privately owned. bankruptcy, lien, garnishments, etc???? to the best of my knowledge none. again the company is privately owned and the economy has not affected production or employment at the company. hope this was helpfull.
The public record is YOURS, not the company you work for.	The only public record I have was a bankruptcy with my ex-husband 16yrs ago. He had his own business and for neglegence and supidity he lost it. sence we were married we had to file jointly. therefore he lost the business and that was all. neathless to say I never remarried and I am doing just fine on my own with my two children. I really dont even know if this is still in my credit history it was a long time ago and as you can see my credit is really good. hope this answered your question.
Your loan profile shows that you not only have the bankruptcy (111 months ago), but also a delinquent payment 30 months ago. Please explain. Thank you.	I really cant remember why I was delinquent almost three years ago. The only thing that comes to mind is I was being charged some transactions that i did not purchase on one of my cards. the bank was giving me the run around and I decided not to pay my accoun until the matter got resolved. It took a couple of months to resolve the matter. I closed the account (credit card) and paid it off in full. I believe the total was 4500.00 dollars and I paid it off after the account was closed. It is reflecting on my credit but again the account was closed and paid in full. But now that you mention it, thanks. I am going to obtain a copy of my credit report just to see what is on there. I have all my accounts current and in excellent standing but again it never hurts to look at my credit report to see whats going on with it. hope this answers your question.
I should be more aware myself that borrowers may not know about some issues on their credit report. Getting your credit report is always the best way to go, especially since its free once a year and should be checked on before getting a loan. Good luck with your loan!	Thank you very much. I also would like to take this time to thank all the investors that are lending me the money. Including yourself. I am verry happy that there are people out there willing to help each other out. My son is also happy that just before he goes to the academy i will have paid off all my credit cards and again have money to invest in my future home. from the bottom of my heart THANK YOU.

Member Payment Dependent Notes Series 527636

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527636	$5,000	$5,000	14.35%	1.00%	June 21, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527636. Member loan 527636 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Self	Debt-to-income ratio:	18.35%
Length of employment:	1 year	Location:	MILES CITY, MT

Home town:
Current & past employers:	Self
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > Although self-employed, I am currently in a long term contract position that most likely will lead to permanent employment.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	11	Months Since Last Delinquency:	3
Revolving Credit Balance:	$5,338.00	Public Records On File:	0
Revolving Line Utilization:	91.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 - Source of income? 2 - You have been delinquent in payments, last time 3 months ago, WHY? 3 - What is your 'major purchase' ? Thank You	I have recently moved back to Montana and did not have a roommate until 3 months ago, needless to say I was paying rent on my own and got behind. Now I am ahead again; however, the major purchase is a desired surgery.
Borrower, Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process is only ONE-HALF way completed. Credit Review Status needs to be upgraded to "APPROVED for promissory note to be issued later and after loan funds net $ proceeds to be deposited into bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. After Credit Status is "APPROVED" your loan will attract more lenders and their funding $. Lender 505570 USMC-RETIRED 06.15.2010 00:27 AM ET	Thank you, I will do just that, much appreciated comment.

Member Payment Dependent Notes Series 527650

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527650	$13,600	$13,600	15.21%	1.00%	June 22, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527650. Member loan 527650 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,792 / month
Current employer:	ernst and young	Debt-to-income ratio:	22.50%
Length of employment:	2 years	Location:	CLEVELAND, OH

Home town:
Current & past employers:	ernst and young
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > With this loan I am going to considate my debts into a single monthly payment, in doing so, the excess payment I normally sent to the credit card companies will be applied to this loan allowing me to pay the loan off quicker than 5 years, I anticipate paying it off in 3.5 yrs. The debt is mostly from school and as well as some medical bills and misc. credit card debt. I have a very strict monthly budget, and am a good planner. I feel on hard times previously and am trying to recover and move forward as I gain more financial freedom. Borrower added on 06/11/10 > THANKS FOR EVERYONES SUPPORT THUS FAR!! IT IS GREATLY APPRECIATED, I AM REALLY LOOKING FORWARD TO BEING FREE FROM CREDIT CARDS!!

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,535.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	citi card - semester of school - APR 19.99% Bal: 7,100 *PAYOFF discover - medical bills, car repairs - APR 12.99% Bal: 4,000 *PAYOFF HSBC - misc. credit card debt - APR 12.99% Bal: 2,500 *PAYOFF Toyota - car - APR 6.00% Bal: 16,100 I plan to pay off each of these credit cards except my car; after serious consideration and evaluating my options, I feel that consolidating the debt into one loan and at 5 yr term will most benefit me and allow me to get out of credit card debt. By consolidating down, I plan to pay over the required payment amout therefore paying off the balance more quickly. Thank you~
What is your position at Ernst and Young? Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Tax Accountant Citi Cards - semester of school $7100 actual mth pymt = 200 Discover - car repairs/medical $4000 actual mth pymt = 100 HSBC - misc debt $ 2500 actual mth pymt = 100
Please list the loan amounts and interest rates you will be paying off. Also list your monthly expenses. Thanks.	Type your answciti card - semester of school - APR 19.99% Bal: 7,100 *PAYOFF discover - medical bills, car repairs - APR 12.99% Bal: 4,000 *PAYOFF HSBC - misc. credit card debt - APR 12.99% Bal: 2,500 *PAYOFF I plan to pay off each of these credit cards except my car; after serious consideration and evaluating my options, I feel that consolidating the debt into one loan and at 5 yr term will most benefit me and allow me to get out of credit card debt once and for all! Monthly Expenses range from 1720- 2000; this include my mortgage, car loan, and student loan payments as well as utilities, work parking and other misc bills.
Why are you using a loan at higher APR than some of your current credit cards?	I am consolidating my loans so that I have to the ability to pay them off once and for all. Having various cards with rather high balances it seems that my payments never go to the principal, therefore consolidating into a loan I am able to see an end to my credit card debt.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, I do own my home. It is currently valued at a $122k, and I currently owe $115k. Actual mtg payment is $640 plus taxes/insurance $253 = total pymt 893

Member Payment Dependent Notes Series 527706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527706	$12,500	$12,500	7.88%	1.00%	June 16, 2010	June 21, 2013	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527706. Member loan 527706 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Valley National Bank	Debt-to-income ratio:	19.10%
Length of employment:	3 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Valley National Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > I am a Branch Manager for a prominent financial institution in Manhattan, New York. I would pursue this type of loan with my own institution however, I would prefer to keep my personal business away from the workplace. Also, the rates offered by Lending Club are significantly lower than any major bank in New York City, allowing me to save several hundred dollars throughout the term of this loan. I have had this type of loan in the past and I find this to be a good vehicle to payoff higher interest debt, while increasing my credit score in a relatively short period of time. My current credit score, as reviewed by Experian, is 774 and my ultimate goal is to continue increasing my credit score (with all credit bureaus) to ensure the best possible rate, a few years from now, to purchase a home.

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,220.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Specifically, the purpose for this loan is for "Credit Card Refinancing." These funds will go directly to pay off two credit cards (my only two revolving credit cards). One has a balance of $5162 (14.24% APR), the other $7211 (13.99% APR).

Member Payment Dependent Notes Series 527744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527744	$6,000	$6,000	11.49%	1.00%	June 18, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527744. Member loan 527744 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	NORDCO INC	Debt-to-income ratio:	10.65%
Length of employment:	3 years	Location:	Milwaukee, WI

Home town:
Current & past employers:	NORDCO INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,607.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	WI SCTF/CHILDSUPPORT,$4.046.47, rate not sure,$433 Barclays Bank/MASTERCARD,$1,207.12, 30.24%, $100 CHASE CARD SERVICES/MASTERCARD, $2,575.86 30.24%, $110 First PREMIER BANK/MASTERCARD, $288.35, 9.90%, $50 HSBC CARD SERVICES/MASTERCARD, $295.60, 19.99%, $50 FINGERHUT, $278.13, 24.90%, $40 First PREMIER BANK/ $480.54, 9.90%, $100
What is NORDCO INC and what do you do there?	NORDCO INC is a company that builds machinery that fixes the Railroads, as well we rebuild machinery and competetor machinery.We also have a full service warehouse thats on going servicing parts for these machines.I am an material handler that picks,packs,stocks,load and unloads trucks to service our customers machines,to keep them operating and functioning properly.
What is it you plan on using the requested funds for?	To consoild all my debt and at an better interest % so most of my money won't be going to my debt.

Member Payment Dependent Notes Series 527753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527753	$10,000	$10,000	10.38%	1.00%	June 23, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527753. Member loan 527753 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Servco Pacific	Debt-to-income ratio:	1.15%
Length of employment:	6 years	Location:	Ewa Beach , HI

Home town:
Current & past employers:	Servco Pacific
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > This loan will be used to invest in a financial software company.

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,225.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Servco Pacific and what do you do there?	Servco Pacific is one of the largest auto dealerships in Hawaii. I am a financial services contultant. (finance manager)
What will this investment do and is it guaranteed to be a good investment as in better return than the interest you will be paying on the loan?	This investment will bring a much better return than the interest I will be paying on the loan.
Good morning. I am interested in funding a portion of your loan request. Can you give me some more information on the financial software company? 1. Is it a start-up if not how long has it been in business? 2. Are you buying in as a partner/owner? If so, are you planning on leaving your current position? 3. What does/will the finance company do? 4. What is your experience/background within the finance field? Thank you for answering my questions and good luck!	1. It is the start up branch of an already existing wealth building company. 2. I am buying in as a partner.I will still maintain my day job. 3. Liscens and sell financial software to help people get out of debt and build wealth. 4.I have been in auto finance for the last 15 years.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, the home is titled in my name but the bank holds the mortgage. 2.The home is valued at $588k and the total of the loan is $607k.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	1.Mortgage-$3479 2.Car- $0 3.Utilities- $150 4. CC- $0 5.Insurance- (auto&life) $214 6.Phone- $215 7.Food- $400 8.Gym- $37

Member Payment Dependent Notes Series 527756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527756	$13,200	$13,200	17.56%	1.00%	June 22, 2010	June 21, 2015	June 21, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527756. Member loan 527756 was requested on June 7, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	PAETEC	Debt-to-income ratio:	9.57%
Length of employment:	4 years	Location:	Chicago , IL

Home town:
Current & past employers:	PAETEC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > This loan is to make a major purchase, a diamond ring for my girlfriend and a few improvements on my house. I currently have over 150k in equity in my home and would borrow against that but it's in both our names so that would ruin the surprise. I'm on pace to clear 200k this year and can provide details if needed. I encourage any questions you may have!

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	25
Revolving Credit Balance:	$13,188.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for loan's later $ deposit. Your "Approved" credit status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, the funding $ always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Tuesday 06.08.2010 at 53:51 AM ET.	THanks I'm taking care of credit approval as we speak
Specifically, what are the loan proceeds to be used for?	I'm buying an engagement ring, this loan will be paid back in full within 4-6 months, just looking for short term financing
What is PAETEC and what do you do there?	PAETEC is a $1.6 billion company, I'm an associate director. This is a very short term loan that will be paid back in full within the first 3-6 months, needing a short term bridge until my quarterly bonus is paid in September.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Yeah I'm new to this site and not familiar with what information is provided or not provided. I can tell you that I'm using this as a short term loan to buy an engagement ring, I'm getting paid a 65k bonus in sept but don't want to wait that long, my salary is 95k so in terms of monthly budget this has little to no effect. I'm on pace to make in excess of 185k this year. This is simply short term financing (3-6 months) until Sept.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in my name. I have approximately 150k in equity in my home, the valuation is $565,000 (my property is 2 bed, 3 bath an exact unit with one less bath just sold for $560,000 30 days ago). I owe $415,000 on my mortgage, there is not a 2nd mortgage or home equity loan on this property. Let me know if you have further questions.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	I completely understand and wouldn't take this money unless I had the means to pay it back. I greatly appreciate your help in funding this loan.
If you intend to pay this loan back within 4-6 months why did you opt for the 60 month loan as opposed to the 36 month loan? Your interest would be less on the 36 month loan.	That is a great point and I don't have a solid reason, in all honesty I thought the interest rate was the same.
You might not want to advertise the rapid payback as investors pay a fee as well and if you pay it back very quickly, it substantially decreases the return. I have to say that given the fee you paid, and the amount of income you claim, I am having a little trouble with credibility. With the kind of income you claim, you should be able to pull down crazy credit anywhere including in a jewelry store. What ring are you planning to get, the cut, the value and the store please.	I'm not dong this through a jewelry store, I have wholesale dealer that I'm going through. They get diamonds direct from Israel. The cut is brilliant, it's 2.0 ct valued at $24,000 but I'm paying $13,700 because I'm going straight to the source and not a retail store.
WHAT WAS THE DELIQUENCY 25 MONTHS AGO. IF LOAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	Deliquency was for a movie I rented years ago, company went out of business and the creditors sent the debt to a collection agency. I had no clue the debt existed and once the collectiona agency contacted me it was immediatley taken care of. I will accept this if it doesn't fully fund.

Member Payment Dependent Notes Series 527803

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527803	$6,000	$6,000	7.51%	1.00%	June 16, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527803. Member loan 527803 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Tanner Health System	Debt-to-income ratio:	11.95%
Length of employment:	6 years	Location:	Douglasville, GA

Home town:
Current & past employers:	Tanner Health System
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$63,278.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 527817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527817	$10,000	$9,675	13.61%	1.00%	June 23, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527817. Member loan 527817 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Whittier Goodrich Phar	Debt-to-income ratio:	11.18%
Length of employment:	10+ years	Location:	South Gate, CA

Home town:
Current & past employers:	Whittier Goodrich Phar
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > Me and my spouse purchase a 3 unit home from Bank of America, and when we pull down the cabinet;s there was water damige. I can't go into the unite and live there with my three kids. And also becouse the property was empty for 7 months the a.c units are not working and we need it for the summer. We are trying not to use are credit card, and if the lenders could help use I will highly appreciated thank you. Also we need to move in by July 1st. Borrower added on 06/10/10 > I have 10yr in my job. I plan to pay back as soon much as I can with my taxes. But I really need this loan to fix this units I need to get out of my appt by July. I promise to pay you guy's as soon as possible. We are taking this chance for our 3 kids, Thank you Borrower added on 06/10/10 > We are trying to fix the e-mail . Borrower added on 06/10/10 > For next year we will qualified for the 8000.00 tax for 1st time home buyers. and what ever we get back for this renovation. We need all the help we can get. Thank you

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title on the home is actually under my husband and my name as joint owners. I recently bought the home and we owe 180,000 but the home is worth 205,000.
Does your husband work and if so what additional income does he bring to the household?	Yes my husband works he brings $2300.00 a month.
Greetings, I was about to fund you but am not sure I understand this comment: Borrower added on 06/10/10 > I have 10yr in my job. I plan to pay back as soon much as I can with my taxes. But I really need this loan to fix this units I need to get out of my appt by July. I promise to pay you guy's as soon as possible. We are taking this chance for our 3 kids, Thank you >>>> Can you clarify that you do understand that by applying for this loan and signing promissory note that you are obligated to pay back funds on a pre determined plan set forth in the note? Thanks a bunch... look fwd to your response so I can initiate funding or move on.	yes i understand the conditions of the loan. i simply ment to express my gratitude for any assistance and intentions to participate in future lending when my obligations for current loans are met. thank very much for your consideration.

Member Payment Dependent Notes Series 527852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527852	$8,000	$8,000	7.14%	1.00%	June 21, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527852. Member loan 527852 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	KELLEN COMPANY	Debt-to-income ratio:	11.27%
Length of employment:	5 years	Location:	ATLANTA, GA

Home town:
Current & past employers:	KELLEN COMPANY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$988.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your revolving credit balance only shows $988. What other debt are you planning to pay off with this loan? Your answer is appreciated. Wishing you well.	About a year ago, I got a 48-month $10K loan from Discover Personal Loans @ 12.99%. It currently has a balance of $7659 that I want to payoff with a lower interest loan. Discover refused to refinance at a lower rate.

Member Payment Dependent Notes Series 527868

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527868	$8,400	$8,400	13.23%	1.00%	June 22, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527868. Member loan 527868 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Noell Desiree Jewelry, LLC	Debt-to-income ratio:	10.67%
Length of employment:	2 years	Location:	Boca Raton, FL

Home town:
Current & past employers:	Noell Desiree Jewelry, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > Using the loan funds to upgrade my tennis teaching and training certifications this summer to be eligible for a high salary and full-time director of tennis job at a private club. I have a stable part-time job as an outside sales associate for a local jewelry company, and also teach some private tennis lessons as well. I have excellent credit, have NEVER failed to make any credit card payments in the past, and do not currently have any large debts/other financial obligations. Borrower added on 06/15/10 > Should be able to pay off loan quickly following master of tennis certification. Borrower added on 06/19/10 > Certification costs me a little under $10 K personally because it is for the new US Master of Tennis Certificate that will allow me to take a top executive position of important tennis influence and over $120 K per year in salary. I was accepted to the top certification program in the country (not cheap but definitely worth it career-wise), and will be there throughout the entire month July so that I will be able to begin a job offer as a Master of Tennis Executive starting in late-August. This master certification is required and the final thing that I need before I can begin a new full-time executive position. I already have every other PTR and PTA certification, but this is for the new US Master of Tennis Certificate which will give me the highest certification in the industry! Borrower added on 06/20/10 > Have superb credit, have always fulfilled all payment obligations 100% on time throughout my long and spotless credit history, and am an excellent borrower! Will always fulfill monthly loan payments and full loan obligation under the selected term.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1980	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,189.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You mention you "should be able to pay off loan quickly following master of tennis certification". However, you have selected the higher rate five year term instead of the three year term. Investors take a hit in their return when borrowers pay off early (Lending Club collects full fees no matter how much or little interest is paid). How long do you plan to hold the loan?	Yes, I just want all investors to know that I have superb credit, absolutely no delinquencies in my long credit history, and am an excellent borrower who will absolutely fulfill my loan payment obligations each month. I want all investors to know that I will always make my monthly payments on-time throughout the 60-month period and pay off my loan in full under the specific term that I selected. I don't plan on paying this loan off "early", but I will absolutely pay it off in full under the term that I selected. My long credit history shows that I have always met all payment obligations 100% on-time, and am an excellent borrower.

Member Payment Dependent Notes Series 527939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527939	$12,000	$12,000	15.95%	1.00%	June 22, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527939. Member loan 527939 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Public School	Debt-to-income ratio:	12.85%
Length of employment:	3 years	Location:	Westchester County, NY

Home town:
Current & past employers:	Public School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > We currently pay $700/month to credit cards and I want to consolidate at a lower rate and pay off sooner. I always pay bills on time and have a very, very stable income.

A credit bureau reported the following information about this borrower member on May 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	27	Months Since Last Delinquency:	2
Revolving Credit Balance:	$10,941.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, You loan Credit Review completed. Application shows loan "Approved" for issue when funded. My questions are: If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs maximum? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [Length of time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN-YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected answer that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.10.10 @ 5:59 PM ET.	I intend to pay off early. I chose 5 years for the low payments at first but will pay off in 2-3.
Please address the two delinquencies.	I had a $29 annual fee for a card I wasn't using and a missed payment to a store card because I thought I had a zero balance. I always pay bills on time.
That is one of the delinquencies. Please address the other.	I addressed both: 1 was a $29 annual fee from a card I didn't realize was still open and another one was for around the same amount left on a store card that I thought was paid off. I use online billing so I don't receive paper bills and we always pay bills on time.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $12,000 loan currently 33 percent funded after 13 full days listed. 1 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 15.95 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.20.2010 at 4:55 pM ET	I plan on accepting even if partially funded

Member Payment Dependent Notes Series 527989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527989	$8,000	$8,000	7.88%	1.00%	June 21, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527989. Member loan 527989 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	n/a	Debt-to-income ratio:	14.78%
Length of employment:	4 years	Location:	Orland Hills, IL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/07/10 > Let's get this filled I need it in less than a week. Borrower added on 06/08/10 > I am going to purchase a boat with this money. I have perfect credit and have never missed or have been late on any payment. I own a stable painting company as well as an internet business. I strive to keep my gredit perfect. Borrower added on 06/09/10 > Feel free to ask me any questions you like.

A credit bureau reported the following information about this borrower member on May 29, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1977	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,859.00	Public Records On File:	0
Revolving Line Utilization:	13.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you employed?	Yes I am employed. As stated, I own a stable and working painting business as well as an internet business.

Member Payment Dependent Notes Series 527996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
527996	$12,250	$12,250	7.51%	1.00%	June 17, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 527996. Member loan 527996 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Phoenix VA Medical Center	Debt-to-income ratio:	12.52%
Length of employment:	10+ years	Location:	Apache Junction, AZ

Home town:
Current & past employers:	Phoenix VA Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	64
Revolving Credit Balance:	$36.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a medical expense, will your income or ability to work for 3 years be affected by whatever the medical need is? Thank you in advance for an answer.	No, this is for an elective procedure.

Member Payment Dependent Notes Series 528003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528003	$14,000	$14,000	11.49%	1.00%	June 22, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528003. Member loan 528003 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,167 / month
Current employer:	UBS	Debt-to-income ratio:	12.68%
Length of employment:	1 year	Location:	MAPLEWOOD, NJ

Home town:
Current & past employers:	UBS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$76,700.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes I do own my home in my name. 2. I have about $100,000 in equity in the house (mortgage balance is $512,000 and house is worth about $615,000 based on recent valuations in tbe area).
What is the total debt you have? Please explain the revolving credit balance of 76,700.00.	The revolving line is a combination of a credit line and credit cards I have with Bank of America, both of which are being paid down and primarily reflect charges for home improvement projects. Neither the credit cards nor the line of credit are "maxed out" and the purpose of the loan here is for a bathroom renovation project that I would rather finance with a fixed rate loan instead of accessing existing higher rate credit lines, initiating a home equity line, or using cash savings.
IF LOAN DOESNT FULLY FUND WILL U ACCEPT PROCEEDS	Yes I will.

Member Payment Dependent Notes Series 528052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528052	$8,500	$8,500	13.23%	1.00%	June 17, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528052. Member loan 528052 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,300 / month
Current employer:	n/a	Debt-to-income ratio:	3.77%
Length of employment:	n/a	Location:	Brainerd, MN

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > I am removing all the old tile in the kitchen, living room and dining room and replacing it with snap lock granite tile. In addition, I am replacing all kitchen appliances. They are outdated.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	60
Revolving Credit Balance:	$5,220.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. the house was bought by me and yes it is in my name only. the current balance owed on the home is $248,982. at this point i do not believe i have any equity built up. that is why i am trying to make the improvements that i am.
Your source of income please? And how long have you owned this home?	Type your answer here. retirement from military with disability from va and drawing ssi disability i have had this home for about 4 years now
Military retiree, If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected the 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or us the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in together helping to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.15.10 @ 3:21 AM ET.	Type your answer here. yes i would try to pay off early only because i feel it would help others.

Member Payment Dependent Notes Series 528127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528127	$8,000	$8,000	16.32%	1.00%	June 17, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528127. Member loan 528127 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Nordstrom	Debt-to-income ratio:	17.73%
Length of employment:	2 years	Location:	Miami, FL

Home town:
Current & past employers:	Nordstrom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > This loan is to simplify my monthly finances while I continue college. I recently moved closer to campus which is also about 10 minutes from my workplace. I've been working as a server at Cafe Bistro inside Nordstrom of Dadeland Mall for about 2 years. I work roughly 30-35 hours a week and have good relations with my general manager and executive chef. 2 direct deposit payments are deposited into my account every 4th and 19th of the month ranging from 400-500$. Plus, I receive at least 400$ a week in tips. Borrower added on 06/10/10 > Earlier this year i had to move into my own place very suddenly, without support or, enough time to save for all the things you need. Now that i've settled in and know how much money i have after paying all my monthly finances this, loan will consolidate all the debt i accumulated from moving. This will also help me make purchases such as school books and perhaps some new tires without feeling the anxiety of not having enough funds in the bank for an emergency or unsuspected setback. Although i've only been with my current employer for 2 years Nordstrom is a very good company to work for. I hold high work ethics and after 2 promotions I am confident to say that my job is secure. Borrower added on 06/13/10 > I don't really know how personal to get with these comments but its very important that i receive full funding. Paying 195 a month is nothing compared to multiple credit card payments. I don't believe in digging myself into a deeper hole. I plan to pay double the minimum payment amount if not more just to get rid of my debt once and for all. I assure all investors, my income is secure. I am a responsible and intuitive college student trying to finish school while working and paying for my own living expenses. The help you give me is greatly appreciated. Please invest in me!

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,768.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have 1 bank of america card with a 2300 balance. 2 chase credit cards with a 2200 and 500$ balance. I have a walmart credit card that has a 1400 balance. A barclaycard (card issued by apple for computers) with a 800 balance. A paypal credit card with about 200$ balance and a macy's card with about an 800$ balance. I didn't have time to list the apr's but this loan should pay off all of these cards. Importantly, i do not plan to accumulate any more debts on these cards.
I really hope not, but if your loan does not fully fund do you think that you will accept the loan as funded or do something else? Let's say your loan funds at 80-95% what do you think you would do? Thank You	I'm not sure. In the past 2 days my funding has somewhat stalled. I'm trying to consolidate my monthly credit card payments so that i can go to school while working a little less. If my loan funded to at least 80 - 95% i guess i'll take what i can get. but if I can't get passed 50% funding in the next couple days i'll cancel this whole loan all together.
I wouldn't worry if I was you, your loan will fully fund or at least come close. Just be honest and detailed with your answers. Good Luck	Thanks for the advice.

Member Payment Dependent Notes Series 528132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528132	$10,000	$10,000	13.98%	1.00%	June 21, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528132. Member loan 528132 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Military	Debt-to-income ratio:	18.40%
Length of employment:	8 years	Location:	Denver, CO

Home town:
Current & past employers:	Military
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	54
Revolving Credit Balance:	$12,398.00	Public Records On File:	0
Revolving Line Utilization:	29.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The house is in my name, but the bank has the title. We just bought the house in October. The house is valued at about 220,000, I owe 211,000
How much longer does your current enlistment run? What are your plans as to reenlistment?	My enlistment runs until December 2011, however I am reenlisting for six years this October.
Thank you for your service to our great country. Please give a description of what debt you will be consolidating and how this new loan will fit in your budget. The more details, the better chances for funding. 1 - What is your rank? 2 - What is your ETS? Thank You	My rank is E6 with eight years service. My base pay is 3050 a month. I also get 1630 a month for housing and 330 as a food allowance, that is approximately 5010a month. I will be at my current duty station until November 2012 and I will be reenlisting in October for six years. My EAOS will be October 2016. I have two credit cards with balances of 3700 and 4000 that have higher interest rates that I will combine and I was planning to use the rest to cover some other expenses. My plan is to split the payments between the1st and the 15 of the month, those are my paydays. The only other debts that I have is a mortgage which is 1280 a month.
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for funded loan's $ deposit. Your "Approved" Credit Status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, then funding $ always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. ****Participating lenders exclusively fund their selected borrower loans and nothing else. Home Office Credit Reviewers are O-N-L-Y persons who conduct a required borrower employment - income verification."Credit Review""*** This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Wednesday 06.09.2010 at 1:15 PM ET.	I would like to use the 5 years.Also, I am re-enlisting for 6 years in October. I plan to make a career out of the military.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $10,000 Debt Consol category loan. My questions are: Number [1] "Military" too non-descriptive, extremely vague employer description. If active duty, provide your Branch of Service a-n-d Rank a-n-d Pay Grade? If enlisted, what is your Expiration Current Contract Date (ETOS)? If Civilian Emlpoyee, provide your equivilent GS Pay Grade? Number [2] Transunion Credit Report shows a $12,398 Revolving Credit Balance total debts (29.70 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] [4] Length of Employment shows 8 years. Your c-u-r-r-e-n-t military career intention are to do what? If active duty- Extend? Or reenlist? Stay 20 years to qualify for retirement? Or so what? Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 1:33 PM ET.	I am active duty navy E6 8years of service. My current expiration date is December 2011, but I plan to reenlist this October for 6 years. I am making a career. I plan to apply for the 5 year loan, but my goal is to pay it off at about 3 years. I pay approximately $100-$250 a month on the credit cards.
Could you describe a bit more about your job?	I am an E6 in the navy with 8 years of service
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Card - $3500, 15%,will Credit Card - $3400, 18%,will Credit Card - $5000, 8%, won't
(1.) Have you failed any fitness test in the last three years, if so, how many times? (2.) Any DUI/DWIs during your career? (3.) Any NJPs / Article 15s during current enlistment?	no to all of that. And in fact all my evals have been must promote or early promote. Also, I was nominated for Sailor of the Quarter multiple times.
Sounds like a no-brainer. I'm bidding.	Thank you.
I am happy to help fund your loan. Thank you for your service. When you say "we" do you have a spouse or partner that works and brings additional income to the household?	Unfortunately she does not not. She is a stay at home mom.
I would not say that is unfortunate...someone has to take care of the "home base" :-) I will help fund the loan too.	Your right. She is great! Thanks

Member Payment Dependent Notes Series 528161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528161	$12,000	$12,000	13.23%	1.00%	June 23, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528161. Member loan 528161 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	FCM Travel	Debt-to-income ratio:	20.49%
Length of employment:	< 1 year	Location:	waltham, MA

Home town:
Current & past employers:	FCM Travel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	34
Revolving Credit Balance:	$3,068.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility at your firm? Thank you	my responsibility at my firm is an account manager... managing travel arrangements for various companies Nelnet - school loan - $6000 balance - monthly $55 - 5% interest Capitol One - $2000 balance - monthly $15 - 28% interest American Express - $1000 balance - monthly $30 - 24% interest Chase - $500 balance - $50 monthly - 20+-% interest

Member Payment Dependent Notes Series 528195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528195	$14,000	$11,525	7.88%	1.00%	June 23, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528195. Member loan 528195 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,546 / month
Current employer:	Portland Community College	Debt-to-income ratio:	18.38%
Length of employment:	< 1 year	Location:	Portland, OR

Home town:
Current & past employers:	Portland Community College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > Hello potential investors and thank you for your interest in helping me get debt free in 3 years. I seek this loan to pay off my only three outstanding debts and to save money in the process. This loan will allow me to make fixed payments, save on interest and have a lower monthly payment than I would be able to make without it. I am a good risk to invest in, am very responsible, motivated and driven to succeed. My focus and goals are in eliminating my debt so I can invest more in my future. Thank you for your interest in investing in me. ~Debt Fee in Three

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,777.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thanks for asking for more information. All three of my debts listed below will be paid off with this loan and I have no other outstanding debts. Thank You. Type: Credit Card Balance: $509 APR: 11.24% Type: Credit Card Balance: $7046 APR: 13.24% Type: Credit Card Balance: $6445 APR: 18%
Four days left and you are still under review and not approved. WHY?	I have recieved two phone calls from Lending Club representatives calling to verify information but I was unavailable to take the calls at the time as I was at work. I have returned several calls followed with several messages but it appears we are playing phone tag. I presume they just need to verify my identity and that I authorized and issued this loan request.
1 = What do you do at Portland Community College? 2 = You've been there less than 1 year, WHERE did you work prior?	I am an Academic Service Specialist which is a data analyst position that supports three seperate Alternative Education programs for at risk youth. Any and all information that comes or goes from the programs is managed and generated by me and is the backbone to the programs existance. It is a very stable and secure job. Previous to this position, I worked at a Sailboat Brokerage as their Administrator/Bookkeeper and Service Department Supervisor from March 2003 to April 2009. I was laid off when the company fell to the poor economy and claimed bankruptcy. Previous positions to this were managment positions at both Starbucks and Coffee People International. Thank You.

Member Payment Dependent Notes Series 528225

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528225	$18,250	$18,250	16.82%	1.00%	June 22, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528225. Member loan 528225 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	18.68%
Length of employment:	n/a	Location:	Sumter, SC

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > This loan is for a major purchase for my family. We want to purchase a rv. My mom has cancer and she can only ride sitting down for a few hours, but she can also drive. WE will both be paying back the loan Borrower added on 06/09/10 > My mom had cancer, she is now cancer free.,In my first description I made a mistake and said she has cancer. She has been cancer free for almost 2 years. Borrower added on 06/09/10 > This loan is set to be paid off in 3 years. Our house payment is low, as we got a lower interest rate, and we placed a large down payment. I had a Hidra Therapy tub installed for my mother, and had the master bath redone last January, and I also installed mating stainless steel Whirlpool aplliances in the kitchen. Fell free to ask me any questions you may need me to answer. Although this loan is in my name, I will not be paying it back alone. My mother and I will share the payment. Borrower added on 06/10/10 > We purchased a new small suv that has good ratings from GMC, but it is not powerful enough to pull a small travel trailer, so we are lokking for a used Mothorme either Ckass A or Class B. I have found that by looking at private sellers instead of dealers, we can get a very nice low miles motorhoome for as little as $7,000, to 15,000. WE also need to buy a tow dolly so if we get the motorhome we can tow our truck so we will have a way to travel when the r.v is set up at a state park or camp ground. We have family all ovr the country from Vermont to Phoenis and 5 or 6 states in between, and we have 2 small dogs who are a part of the family, and they are to big to fit in the cabin of a airplane, and we would not put them in the cargo hold. They are 15 and 8 years old. Any money not used for this purchase will be repayed immediately. Please feel free to ask us any questions. Borrower added on 06/10/10 > The value of my home is accesed at $90,000 with the land and home. A lender asked me the valuation of my home and I only put down the approx. equity in the home and the payoff. I am sorry to the lender for my error. I am goimng buy monthly statements from nthe Mortage Company, and last years tax assessors office. Thank You for your consideration and questions. Borrower added on 06/11/10 > To all investors, pleas forgive my typing errors. If you need me to answer a question again due to typos I will be happy to. I just picked up a new set of reading glasses, before I was having a little trouble seeing the keys and I noticed I made many typograhical errors, but I only need the low strength reading glasses and I can read fine print easy now. I also will not try to type without looking at the keys . I am sorry again for the errors. The information was correct, only some words were misspelled. Thank You Borrower added on 06/13/10 > Thank you to all who have invested so far. I will pay this loan back quickly. I just had a error deleted from one of my credit reprts with only 1 remaining. I do not want to be forced to borrow more money than I want to spend to get a rv. WE really want one. Most places will not consider a loan for a rv unless you get into a long tern loan, almost like a mortage. I have 9 days left. Thank you all. Please feel free to ask any questions you may have. Borrower added on 06/18/10 > I was contacted by Lending Club and they said my loan IS NOT PENDING, IT HAS BEEN APRROVED. For some reason it starting showing pending today, but they told me it has been approved and is awaiting at least 60% funding. I contacted them about a smaller loan as I was going to purchace a R.V. from a DEaler, but I have fiound many private sellers who have nicer motorhomes for less money. The man I spoke to said to keeo this loan and just pay back amny extra I do not need. Again this LOAN HAS BEEN APRROVED BY LENDING CLUB!!!! Thank You

A credit bureau reported the following information about this borrower member on June 7, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,566.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I own the deed to the land and I have $45000.00 Equtity, and the balnce or pay off is $48,000.
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for funded loan's $ deposit. Your "Approved" Credit Status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, then funding $ always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. ****Participating lenders exclusively fund their selected borrower loans and nothing else. Home Office Credit Reviewers are O-N-L-Y persons who conduct a required borrower employment - income verification."Credit Review""*** This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Wednesday 06.09.2010 at 1:15 PM ET.	Thank You, I was a Naval Aviator, and my Dad was a Marine Aviator and flew the TBF Avenger against the Japanese in WWII.
Naval Aviator, Source(s) reported $4,000 Gross Monthly income are? Lender 505570 USMC-RETIRED 06.10.2010 5:27 PM ET	This is a joint loan with myself and mom. I was injured in the Navy, so I get disablity, and I have a small business as a precious metals and rare coin broker. I bought $20,000 into gold and gold coins when gold was selling for below $500.00 a oz. I also bought silver.Also I get paid for aid and assistant benefits as I am the sole provifder for my momes health vcare, she het a military pension from my fathers Retirement, and she gets a pension from Bethlemem Stell where my dad was working when he died of cancer.She gets her own social security, as she was employed for more than 23 years a a grocery deli manager. We charge a finders fee for coins and gold nuggets with mineral elements on them. We could sell enohgh gold to buy a RV, but that is or savings. After we satisfie this loan we may become investors. Our monthly bills are less than 1/3 of our income. MY mother also get a check in addition to her regular Va Pension DFAS-Cleveland AF Annual Pay. As I said if I was able I would have listed her as a co applicant. When I spoke to you answering your last question, I stated I own the land, that is paid in full, and we have about $48,000 in equity on our home and the pay off is $45.000. WE have life insurance to pay off our debts if either of us passes away. I hope this answered your questin, ifnot, please let me know. Thank You
Could you please explain your source of income? Employment information is listed as N/A.	I was told I made a mistake in my last answer to this, si I will try again, I am a disabk=led vet, and I get disabilty pension, and I have a small online precious metals and rare coin broferage. Mainy we buy god and silver fo0r investments, This as a joint loan whis my mother and IU will bot pay this looan off. She gets social security, she worked fom 1988 to 2001 when she was injured on nher job, and she received a worhers comp settlement, and ti=ogether we invested uin gold and I do not make enough at my part time job to file income tax, and none of outr other income is taable. My mother gets a va pension fronm my das service in the Marines and Air Force from 1941 untilo 1971, and she gets DFAS ANN Pay Cleveland, and she gets a bethlehem stell pension from my dads job there from the 18960's when he worked there while serving in the Air Force Reserve. I get paid from her benefits extra income she received for in home aid and asssistance , I change her colonostomy bag, I contact her Doctor if needed, I make surew she gets to her appointments. I am unable to remain in the heat due to a rare skin disorder I have the involved my swaet glands, so I can bcare for her, but no Dr who has treated me will clear me to work as I can get a staph infection very quickly. My mom has wanted a Motorhome since my dad started to plan his retirement and before he suddenly became sick while we were on a vacation and he died of cancer he did not know he had. When it was found it was far to late, and my mom nearly lost her life to the same cancer but we took her to a cancer treatment center and she has been cancer free for nearly 2 tears. Outr bills are less than 1/2 of our income. We also have life insurance that will pay off our home and car, and we plan to pay this loan off in less then 3 years. I hope I did not reveal to much personal information in this anser,. I apologize for my mistake lkast time. IF you have any further questions pplease feel free to ask me. TRhank you for your cosideration in funding my loan.l After I satisfy my debt should I get this loan, I will becaome a investor also. Thank You
The value of my land is valued at about $20,000. This land was under a homestead examption, and noe there is a new high school with a new indoor Gym, and it is the newest school in town, Also there is now a strio mall with a Food Lion, a McCDonalds, a Mexican, and Chineese rest, and a new super Wal Mart is set to ne built as well as a home depot. 30 years ago there were very few homes in the area, in fact derr hunters would hunt lless than a mile from my home, but now there are new homes there. WE had no cable until 20 yearsags aho whil the rest of the city always had cable when it becan=me available.. WE still get a oartial homested exemption becuse peoplke who took the risjk that this area would be developed get a tax break.	I posted this as a follow up to a question asked last week. I knew that the Hometead Exeption would be phased out after this rural are was deloped, but the taxes are stull very low and will go up gragually for the next 1 years, but that time we will have the home padd off,. We own t=2 lotts both os which have dricked in and permanent manufatured homes, not trailer homes.
if you or your mother are plagued by additional health problems, what kind of health insurance do you have?	We have Tri Care For Life and Midicare. My mom has bet her cancer after chemo and radiation remved her tumor than she had to undergo a very risky surgery and she is doing fime. nut she hed to have her rectal area removed and a plasic surgon closed that area, and she has a colosyomy, and I was trained for 1 month to care for her. My health is not as bad if I remain in a room that is about 70 gefrees, but I have NRSA also, which makes it easy to get staph infrctions, I had both underarms removed and a plastic surgeon placed flaps there to close the huge holes left, He had to remove my sweat glands andI have limited use of my arms as I have a limited range of motion. I require pain meds only when I get a infection, but I am on medication to limit the infections, and my diabetes with pills most of the time and a shot of unsulin if needed. Our medial insurance pays for akk midication except for a $2,00 to $9,00 copay. Thank you for your question. By the way,k Tri Care is Military much better than Champus..was.
And what will you do if your loan is only partially funded (which at this point seems likely)?	I asked for the price a dealer was asking. After checking I lovated motorhomes hyst as nice, often newer, none with no more than 25000 miles for around 1/2 of the dealer price. All sellers I spoke to will allow me to have the r.v inspected by a RV mechanic. WE are looking at 1994 to 2996 coaches and the units we have looked at look very nice inside with tubs and showers, annings, roof top a.c ducted through the floor. The major problem with all of them is some fading of the stripes thet are often placed on motorhomes. I called Lending Xlub last week to ask if I could lower my loan and the rep said to do that I woiuld have to start all over again, he said use any money I get over what I need to use to pay down the loan. I hope this helps, Thank you for your question
Will you have access to any necessary medical care while you are traveling?	Yes. We can go to any hospital or Miltary Base, and]y branch and we can be treated, but very rarely do we need to see Dr. in between appts. If we plan on being gone for more that 1 month, and we do not use narcitics or other vcotrolled substances, we can get enoubh medication to last up to 3 momy=ths. WE can get refills at any Wal Greens in the United States. My mom get 3 months of colostomy supplies at a time, and 3 mu]onts last easily 4 months because she dets so much at a time. We have bocex that have yet to be opened. WE have no plands to so where we wll not be close to family. This only state we will visit is Wyoming to see yellowstone in early fall before the first snow. Thanks for you question.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $18,250 loan currently 45 percent funded after 12 full days listed. 2 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously loan's net proceeds. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.20.2010 at 4:55 PM ET	Hi, I would accept the partially funded loan, as I went with a dealers price for the R.V. and I called Lending Club and asked to lower my loan request to $11,500 to pay for the sme size r,v, wth better furnishings and less miles for $9,000.00. The seller said I could take it to any RV service center and have a bubper to bumber inspecytion, at my cost, and if there was any problems he would deducy 1,2 of the price of repair if it was a minor probleblem, It has a tow hitch for my new GMC Terrain that has 80 miles on it, Lending club kept saying these post had peronal info such as ss# and other personal info, but all they said if I got to the 60% required mark, I would have more than enough. Mu mother and I have both registered to become investors, and if you look at my credit info, you will see no late payments, no negatives, and mo public records which I assume are civil judgements or repos. I pay my loans 1 month ahead of time and I always pay more than the minimum. I am so happy I had 2 weeks to llearn more about motorhomes, because the ones I have looked at from private buyers are much nicer that the " best deal I will find on a r,v like this" as I was told by the dealer. That is his job to make money and this is my first motorhome. IT appears I will not get it, but if not I will try again. I have a better score than shoown on here, but almost all higher scores are the same as mine. I want this RV so my mother can travel and lie down for a while then read and drive and look at the scenery. MY parents had plans to buy one until my dad passed and then it fell off the radar, but now that she has beat colon cacer twice and has not shown any signs of recurrane in 1 year and this Wenesday will be 1 year and 9 months, and she has gained back the weight she lost and she wants to enjoy herself. Than you for your question. I Pray this loan gets at least minimum funding. When Lending Club Called me they said I would get about $13,000 funded. I do not need that much and any funds I do noy use will be invested into otrher loans or I will send it back to Lending club abd bewteen us we will start out a $1000 a month investing, while repaing the loan. Thank You Marine.

Member Payment Dependent Notes Series 528242

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528242	$10,000	$10,000	11.86%	1.00%	June 17, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528242. Member loan 528242 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	RBC Bank	Debt-to-income ratio:	18.52%
Length of employment:	2 years	Location:	POWDER SPRINGS, GA

Home town:
Current & past employers:	RBC Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > Consolidating the remainder of my credit cards into one payment with the intention of paying this loan off prior to 36 months. No late payments or deliquencies on my credit report in the last 7 years. I work for a bank so I I think Lending Club is an awesome idea. Borrower added on 06/10/10 > I am a homeowner who unfortunately lives in a declining market, making the traditional method of debt consolidation (home equity products) not feasible at this time. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	69
Revolving Credit Balance:	$13,674.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	BofA/$800/20% Citi/$1400/9% HSBC/$1200/22% Chase/$5,000/26% CapitalOne/$1,600/18% *All to be paid off
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do have an outstanding mortgage, but unfortunately I live in a declining market with no equity in my home presently. A home equity loan would definitely be a better road for debt consolidation to take due to rate/tax deductibility/flexibility, etc, but unfortunately is not an option at this time.
What are your other $ monthly costs (mortgage, car, utilities, any student loans, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Other monthly costs amount to around $2,700. I have a working spouse that I share these liabilities with. Please let me know if you have any other questions. Thank you for your consideration.

Member Payment Dependent Notes Series 528277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528277	$10,000	$10,000	15.95%	1.00%	June 23, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528277. Member loan 528277 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,300 / month
Current employer:	Massachusetts Department of Correction	Debt-to-income ratio:	10.28%
Length of employment:	10+ years	Location:	Blackstone, MA

Home town:
Current & past employers:	Massachusetts Department of Correction
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > Looking for a loan for debt consolidation and home improvements.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,453.00	Public Records On File:	1
Revolving Line Utilization:	61.60%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi: I currently do not own my home as it was a recent purchase. It is valued at just about what I paid and therefore I am not sure that there is any or much equity at this time. However,I am not seeking a home equity loan at this time. Thank you
How much are you currently paying each month on your revolving debts, which are shown as totaling $17,453? How much of this debt do you intend to pay off with this loan?	I am currently paying approximately $200.00 per month. I would have to say that it would appear the credit report is not accurate as I only owe approximately $6,000. I plan to pay off most if not all of my debt. There are 2 noted debts that keep showing up that actually belong to my husband. I can provide proof to this.
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for funded loan's $ deposit. Your "Approved" Credit Status benefits the borrower because: (1) The loan will attract lenders that were waiting until the review process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Review's goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit has successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. Therein locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, then funding $ always lag behind loans listed the same day but whose Credit Review was quickly completed and loan "Approved" for issue. ****Participating lenders exclusively fund their selected borrower loans and nothing else. Home Office Credit Reviewers are O-N-L-Y persons who conduct a required borrower employment - income verification."Credit Review""*** This Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA sent Wednesday 06.09.2010 at 1:15 PM ET.	I can provide my pay stubs and additional income verificationw which I receive via child support. However, I am not 100% clear on what I need to do for the Credit Review. As I understand it, I must utilize the "Contact Us" link or call the number after the $1.00 bank verification is posted to my account. Is this accurate? Please confirm. Thank you.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $10,000 "Other" (DC/HIP) category loan. My questions are: Number [1] Your Transunion Credit Report shows 1 unidentified Public Record 117 months ago. What was Public Record? a-n-d What was final disposition of this Public Record? Number [2] Current position (Job/What you do) for employer Mass Dept f Corrections? Number [3] Transunion Credit Report shows a $17,453 Revolving Credit Balance total debts (61.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FOUR answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.09.10 @ 1:33 PM ET.	I had a bankruptcy approximately 10 years ago and have worked hard to maintain a good credit rating and I would like to keep it that way. I actually do not owe anywhere near the $17,453 showing on my credit report. They are very far behind. I owe approximately $6,000 however, there are 2 issues that have been removed from my account as they were cards of my husband and I have letters that confirm this. I have worked for the Department of Correction for 20 years and as Acting Director of OAR I report directly to the Commissioner and I manage inmate grievance operations at 18 institutions as well as all inmate correspondence, correspondence from the public, advocates and all other inquiries pertaining to inmates within our care. The focus of my unit problem resolution and trend analysis to address operational issues within our agency and at individual institutions and much more but, this is what I can relay in a "nutshell" so to speak. I do plan to pay my loan off early but, I am simply looking consolidate my debt and lower my interest rate at this time. My goal is to actually pay off my loan within 2 years but, I'd like to have a little wiggle room.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Capital One $5,500 approximately 18% APR. In addition, I am doing some work in my home.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	thank you for helping me out with my loan i have worked hard in past years to keep my credit in good standing and always pay my bills each month thanks factoria for your funding
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $10,000 loan currently 56 percent funded after 12 full days listed. 2 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 15.95 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.20.2010 at 4:55 pM ET	Type your answer here.if the loan ends with partial amount i will take that amount and wait till i pay that off 1st i dont want to take more than 1 loan at a time i always pay my bills each month thanks

Member Payment Dependent Notes Series 528310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528310	$15,000	$15,000	19.41%	1.00%	June 23, 2010	June 22, 2015	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528310. Member loan 528310 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	RALPHS WAREHOUSE	Debt-to-income ratio:	15.06%
Length of employment:	10+ years	Location:	HESPERIA, CA

Home town:
Current & past employers:	RALPHS WAREHOUSE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/08/10 > IF WE NEED TO SECURE THE LOAN WE HAVE A 2007 NAVIGATOR PAID IN FULL WITH NO LENDERS WHAT SO EVER

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	97
Revolving Credit Balance:	$15,918.00	Public Records On File:	1
Revolving Line Utilization:	94.20%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here.juniper credit card 6,000 bal. chase credit card 6,000 bal bank of america 3,900 bal all of the amounts are approx. amounts when i am sure of loan i will call for pay off amounts my rate are 20.00% to 33.00%
How much are you currently paying each month on the debts you plan to pay off with this loan?	Type your answer here. i pay the 550
What is Ralph's Warehouse, and what is your position there? What is the 8-year-old public record for? Thanks.	Type your answer here. Ralphs is the food store chain im a warehouse man I load trucks to ship out goods to stores, My mom got sick with cancer and I became responsible for medical expenses and medication, an after her passing I was force to file to bankruptcy
TWO QUESTIONS: Lending Club Credit Reviewer modified original $25K loan to $15K. Question 1: If loan 100 pct funds will you be accepting? Or declining? Question 2: Tranunion Credit Report shows 1 unidentified Public Record on File 97 months ago. What was Public Record? a-n-d What was Public Record final disposition? Lender 505570 USMC-RETIRED 06.13.2010 at 12:09 PM ET.	Type your answer here.i initially wanted to get funding for 25 k so we may pay off all debts my fiancee and i she is willing to secure loan with her navigator we would still like to cover all debts if it is possible yes we would accept , the one item was 8 years ago my mom became ill with cancer and i became responsible for meds and medical expenses after her passing i filed for banruptcy. and have paying my cards, my fiancee looked at cards and told me that the interest alone would have me paying for years she suggested consolidating and researched the lending club, in addition to answering you question you have asked the first question in funding i did not understand and clicked to ignore i now understand and am sorry for the answer not be answered in my ignorance :( on my part sorry again and hope i have answered all your questions
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.13.10 @ 1:03 PM ET.	Type your answer here. my intentions were to pay all debts that is why i requested 25 k however they only agreed to 15 k , this frees up approx 150 dollars a month on minimum payments to high interest credit cards, at the moment at least i will pay the high interest credit cards off i have made it a common pratice to make payments on time and always pay a little more my fiancee has brought it to my attention to extra to pay down on the balance as much as possible so in answer to your question yes i feel this loan will be satisfied in a shorter time
Reducing your debt by paying it down is great! You can reduce it faster and further by attacking it from the other direction as well -- spending less money. This is actually easier that it sounds. There are free tools available online to help you budget and manage all different aspects of your finances. The two that I know of that are free, and work well, are mint.com and yodlee.com. I use yodlee.com because it allows me to connect and track all of my Lending Club accounts to it. You and your finance might want to check them out. Although setting them up in the beginning takes a little effort, once set up they are very easy to use.	Type your answer here. my fiancee has brought it to my attention that we may work together by watching my spending and i am well on my way to learning these spending habits . she is willing to help get me on track however she also has obligations to her 2 children and parents who are in there 80 and feels that this might help save alot of money by consolidating my high interest credit cards
I forgot to add this to my earlier email: Re: Lending Club Help, Borrower Information, How It Works, "Can I Apply for Multiple Loans?" Quote..."You may be able to apply for a second loan after 6 months of current payments in an existing Lending Club loan. You can only have a maximum of 2 loans in active repayment status on Lending Club...Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time"...End quote. Summary: After initial loan funded, issued and borrower payments current for 6 months, subject to Lending Clubs' borrower credit review requirements, the borrower can list another loan for lender consideration and possible funding. Borrower may be able to advantageously use this information in 6 months. Different Subject: Your G/F correct. CC issuers reduced maximum balance and simulatenously "jacked up" their interest rates to 23.99 pct, 25.99 pct, 27.99 pct, 29.99 pct and sometimes higher. You are better off with L C 19.04 percent fixed-rate loan for a DEFINITE term length than you ever would be with CC issuers variable interest rates that change to higher APR pct whenever they want them to. A $15K Revolving Credit Balance at CC issuers APR pcts would require probably 10 to 13 years term to finally pay off balance in-full. Summary: Stick with L C and in 6-moths list another loan for $10K balance that will consolidate remaining debts. Over and out. Member 505570 USMC-Retired-Lender 06.13.2010 1:23 PM ET	Type your answer here. Dear Sir Thank you for confirming her insight to my financial fiasco i apprerciate the time and knowledge you have taken to help me out in this project she recommended the lending club and i feel she has definately turned me to the right direction A grateful american
Thank you for your prompt responses. I'll be helping with your loan too. Good luck and God bless!	Type your answer here. Thank you for your support the luck is there and he blesses us every waking moment we just have to be aware nd see the signs
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $15,000 loan currently 61 percent funded after 12 full days listed. 2 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower 19.41 percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. pct et al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Sunday 06.20.2010 at 4:55 PM ET	Type your answer here. I am hopeful the loan will be funded however if not i nwill except the amount funded pay off the highest interest cards and focus on paying the debts i have, and paying the minimum on each and when ever possible paying a little extra to expidite the payoff i am not interested in taking ba second loan at this point i would like to payoff my debts and be well on my way to be debt free my goal is to retire in the near future with out being in debt so pay off what i can and no new loans in the future i hope this helps u understand my goal in this venture pay off the high interest credit cards Thank you for your information and time

Member Payment Dependent Notes Series 528324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528324	$10,000	$10,000	15.58%	1.00%	June 16, 2010	June 22, 2013	June 22, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528324. Member loan 528324 was requested on June 8, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,160 / month
Current employer:	INDECO SALES INC	Debt-to-income ratio:	13.75%
Length of employment:	4 years	Location:	LITTLE RIVER ACADEMY, TX

Home town:
Current & past employers:	INDECO SALES INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,033.00	Public Records On File:	0
Revolving Line Utilization:	70.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Dear Borrower: Please provide information as to what debts you are looking to consolidate, your current monthly payments, and corresponding interest rates. How much money will you be saving with Lending club each month? Thanks and good luck!	4 Credit Cards, and 2 Personal Loans I would like to pay off one of the Personal Loans because my car title is tied up in it causing me to pay 133.00 insurance bill on a '96 Mustang. All of the credit cards are a above 21%. Two of them are 29.99% due to the intrest added on causing them to go over a couple dollars over the limit. Right now If i only pay the required amount I am paying out 718.00 towards debt only to get by. With Lending club I would be saving 368.00 and actually be paying the debt off instead of drowning in intrest. I only bring in 2000.00/ month. I pay $200 everything included in my rent every month. $100.00 towards student loan. These are my only monthly payments besides debt. My car insurance was only $30 for liability before I was required to put full coverage. I am hoping with everything consolidated it will allow for better cash flow so I can go back and finish school. Let me know if you need more information.
Thank you for your prompt responses. Seems like you got a raw deal from the credit card companies, and your car purchase. You deserve a better deal than that, and I'm going to help make sure you get it! I'll be helping you with your loan! Good luck and God bless!	thank you so much!
FYI, your loan status indicates that you income has not been verified, this will prevent many lenders from seeing your loan if they filter for loans that have verified income only. After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account.	thank you for the information. I wasn't aware of this. I will begin the process tomorrow. Thanks again!

Member Payment Dependent Notes Series 528485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528485	$8,500	$8,500	7.51%	1.00%	June 22, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528485. Member loan 528485 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	The Hartford	Debt-to-income ratio:	22.93%
Length of employment:	3 years	Location:	Phoenix, NY

Home town:
Current & past employers:	The Hartford
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > Thank you. This loan will pay off 2 credit cards. Borrower added on 06/15/10 > Just a reminder that this loan is to pay off the high credit card debt from a previous marriage. Consolidating into one payment will make it quite easy for me to pay. Borrower added on 06/18/10 > I have just recently been promoted in my current job and also own my own business that is taking off. I currently pay more than what the loan payments will be so payment is not a concern. I am always on time with all my creditors. I am looking to boost my credit back to what it was before I was married as it was excellent. Cleaning up my credit card debt will help me do that.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	24
Revolving Credit Balance:	$17,913.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 528519

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528519	$6,000	$6,000	7.88%	1.00%	June 21, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528519. Member loan 528519 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	OC Shorts-Hatland Inc.	Debt-to-income ratio:	0.58%
Length of employment:	9 years	Location:	OCEAN CITY, MD

Home town:
Current & past employers:	OC Shorts-Hatland Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$359.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What are you intending to purchase? Besides your mortgage do you have any other major debts such as mortgages on rentals, vacation homes or education loans? Your answers are appreciated. Wishing you well.	Thanks for the question..I want to invest some money now in the stock market while it is still at level it is.. Just had a big bear run as you know and the economy is slowing turning meaning its only headed upward in the long term..
Do you honestly believe that you can make better returns on the unpredictable stock market then you will be paying interest on?	Honestly, If I didn't I wouldn't be applying for a loan..Take Citi Bank (C) for example trading under $4 again..Not even 2 months ago it was over $5. Go back to last March and you could bought it for under $1.. Much better %.. Yes there are risks in the market but there are also rewarding risks..
What is OC Shorts-Hatland Inc. and what do you do there? How do you feel about credit ratings? Is there any other household income that can be used to pay back this loan if things keep going south?	Our website is www.hatland.com...Do a google search for anything to do with hats and we will be on the 1st page... I'm the general manager..Please feel free to look at my credit score. .Pretty sure it stated 780+.. There is a spousal income of $35,000 that was not listed for whatever reason..

Member Payment Dependent Notes Series 528528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528528	$1,600	$1,600	15.58%	1.00%	June 16, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528528. Member loan 528528 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,167 / month
Current employer:	brandywine trust company	Debt-to-income ratio:	5.41%
Length of employment:	10+ years	Location:	blackwood, NJ

Home town:
Current & past employers:	brandywine trust company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	58
Revolving Credit Balance:	$3,163.00	Public Records On File:	1
Revolving Line Utilization:	12.60%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
This is a very small loan relative to your income; why did you opt for a higher-interest 60-month loan?	I have a ebay business that i was using one credit card for. I stopped the business and I still have a balance of 1700.00. I just want to pay that off with a 5 year loan.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes. I own the title.and have over $200,000 equity

Member Payment Dependent Notes Series 528531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528531	$5,500	$5,500	7.51%	1.00%	June 16, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528531. Member loan 528531 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,500 / month
Current employer:	CT Attorney General's Office	Debt-to-income ratio:	10.44%
Length of employment:	10+ years	Location:	Meriden, CT

Home town:
Current & past employers:	CT Attorney General's Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,594.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 528575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528575	$8,500	$8,500	14.35%	1.00%	June 17, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528575. Member loan 528575 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,250 / month
Current employer:	Enterprise	Debt-to-income ratio:	22.74%
Length of employment:	< 1 year	Location:	Scotch Plains, NJ

Home town:
Current & past employers:	Enterprise
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > I also receive disability monthly from US Army Borrower added on 06/11/10 > Disability is 521 Monthly for rest of my life

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	9
Revolving Credit Balance:	$4,760.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	My situation is that I moved home to take care of a sick relative! I changed jobs from my dream job to one that apys more money! I just need to pay some bills but I am not looking to clkose any accounts with the exception of my AMEX!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do not rent or own! I live with family! I pay nothing on my house! I also receive disability pay from US Army! Thank you
How much is the disability payment you receive and how long do you expect to receive it?	521 Dollars a month for the rest of my life!
What is your job at Enterprise?	Management

Member Payment Dependent Notes Series 528582

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528582	$5,000	$5,000	13.98%	1.00%	June 17, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528582. Member loan 528582 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	MTS LOGISTICS INC	Debt-to-income ratio:	5.92%
Length of employment:	5 years	Location:	Sunnyside, NY

Home town:
Current & past employers:	MTS LOGISTICS INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	34
Revolving Credit Balance:	$2,184.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it that you are planning to buy?	Dear Sir, My mother will stay with me for next year.She is old.I'm trying to make room for her. New furniture plus some travel charges caused the new unexpected expenses to me. That's why I need this loan. Please let me know if you have further questions. Regards,
Your "Major Purchase" category loan is 1 of 354 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.10.10 at 8:29 AM ET	Dear Sir, My mother will stay with me for next year.She is old.I'm trying to make room for her. New furniture plus some travel charges caused the new unexepected expenses to me. That's why I need this loan. Please let me know if you have further questions. Regards,
Please provide more details about the purpose of the loan, your job, and what you do. You're more likely to get funded if prospective lenders feel reassured that we will get paid back. Thanks in advance.	Dear Sir, I'm an accountant for a freight forwarding company. I work there for last 5 years. My mother will stay with me for next year.She is old.I'm trying to make room for her. New furniture plus some travel charges caused the new unexepected expenses to me. That's why I need this loan. Please let me know if you have further questions. Regards,

Member Payment Dependent Notes Series 528584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528584	$9,000	$9,000	15.21%	1.00%	June 21, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528584. Member loan 528584 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Citadel Broadcasting	Debt-to-income ratio:	17.27%
Length of employment:	7 years	Location:	Woodridge, IL

Home town:
Current & past employers:	Citadel Broadcasting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > Thank you in advance for the assistance. People helping people is very rare now a days.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,104.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	Capital One CC = $450 / 6.9% Capital One CC= $1485 / 6.9% CareCredit CC = $590 / 23.99% BillMeLater = $2000 / 19.99% Fifth Third CC = $2000 / 3.9% Chase = $1800, joint accout, only paying half (total is $3600) / 9.24% Orchard Bank = $824 / 14.99% Paying all off.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Capital One CC = $450 / 6.9% / $15mo Capital One CC= $1485 / 6.9% / $25mo CareCredit CC = $590 / 23.99% / $30mo BillMeLater = $2000 / 19.99% / $25mo Fifth Third CC = $2000 / 3.9% / $70mo Chase = $1800, joint accout, only paying half (total is $3600) / 9.24% / $50 Orchard Bank = $824 / 14.99% / $25 Looking to help my credit, pay off multiple debts and lower my monthly payments...perfect...haha.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Thank you. 1. The house is in my name, Bank of America holds the loan. 2. I refinanced a couple month ago so equity is very low right now. Total balance on home loan is 109,000
Why would you pay 15.21% APR to pay off debts that you have a lower interest rates?	Simple...cause everything is in one easy lower payment. I do plan on paying it off prior to the 5 year term, a lot sooner. I simply need convienence in my life right now.
Some of your interest rates are 33 to 60 percent less than this loan's interest rate. You may be 'simplifying' your life, but at a huge expense. You should be asking for less to pay off the higher interest rate cards over 60 months. Then hire me to pay your other lower interest rate loans and you'd still be saving money! Unnecessary financial burden baffles my mind. Did I miss something? Are the 3.9 and 9.6 interest rates introductory or something?	You are making me think... You are saying to keep the under 10% interest rate cards and use LendingClub/You to pay the rest?
Smart thing to do is to use LC 15.21 APR pct loan to payoff current 19.99 APR pct and 23.99 APR pct CC debts pct and keep the lower APR pct CC debts as they are. Lender 505570 USMC-RETIRED 06.15.2010 00:10 AM ET	I agree, thank you for your insite! I will do this today.
Yes keep the low non-introductory cards, reapply for a smaller loan to pay off the higher cards: CareCredit CC = $590 / 23.99% BillMeLater = $2000 / 19.99% Orchard Bank = $824 / 14.99% I was joking about me paying your other bills (basically being hired as your money manager), but there is a thing called electronic Bill Pay that some online banks provide for free. You schedule the bills to be paid and the bank's Bill Pay sends the money automatically from your account (just like Lending Club does for these loans). A lot less hassle, just a little setup time on your part. Your next step in simplification should be to reduce the number of cards you have. I'm amazed you have such low rates on some of your cards, if you can keep the low interest rate cards they're the best to keep. If nothing else take those cards you don't need out of your wallet and lock them away (fireproof safe?). Unless your really use a card a lot that has an annual fee, pay it off and close the account. Annual fees are probably going to return for most cards, but for now dump them. Some credit is healthy, but over spending your budget (living beyond your means) will definitely complicate your life and ruin your credit rating. Debit cards and cash are the way to keep from overspending. If you don't have a savings account of some sort, start one. If you do have one great! Start putting the money you'll save by paying off the higher interest cards with the new loan from Lending Club. Hope I didn't ramble on too much :)	I agree, thank you for your insite! I will reapply and change my options today..
413643 - Thank you for explaining these basic concepts to Member_683603. Following these rules is how many of us got in the position that we can be lenders. Too bad this is not the kind of education our High Schools teach our kids! Good luck to you Member_683603 you will be out of debt in no time!	Thank you.

Member Payment Dependent Notes Series 528593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528593	$5,000	$5,000	13.61%	1.00%	June 23, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528593. Member loan 528593 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	8.04%
Length of employment:	1 year	Location:	STERLING, VA

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > I will use this loan to make a down payment on a car mostly. Worked it out with a friend to give him this money up front then pay the rest off to him in monthly payments. In a few months I plan to make payments above the minimum to pay this off sooner.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	34
Revolving Credit Balance:	$4,284.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Lockheed Martin?	Technical Writer
What is your job at Lockheed Martin?	Technical Writer
Borrower, Loan application shows Income Verification completed (check-marked). But Credit Review Status still shows "In Review". Credit Review process is only ONE-HALF way completed. Credit Review Status needs to be upgraded to "APPROVED for promissory note to be issued later and after loan funds net $ proceeds to be deposited into bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. After Credit Status is "APPROVED" your loan will attract more lenders and their funding $. Lender 505570 USMC-RETIRED 06.15.2010 00:27 AM ET	Not sure how to get to approved status. I thought I had completed the form.
I'm interested in funding your loan, but have a few questions. (1) What are your total monthly expenses (e.g. rent, car, student loans, child care, credit card payments, etc.)? (2) What is the total cost of the car that you intend to buy?	1. About 1,300 2. I haven't picked out a car yet, but I plan to get one that costs around 11,000.

Member Payment Dependent Notes Series 528594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528594	$8,400	$8,400	11.49%	1.00%	June 16, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528594. Member loan 528594 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	American First National Bank	Debt-to-income ratio:	23.78%
Length of employment:	3 years	Location:	Houston, TX

Home town:
Current & past employers:	American First National Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,965.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts of those that will be paid off and the int. rates.	1. Barclaycard (Credit Card-Visa) / 24% APR / $600 2. Exxon Mobile (Credit Card-MC) / 24.9% APR / $1,600 4. Shell Citi (Credit Card - MC) / 24.9% APR / $1,400 3. Macy's (Credit - Visa/ Revolving) / 24.5% APR / $800 4. Home Depot (Credit Card - MC) / 29.5% / $600 5. Victoria Secret (Department) / 23% APR / $150 6. Best Buy HSBC (Credit Card - MC) / 24.9% / $2,500 All the above-mentioned Debt will be paid off via subject loan. The HSBC Best Buy credit card is the only one of my husbands but Lending Club advised me that you don't do co-borrower loans so I will be the sole borrower. Please let me know if you have any questions, thank you. Linda
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	1. Barclaycard (Credit Card-Visa) / 24% APR / $600 2. Exxon Mobile (Credit Card-MC) / 24.9% APR / $1,600 4. Shell Citi (Credit Card - MC) / 24.9% APR / $1,400 3. Macy's (Credit - Visa/ Revolving) / 24.5% APR / $800 4. Home Depot (Credit Card - MC) / 29.5% / $600 5. Victoria Secret (Department) / 23% APR / $150 6. Best Buy HSBC (Credit Card - MC) / 24.9% / $2,500 All the above-mentioned Debt will be paid off via subject loan. The HSBC Best Buy credit card is the only one of my husbands but Lending Club advised me that you don't do co-borrower loans so I will be the sole borrower. Please let me know if you have any questions, thank you. Linda
FYI, your loan status indicates that you income has not been verified, this will prevent many lenders from seeing your loan if they filter for loans that have verified income only. After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account.	Where should I forward the IRS 1040?
I understand your desire to consolidate existing date -- has anything been done to avoid accruing new debt?	The existing debt is due to two reasons: wedding and move-in expenses. Therefore, there is no reason for new debt to accrue. Thank you.

Member Payment Dependent Notes Series 528607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528607	$24,000	$24,000	16.32%	1.00%	June 23, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528607. Member loan 528607 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	CITIZENS INVESTMENT SERVICES	Debt-to-income ratio:	12.67%
Length of employment:	3 years	Location:	LEWISBERRY, PA

Home town:
Current & past employers:	CITIZENS INVESTMENT SERVICES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > I will be using funds to fund a part time small business which will not interfere with my full time position as a Financial Consultant earning over 125K per year. My monthly income stream is very solid and consistent, and my credit history for the last 7 years is very strong. My Lenders will be making a good investment as I am very diligent in repayment of my debts. Also, our monthly mortage payment is paid by my spouse ( however I did list 1/2 of our monthly mortgage payment---$1450 of $2900 on my app.) My spouse's income is 180K per year. So I have high discretionary income for savings and investment as well. At this time, I do not wish to liquidate investments, so that is why I would prefer to finance. I am very fiscally responsible overall. Borrower added on 06/13/10 > To answer a previous question, If LC requests for income verification, I will promptly comply. Borrower added on 06/14/10 > To add more detail about my business plan; I plan to offer a service whereby I offer investment porfolio analysis for a flat fee, and a recommendation to review semi or annually going forward. ( for repeat business) I will not offer to manage the client's funds as a traditional brokerage or financial planner does , it will be a basic mutual fund, stock and bond portfolio consultation so the client can receive " a neutral second opinion" regarding their investment accounts, and if they are allocated properly. I have twenty plus years experience in the investment business so this is my area of expertise. My plan is unique and will be successful due to the biased nature of the investment business.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,489.00	Public Records On File:	1
Revolving Line Utilization:	41.60%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. The home is titled joint with my spouse, so yes in my own name as you inquire. Also, Property was bought at quite a discount in 2008, so total mortgage/ heloc is 385K. The property would definitely value in 450K to 470K range, so at least 60K to 80K in equity.
Good evening. I am interested in funding a portion of your loan. I have a few questions about your loan request. 1. Are you going to get your income verified by LC? 2. What type of business are you starting and your experience level with the business type? 3. What is the public record on your CBR? 4. Will your spouse be assisting in the business and if so, how will it affect her current employment? Thank you for answering my questions and good luck!	Type your answer here. Can you kindly advise of your total potential investment? Thank you.
Hi, just to let you know, Lenders might be a little Leary here. Personally, I've had 6 loans go south and each one of them "promised" that they were a safe investment. Regardless of how much money I invest, the point is..that I am investing in your request with absolutely no guarantee that you will pay even one dime back! (This has happened to me) Therefore, I will ask any question I feel necessary in order to satisfy my need to know that my money is safe. So far, I don't feel that investing with you is a safe investment. So convince me, my question to you is, What type of business are you starting and what is your experience level, what is the public record on your CBR and Will your spouse be assisting in the business and if so, how will it affect her current employment. Can you explain your poor credit score?	Type your answer here. Thank you for your consideration of my loan. Please see the addition to my description for further info on my business plan. First, my credit score is not poor as you state, it is rated between fair and good by the major agencies. I have not one 30 day late for the last seven years, and have paid off numerous loans since. My PR is for a Chapter 7 in 2003 due to a serious medical problem, again I have been perfect since. I suppose my score is not higher due to outstanding mortgage, and car loans. My wife will not be involved and her income will be unaffected. The only risk, with my loan, obviously my opinion is a risk of prepayment, which is a high probability.
I think your services would be welcome. We haev met with several advisors who would not offer us a flat fee for an analysis of our portfolio. And then there was always the push to have them manage our money which in today's age, that's not hard to do with a bit of direction from someone like yourself. Good luck. I will be funding your loan.	Thank you for your consideration and funding. I will also be including an educational aspect, so the investor will be fully capable of managing their own portfolio afterwards. The discount firms do not even offer one on one, face to face consultations which will be comparable to my service. Their advice is more generic in scope for high net worth clients, with online seminars, phone consultations mostly. Then of course, they will manage your account for a percentage fee for assets under mgmt as well.

Member Payment Dependent Notes Series 528634

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528634	$3,000	$3,000	19.04%	1.00%	June 21, 2010	June 25, 2015	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528634. Member loan 528634 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,208 / month
Current employer:	City of Madison	Debt-to-income ratio:	23.08%
Length of employment:	4 years	Location:	Sun Prairie, WI

Home town:
Current & past employers:	City of Madison
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > We want to pay off our credit cards and keep only ones that we have had a long history with and large credit limit. We will us the credit card but pay them off within 30 days after using them. I have a very stable job with the City of Madison(police officer) and my wife is a school bus driver. Neither of us are in any jeopardy of losing our jobs. We also do treatment foster care which we have been doing for 3 1/2 years now. We are licensed to have 2 foster children at one time and we receive $1300 per child($2600 total). The past 3 1/2 years we have always had at least one child in our home but have had 2 most of the time. My wife is also starting her own business with Arbonne International. It is a network marketing business that is very, very successful in the skin care and health and wellness field. She has the best training from her sponsors and plans on doing this full time when it replaces the income for her bus driving and foster care. She will not stop doing foster care and/or bus driving until it replaces or exceeds her current income. Our monthly budget will be easier to control and pay with one payment. We have researched about debt consolidation and understand the risks of adding more debt but we will not make any more debt for ourselves with the credit cards. We believe that we are good borrowers because we never miss a payment. My wife is very diligent about our finances and is looking for a way to become debt free within the next 2-3 years.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	12
Revolving Credit Balance:	$5,731.00	Public Records On File:	1
Revolving Line Utilization:	44.80%	Months Since Last Record:	81
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	These are the debts I want to pay: Vehicle/$7328/18% Capitol One/$4991/18% Chase c.c./$497/22% (we will close this account) Chase c.c/$1165/24%(we will close this account) Ameriquest c.c./$1847/21% Target c.c./$2511/20% American TV c.c./$622/18% (we will close this account) I am closing the Chase credit cards because I have had poor customer service with them since they bought out Washington Mutual. I realize the long history is good to have but I don't want their business anymore. I want to keep the high credit limit cards to improve our credit but don't want to use the cards unless I can pay them off the month I use them. But I also have had the experience of having a credit card and not using them and they in turn decreased our credit limit(that was Chase as well on Joel's credit card). I originally requested $30,000 so that I could pay off all our credit cards but it's hard to pick and choose which ones to pay off. I wanted to pay off our high payments so that this payment is manageable so that is part of the reason why I want to pay off our van. Not only is that a $290 payment but we will also have equity in it. These are the debts we won't pay off: Personal loan/$7542/17% Dell c.c./$1058/0% J.C.Penney/$1505/18% RCU c.c /$1100/14% Walmart c.c/$150/18%...we will pay this off ourselves American Eagle c.c./$250/19% Children's Place c.c./$0/18% Sears c.c./$100/15% Toyota/$19400/6% Thanks for your interest Joel and Linda
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debts but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $20,500 Debt Consol category loan. My questions are: Number [1] Transunion Credit Report shows 1 unidentified creditor payment delinquency 12 months ago. Reason was? Number [2} Transunion CRedit Report shows 1 Public Record on File 81 months ago. What was Public Record a-n-d What was Public Record final disposition? Number [3] Transunion Credit Report shows the $5,731 Revolving Credit Balance total debts (a 44.80 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE each month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? Less than 1-yr? 1 to 2-yrs? 2 to 3-yrs 3 to 4-years? Or use the full 5-yrs maximum time allowed? [Length of Time question asks for answer based on current intentions. All borrowers have an initial idea how long they will continue to pay on their loan before the final payment occurs. Aapproximate in years answer appreciated. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your loan.] FYI: You can obtain FREE copy Transunion Redit Report at annualcreditreport.com. There you can learn identities of credit grantee reporting payment the delinquency and also Public Record that is on File in some courthouse. Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.12.10 @ 9:25 AM ET.	The 2 delinquencies were for Wisconsin Electric and a Student Loan. The W.E. has been inconsistent with reporting and we had issues with them a year ago. We make payments each month consistently but not really sure why they report non payment when we always pay. The student loan was an oversight and was a little confusing on our end. We were attempting to get Joel's student loans "forgiven" through his job but it took a long time for the paperwork and we were not sure how the process went or if we were suppose to be paying on it. We have been paying ever since, though. The "Public Record" was for the other student loan that WAS forgiven and that was suppose to be taken off the credit bureau. We will look into that. As far as our RCB's we pay approx. $550 a month but most, if not all depending on how much of a loan we will be getting, will be paid off and not used/or closed. YES! We plan on paying off our new loan early, if possible. We don't want to overextend ourselves but to start paying extra on our personal loan(s). The plan is to become debt free(except the house and the car loan) within 2-3 years and then start working on the house payment (paying $100-$500 extra monthly) so that we will have $40-50,000 in equity in 6 years.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	We do hold the title of our home in both our names. Our loan was originally for $214,000 and we owe approx. $210,000. (If you need exact numbers, I can dig a little more but these numbers are only hundreds away) We have looked at mortgage tools that shows how quickly your mortgage goes down by paying more and that is where we will be putting our extra money, besides trying to get out of credit card debt, to have much more equity in the house in the next 3-4 years. Thanks, Joel and Linda
Thank you for your prompt response. Have you stopped using credit? Have you looked into using any of the various *free* financial management tools available online, such as yodlee.com or mint.com? I use yodlee myself because it provides linking to my Lending Club accounts. What do you do for the City of Madison?	We are stopping using our credit and no I have not heard of the management tools but I am an avid listener of David Ramsey and just recently bought his book. He says don't use credit and start saving your money for those unexpected expenses, even car repairs. We will start using his advice. We also open to any kind of management tools to help as well. Joel is a Police Officer for the City of Madison since May of 2006.

Member Payment Dependent Notes Series 528648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528648	$18,000	$18,000	10.75%	1.00%	June 18, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528648. Member loan 528648 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,760 / month
Current employer:	Verizon Wireless	Debt-to-income ratio:	7.94%
Length of employment:	3 years	Location:	Seattle, WA

Home town:
Current & past employers:	Verizon Wireless
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > Credit card debt consolidation loan. I will easily be able to pay this loan back in 3 years having it all under one monthly payment. Borrower added on 06/16/10 > I am gainfully employed by a company that has not laid off ever as far as I am aware. I make more than enough money monthly to cover my loan obligations, I would like to consolidate a low interest rate for which I have been approved and make the one monthly payment vs. four.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,611.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No, our home is in my husband's name. It is valued at 420K and owe $282K on it. There are no second mortgages or HELOCs on it. We do own another home that my father lives in - this is owned outright and is currently valued at 300K. Thank you.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? What do you plan on doing should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	The purpose of this loan is to consolidate some credit card debt that I incurred while going through some infertility treatments a few years ago. I am able to make payments of course but it will greatly help mu situation to be able to have these debts consolidated at the lower interest rate for which I've been approved. I work full time at Verizon Wireless as a Network Engineer. There have not been any lay-offs since I've been at this company which is a little over 3.5 years. Thank you.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	We owe 282k on our home. We own a home that my father lives in and have the note on that home valued at 300K. We do not have any HELOCs open. Thank you.
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answer to this Q	Childcare - $2800.00 Food - $800.00 Gas - $150.00 Thank you.
I'm interested in funding your loan, but have a few questions: (1) How much are you currently paying each month on your credit cards? (2) What are the interest rates on your credit cards? (3) What is your husband's monthly income and what does he do? Many thanks.	1. I pay $650.00 month currently toward my credit debt. 2. The interest rates on my 4 cards vary from 12 to 14% Thank you.

Member Payment Dependent Notes Series 528674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528674	$7,200	$7,200	7.88%	1.00%	June 17, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528674. Member loan 528674 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Norfolk Souther Corporation	Debt-to-income ratio:	18.54%
Length of employment:	9 years	Location:	PORTSMOUTH, VA

Home town:
Current & past employers:	Norfolk Souther Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > The purpose of this loan is to replace my HVAC.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,189.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 528712

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528712	$2,400	$2,400	16.32%	1.00%	June 16, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528712. Member loan 528712 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,500 / month
Current employer:	US Healthworks	Debt-to-income ratio:	18.72%
Length of employment:	3 years	Location:	OXNARD, CA

Home town:
Current & past employers:	US Healthworks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	63
Revolving Credit Balance:	$14,520.00	Public Records On File:	0
Revolving Line Utilization:	98.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes in my own name. No equity

Member Payment Dependent Notes Series 528718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528718	$6,250	$6,250	17.56%	1.00%	June 18, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528718. Member loan 528718 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,867 / month
Current employer:	Morehouse College / Green Forest Academi	Debt-to-income ratio:	0.52%
Length of employment:	4 years	Location:	Atlanta, GA

Home town:
Current & past employers:	Morehouse College / Green Forest Academi
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > I appreciate you for taking an interested in my request. 1& 2). I have been employed fulltime with my current employer for 4 years. It is a private institute that is one of 6 schools in the area. I work closely with students, parents and faculty to assist students in a successful matriculation through college. I also have a part-time job with an academic development corporation. This academic tutoring program has a partnership with local school districts to provide additional resources to improve student standardize test scores. 3) The delinquencies 2 years ago are a result of multiple purchase and transactions clearing my account at the same time around the time of my wedding. I have taken steps in the past several years to improve and clean up my credit record. I must add that in an effort to not be in debt after the wedding, my husband and I were committed to paying for everything up front and with cash which in turn, led to some late payments. Since then, I have paid off my car note and paid all other bills on time. 4) I did ponder on which option to choose (36 vs 60 months). I do plan on paying the loan off earlier than 5 years by paying more than the listed amount. I chose 60 as a precaution. I wanted be sure the amount required remained in a position where I could definitely handle even if an emergency happened that month. I plan to pay off the loan in 3 and a half years. 5) I would like for prospective lenders to know that, like I stated earlier, I have been very committed to living as debt free as possible. I have worked hard to correct the mistakes from years ago as a college student. I am an extremely responsible and frugal adult that wants nothing more than to start a family. I have a stable fulltime job and have always had part-time projects for extra income. I hope that my honest answers have provided you with the information you need to assist me in this journey. Thank you again, Dreamingoftheday (The system will not let me provide specifics i.e. job title)

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	21	Months Since Last Delinquency:	20
Revolving Credit Balance:	$77.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for funded loan's $ deposit. Your "Approved" Credit Status benefits the borrower because: (1) Your loan now attracts lenders waiting until the review process was completed before they commit their $. (2) After completed, the funding pace will quicken. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit was successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. There locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, then their funding $ always lags behind loans listed the same day but whose Credit Review was quickly completed and their was "Approved" for later issue. Participating lenders exclusively fund selected loans and do nothing else. Home Office Credit Reviewers are ONLY persons who conduct the required borrower employment-income "Credit Reviews". They are people to whom you send all requested income documents. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA Thursday 06.10.2010 8.15 AM ET.	For some reason, the system won't let me submit my answers to you questions below. I'm sending this as a test.
I read your post in Description that answered my questions. I'll be joining lenders helping to fund your IVT Medical Expenses loan. FYI: Jones Institute of Reporductive Medicine in nearby Norfolk, VA conceived worlds first "test tube" baby 20 some years ago. They are the world leaders in reporductive medicine. Lender 505570 USMC-RETIRED 06.11.2010 9:12 AM ET	Thank you so much for your generosity and for providing additional information!!
I am asumming that the loan is for IVF? It can be quite expensive with ~15K/cycle. You are asking for a loan for less than half of this amount. How will you finance the rest? What will you do if it fails? How many cycles will you be able to finance? Thank you.	Thank you for your interest. I am planning to undergo IVF using frozen donor eggs which has a higher rate of success than try to use my own. I was approved for only $6250, I have $5000 and in the process of figuring out how to get the remaining $5000. I am hopeful that the procedure will work the first time. All I can do is try.
If you have to borrow money for IVF what will you do when the baby comes and you are loaded with even more debt? How will you commit to this loan payment?	Thank you for your interest. I fully understand that i am committing to and taking on a large financial obligation with the loan as well as raising a child. I have a stable full-time and part-time job as well as a husband and family support. It is my plan and my desire to payback the loan each month and on time.

Member Payment Dependent Notes Series 528827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528827	$8,000	$8,000	13.98%	1.00%	June 23, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528827. Member loan 528827 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	National Institutes of Health	Debt-to-income ratio:	23.30%
Length of employment:	< 1 year	Location:	Beaumont, CA

Home town:
Current & past employers:	National Institutes of Health
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > I want to consolidate my debt.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,782.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, email asks NO questions; NO answer is required. Email is just F-Y-I. After Lending Club Home Office < $1 trial deposit verifies this borrower's bank account then the loans NEXT step is required borrower Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. Lending Club's Home Office Credit Reviewers will contact you either by email or by telephone. Reviwer will tell you that for your loan category and the loan's requested $ amount what specific income documents that you must submit- 2 recent employer pay stubs or military LES, or 2009 IRS 1040, or, if you are self-employed or a small business owner, then IRS Form T4506 Request for Copy Income Tax Return. Reviewer will provide receiving Fax Machine telephone number and indicate preferred format (either .DOC, .PDF, et al) for transmitting of income document as an email attachment. After the Credit Review is completed, the application that all lenders view will reflect borrower's Credit Status "Approved" for funded loan's $ deposit. Your "Approved" Credit Status benefits the borrower because: (1) Your loan now attracts lenders waiting until the review process was completed before they commit their $. (2) After completed, the funding pace will quicken. (3) After loan is funded, net $ can be deposited quickly into already verified bank account. Credit Review is THE "KEY" ingredient in every borrower loan being successfully funded. You should consider Credit Review to be PROACTIVE. It can be completed quickly if it has been borrower INITIATED. BEST IF CREDIT REVIEW COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal is to complete the required borrower Credit Review within 4-days after a loan is listed for lender consideration. If the Credit Reviewer does N-O-T contact you within 3-days from your loan being listed date then AFTER verifying that the less than $1 trial deposit was successfully posted to your bank account then Y-O-U should initiate contact ASAP with Credit Review. Refer to "CONTACT US" click-on link located at bottom of L C Home Page. There locate the Member Support Department's email address and Toll Free telephone number. The Home Office is CLOSED Sat, Sun, all national, and certain, California Holidays. Earlier the required borrower Credit Review is completed, and loan is "APPROVED" for later issue, means the sooner that your loan will attract interested lenders who will commit their $ to help to fund your loan. The loans that take an excessive time for required borrower Credit Review to be completed, then their funding $ always lags behind loans listed the same day but whose Credit Review was quickly completed and their was "Approved" for later issue. *Participating lenders exclusively fund selected borrower loans and nothing else. Home Office Credit Reviewers are ONLY persons who conduct the required borrower employment - income verification "Credit Reviews". They are people to whom you send all requested income documents." This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA Thursday 06.10.2010 8.15 AM ET.	Thanks for the Info!
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	I have never being late or missed payments but the banks raised my rates. I understand they have to make money, but I feel like I am being punished for no reason. I am just looking for a better options. Most of my debt will be paid off with the loan. Amount APR Bank of America Credit 2949 18.99 Chase Credit Card 2500 24.49 Car Note 1758 15.99 Macys 987 24.99 Dell Computer 547 24.99 Total 8,741
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $8,000 Debt Consol category loan. My questions are: Number [1] Borrower Profile shows less than 1 year at your current employer. Provide 3 years PRIOR work (or school) history.Number Number [2] Current position (Job/What you do) for employer National Institutes of Health? Number [3] Transunion Credit Report shows a $2,732 Revolving Credit Balance total debts (31.70 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] $8,000 loan; $2,782 Revolving Credit Balance; $5,218 is the extra cash that you will be receiving (less the loan's origination fee) that is either consolidating or is refinancing what SPECIFIC debts that are NOT included in the Transunion Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FIVE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.10.10 @ 8:38 AM ET.	I have never being late or missed payments but the banks raised my rates. I understand they have to make money, but I feel like I am being punished for no reason. I am just looking for a better options Amount Bank of America Credit 2949 Chase Credit Card 2500 Car Note 1758 Macys 987 Dell Computer 547 Total 8,741
What is your job with the NIH? What are your duties?	I am a post-doctoral fellow. I work in cancer research.
Me again. Thanks for reply, unfortunately NONE of your answers addressed the ACTUAL questions that i asked. Verbatim Q-A exchange follows: USMC-RETIRED Asked > Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, Revolving Credit Balance total debts but not each balance that could be owed to possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally the borrower provided, but usually incomplete or missing, optional narrative description. I am interested to help fund your $8,000 Debt Consol category loan. My questions are: Number [1] Borrower Profile shows less than 1 year at your current employer. Provide 3 years PRIOR work (or school) history. Number [2] Current position (Job/What you do) for employer National Institutes of Health? Number [3] Transunion Credit Report shows a $2,732 Revolving Credit Balance total debts (31.70 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; NOT the Credit Card minimum $ payments DUE each month.) Number [4] $8,000 loan; $2,782 Revolving Credit Balance; $5,218 is the extra cash that you will be receiving (less the loan's origination fee) that is either consolidating or is refinancing what SPECIFIC debts that are NOT included in the Transunion Credit Report Revolving Credit Balance total debts? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment offering the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question requires answer based on borrowers CURRENT intentions. All borrowers have an initial idea how long they will continue to pay on their loan before final payment occurs. Provide an approximate IN YEARS answer. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your requested loan.] Advance thanks for expected FIVE answers that will help other lenders and me to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.10.10 @ 8:38 AM ET. Member_683934 Answered > I have never being late or missed payments but the banks raised my rates. I understand they have to make money, but I feel like I am being punished for no reason. I am just looking for a better options Amount Bank of America Credit 2949 Chase Credit Card 2500 Car Note 1758 Macys 987 Dell Computer 547 Total 8,741 Borrower, FYI: Your "Copy and Paste, One size fits all" answer was what you initially provided to Lender 364664 "Critical Miss" question. you never answered ANY of my questions. Lender 505570 USMC-RETIRED 06.102010 3:51 PM ET	I will try to list and answer all the questions below. 1. Recently finished from grad school in California; which is where I acquired all my debt. I was in school full time for 6 years. 2. I am now a post-doctoral fellow at the NIH. I work in cancer research. 3. I pay always pay more than the minimum on RCB , usually between $100-200/month depending on my budget. 4. Some of my debt is not listed, including my car loan, BofA credit and Dell Financial services. 5. I requested 5 years but would pay extra as my budget allows. I goal is to have paid this debt in full in 3-4 years.
What actions have you taken, moving forward, to continue to reduce your debt and maintain it at a lower level?	My debt was all acquired while in grad school. Now I earn steady pay, live within my means and try to save. The only debt I hope to have in the future would be my school loans and hopefully a mortgage.
Borrower, After P2P lending recent media coverage, Lending Club loans at 2X to 3X premedia daily listing levels. Currently 350 to 400 loans listed per day. Number of high-quality, credit-worthy borrowers increased demand for Credit Card Refinance, Debt Consolidation, or Home Improvement loans. Result is especially the $10K to $25K range loans end approximately 70 percent funded when 14-days time expired. One option is to accept a partially funded loan or cancel loan. Another option is to re-list same or modified version loan another 14-days time. Unless the borrower volume decreases, (unlikely), or the number of active lenders increases, (possibility), or combination both simultaneously occurs, the re-listed loan option will result in repeat of approximately 70 percent funded when 14-days lime expires. $8,000 loan currently 55 percent funded after 13 full days listed. 1 days time remains before 14-days time expires. Good news is every loans funding pace always quickens the closer loan approaches 14-days time expiration. Question: If loan ends approximately 70 percent or hopefully higher percentage funded when the 14-days maximum time expires, will you accept partially funded loan? Or will you instead re-list loan later for lender consideration? Following loan related information could be beneficial to you. FYI: Simultaneous Loans Lending Club Help, Borrower Information, How It Works, Can I Apply for Multiple Loans? "You may be able to apply for a second loan after 6 months of current payments in an existing loan. You can only have maximum of 2 loans in active repayment status on Lending Club. Borrower Membership Agreement, Section 3, "Loan Requests", Sentence 2 "You may not post more than one loan request on the site at a time and you may not have more than two loans outstanding at any given time". Summary: After initial loan issued and borrower payments are current for 6 months, subject to the borrower credit review requirements, borrower can list a second loan for lender consideration and possible funding. In interim, borrower can advantageously use lower percent APR loan's net proceeds to partially payoff higher 19.99 pct, 23 pct, 27.99, 29.99 pct. al, the Credit Card Revolving Credit Balance existing debts. Advance thanks for your answer to question accepting partially funded loan. Lender 505570 USMC-RETIRED Tuesday 06.22.2010 at 10:31 AM ET	Looking at the available options, I will accept the partially funded loan and pay off the higher interest rate debt. I think accepting the partially funded loan would save me money on the long run, instead of having to re-list the loan with no guarantee of getting fully funded.

Member Payment Dependent Notes Series 528833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528833	$7,000	$7,000	10.75%	1.00%	June 16, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528833. Member loan 528833 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	First Data	Debt-to-income ratio:	9.26%
Length of employment:	3 years	Location:	Atlanta, GA

Home town:
Current & past employers:	First Data
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/09/10 > Funds needed to make improvments on our home Borrower added on 06/09/10 > My husband owns a home that we lived in together for 4 years. We recently relocated to a new state and need to rent out our house. We need to make improvements such as paint, update appliances and install new window treatments. I have worked at the same job for 3 years and I am a real asset to the company. Our annual income is over $100k and our household expenses our much lower than our income. All of my bills and debt are always paid on time and current. I have taken out personal loans in the past and always paid them on or ahead of schedule. This loan will be no different.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,121.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? What do you plan on doing should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	1. 2. My employer is First Data. I am a product manager there responsible for writing technical requirements for and implementing automated phone systems and computer applications. If I were to be laid off from this job I would rely on my husband???s income and our personal savings to pay bills until I could obtain another position. 3. My other expenses are car insurance (my car is paid for), cable/ internet/phone, gas/food, credit card payments. 4. The only other outstanding loan I have in my student loan. I make payments of $250 each month 5. There are no delinquencies on my credit report 6. I do not have any investments at this time 7. I am not the sole wage earner. My husband and I earn a household income of $115,000 8. My savings accounts total approximately $7,000 9. I would have my payments automatically withdrawn from my account. ..
The loan category you listed is Home Improvement but it states you reside in a rental. Please clarify	We recently relocated to a new state, where we are renting while we get to know the area. Rather than sell the house we were living in, we've decided to rent it out. However, we need to make improvements to get it rental ready.

Member Payment Dependent Notes Series 528863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528863	$19,750	$19,750	15.58%	1.00%	June 22, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528863. Member loan 528863 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Prudential	Debt-to-income ratio:	22.43%
Length of employment:	5 years	Location:	Loganville, GA

Home town:
Current & past employers:	Prudential
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > Please keep in mind if the Credit Card Companies had not cut my limits after making large payments, my grade would be an A on this site. Please let me know if you have any other questions. Borrower added on 06/12/10 > Additional Information - Funds - The funds will be use to consolidate credit cards. All of my credit cards started off at a higher limit. However, after the bad economy, when I make a payment, the limit it cut. This makes me look as If I am using my credit card at a higher percent. For example, my American Express started off with a 10K limit and now it is down to a 6K limit. Good Borrow - I am a great borrow because I have never missed a payment on any bill or loan. I have had credit history for several years and I have never defaulted on anything! Job Stability - I have worked at the same company for 5 years and 5 months and my husband has worked at the same company for over 10 years. Borrower added on 06/12/10 > The other credit lines are deferred student loans that I have not consolidated yet. My student loan deferment ends around the end of 2012. I plan on paying this credit card consolidation off a little sooner than 3 years and then start paying back my student loan. My current credit lines are *Car - Honda Financial 4.9% *Credit Card - Macys - 1700, Bank of America 1500, Discover 8K, American Express - 6K. *Student Loans ??? deferred until end of 2012

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,327.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I'm looking to consolidate because each time i make s significant payment on my credit card, the company cuts my limit. Discover 8k, American Express 6k, Bank of America 1500 and Macys 1700. My current apr ranges from 10 to 15 percent. This leaves just my car note. Thanks.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello. My home is in my husband name. Equity in this economy? I wish. We do not have a second mortgage if that is helpful information. Do to the economy we loss our equity but is currently 10k off from our home value. It's not much because we have a small starter home. Our mortgage is with wellsfargo no missed payments.
What do you do at Prudential?	I work in sales for Group Insurance at Prudential. My husband works in management for UPS.
So you sell life insurance? Or health insurance?	My job sells Life & Disability Insurance.
Why consolidate current credit card debt that is in the 10% - 15% into a lending club loan with a rate of 15.58%?	With this loan I can pay off my debt in three years vs. Five to six years. I will also save over 7k in intrest.
How do you plan to pay this loan off in three years when your Student loans will start in a year and half. Do you have a contingency plan?	Repayment is not an issue. I am trying to shorten the timeframe of these debts which will save me 7K over 3 years in interest. This loan is around $700 a month and I was paying $1000 a month; however the credit card company continued to cut my limit after making large payments. My graduation date is June 2012, with a 9 month grace period following that date. For a contingency plan, I hope to pay this off faster than 3 years or wait until after my student loan grace period which will give me close to 3 years before I have start my first payment.
I'm trying to understand why taking out a loan at 15.58% interest will save you 7k over 3 years when you state that your current Credit Card rates are between 10 and 15%. When I look at your credit card balance, it appears that you have owe ~$17,200. Wouldn't it be better for you to stay at current rates and have automatic bank deductions to pay these cards instead of paying a higher interest rate to consolidate? What am I missing? As asked previosly, can you please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan?	Hi Member 651752, I hope I am explaining all of this in a way that makes more sense to you. I am knew to this peer lending, so please work with me. Currently it would take me 5 years around $500 month to pay off my debt. Paying out 9K in intrest. Doing the loan, I would pay around $700 month to pay off my debt in 3 years, paying out 3K in intrest. Without consolidating, I would pay off my debt in 5 year around 28K with consolidation, I would pay off the debt in 3 years around 20K. I'm sure I put this information in my previous email, but just incase, All credit cards will be paid off. The only thing that will not be paid off is my car. I think the most important factor that you are missing is that I would like to have financial freedom from credit card use without it impacting credit.
I am interested in investing in a note for your loan. I'm sorry, I am not great with numbers, and when I don't see them listed out I have a difficult time understanding how a loan will help someone, so I move on to other loan requests. If you would list out list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off then I will reconsider investing. Thank you in advance.	Hi CriticalMiss, I understand, sometimes it is hard communicating via email. Discover - 8K - 10% - paid in full American Express - 6K - 15.99% - paid in full Bank of America - 1500 -15.99%, will go up to 21%, - paid in full Macy's - 1700 - not sure about the interest rate on this card, 21 - 23% paid in full All Credit Cards will be paid in full. It is easier to pay off 1 loan than 4 credit cards. I can pay the loan off in 3 years and save on interest.
Since you mentioned you are married, would you mind disclosing your family's total monthly bring home income? Many LC investors have a certain Debt to Income max limit, and even though your's is only 22.43%, it might make more cash flow conscious investors feel a little more comfortable.	I make 4500 monthly and my husband makes 6000 monthly. 10500 monthly together. thanks!
I am sorry, but your numbers do not add up. If you have a balance of $17,300 and state that it would take you 5 years to pay back at $500/month, this woudl imply an (average) rate of more than 24%. This clearly not the case. You would be much better off by simply increasing the payments to your CC instead of taking the LC loan. If your average rate is 13%, for example, then it would only take you 29 months if you pay $698/month.	This loan will allow us to make one single payment at a fixed rate. Yes, we could make a larger payment on our credit card but we are fed up with them cutting our limits after each large payment.

Member Payment Dependent Notes Series 528880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528880	$10,000	$10,000	7.14%	1.00%	June 16, 2010	June 23, 2013	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528880. Member loan 528880 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Matrix H.G. inc	Debt-to-income ratio:	1.65%
Length of employment:	5 years	Location:	Concord, CA

Home town:
Current & past employers:	Matrix H.G. inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > We are buying a '69 Camaro and because it's a classic car, we could not get a standard auto loan. This will be the only loan we hold, in addition to our mortgage and because there is no prepayment penalty, we will be able to pay this loan off in less than three years. Borrower added on 06/11/10 > I would like to apologize for the vague description "OTHER". I was just answering the questions given. Thank you to all investors. This loan WILL be paid back on time.

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,623.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your "Other" category loan is 1 of 381 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Thursday 06.10.10 at 8:23 AM ET	We are buying a '69 Camaro and because it's a classic car, we could not get a standard auto loan. This will be the only loan we hold, in addition to our mortgage and because there is no prepayment penalty, we will be able to pay this loan off in less than three years.
What is it you plan on using the requested funds for?	We are buying a '69 Camaro and because it's a classic car, we could not get a standard auto loan. This will be the only loan we hold, in addition to our mortgage and because there is no prepayment penalty, we will be able to pay this loan off in less than three years.

Member Payment Dependent Notes Series 528958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
528958	$10,000	$10,000	11.86%	1.00%	June 21, 2010	June 23, 2015	June 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 528958. Member loan 528958 was requested on June 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,515 / month
Current employer:	Arctic Lightring & Electric	Debt-to-income ratio:	10.83%
Length of employment:	3 years	Location:	Chattaroy, WA

Home town:
Current & past employers:	Arctic Lightring & Electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,116.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do not have the title to my house as I still have a mortgage but i am the sole owner.The value of the home is approximatley $245k to 260k and the amount owed is approximately $159k (actually a little under at $158.***). Approximate equity would be in the area of $80k-$100k. the county assessor values it at $214k which is typically below actual market value. I hope this answers your questions.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? What do you plan on doing should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Thank you for your response. These answers will definitely help investors lend.	The purpose of this loan is home improvement consisting of: new metal roof and gutters, new interior molding and trim, new carpeting, and complete a landscaping project (I own a backhoe but need more materials). My employer is Arctic Electric & Lighting whom I have worked for for 3-1/2 years. My current position is electrical foreman on a new Technical Education Building at Spokane Community College. If I were to be laid off, getting another job has never been difficult for me, I am also adept at electrical design, project management, and estimating.....I work in the field because the pay is higher on prevailing wage projects and work less hours. I have no car payments and credit cards monthly are $450. Mortgage is $925.63. Phone and internet run about $75, and electricity is close to $100. No delinquencies or investments (other than my home) and I live alone with my daughter. I have no savings as I spend money not used on improving my home and acquiring tools or equipment. I will not have a payment automatically deducted from my bank account as I prefer to initiate and track bills manually so that nothing gets overlooked.

Member Payment Dependent Notes Series 529044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529044	$6,500	$6,500	11.12%	1.00%	June 21, 2010	June 24, 2015	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529044. Member loan 529044 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	local 1652	Debt-to-income ratio:	12.78%
Length of employment:	6 years	Location:	JENSEN BEACH, PA

Home town:
Current & past employers:	local 1652
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	67
Revolving Credit Balance:	$21,618.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 529073

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529073	$10,000	$10,000	7.88%	1.00%	June 22, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529073. Member loan 529073 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Valiant Insurance Company	Debt-to-income ratio:	17.03%
Length of employment:	1 year	Location:	Harrison, NY

Home town:
Current & past employers:	Valiant Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,979.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since it shows you having been with your current employer for a short time could you please describe your work/school history at bit more (at least 3 years)? Thank you.	Travelers Insurance Company 10/93-10/08 Senior Account Manager.
You had 3 credit inquiries in the last six months. Did you acquire more debt or CCs? Thank You	I'm not certain as to what it was for. I recently traded in my car for a used pre-owned. And requested a credit report for myself but other than that I don't know.

Member Payment Dependent Notes Series 529140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529140	$8,000	$8,000	7.88%	1.00%	June 21, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529140. Member loan 529140 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	21.76%
Length of employment:	4 years	Location:	Berryville, VA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > The funds will be used to expand my health food store, specifically to purchase additional products from local farms. Our buy fresh, buy local campaign has been very successful so I would like to continue that momentum with additional products. I opened the store three years ago and we have seen a steady growth in sales. Half of the store is dedicated to healthy food and supplements for people and half is for pets. This has proven to be a winning combination. Customers appreciate being able to purchase fresh, local products for themselves and premium food and supplements for their pets at the same location. Ours is a unique place which has been described by some as a destination store.

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,861.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 201 total borrower loans that Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide DETAILS about their business? (i..e., Start-up? Established? Products? Services? Targeted clientele? Etc.) A-N-D provide PURPOSES how their loans net proceeds are intended to be spent to benefit either borrower or business? (Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? Etc.) Your listing provided nothing to attract a lenders interest and for them to possibly help to fund your loan. Small Business category loans always are the H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is highest of all loan categories. Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide your loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically loan has extremely BLEAK prospects to be potential lender 100 pct funded. At end of borrower registration process exist the opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Friday 06.11.10 at 5:23 AM ET	The loan will be used to expand my health food store. The focus of my store is fresh, local products which has been embraced by the customers. I would like to hire an additional employee and bring in products from other small farms in the area. The store opened three years ago and sales have steadily increased each year. Gross sales for 2008: $307,848; Gross sales for 2009: $375,127; Gross sales as of 6/10/10: $171,844. An aspect of our store that has contributed to our growth is the pet section. Half of the store is dedicated to natural food and supplements for cats and dogs. We are the only store in our area with such an extensive selection of premium pet food. Our prices are competitive enough that we draw customers from towns in excess of 30 miles away.
I support the green revolution which includes buying local foods and lowering our carbon footprint. I will be funding your loan.	Thank you so much. I spent yesterday at a Sally Fallon (Weston A Price Foundation) seminar at a local farm. The word is spreading and everyone benefits - from farmer to consumers.

Member Payment Dependent Notes Series 529168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529168	$2,000	$2,000	13.98%	1.00%	June 17, 2010	June 24, 2015	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529168. Member loan 529168 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,900 / month
Current employer:	JCPenney	Debt-to-income ratio:	13.63%
Length of employment:	10+ years	Location:	Peoria, AZ

Home town:
Current & past employers:	JCPenney
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$900.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What car will you be financing (make, model, year)? What is the total purchase cost? is this a replacement vehicle?	I am buying a 2000 Toyota Camry with pretty low miles (65K). It would replace my 98 Neon (time for retirement) cost: $5200.00 Please let me know if you have any more questions. Thanks.
What will be the source of the funds for the balance of the purchase cost?	I am selling my Neon to my neighbor for $250 now and $250 in August and the rest will come from savings. Thanks.

Member Payment Dependent Notes Series 529193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529193	$10,000	$10,000	13.98%	1.00%	June 21, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529193. Member loan 529193 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	The Martin Agency	Debt-to-income ratio:	9.44%
Length of employment:	5 years	Location:	Richmond, VA

Home town:
Current & past employers:	The Martin Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > This loan will make it so that I can pay off all of my credit cards, and have one monthly payment rather than 5. This loan also sets me up on a realistic payment plan of 3 years. Once the 3 years is over I will be debt free. I have never been late with any of my current credit cards, or any other bills that I pay. I have been with my current place of employment, and this is where I see myself for a very long time. Please don't hesitate to ask if you have any other questions. Thanks so much! Kelly

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,593.00	Public Records On File:	0
Revolving Line Utilization:	85.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
FYI, your loan status indicates that you income has not been verified, this will prevent many lenders from seeing your loan if they filter for loans that have verified income only. After Home Office < $1 trial deposit verifies the borrower bank account your loans next step the required Employment-Income Verification a/k/a "Credit Review". Employment verification is independent of income verification and vice verse. The LC Home Office Credit Review Team will tell you what are the specific income documents that you must submit- 2 recent employer pay stubs, or IRS 1040, or, if self-employed or small business, the IRS T4506 Request for Copy Income Tax Return. After the Credit Review was completed, application all lenders view will reflect loan's status "Approved" for later issue. An "Approved" status benefits borrower because: (1) Loan will attract lenders that were waiting until process was completed before they commit their $. (2) After completed, the funding pace quickens. (3) After loan 100 pct funded, net $ can be deposited quickly into bank account.	Why is it that Lending Club didn't advise me of this earlier? I thought that I verified my income with them prior to being approved for the loan. Just curious... I appreciate all of the helpful information.

Member Payment Dependent Notes Series 529224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529224	$4,750	$4,750	14.72%	1.00%	June 18, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529224. Member loan 529224 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$867 / month
Current employer:	n/a	Debt-to-income ratio:	3.00%
Length of employment:	n/a	Location:	USAF Academy, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > I am a student at a Service Academy. My job is highly stable as a soon to be commissioned officer. This money will go toward a few online class and GMAT prep books. I plan to begin a MBA program at either Warwick or UCLA next year. This will be payed off before the 2 year mark.

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	10	Months Since Last Delinquency:	6
Revolving Credit Balance:	$740.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 529228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529228	$4,000	$4,000	11.12%	1.00%	June 16, 2010	June 24, 2015	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529228. Member loan 529228 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	University of Pennsylvania	Debt-to-income ratio:	13.09%
Length of employment:	3 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	University of Pennsylvania
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > Borrower added on 06/13/10 > This loan is to cover moving expenses and aid in my family's transition to Philadelphia following my wife's graduation from graduate school and start of a new job. I have been working in Philadelphia for 3 years. I am timely with payments and have never defaulted on any line of credit.

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	64
Revolving Credit Balance:	$9,965.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Does the salary listed include the residency at Penn? Can you provide proof of this income to Lending Club (contact them on how to do that)? Does Lending Club have your Pennsylvania contact information (address, phone, email, etc)?	My salary listed does not include my wife's residency at Penn. The total household income is $79,000. Lending Club has my PA contact information.

Member Payment Dependent Notes Series 529242

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529242	$9,000	$9,000	14.35%	1.00%	June 21, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529242. Member loan 529242 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,335 / month
Current employer:	MAXIMUS, INC	Debt-to-income ratio:	3.48%
Length of employment:	2 years	Location:	Rockaway Beach, NY

Home town:
Current & past employers:	MAXIMUS, INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,307.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where are you moving to? Why are moving expenses so much? Are you changing employers?	Moving expenses include a small down payment for the new place. It is still in NYC- 5 Borough Area. I am not changing Employer.
Hello, Good luck with your loan. I can see you have around $4300 is debt, will part of this loan be used to pay this off? What is Maximus and what do you do there? Thanks!	The situation with the depth is that my parents filed for bankrupcy sometime ago when i was young and when I became of age to open up credit cards, some credit cards are under my name, but not used by me, but my parents due to that situation. Therefore, most of that 4300 amount is not mine to pay off. MAXIMUS is a company which holds contracts with the SDOH to provide health services for various government programs such as Medicaid, Family Health Plus, Chip, child health plus etc....My title here is Central Operations Supervisor for Call Center Staff. You can visit our website at www.maximus.com. I hope this information is sufficient enough and thank you for your interest.

Member Payment Dependent Notes Series 529267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529267	$5,000	$5,000	14.72%	1.00%	June 23, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529267. Member loan 529267 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,520 / month
Current employer:	Star Plastics Inc.	Debt-to-income ratio:	10.28%
Length of employment:	1 year	Location:	RAVENSWOOD, WV

Home town:
Current & past employers:	Star Plastics Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > I want to use this money to purchase a more reliable vehicle. I have had a personal loan with my bank for 3 years and paid it ontime every single period. My monthly budget is more than enough to make this small payment. I work for a company that is using advanced technologies to further itself in our field.

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,202.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 529274

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529274	$1,200	$1,200	17.56%	1.00%	June 17, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529274. Member loan 529274 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,508 / month
Current employer:	USPS	Debt-to-income ratio:	9.36%
Length of employment:	4 years	Location:	NARRAGANSETT, RI

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > I will be using the funds to cover a month's worth of bills and expenses. I was out of work due to a non-work related injury. I returned to work on 6/10/10.

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	39
Revolving Credit Balance:	$498.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at USPS?	I am a Letter Carrier TE.

Member Payment Dependent Notes Series 529320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529320	$18,550	$18,550	7.88%	1.00%	June 23, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529320. Member loan 529320 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	Yahoo!	Debt-to-income ratio:	18.17%
Length of employment:	3 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Yahoo!
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > Hi, I'm a Silicon Valley Web Developer, employed at a major internet company. I earn a six-figure salary and I'm very responsible with my career and finances. Over previous years, I have accrued some credit card debt which I'm trying to pay off in one, consolidated fixed-rate loan. My goal is to become cash-positive in the next 36 months.

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,209.00	Public Records On File:	0
Revolving Line Utilization:	21.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Hi CriticalMiss, My current total of credit card debt is: $18,687.24. This total balance is spread out amongst five cards. I plan on paying off ALL the revolving credit cards with this loan immediately, then paying the loan over the next 36 months. Here are the following credit cards that I'd like to pay off immediately: Bank One / Chase Visa: $5,997.27 Bank of America AmEx: $5,846.75 Bank of America AmEx: $2,557.98 Bank One / Chase Visa: $2,301.94 American Express Blue: $1,983.30 Thanks
What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My monthly costs/budget are as follows: - Rent: $1,700 - Car: $470 - Personal Loan (sm biz): $560 - Insurance: $110 - Utilities (incl internet & cell): $260 - Food (incl groceries + dining): $400 - Commute/transportation: $100 This leaves me with roughly $900 for the monthly loan payments and "other" costs. Thanks.
Are you aware of any reason why your revolving credit balance only comes back as $10,209.00 from the credit report?	Hi, Yeah, I noticed that in my profile here. My best guess is that there is difference between "revolving credit" and "current balance", as the "revolving credit" amount doesn't reflect exactly what I currently have as a balance. I assure you, my current total balance is far more than the "revolving credit" amount, unfortunately. Thanks.
Just an FYI.. not all debt is reported to all three credit bureaus. Your Lending Club profile shows the information from the Transunion report. ~CriticalMiss	Thanks CriticalMiss. That definitely makes sense.

Member Payment Dependent Notes Series 529361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529361	$2,000	$2,000	11.12%	1.00%	June 22, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529361. Member loan 529361 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,560 / month
Current employer:	National Trailer Repair	Debt-to-income ratio:	10.05%
Length of employment:	3 years	Location:	Irving, TX

Home town:
Current & past employers:	National Trailer Repair
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on May 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,635.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 529425

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529425	$1,800	$1,800	7.51%	1.00%	June 18, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529425. Member loan 529425 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,805 / month
Current employer:	TSYS	Debt-to-income ratio:	13.05%
Length of employment:	3 years	Location:	COLUMBUS, GA

Home town:
Current & past employers:	TSYS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,409.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 529433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529433	$10,800	$10,800	19.04%	1.00%	June 23, 2010	June 24, 2015	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529433. Member loan 529433 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	PSEG	Debt-to-income ratio:	12.03%
Length of employment:	10+ years	Location:	Palmyra, NJ

Home town:
Current & past employers:	PSEG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > I have been working with my company now for 10 years. We are the largest gas and electric company in new jersey. I recently got married and had a baby and used my credit cards for those things. I want to pay them all off and just have one bill each month. Last year I grossed $90000 and I am on pace to make the same if not more this year. I own my own home and have been there for the past 3.5 years.

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,718.00	Public Records On File:	1
Revolving Line Utilization:	72.20%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Juniper has a balance of 3500 and a rate of 30%. Future trust has a balance of 1000 and a rate of 30%. Target has a balance of 1000 and a rate of 23%. Macys has a balance of 600 and a rate of 25%. Pnc has a balance of 400 and a rate of 16%. Capital one has a balance of 400 and a rate of 17%. Walmart has a balance of 500 and a rate of 20%. Gap has a balance of 350 and a rate of 22%. Kohls has a balance of 300 and a rate of 25%. Finally lowes has a balance of 400 and a rate of 22%. My wife has 3 other cards that I want to pay off with a combined balance of 2000. I plan on paying off every card and keeping only two for emergencies.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Gmac is my mortgage company but my name is on the title. My home is worth apprx 220000 and I currently owe 194000. 164000 is my mortgage and 30000 is for my home equity loan.

Member Payment Dependent Notes Series 529461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529461	$5,000	$5,000	13.23%	1.00%	June 16, 2010	June 24, 2013	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529461. Member loan 529461 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,667 / month
Current employer:	Northeast Family Branch YMCA	Debt-to-income ratio:	22.01%
Length of employment:	10+ years	Location:	Leeds, AL

Home town:
Current & past employers:	Northeast Family Branch YMCA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,833.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	All of the following would be paid off which is all of the credit cards that I have.... JCPenney 750.00 19.2% Orchardbank Visa $320 19.93% Compass Mastercard $750 19.2% Amfirst Visa $500 14.76% Sears $2100 23.99% Belk $500 23.99%
What do you plan to use the loan for? Loan description? What is the meaning of the loan title?	The loan would be used to consolidate debt. Payoff 3 department store credit cards Payoff 3 bankcards The loan title has no significance. I didn't realize it should be something specifically related to the loan. I can create a new title if necessary.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No I don't hold the title to my home. It is a home owned by mother and she doesn't charge me rent. I'm responsible for my utilities.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. No 2.No- mother holds the deed. 3.No 4.NA 5. 5 years
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility with your employer? Also I'm curious about the name of your loan "Christian Principles". What is the meaning in terms of the loan? Thank you	1. Orchardbank Visa $320 19.93% 2. Compass Mastercard $750 19.2% 3. Amfirst Visa $500 14.76% 4. JCPenney $750 23.99% 5. Sears $2100 23.99% 6. Belk $500 21.99% As a district executive director I oversee the day-to-day operations of my branches directly supervising department managers, members service, billing and financial development.... The loan name has no significance. I didn't realize it should have been related to the loan since I'm not applying for several loans. I can definitely change it if necessary. Thanks for your consideration.

Member Payment Dependent Notes Series 529463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529463	$5,000	$5,000	11.12%	1.00%	June 18, 2010	June 24, 2015	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529463. Member loan 529463 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Aura Salon	Debt-to-income ratio:	13.25%
Length of employment:	5 years	Location:	phoenix, AZ

Home town:
Current & past employers:	Aura Salon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/10/10 > Travel Trailer Borrower added on 06/12/10 > Nada book value on camper we are looking at is $18,000. Travel Trailers hold their value really well.

A credit bureau reported the following information about this borrower member on June 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	52
Revolving Credit Balance:	$1,762.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	My husband owns the house. I am not on title. Probably no equity in this housing market.
Please explain the last delinquency?	Did not get a paperbill in mail. I always pay my credit cards in full. This was apparently the post office screw up.
What type of travel trailer are you planning on getting?	2007 Jayco 20 ft. travel trailer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	Loan is for a 2007 Travel Trailer. I am a hair stylist at Aura Salon in scottsdale, az. No my business is very recession proof with very high end clientele. I don't have any other expenses with the money I make. My husband does very well and pays all bills to run the household. This is a surprise gift for him for Fathers Day. I have a Wells Fargo investment with $7000 in it and my checking and savings with $9000. I also recieve a trust fund payment from my grandparents each year for $20000 each Christmas. Our combined income is $120000K. Yes I plan on having the account set up for automatic withdrawal.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you and I understand. I am very responsible when it comes to my bills.

Member Payment Dependent Notes Series 529502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529502	$5,500	$5,500	15.58%	1.00%	June 18, 2010	June 24, 2015	June 24, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529502. Member loan 529502 was requested on June 10, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,089 / month
Current employer:	Fred Meyer	Debt-to-income ratio:	23.70%
Length of employment:	4 years	Location:	Battle Ground, WA

Home town:
Current & past employers:	Fred Meyer
Education:

This borrower member posted the following loan description, which has not been verified:

With this loan, I could pay off three of my four credit cards. The three to pay off have the following balances and interest. $2,600 with 24%. $900 with 18%. $1000 with 24%. I have one more with a balance of $2,900, the interest in at 10% right now. I would use the loan to pay off the three high interest and a little on the other one to help me pay them off faster. I would like this because then my payments would be fixed and not subject to the higher interest. Thanks for any help, I really appreciate it.

A credit bureau reported the following information about this borrower member on June 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,631.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I did in my loan description. However, I do have a $250 car payment, that i will still keep. I can afford this, It is really the credit card debt I am trying to work on.
Your loan has been relisted. Could you please describe what happened with the first listing (fully funded)? Were any changes made to your current listing? Regards; Art	The first one wasn't fully funded, I actually tried to cancel before it went up. There was also problems with my email, because lending club couldn't send to the email I had so I changed it and decided to try it again. It was only up for a day and was about 10% funded. This time I will keep it up the whole time and go for the loan. Thanks.
How much are you currently paying each month on the four debts you have listed?	The total of the 4 payments, just the minimum payments is $240. And according to statements it can take like 10 years just paying minimums to pay them off.
What is Fred Meyer and what do you do there?	Fred Meyer is a Multi-dept store with Grocery, Apparel, Home Deptartment, Garden Center, and Electronics. It is owned by Kroger. I work fulltime in the Home Department.

Member Payment Dependent Notes Series 529576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529576	$15,000	$15,000	11.86%	1.00%	June 23, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529576. Member loan 529576 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Lemelin Environmental Services	Debt-to-income ratio:	16.91%
Length of employment:	6 years	Location:	Chicopee, MA

Home town:
Current & past employers:	Lemelin Environmental Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	59
Revolving Credit Balance:	$22,887.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Lemelin Environmental Services and what do you do there?	Lemelin is a company that takes care of gas stations upgrades with state compliance. We also contract with the state and military for oil upgrades. These upgrades are state requirements for the stations to stay in business. I am the Foreman and pipefitter for the company.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I am the only one on deed and I do not want to use the equity in this market. I am at about 82% LTV
Is all of the $15k to be used to pay off credit card debt? Why didn't you apply for enough to pay off all revolving debt?	Lower rate, a couple of the cards hiked their rates and this rate is lower, just a interest savings with a 3 year end date. Allows me to pay the debt faster in a set time frame

Member Payment Dependent Notes Series 529606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529606	$8,000	$8,000	14.84%	1.00%	June 18, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529606. Member loan 529606 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Ogilvy & Mather	Debt-to-income ratio:	6.45%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Ogilvy & Mather
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > I am seeking a loan to consolidate debt from multiple credit cards into a single monthly payment that will save me money in the long run. I will overpay each month so the loan will be repaid in less than 36 months. Furthermore, I have never missed or had a late payment of any kind. I have held my job for almost 2 years and do not plan to change companies in the near future. I will also be receiving a substantial increase in pay in the next month. Borrower added on 06/11/10 > I am a young professional who lives, works, and plays in New York City, and I am seeking a loan to consolidate my credit card debt. Consolidating my debt from multiple credit cards into a single monthly payment will save me money in the long run, and allow me to close several credit card accounts that I really don't need. I have worked at a big ad agency for the last 2 years, and do not anticipate changing jobs any time soon. And I am expecting to receive a substantial salary increase in the next month. I will overpay each month (as I currently do on my credit cards) so the loan will be completely repaid in much less than the 3-year term. Moreover, I have NEVER had a missed or late payment of any kind -- rent, credit cards, utilities, etc.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,629.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ogilvy & Mather and what do you do there?	Ogilvy is one of the largest marketing communications companies in the world, and we service everything from Fortune Global 500 companies to local businesses through a network of more than 450 offices in 120 countries. We are responsible globally for some of the biggest and most well-known brands out there -- Dove, UPS, American Express, and IBM to name a few. I work within a small team in our consulting group tasked with bridging our clients' marketing and communications challenges with their business objectives. This often takes the form of a new product launch strategy, a relationship marketing program for existing customers, a branch architecture, or any number of other things.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $8,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer Ogilvy and Mather? Number [2] Transunion Credit Report shows the $7,629 Revolving Credit Balance total debts (43.70 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that actually PAID per month; not the Credit Card minimum $ payments that are DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An aproximate in years answer appreciated. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your loan.] Advance thanks for THREE answers that will help other lenders and myself to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.13.10 @ 12:49 PM ET.	1/ Ogilvy is one of the largest marketing communications companies in the world, and we service everything from Fortune Global 500 companies to local businesses through a network of more than 450 offices in 120 countries. We are responsible globally for some of the biggest and most well-known brands out there -- Dove, UPS, American Express, and IBM to name a few. I work within a small team in our consulting group tasked with bridging our clients' marketing and communications challenges with their business objectives. This often takes the form of a new product launch strategy, a relationship marketing program for existing customers, a brand architecture, or any number of other things. 2/ I am currently paying $250-$400/month on the shown $7,629, and intend to pay a minimum of $300/month on the loan. 3/ I do intend to pay off the loan early. My current projections have the loan repaid in less than 2 years (likely closer to 18 months, but I want to be on the safe side).

Member Payment Dependent Notes Series 529618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529618	$5,000	$5,000	15.21%	1.00%	June 17, 2010	June 25, 2015	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529618. Member loan 529618 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Sarcom	Debt-to-income ratio:	5.08%
Length of employment:	2 years	Location:	hamden, CT

Home town:
Current & past employers:	Sarcom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > I will be using this money to put in a fence in my yard for my daughter so she can play outside without any worries for my wife and I. I have been employed at my current employer for over a year now, but I have been in the industry for over 7 years. I am current on all of my payments and mortgage. I am requesting this money from Lending Club as the interest is lower than the bank and I have heard great things about the site. Please feel free to ask any questions and I appreciate you helping with this loan.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	58
Revolving Credit Balance:	$7,458.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sarcom and what do you do there?	Sarcom is the enterprise division of the computer reseller company PCMall. We deal with larger companies in assisting them with their IT Procurement and Services. I am a Senior Account Executive with the company in the outside sales position. I work with many companies in Ohio and the Northeast. Please let me know if you would like any more information but both Sarcom and PCMall can be found on the Internet.
Borrower, NO questions asked; NO answers required. Email only F-Y-I. After Lending Club Home Office less than$1 trial deposit verifies borrower bank account, your loans NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. Home Office Credit Reviewer will contact you by email or telephone. Reviwer will tell you for loan category and loan's $ amount what income documents you must submit- 2 employer pay stubs or LES, or 2009 IRS 1040, or, if self-employed or small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides receiving Fax Machine telephone number and indicate preferred format (doc, pdf, etc) for transmitting income documents as email attachments. After Credit Review completed, loan application all lenders view reflects borrower Credit Status "Approved" for funded loan's $ deposit. "Approved" Credit Status benefits a borrower because: (1) Your loan now attracts lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. BEST THAT CREDIT REVIEW COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL A LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer's goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 3-days your loan's listed date, then AFTER verifying a less than $1 trial deposit was posted to your bank account, YOU should initiate contact ASAP with Credit Review. Refer to "CONTACT US" link located bottom L C Home Page. Therein is Member Support Department's email address and Toll Free telephone number. Home Office closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lenders who actually commit $ to help to fund loan. Loans that require excessive time for Credit Review to be completed because of borower procrastination, their funding $ always lags far-behind loans listed same day but Credit Review quickly completed and loan "Approved" for later issue. Participating lenders exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewers are only persons who conduct the borrower employment and income verification. They are to whom a borrower sends all required income documents. I'll revisit couple days and if Credit Review completted then ask questions about requested loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA Staurday 06.12.2010 at 10:30 AM ET.	Thank you for the advice on this
Your "Major Purchase" category loan is 1 of 354 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Saturday 06.12.10 at 11:01 AM ET	Thank you for your advice on this

Member Payment Dependent Notes Series 529641

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529641	$10,000	$10,000	11.86%	1.00%	June 23, 2010	June 25, 2015	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529641. Member loan 529641 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	General Dynamics	Debt-to-income ratio:	22.31%
Length of employment:	2 years	Location:	menands, NY

Home town:
Current & past employers:	General Dynamics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > I am planning to use this loan to pay off a high interest loan that I have contracted with Wells Fargo. I just want to pay it off and close the account with them.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,608.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	1)Wells Fargo(Types:Cash on Demand / Balances: $7,500 / APRs: 20.65%). 2) Wells Fargo:(Types:Visa Platinum/Balances:$2,750?APRs:17.05%) The first Wells Fargo card (1) will be paid off (the account will be closed). I'll pay the second Wells Fargo card (2) with the remaining of the loan and take some money from my savings to pay it off.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1)The purpose of the loan is to consolidate the Wells fargo high interest loan.This loan will help me to pay off these and cancel them as soon as possible. 2)I work for the Department of Defense contractor and I am Senior Electrical Engineer. I have a stable job and there is any plan for laid off. 3) My rent is $500,I have no car payment. Utilities, insurance, phone,internet cost me around $300 per month. 4) This question was already being asked and I answered it already. 5)I have to make a choice between doing odds jobs by paying my credit cards or going to school to have a good job. That was the reason why I went to RPI to get my BSEE and my MSEE.By going to school,I could be able to pay my creditors and that had some negative impact on my credit. After getting the job I cleared these delinquencies by paying the creditors. 6) I have a 401 which around $30,000 PS: I just graduated 4 years ago with my BSEE and finished my MSEE in 2008. 7) I used to be the sole wage earner in my household. My Fiancee just got a job 2 months ago from NY State and our combined wage is $108,000. I am making $73,000 per year. 8) I will be happy if LC (Lending Club) loan automatically withdrawn from my account.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1) The purpose of the loan is to consolidate and pay off a high interest loan and credit card. This loan will help me to pay off these and cancel them as soon as possible. 2) I am an Electrical Engineer. I have a stable job and there is any plan for laid off. 3) My rent is $500,I have no car payment. Utilities, insurance, phone, internet cost me around $300 per month. 4) This question was already being asked and I answered it already. 5) I have no delinquencies with any creditor. 6) I have a 401K plan but I can???t disclose the amount on the internet. 7) Our combined wage is around $110,000 per year. 8) I will be happy if LC (Lending Club) loan automatically withdrawn from my account.
Right now your loan is only 40% funded, your credit profile is still listed as Under Review, once this approved your loan will fund much quicker. You may want to contact LC and see why the Review has not been approved.	This is the first time I am using Lending Club to apply for a loan. I do not know how the whole process goes. And I do not see any credit profile when I log on to verify what you are saying.

Member Payment Dependent Notes Series 529653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529653	$4,000	$4,000	14.35%	1.00%	June 16, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529653. Member loan 529653 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	shands healthcare	Debt-to-income ratio:	6.27%
Length of employment:	8 years	Location:	OLD TOWN, FL

Home town:
Current & past employers:	shands healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,032.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is shands healthcare and what do you do there?	This is a Teaching Hospital in Florida. I am the supervisor of the Equipment Distribution Center.
Borrower, NO questions are asked; NO answers are required. Email is only F-Y-I. After The Lending Club Home Office less than $1 trial deposit verifies borrower bank account, your loan NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. A Home Office Credit Reviewer will contact you by email or by telephone. Reviewer will tell you that for the loan category and loan's $ amount what income documents you must submit- 2 employer pay stubs, or a LES, or 2009 IRS 1040, or, if self-employed or a small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides a receiving Fax Machine telephone number and indicate preferred format (doc, pdf etc) for transmitting the documents via a email attachment. After Credit Review completed, the loan application we lenders view reflects a borrower Credit Status "Approved" for funded loan's $ deposit. An "Approved" Credit Status benefits borrower because: (1) Your loan will then attract lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into a already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider a Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. BEST THAT A CREDIT REVIEW COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL A LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer's goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 3-days your loan's listed date, then AFTER verifying the less than $1 trial deposit posted to your bank account, YOU should ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom L C Home Page. Therein is Member Support Department's email address and Toll Free telephone number. Home Office closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lenders who actually commit $ to help to fund loans. The loans that require a excessive time for Credit Review to be completed because of borowers procrastination, then their $ funding always lags far-behind loans listed same day but Credit Review is quickly completed and a loan "Approved" for later issue. The participating lenders exclusively funds their selected loans; we do nothing else. Home Office Credit Reviewers are only persons who conduct the borrowers employment and income verification. They are to whom borrower sends ALL required income documents. I'll revisit shortly and then ask questions about borrowers requested loan. Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA Monday 06.14.2010 at 10:51 AM	Thanks for the information.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $4,000 HIP category loan. My questions are: Number [1] Transunion Credit Report shows the $3,032 Revolving Credit Balance total debts (62.50 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximumtime allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.14.10 @ 11:15 AM ET.	on question 1: I pay twice the min due every month on all debts that I have accounts with. on question 2: My goal is to have the loan paid off before the 36 months is up. With in 2 to 3 year window, more so the 2 year.
Loan description please. thank you	This is a personal loan. The money is going to be used in my home to upgrade items in my kitchen.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	On question 1: Yes I hold the title to my home. on question 2: I have 100% equity in my home. I own it free and clear. I have no mortgage on it.

Member Payment Dependent Notes Series 529659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529659	$4,000	$4,000	11.49%	1.00%	June 16, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529659. Member loan 529659 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	rizzo dental group	Debt-to-income ratio:	14.56%
Length of employment:	2 years	Location:	OCOEE, FL

Home town:
Current & past employers:	rizzo dental group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > I intend on using this money to purchace a car because as of now we have a two year old that has to go to the babysitter every morning and for my fiance he has to get to disney everyday and i am stuck having my mother drive to my house and take me to work in the mornings and drop me off in the afternoon. our work is steady we both have good employers and stay busy working mon-fri and weekends at times. I am very punctual with paying my bills i have a planner and have our funds planned month to month and our bills reach about $1300 monthly but between both of us we bring home about $3000/month. thank you for all of your help.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,165.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is rizzo dental group and what do you do there?	Rizzo dental group is a dentist office in metro west and I'm a receptionist in the office
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	This loan will be used to buy a car for my family because as of now we share one vehicle and its very hard to get everyone where they need to go when my 2 year old has to get to the babysitter and we have to get to work. Our monthly bills combine reach about $1200 and we bring home around $3000 monthly. We are financially capable of paying this loan back just unable to buy the car without some help.
Your "Other" category loan is 1 of 381 total borrower loans that Lending Club listed for lender consideration. Lenders appreciate borrower who provide DETAILS about their loan, i.e., What is being combined? Consolidated? Purchased? or Refinanced? [FYI: 50 percent plus of "Other" loans are borrower miscategorized because actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into this lower APR loan with more reasonable one monthly payment or combination of both.] Your listing currently has provided nothing helpful to attract lenders interest and provide reasons to possibly help to fund your loan. The "Other" category loans are the 2ND H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 2ND highest of all loan categories. (Small Businesss category loans- especially large $ value- are the hardest to fully-fund because their loan default rate is highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. I strongly suggest that you provide both the loans basic D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan directly intended to benefit you. Minus the necessary information, realistically the loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this lenders honest appraisal helps you to modify loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Saturday 06.12.10 at 10:15 AM ET	I'm trying to get this loan to purchase a car because as a family we share one truck to get my daughter to the babysitter and my boyfriend and I both to work. We are financially capable of paying this loan back in a short time but can't afford to buy the car cash and I'm trying to avoid getting a junk car. Our bills monthly reach about $1300 and our income is near $3000. I work at a dental office as a receptionist and my boyfriend works at disney as a decorator in the Parks. Thank you for help.
Since Lending Club does not accept joint applicants - please provide a list of the monthly living expenses that you alone are responsible for, as well as a list of the amounts you are paying monthly towards each of your credit cards. Thank you in advance.	I pay $200 for my babysitter and about $350 towards the credit cards all of the bills for the house are not in my name and are paid by my fiance.

Member Payment Dependent Notes Series 529739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529739	$4,800	$4,800	15.95%	1.00%	June 23, 2010	June 25, 2015	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529739. Member loan 529739 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	US Navy	Debt-to-income ratio:	15.89%
Length of employment:	10+ years	Location:	Chesapeake, VA

Home town:
Current & past employers:	US Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > The purpose of this loan is to finance a trip to Thailand to bring my four year old daughter to the U.S. The political situation in Thailand has declined significantly. And it is no longer safe for her there. The future for her there is no bright even before the decline. Her mother very much wants her to come to the U.S. with me. I have all of here documents taken care of. The consolate has confired US citizenship on her. I just lack the funds to get her here.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	46
Revolving Credit Balance:	$3,745.00	Public Records On File:	1
Revolving Line Utilization:	91.30%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	This is loan will be used to travel to Thailand to bring my daughter to the US.
Specifically, what are the loan proceeds to be used for?	The money will be used to travel to Thailand to bring my daughter to the US
Transunion Credit Report shows 1 Public Record on File 115 months ago. What was Public Record a-n-d What was final disposition this Public Record? Lender 505570 USMC-RETIRED 06.12.2010 10:03 AM ET	I believe that was a ch 11 bankruptcy. It was discharged.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debts but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $4,800 Major Purchase category loan. My questions are: Number [1] Employer U S Navy. If active duty military, your current Rank and Pay Grade are? If civilian employee, your equivilent GS Pay Grade is? If U S Navy an enlisted member, your Expiration Current Contract Date (ETOS) is when? Number [2] Transunion Credit Report shows the $3,745 Revolving Credit Balance total debts (91.30 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE each month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. All borrowers have an initial idea how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your loan.] Number [4] Provide description what is intended "Major Purchase"? Advance thanks for the FOUR answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.12.10 @ 9:25 AM ET.	I am an HT1, E-6. My ETOS is October 31 2011 Total RCB debts paid monthly is approx $375. I will most likely take the entire 60 months to pay back. The major purchase will be the cost of travel to Thailand to bring my daughter back to the US
Borrower, NO questions asked; NO answers required. Email only F-Y-I. After Lending Club Home Office less than$1 trial deposit verifies borrower bank account, your loans NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. Home Office Credit Reviewer will contact you by email or telephone. Reviwer will tell you for loan category and loan's $ amount what income documents you must submit- 2 employer pay stubs or LES, or 2009 IRS 1040, or, if self-employed or small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides receiving Fax Machine telephone number and indicate preferred format (doc, pdf, etc) for transmitting income documents as email attachments. After Credit Review completed, loan application all lenders view reflects borrower Credit Status "Approved" for funded loan's $ deposit. "Approved" Credit Status benefits a borrower because: (1) Your loan now attracts lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. BEST THAT CREDIT REVIEW COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL A LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer's goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 3-days your loan's listed date, then AFTER verifying a less than $1 trial deposit was posted to your bank account, YOU should initiate contact ASAP with Credit Review. Refer to "CONTACT US" link located bottom L C Home Page. Therein is Member Support Department's email address and Toll Free telephone number. Home Office closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lenders who actually commit $ to help to fund loan. Loans that require excessive time for Credit Review to be completed because of borower procrastination, their funding $ always lags far-behind loans listed same day but Credit Review quickly completed and loan "Approved" for later issue. Participating lenders exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewers are only persons who conduct the borrower employment and income verification. They are to whom a borrower sends all required income documents. I'll revisit couple days and if Credit Review completted then ask questions about requested loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA Staurday 06.12.2010 at 10:30 AM ET.	Thank you
Your "Major Purchase" category loan is 1 of 354 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Saturday 06.12.10 at 11:01 AM ET	Thank you
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I hold title in my own name. I have approximately $10, equity in my home. Home is valued at 233000 and the balance ins approx 222900.
What is the purpose of the loan? Please explain your public record from 10 years ago.	The purpose of the loan is to travel to Thailand to bring my daughter to the US
1 - Rank? 2 - ETS? 3 - Major purchase of what? 4 - What was the Public Record for? Thanks	I am and E-6. ETS 31 October 2011. I will pay for the cost of travel to Thailand to bring my daughter to the US. Public record was for Ch11 Bankruptcy. It was discharged
How old is your daughter? How will she be cared for? What do you plan to do when your enlistment ends?	I have a wife and a mother who will help with her upbringing. Aleena is four years old. She has also been accepted into the pre-K program in my area. It will start in September. After I retire from the military I will be working the same job I have now as a civilian, drawing a modest salary and my retirement pay as well
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you Factoria_Funding. It seems there is a unique human factor to the LendingClub model that has not escaped me. Thank you for your help.

Member Payment Dependent Notes Series 529742

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529742	$2,000	$2,000	15.58%	1.00%	June 17, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529742. Member loan 529742 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,010 / month
Current employer:	Page Unified School District	Debt-to-income ratio:	1.96%
Length of employment:	2 years	Location:	Page, AZ

Home town:
Current & past employers:	Page Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > We're purchasing an older (but in WONDERFUL condition) town and country for our growing family. We purchased the car up front with cash from our checking account, but with money intended for Summer traveling and living expenses, so it needs to be replenished quickly--hence the loan request. Nearly half the cost of the car was paid for by selling our old car, so that's like a 45% (estimated) down payment. We normally don't buy things on credit, preferring to save instead and pay with cash, so we have very little debt and no credit cards. That doesn't give our credit score much chance to grow (beyond our regular mortgage payments), but it demonstrates great fiscal discipline on our part.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Page Unified School District?	I'm a music teacher. I've been teaching for two years, both at this school district.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I don't know how to answer your first question, but maybe this'll help: we purchased this home 11 months ago, using an FHA mortgage, through a mortgage provider who has since sold the loan to Wells Fargo. I don't know how to find out the answer to your second question, though a good guess would be the difference between the home's appraisal and amount owed on the loan, which is about $30,000(?).

Member Payment Dependent Notes Series 529749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529749	$1,500	$1,500	11.49%	1.00%	June 18, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529749. Member loan 529749 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Garfield High School	Debt-to-income ratio:	1.32%
Length of employment:	10+ years	Location:	Whittier, CA

Home town:
Current & past employers:	Garfield High School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	18
Revolving Credit Balance:	$133.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at GHS?	Type your answer here.Clerk

Member Payment Dependent Notes Series 529763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529763	$4,000	$4,000	11.49%	1.00%	June 17, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529763. Member loan 529763 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	11.80%
Length of employment:	< 1 year	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	JPMorgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > My grandmother passed away on my birthday last month. She was my best friend and her death totally kicked me out of reality. I have never been late on a credit card payment until now. I just want a loan to kick start my life again. Thank you Borrower added on 06/12/10 > Up until the time my bestfriend/grandmother passed away, I paid every credit card I had on time and more importantly IN FULL...NO MINIMUM PAYMENTS. Her hopsital bill was 88,000 dollars and was mostly paid for by insurance but since that my mother has had two near heart-attacks and multiple anxiety attacks. I have set aside my financial life for that two month period but am now trying to get back on my feet. I have a great job and will be promoted to a personal financial banker within 1 to 3 months. This loan will be used to simply pay for the debt incurred during the 2 months my grandmother was dying. I understand that many people are in debt 10 times the amount of my debt but I want to use this money to simply kick start my financial life again because that is the only facet of life that needs some kick starting. I have a great job and and beautiful family. Finances are the only things that need work. Thank you very very very much to anyone that considers helping.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,960.00	Public Records On File:	0
Revolving Line Utilization:	33.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at JPMorgan Chase?	I am currently a teller. However, I am next in line for a promotion to become a personal financial representative. I am the highest referring teller, averaging three times the amount of referrals than the next teller. This promotion could happen within 1 to 3 months. Thank you
Gross Income: $1,500 / month 1 - What are your monthly living expenses = rent, utilities, phone, auto, gas, ins, food, misc, etc. Living in Calif is not cheap and $1500.00 monthly gross is not much. Thank You	Hey...I live at home with my folks and now that my grandmother has passed my parents need help with rent. I pay anywhere from 300 to 700 a month depending on what they need and what my check looks like. I also pay for the gas on my fathers car because I use it more than he does t commute to and from work. That comes out to like 100 to 150 month. I also have a 60 dollar monthly phone bill. I try extremely hard to resort to eating at home and I currently dont go out much because since my grandmother passed away, all my free time is spent with my family in order to show support and build upon my family relationship which were slightly tarnished after her death.

Member Payment Dependent Notes Series 529764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529764	$5,000	$5,000	16.45%	1.00%	June 21, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529764. Member loan 529764 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Monterey-Salinas Transit	Debt-to-income ratio:	16.90%
Length of employment:	< 1 year	Location:	Monterey, CA

Home town:
Current & past employers:	Monterey-Salinas Transit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > I wish to consolidate my three credit card debts to pay them off. I want to improve my credit rating as well. Also, my granddaughter has been accepted and will be attending a private school (a special scholarship through high school) and I want to help her parents with the initial expenses. I have a good solid job now and need some help to get where I want to be. Thank you very much.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,995.00	Public Records On File:	1
Revolving Line Utilization:	99.90%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Monterey-Salinas Transit?	I'mm a Coach Operator. Thank you.
Congratulations on your granddaughter's acceptance. Is she entering high school? Does the scholarship cover a portion of the tuition for each year she will be enrolled? What school is she attending? Thanks.	Dear flyp52, She is entering 2nd grade. Once accepted at this school, they are comitting to the childs education through high school. It's really very exciting and an opportunity that is a once in a lifetime for her. The scholarship is based on her parents income and their share is a percentage of the total annual scholarship. Each year will be reevaluated for scholarship amounts. The name of the school is Robert Louis Stevenson school, located in Carmel, CA.
What CC debts are you trying to Consolidate (rate/balance/monthy payments). Thank you.	Capital One, balance approx $1500 @21%, Chase Bank bal approx $1200 @23% and Shell oil bal approx $1200@ 19%. Thank you for your interest. I appreciate your time. CP

Member Payment Dependent Notes Series 529777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529777	$9,600	$9,600	13.23%	1.00%	June 22, 2010	June 28, 2015	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529777. Member loan 529777 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Blytheco, LLC	Debt-to-income ratio:	2.56%
Length of employment:	1 year	Location:	Anderson, SC

Home town:
Current & past employers:	Blytheco, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > Pay off, consolidate, several outstanding debts into one.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,989.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Blytheco? What was your previous job and how long were you there?	I'm a QA Analyst at Blytheco. I test software. My previous employment was at a company called Ecometry, Inc (bought out by Escalate Retail). I was a QA Analyst there too. I worked there for eight years, and then voluntarily left to move to South Carolina.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) I have my home titled in my name only. I owe a single mortgage of approx. $88,500 (with no other mortgages, loans, or liens against it). 2) My home is valued around $124,000.
Hello and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	2 Credit Cards, Combined Balance approx. $5900, avg 19.5%, combined monthly payments around $350. Federal Taxes, Bal. $2700, 15%, monthly payment around $250. Lending Club will lower total monthly payments by almost $400/month.
How do you plan on avoiding additional debt while paying this loan off?	If I get this loan, to consolidate my debts, my monthly payments (including the one for this loan) will be approximately $400/month less than they are currently. That's more than an adequate cash flow for my means.

Member Payment Dependent Notes Series 529812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529812	$4,800	$4,800	17.93%	1.00%	June 16, 2010	June 25, 2015	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529812. Member loan 529812 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Computer Sciences Corporation	Debt-to-income ratio:	16.70%
Length of employment:	1 year	Location:	POQUOSON, VA

Home town:
Current & past employers:	Computer Sciences Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > I am requesting a loan to be able to get some new furniture as mine has shown its age over the last few years. I completely intend to pay this note ahead of the five year mark, but have learned in the past it is always safe to have that cushion. I am employed by Computer Sciences Corporation in which I am a computer operator II within the company. My job-site is a weapons-based simulator on a local Army base. My job is to run the systems, but combined experiences from me and 2 other people equate to roughly 11000 hours of live fire instruction. This knowledge we feel, should be passed onto the clients, our soldiers defending this country. Because of that mind-set, we have successfully trained over 18000 soldiers since I have started mid July of 2008. The facility since its inception in May of 2006 has had well over 47000 soldiers come through its doors. I love my job very much, and it is a humbling and very rewarding feeling to be able to teach our fellow soldiers skills that WILL save their life when everything else shuts down out of fear, or anxiety, our teachings will shine through so they can come home to their families and not in a box carried by six. Borrower added on 06/14/10 > To the investors on board with me so far, I just wanted to say thank you for your generosity. I fully intend to repay this loan well ahead of the 5 year mark to help free up everyones investments on my behalf. Once this debt is paid in full, I plan to pay it forward by becoming an investor myself to continue to help others in need. After all of the reviews on this site with peer to peer lending, I can see for myself that it truly is a wonderful way for everyone to come together. So to those who have invested so far, Thank you from the bottom of my heart. Borrower added on 06/15/10 > To all investors who have contributed so far to my loan. Once again I express my sincere gratitude for making this a great first-time experience. I also wanted to let you know that I have submitted the required paperwork for the credit review's decision and will be waiting the outcome. Thanks everyone!!! Borrower added on 06/15/10 > Credit review has been approved!!! I can't wait to be able to pick up some much needed furniture!!!

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	37
Revolving Credit Balance:	$437.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Computer Sciences Corporation and what do you do there?	CSC is a well-diversified leader for providing technology based solutions and services. We have sites all around the world on military installations, Federal law enforcement sites. My job with CSC is a Computer Operator II which by its very nature, is to run a system. In my case, I operate weapons-based simulators on an army base. These simulators are designed to enhance the soldiers' skill sets in a broad range from basic marksmanship, all the way up to more advanced courses of fire. Specifically, I operate the simulators while teaching the soldiers proper fundamentals that allow them to be the better shooter in case of a firefight which ultimately will bring them home as a hero to their hometown.
What do you do at Computer Sciences Corp? What was your previous job and how long were you there?	I am a computer operator II for CSC and I run a weapons-based simulator on an Army base. My job is to run the system, but I assist in providing the soldiers, our clients, a better skill set to allow them to come home on their own two feet. Since I have started with the company in July of 2008, I have assisted in the training of close to 22,000 soldiers improving their every-day skills along with teaching them the fundamentals of more advanced courses of fire. We have successfully trained all branches of soldiers, along with federal agencies including the FBI, CIA, DIA, and DEA. We have also successfully trained our local S.W.A.T. units on proper fundamentals while enabling them to complete their missions and work successfully as a team. My previous employer was Ferguson Enterprises where I was an IT support analyst that supported all of the branches in the United States, along with supporting new sites in Canada. I was a support analyst on their computer-based warehouse management system that allowed for an exponential increase in order accuracy while providing exceptional customer loyalty and support.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debts but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $4,800 Major Purchase (Furniture) category loan. My questions are: Number [1] Brief description your employer Computer Sciences Corp? Number [2] Position (Job/What you do) for employer? Number [3] Length of Employmnet shows 1 year at current employer. Provide THREE years PRIOR either work or school history. Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. All borrowers have an the initial idea how long they will continue to pay on their loan before a final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's and myself to participate in helping to fund your loan.] Advance thanks for FOUR nswers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Saturday 06.12.10 @ 9:25 AM ET.	(1) CSC is a leader in providing technology based support ranging from simulator systems designed to enhance the clients skills in their chosen profession, or MOS. (2) My job as a Computer Operator II is to run the system in a weapons simulator, more appropriately called the Engagement Skills Trainer 2000 (EST 2000). While I successfully complete my job tasks, my mindset along with my manager and one other employee is that we have knowledge ranging from over 11000 hours of live-fire range instruction so if we have the knowledge, we pay it forward by passing on the knowledge to the soldier, our client so they have better mindsets when it comes to basic and advanced marksman ship skills. (3) I am actually about to hit my 2 year mark, 14 July. My previous employment was with Ferguson enterprises for 20 months ranging from support analyst for their computerized Warehouse Mangagement Systems (WMS) to working in a branch that was live with this software. I was previously a warehouse supervisor in charge of a crew of 18 people to load up the trucks prior to delivery at the customers' job-sites. (4) I was attracted to the non-prepayment penalty and was actually planning the note of early. I speculate in around 3 years, but gave myself a safe enough cushion up to the 5 year point. I have consolidated all of my debts down to one payment that has freed up funds on my part along with improving myself by cutting way down on every-day costs. Those costs included smoking, which I am proud to say I am now smoke-free, and have been close to one month at this point. I have tightened up my budget to allow for a safe cushion every month while being able to pay this note early and way ahead of schedule. I see you are retired from the Marine Corps, first off THANK YOU FOR YOUR SERVICE, secondly it is nice to see first-hand how this peer-to-peer lending system works. Once I am completely free and clear of debt, I would enjoy the opportunity very much to become a lender to help others in need. Last thing is you are not too far from me actually, I live on the other side of the water in Poquoson, VA. Thank you for your questions, I hope this helps shed some light on the subject at hand.
Borrower, NO questions asked; NO answers required. Email only F-Y-I. After Lending Club Home Office less than$1 trial deposit verifies borrower bank account, your loans NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. Home Office Credit Reviewer will contact you by email or telephone. Reviwer will tell you for loan category and loan's $ amount what income documents you must submit- 2 employer pay stubs or LES, or 2009 IRS 1040, or, if self-employed or small business owner, IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides receiving Fax Machine telephone number and indicate preferred format (doc, pdf, etc) for transmitting income documents as email attachments. After Credit Review completed, loan application all lenders view reflects borrower Credit Status "Approved" for funded loan's $ deposit. "Approved" Credit Status benefits a borrower because: (1) Your loan now attracts lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. BEST THAT CREDIT REVIEW COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL A LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer's goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 3-days your loan's listed date, then AFTER verifying a less than $1 trial deposit was posted to your bank account, YOU should initiate contact ASAP with Credit Review. Refer to "CONTACT US" link located bottom L C Home Page. Therein is Member Support Department's email address and Toll Free telephone number. Home Office closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lenders who actually commit $ to help to fund loan. Loans that require excessive time for Credit Review to be completed because of borower procrastination, their funding $ always lags far-behind loans listed same day but Credit Review quickly completed and loan "Approved" for later issue. Participating lenders exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewers are only persons who conduct the borrower employment and income verification. They are to whom a borrower sends all required income documents. I'll revisit couple days and if Credit Review completted then ask questions about requested loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA Staurday 06.12.2010 at 10:30 AM ET.	I am currently waiting for the less than $1 deposit to reflect on my bank statement, and while waiting I will start to print off all of my required pay stubs. How far back would I need to go to expedite this review?
The two most recent employer pay stubs should be enough. If Credit Reviewer needs more income documents he/she wil tell you. I've visited Poquoson several times. Great town. Ineresttingly, it has the highest median age for residents in VA. Most residents are employed in local oil refinery located there. Refinery has changed hands several times in past couple years. It used to be owned by Amoco who sold it to someone else who resold it, etc. Lender 505570 USMC-RETIRED 06.12.2010 at 12:23 PM ET	Oh yea, the refinery is still refining. Remember seeing the flame burning all day every day out that way when we used to go boating. Have the last month printed off and on standby until I see a deposit in my account...

Member Payment Dependent Notes Series 529835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529835	$4,500	$4,500	11.49%	1.00%	June 22, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529835. Member loan 529835 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	DAL TORO	Debt-to-income ratio:	3.70%
Length of employment:	< 1 year	Location:	LAS VEGAS, NV

Home town:
Current & past employers:	DAL TORO
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	4
Revolving Credit Balance:	$846.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is DAL TORO and what do you do there?	Dal Toro is a resturant located in the Palazzo Casino in Las Vegas. I do multiple jobs there 5 or more days/nights a week sometimes. My job there varies at times from server to busser to waiter.
Your "Major Purchase" category loan is 1 of 354 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate borrowers who provide basic DETAILS about their loan, i.e., What is being purchased? [FYI: 50 percent plus of "Major Purchase" loans are miscategorized because borrower actual intentions are to either Consolidate Debts into one monthly payment or refinance Credit Card debts into lower APR loan with more affordable one monthly payment or combination of both.] Some times there exist a genuine "Major Purchase" i.e., boat and motor, durable household appliances (refrigerator-freezer, washer-dryer, HVAC systems, engagement ring, et al) because that category does not exist in loan category drop-down menu. Your listing provided nothing helpful to attract lenders interest and to possibly help to fund your loan. "Major Purchase" category loans are the 3RD H-A-R-D-E-S-T loan category to fully-fund because borrower loan default rate is 3RD highest of all loan categories. (The hardest to fully-fund is large $ value Small Business category loan because loan default rate is highest of all loan categories. Close behind in second place is "Other" category loan because loan default rate is second highest of all loan categories.) Your loan currently remains 1st class genuine MYSTERY to all lenders. You should provide D-e-t-a-i-l-s and P-u-r-p-o-s-e-s how loan intended to benefit you. Minus necessary information, your loan has extremely BLEAK prospects to be potential lender 100 pct funded. At the end of borrower registration process exist an opportunity to ADD loan DESCRIPTION- details, purposes, miscellaneous etc- to aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders. Lender 505570 U S Marine Corps-RETIRED Saturday 06.12.10 at 11:01 AM ET	This loan is being used to purchase a Motor Cycle.

Member Payment Dependent Notes Series 529853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
529853	$1,800	$1,800	7.88%	1.00%	June 18, 2010	June 25, 2013	June 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 529853. Member loan 529853 was requested on June 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,250 / month
Current employer:	Power Sport Industries	Debt-to-income ratio:	12.88%
Length of employment:	8 years	Location:	Schwenksville, PA

Home town:
Current & past employers:	Power Sport Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/11/10 > Pay off existing medical bills. Borrower added on 06/12/10 > i had to have a few outpatient procedures to make sure i would stay healthy. these procedures added up, and i would like to pay them off.

A credit bureau reported the following information about this borrower member on June 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,828.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Power Sport Industries and what do you do there?	Power Sport Industries is a company where we make and sell parts and assemble kits, starters, battery cables, etc. for motorcycles, dirt bikes, 4 wheelers, off road vehicles.

Member Payment Dependent Notes Series 530011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530011	$7,500	$7,500	14.72%	1.00%	June 21, 2010	June 26, 2013	June 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530011. Member loan 530011 was requested on June 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,867 / month
Current employer:	n/a	Debt-to-income ratio:	12.87%
Length of employment:	n/a	Location:	chicago, IL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	68
Revolving Credit Balance:	$4,430.00	Public Records On File:	1
Revolving Line Utilization:	55.40%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.no,it's in my wife name .around 50 thousand left on morgage .the house last valued at 140,000
$2,867 per month gross income source(s) are? Is wife employed? If yes, her per month gross income is how much $? Lender 505570 USMC-RETIRED 06.15.2010 00:15 AM ET	Type your answer here.4500. per month
Employer or current source of income?	Type your answer here.retired usps ,united states postal service. as finances are now a minimum of two years but,before three years.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.15.10 @ 1:17 PM ET.	Type your answer here. as finances are now a minimum of two years but, before three years.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Tuesday 06.15.10 @ 1::30 PM ET.	Type your answer here.between two and three years
What home improvement do you have planned and will you be doing this project yourself or do you have a licensed contractor lined up?	Type your answer here.front porch, reconcrete side entrance path of house,finish patio in backyard,finish flooring in basement. I will do the flooring,licensed contractor will do the other work.
One additional question please, the credit history shows there is a public record on file. Will you please let us know about that public record?	Type your answer here.I was not exactly sure what public record,after research bankruptcy. able to work less than three months in a fifteen month period. medical problems,2001,2002.

Member Payment Dependent Notes Series 530051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530051	$4,300	$4,300	11.86%	1.00%	June 17, 2010	June 26, 2013	June 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530051. Member loan 530051 was requested on June 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	lake arrowhead resort	Debt-to-income ratio:	7.36%
Length of employment:	4 years	Location:	twin peaks, CA

Home town:
Current & past employers:	lake arrowhead resort
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > I am a hard working single mom. I would like to consolidate my credit cards so that I can worry less about my bills, maintain good credit, and focus more on my new baby girl.

A credit bureau reported the following information about this borrower member on June 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,228.00	Public Records On File:	0
Revolving Line Utilization:	20.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a full-time year-round job? Do you have other children? If so, what age(s)?	Yes I have a full-time, year-round stable job. I have been working at the Spa of the Pines in Lake Arrowhead CA for the past 4 years. I just have my first and only baby girl who is now 9 months and is the love of my life.
I understand you are looking to consolidate existing debt. Has anything been done to avoid accuring new debt?	Yes, to avoid getting more debt I have not used any of my credit cards what so ever in the past few months and do not plane to. My goal is to pay them all off and only keep one just for emergencies.
Is there a father in the picture that pays child support? Thanks	No unfortunately there is no father in the picture that pays child support.
1. Please list each of the Credit Cards' balances and APRs you are paying off. 2. What do you do at the Spa of the Pines? 3. What are your monthly expenses? (child care, rent, food, utilities etc..) 4. Do you have a savings account/emergency fund? Thank you for providing answers to these 4 questions. Good Luck in your funding!	1. BAO Platinum Plus Visa $911.55 APR 12.99% BOA Rewards Platinum Plus Visa $911.55 APR 16.99 Disney Chase Visa $820.34 APR 25.99 Macy's Visa $360.69 APR 22.99% Mayc's Store $100.61 APR 25.99% Capital One $226.72 APR 15.99% Valer $160.96 APR 20.99% 2. I work as a receptionist at Spa of the Pines. 3. Rent $550.00 Car $300.32 Car insures $75.00 utilities $150.00 Child care $50.00 Credit Cards $200.00 Food and gas $375.00 4.I do have a savings account with $450.00 Thank you

Member Payment Dependent Notes Series 530129

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530129	$2,000	$2,000	15.58%	1.00%	June 21, 2010	June 26, 2013	June 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530129. Member loan 530129 was requested on June 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	advance plumbing	Debt-to-income ratio:	16.31%
Length of employment:	8 years	Location:	LaPlace, LA

Home town:
Current & past employers:	advance plumbing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	38
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 530193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530193	$11,800	$11,800	15.95%	1.00%	June 23, 2010	June 26, 2015	June 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530193. Member loan 530193 was requested on June 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Lakeside Medical Group	Debt-to-income ratio:	13.96%
Length of employment:	1 year	Location:	Panorama City, CA

Home town:
Current & past employers:	Lakeside Medical Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > I'm paying off all my credit cards with total monthly payments of $330. I consider myself a good borrow because I always pay on time. I've been a medical assistant for 5 years and currently working for lakeside medical group. I pretty much use a budget for everything on daily basis.

A credit bureau reported the following information about this borrower member on June 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,804.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have invested a small amount as a place holder but am considering more. What steps are you taking to ensure you won't simply start charging to the cards again? How did you find yourself with $11,800 in revolving debt? You say you've been at lakeside for less than a year but have been a medical assistant for 5 years. How many other employers have you had in those five years and how long was each stint?	The first steps to ensure myself I won't start charging my cards again is shredding them. I think if i throw them away it will definitely keep me from using credit again. I'm tired of making payments with balances not reducing. I ended up with almost 12k in debt because my dog needed urgent care and because I decided to take out a Honda ATV with a line of credit and to purchase a car. I think with this consolidation loan will get me a step closer to being debt free. My goal is to have a good standing credit history in the next two years because i want to purchase a house by then. I been a Medical Assistant for almost 6 years, I previously worked for Dr. Abrams a private practice that retired for 5 years. So I only had two employers with Lakeside being my present.
What are the debts you are consolidating? For each debt you are consolidating please list the amount owed, interest rate, and current amount you pay monthly.	Unsecured debt. Chase Credit Card - $1490 - $50 a month - 25.99% Capital One Credit Card - $1990 - $30 a month - 18.99% Care Credit - $1411 - $55 a month - 29.99% Wells Fargo Credit Card - $2751 - $75 a month - 29.99% Honda Credit Card - $4276 - $120 a month - 18% Total Monthly Payments $330 I want to pay off all this debts. the only thing i'm not including is my student loan.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Unsecured debt. Chase Credit Card - $1490 - $50 a month - 25.99% Capital One Credit Card - $1990 - $30 a month - 18.99% Care Credit - $1411 - $55 a month - 29.99% Wells Fargo Credit Card - $2751 - $75 a month - 29.99% Honda Credit Card - $4276 - $120 a month - 18% Total Monthly Payments $330 I want to pay off all this debts. the only thing i'm not including is my student loan.
You are currently paying $330/month on your cards and your loan, if funded, will be for $286/month - what are your plans for the $44/month difference? Daily budget, or paying extra on the LC loan to pay it off sooner?	Most likely would be paying extra to pay off LC loan sooner.

Member Payment Dependent Notes Series 530225

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530225	$5,000	$5,000	11.49%	1.00%	June 22, 2010	June 26, 2013	June 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530225. Member loan 530225 was requested on June 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Rainin	Debt-to-income ratio:	8.80%
Length of employment:	5 years	Location:	oakland, CA

Home town:
Current & past employers:	Rainin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > I will used this loan to buy land at Cambodia.

A credit bureau reported the following information about this borrower member on June 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,486.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Rainin and what do you do there?	Rainin is Plactic Injection molding company, and I worked as molding technician over there.
What do you plan on doing with land in Cambodia?	I will build the house for my mom.
"worked" ???	yes

Member Payment Dependent Notes Series 530301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530301	$8,000	$8,000	10.75%	1.00%	June 18, 2010	June 26, 2013	June 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530301. Member loan 530301 was requested on June 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Advanced Technology Services	Debt-to-income ratio:	19.54%
Length of employment:	2 years	Location:	Peoria, IL

Home town:
Current & past employers:	Advanced Technology Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/12/10 > I am taking out this loan to consolidate my remaining debt with a shorter term, and lower interest rate. I currently have a loan with Lending Club with a remaining balance of $2100 at 12%. I also have a $5,100 in outstanding debit that I would like to pay off. It is at 22% which is a considerably high rate. This loan will allow the entire amount to be combined at 13% for only 36 months. I have been a Lending Club member for the last year. Since being a Lending Club member I have never missed, or been late on a payment. In the past two years I have reduced all my debt, and paid off my car. I would like to finish this off and be debit free. I have been employed with ATS for going on two years now. Even In the current economic market my company has continued to do exceptional. I am currently in line for a promotion, which comes with a salary increase, as well as further securing my employment status with the company. My current budget is a monthly take home averaging $2,000. All of my other monthly bills come to $1150. I know this loan payment will fit within my monthly budget. It will allow it to make payments, reduce debit, allowing me to begin saving more each month.

A credit bureau reported the following information about this borrower member on June 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	71
Revolving Credit Balance:	$267.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Advanced Technology Services and what do you do there?	Advanced Technology Services (ATS) improves the productivity and profit-ability for many of the world's most respected manufacturers through the managed services of production equipment maintenance, information technology and spare parts repair. We also provide IT services for many of these same companies. I work in shipping and receiving. I am part of the team responsible for processing repairs through our system. I manage the inventory for one of our client???s exchange/ repair services. This was a new service that was being explored. I was given this promotion after only being with the company for two months. We have been successful enough that we are now looking to expand this service to other clients.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have only two pieces of outstanding debt. 1.)$2,100 of a personal loan at 12.21 APR%. [will be paid with this loan] 2.)$5,100 on credit card debit 22.99 APR% [will be paid with this loan] This loan will combine all of that into one, with a 10.75 APR%
Inquiries in Last 6 Months: 4 1 - Did these inquiries result in more debt? Thanks	No, debt has been added.
What are the 4 credit inquiries in the last 6 months for?	Two of them were from when I had my wallet stolen. I had my credit checked, to ensure that nothing had been applied for in my name. One is from this loan inquiry. The other one I am not sure. There has been no further debt added.

Member Payment Dependent Notes Series 530370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530370	$3,300	$3,300	7.88%	1.00%	June 17, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530370. Member loan 530370 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	elbar	Debt-to-income ratio:	19.00%
Length of employment:	10+ years	Location:	abq, NM

Home town:
Current & past employers:	elbar
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,751.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is elbar and what do you do there?	Type your answer here. us mail contractor. long haul driver 15 years
What are your other $ monthly costs (mortgage, car, utilities, CC debt/loan payments, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My monthly bills and expenses come to 75% of my income.
Inquiries in Last 6 Months: 3 Acquiring more debt or shopping for loans? Thanks	Type your answer here.i co signed a note and looking for lower interest on motorcyle loan

Member Payment Dependent Notes Series 530429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530429	$1,000	$1,000	13.98%	1.00%	June 18, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530429. Member loan 530429 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,900 / month
Current employer:	Bethesda House of Schenectady	Debt-to-income ratio:	18.31%
Length of employment:	< 1 year	Location:	Niskayuna, NY

Home town:
Current & past employers:	Bethesda House of Schenectady
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	39
Revolving Credit Balance:	$466.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 530433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530433	$2,000	$2,000	10.38%	1.00%	June 16, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530433. Member loan 530433 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	PT Holdings	Debt-to-income ratio:	11.29%
Length of employment:	10+ years	Location:	lecanto, FL

Home town:
Current & past employers:	PT Holdings
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	12
Revolving Credit Balance:	$18,534.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PT Holdings and what do you do there?	PT Holdings is a subsidiary of Progress Energy. We build cellular phone sites in the Progress Energy foot print.I have 21+ years combined with both companies. My seniority is recognized with Progress Energy. I am a construction manager/inspector.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No. Mortgaged for 136k.Home value as per zillow 186k.

Member Payment Dependent Notes Series 530454

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530454	$4,800	$4,800	7.88%	1.00%	June 23, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530454. Member loan 530454 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	Teletracking Technologies Inc	Debt-to-income ratio:	12.82%
Length of employment:	1 year	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Teletracking Technologies Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,060.00	Public Records On File:	0
Revolving Line Utilization:	35.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide your employment history for the past 5 years? Thanks.	2005 July to 2006 April - Software Engineer at Infinity Software, Tallahasse, FL. 2006 April to 2009 Sept - Software Engineer at Ciber Inc. Pittsburgh PA 2009 Sept to 2010 Oct - Sr Software Engineer at Teletracking Technologies, Pittsburgh PA

Member Payment Dependent Notes Series 530502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530502	$4,975	$4,975	14.72%	1.00%	June 22, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530502. Member loan 530502 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,480 / month
Current employer:	Louisiana State Resedential life	Debt-to-income ratio:	6.76%
Length of employment:	10+ years	Location:	BATON ROUGE, LA

Home town:
Current & past employers:	Louisiana State Resedential life
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I HAVE A LOUISIANA STATE JOB IVE BEEN ON FOR 10+ YEARS. ALL MY BILLS ARE UP TO DATE. Borrower added on 06/16/10 > MY STATE JOB COSIST OF KEEPING UP OF APARTMENTS ON LSU Borrower added on 06/17/10 > I WORKED AT BATON ROUGE COMMUNITY COLLEGE FOR ABOUT 10 YEARS I LOVE MY POSITION

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	11
Revolving Credit Balance:	$2,435.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Louisiana State Resedential life and what do you do there?	LSU student housing
Please list your monthly living expenses (rent/utilities/phone/etc.) Thank you in advance.	Type your answer here.450.00 morgage 400.00 in other bills

Member Payment Dependent Notes Series 530511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530511	$2,500	$2,500	6.39%	1.00%	June 16, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530511. Member loan 530511 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,900 / month
Current employer:	Textron Systems	Debt-to-income ratio:	11.24%
Length of employment:	10+ years	Location:	Woburn, MA

Home town:
Current & past employers:	Textron Systems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1979	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,894.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Textron Systems and what do you do there?	I am semi-retired from MIT in Cambridge MA 1995 as a mechanic/groundsman. I have 30 years experience as a part-time security officer as well over the years. Textron Defense Systems in Wilmington, MA is a world wide, government related company. I now work 20 hours a week as a part-time security officer and have been for the past 13 years. I also collect social security and a pension from MIT. John Finlayson

Member Payment Dependent Notes Series 530514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530514	$2,400	$2,400	7.88%	1.00%	June 18, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530514. Member loan 530514 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	General Networks Corporation	Debt-to-income ratio:	14.68%
Length of employment:	< 1 year	Location:	Burbank, CA

Home town:
Current & past employers:	General Networks Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/13/10 > Reasons for needing this loan: -My return trip from a vacation in England got postponed a week because of the volcano, which meant more expenses and lost wages at work. -I started a new job, and there was a week delay between the new job starting, which also meant lost wages. -Because of the new job I had to move to a new location, and my old roommate is lot letting me find a replacement, so I have to continue paying rent till November. I will be using this money to recover from my recent issues and get back on track. This loan is a much better rate than putting everything on my credit card. With the new job I will be bringing in a steady stream of money and will be able to pay off this loan well before the 3 year term. Reasons why I am a good borrower: -I have never missed a payment on anything. -I have purchased and completely paid off a new car well before the term of that loan. -I have a steady job working for a company hired by Disney. -I have a credit score of 713 (I checked this morning) and am only 25. If you have any questions about me, reasons for the loan, or what I will be using the loan on Please ask.

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1979	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	32
Revolving Credit Balance:	$11,167.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is General Networks Corporation and what do you do there?	General Networks Corporation is hired by other companies to manage various systems. I am in the Disney division. I am actually located in one of the Disney buildings in Burbank, CA. We work with all the Disney Parks, ABC, ESPN, and all their other divisions. We manage the software that organizes all of Disney's documents, all of their Microsoft SharePoint Portals, and any other projects that we can get ahold of. The Disney Team at GNC is about 10 people. All of us are located in the actual Disney Building (I have a disney email and I get Disney discounts). I do development on the various solutions as well as support. My title there is Developer/Consultant. I get paid a base salary plus an hourly bonus for every hour I bill to Disney. Working full time brings my income to about $52,000, but I am also able to get overtime.
You say you are 25 yrs. old. Then how is it that your credit history is 31 yrs old??? Thanks	Ya I was confused by that too. I am just an authorized user on that account. I am pretty sure its a gas card that my parents took out. According to my credit report it has a credit limit of $325 with a current balance of $61. I have debated if I should go in and take it off of my report, but I don't see the harm in leaving it. As a Authorized User I don't think it affects my credit too much.
Where did you work before GNC?	A company called Second Opinion Telemedicine Solutions Inc. I was the Software Engineer there. I was there for about 6 months. I left because of disagreements with management, and because I was looking for a better oportunity with a larger company. I made $60,000 there. Before then I was unemployed for about 6 months. I looked for jobs for about 3 hours every day and had a few good interviews, but not many people were hireing at that time. Bad luck. Before that, unfortunate, unemployment time I worked at Coastline Community College on a team making an educational Video game to teach Chinese kids English in China. Once the project was done the team was all let go. I made $62,000 there. And before then I was in School. University of California Riverside majoring in Computer Science.
I am still trying to understand something -- you were an authorized user on your parents gas card... 6 years before you were born? How did they know what name to put on the card?	I think the card was just opened at that time. Then they added me on it later (when I could actually drive). To be totally honest this is the one thing that confuses me on my credit report. I have called my parents to see if they know what it is, but they have never given me a straight answer. I just have not had a good chance to contact the company and verify exactly what it is. I did some googling and it said that as an Authorized User it does not affect my credit other than it being on file and should not effect my score. It is on my list of things to take care of, just not near the top. Now knowing that it can cause issues, I will try to take care of it. My credit is older than I am, which is rather confusing. My real credit should have started around 2003 with my first credit card, and then 2005 with my auto loan (which is now paid off).
Why are u only requesting $2400?	Its about the amount needed to get back on budget and cover some of the debt I put on credit cards in the meantime. This loan is mainly to jumpstart my budget back into life. (New job, new apartment, old bills). Most of my debt listed are Student Loans, which area already on a decent %. I am chipping those away already.

Member Payment Dependent Notes Series 530529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530529	$5,600	$5,600	11.86%	1.00%	June 16, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530529. Member loan 530529 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Jonti-Craft Inc.	Debt-to-income ratio:	8.85%
Length of employment:	10+ years	Location:	WABASSO, MN

Home town:
Current & past employers:	Jonti-Craft Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > I plan on using my personal loan to pay off old credit card debt that won't let me get ahead and is hard to get a handle on with all of the interest rates and fees.

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	61
Revolving Credit Balance:	$9,479.00	Public Records On File:	1
Revolving Line Utilization:	92.90%	Months Since Last Record:	60
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Jonti-Craft Inc. and what do you do there?	Type your answer here. Jonti-craft is a producer of early childhood products although it is now extending its line to some adult products also. We make many shelves, tables, chairs, and toys for schools and daycares worldwide. Mainly wood and melemine products. Their website is jonti-craft.com. I was lead in the Finishroom which paints and lacquers the raw wood but am now being promoted to supervisor over the parts area which includes 12 different machines.
Public Records on File: 1 1 - Please explain this Public Record. Thanks	Type your answer here. Credit card debts that I wish to pay off.
Please list your monthly expenses and each Credit Card Balance/APR you have. Congratulations on your promotion! Thank you for answering the above.	Type your answer here.electric: $185, Phones: $200, TV: $70, water/sewage/garbage: 50, Chase cc: 1985, Capital one: 500, Merrick cc: 300, Discover cc: 300, Household cc: 300, Menards cc :1000
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here.Title is in my husbands name - house valued at 75,000 - owe 21,000
I did NOT ask you the purpose of this loan. I asked you to please explain the PUBLIC RECORD that is on your credit report about 5 years ago. Thank You	Type your answer here. They were all old bills that got sent to collection and then 2 also to court. At that time I was struggling being a single mom and paying rent, bills, and daycare. These have all been completely satisfied for a few years now.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Type your answer here. Thank you for helping fund my loan to get back on track. I will not let you down. This is what I need to get rid of the debts that are following me. Thanks again!

Member Payment Dependent Notes Series 530569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530569	$3,500	$3,500	13.98%	1.00%	June 21, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530569. Member loan 530569 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Costco Wholesales	Debt-to-income ratio:	8.75%
Length of employment:	10+ years	Location:	lake worth, FL

Home town:
Current & past employers:	Costco Wholesales
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/13/10 > need help to pay off credit cards so have one payment per month

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,018.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	two credit cards debts oneis $1,100 and the other is 1,200 the APR are 17.50% on both and the remaining money is for summer vacation in PA

Member Payment Dependent Notes Series 530588

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530588	$6,000	$6,000	11.49%	1.00%	June 21, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530588. Member loan 530588 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	allegheny chesapeake physical therapy	Debt-to-income ratio:	10.10%
Length of employment:	3 years	Location:	Delmont, PA

Home town:
Current & past employers:	allegheny chesapeake physical therapy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I have made some improvements to my home and want to make sure I can pay in full as soon as possible. i am responsible and diligent with my money. It's not easy asking for help but I appreciate the availability.

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	71
Revolving Credit Balance:	$3,829.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I own my home in my name. I do not have a mortgage It is paid in full. I appreciate your interest.
Current Employer: allegheny chesapeake physical therapy 1 - What is your position? Inquiries in Last 6 Months: 3 2 - Did these three inquiries result in more debt? Thank You	I am a secretary for Allegheny Chesapeake. I'm not sure I understand this question: Inquiries in Last 6 Months: 3 2 - Did these three inquiries result in more debt?---- The bills I want to pay are home improvement and just a few bills. Is that what you want to know?
What are your other $ monthly costs (car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	car paid off. Utilities about 250- cc debt about 2,000, car and home owners insurance 90/month,

Member Payment Dependent Notes Series 530608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530608	$8,000	$8,000	10.38%	1.00%	June 21, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530608. Member loan 530608 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,750 / month
Current employer:	New River Regional Jail	Debt-to-income ratio:	17.05%
Length of employment:	7 years	Location:	Hillsville, VA

Home town:
Current & past employers:	New River Regional Jail
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/13/10 > I have a couple of credit cards that I want to get rid of once and for all with this loan. My wife and I want to build a house within the next 5 years or so, and we can't until we pay off our debts. This loan would be a lot less interest and allow me to pay off the debt within a shorter span of time. I've already cut up my credit cards and am just paying on them every month (more than the minimum monthly payment). Please help me achieve my goals! I appreciate your help so much.

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,442.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Capital One & Discover Credit cards. Capital One balance is right under $1000 with a 24.9% apr. Discover is about $6400 but I can't find the APR on that one. Both of these will be paid with this loan. Thanks for your help.
Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? Also what is your responsibility with your employer? Thank you	Capital One & Discover Credit cards. Capital One balance is right under $1000 with a 24.9% apr (paying about $40 per month). Discover is about $6400 but I can't find the APR on that one (paying about $200 per month). I am a correctional officer. Thanks for your help.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. No mortgage - we own our mobile home 2. Yes we hold the title (wife and I) 3. No 4. about $10,000 5. Lived there about 7 years Thank you!
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $6,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) for employer New River Regional Jail? Number [2] Transunion Credit Report shows the $7,442 Revolving Credit Balance total debts (79.10 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to jointly fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.14.10 @ 11:15 AM ET.	1. Correctional Officer 2. $200 Discover, $40 Capital One 3. Probaby pay it off a little early - maybe 6 mos early
Current Employer: New River Regional Jail 1 - What is your position here? Thanks	Correctional officer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. Yes, I hold the title to my home with my wife. 2. About $10,000 is what my home is worth (mobile home)
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. yes - with my wife 2. about $10,000 is what my home is worth

Member Payment Dependent Notes Series 530617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530617	$4,000	$4,000	6.76%	1.00%	June 17, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530617. Member loan 530617 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Expedia Inc.	Debt-to-income ratio:	10.92%
Length of employment:	< 1 year	Location:	WESTON, MA

Home town:
Current & past employers:	Expedia Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,574.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Revolving Credit Balance: $11,574.00 1 - How will $4K help? Current Employer: Expedia Inc. 2 - Position? 3 - You've been here less than a year, where did you work prior? Inquiries in Last 6 Months: 2 4 - Did these inquiries result in more debt? Thank You	Hello, I worked at Talbots, Inc. for three years prior to my new position at Expedia, Inc. I am looking to consolidate some debt that I have. Thank You.

Member Payment Dependent Notes Series 530648

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530648	$3,000	$3,000	16.45%	1.00%	June 23, 2010	June 27, 2015	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530648. Member loan 530648 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	MBM ENTERPRISES OF SOUTH FLORIDA	Debt-to-income ratio:	9.00%
Length of employment:	2 years	Location:	MIAMI, FL

Home town:
Current & past employers:	MBM ENTERPRISES OF SOUTH FLORIDA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/13/10 > YOU ARE WITH ME IN THE MOST IMPORTANT STEP IN MY WAY , SHOP AN EQUIPMENT WHICH FULL FILE MY HOPE IN A NEW LIFE , THANKS. Borrower added on 06/14/10 > MBM ENTERPRISES OF SOUTH FLORIDA HAVE A FRANCHISE WITH FAST FIX JEWELRY AND WATCH REPPAIR , THEM OWNER 5 LOCATION IN SOUTH FLORIDA -MIAMI , BOCA RATON ,OTHER -THERE ARE AT INTERNATIONAL MALL , DADELAND MALL , OTHER , KIOSK AND STORES THAT MAKE SERVICES IN THE REPPAIR WATCHES AND JEWELRY , I WORK IN THIS BUFF LIKE A SALES PERSON AND TECHNICIAN ASSISTANT . Borrower added on 06/14/10 > WITH THIS EXPERIENCE , I SAW THE NEED THAT HAVE ALL THE HANDCRAFTER , JEWELLER , WATCMAKER , CELLULAR PHONE REPAIR TO HAVE TOOLS AND BENCH IN THE LOCATE OF COMMERCE , THERE OWN KIOSK WORKING IN SHOPSTORES , MALLS , STREETS , MY FIRM DESIGN AND BUIL THIS , ERGONOMIC , USEFUL AND ECONOMIC POWERED WITH SOLAR ENERGY AND BEEN ABLE TO LOCATE .

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,900.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is MBM ENTERPRISES OF SOUTH FLORIDA and what do you do there?	MBM ENTERPRISES OF SOUTH FLORIDA RUN THE FRANCHISE " FAST FIX JEWELRY AND WATCH REPAIR " I WORK FOR THEM , AND WITH THIS EXPERIENCE WE ESTABLISH " MEDLAR LLC " , FIRM WHO HELP WITH DESIGN AND BUILDING BUFF AND KIOSK FOR HAND CRAFTER , JEWELLER AND WATCHMAKER AND OTHER WHO NEED TOOLS AND BENCH IN THE MIDLE OF THE MARKET , OR IN THE MALL , OR IN THE STREET . THIS BUFF HAVE SOLAR ENERGY AND BEEN ABLE TO LOCATE .
Your Small Business category loan is 1 of 381 total borrower loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Monday 06.14.10 at 12:07 PM ET	MEDLAR LLC ESTABLISHED 4 YEARS AGO , ONLY WHIT THE INTENTION OF HELPING HANDSCRAFTER , AND THE GOAL IS THE DESIGN AND BUILD KIOSK , BUFF AND STORES IN MIDLE OF THE STREET TO REACH AND GAIN COSTUMER , ERGONOMIC KIOSK HELPED WITH SOLAR ENERGY AND BEEN ABLE TO LOCATE , AND ALL KIND OF ADVERTISIUNG IN THEM .

Member Payment Dependent Notes Series 530659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530659	$4,000	$4,000	11.49%	1.00%	June 18, 2010	June 27, 2013	June 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530659. Member loan 530659 was requested on June 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	9.39%
Length of employment:	3 years	Location:	Syracuse, UT

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > To summarize the details of this loan request. Purpose - convert my car to natural gas to save on monthly energy costs and help the environment (refilling car at home). This will cover the gap, I have the other half (plus) of the cost saved in cash. Employment - I am self employed for the last 3 years as a Doula, and therefore commute a lot. My husband is also employed (been with Fidelity Investments for 14 years) Recent credit inquiries on my record - considered buying a new Honda NGV Civic. It made more sense to try for this loan and convert current used vehicle. Owned same house for 7 years, mortgage is $900 per month. Utilities are around $250 per month. Credit obligations are $500 per month, approx. All financial obligations are less than 26% of our monthly gross income. I have four kids and my husband and I have schedules that do not require childcare expenses. I plan to use the cost savings in fuel (over $300 per month saved) and other income to pay this loan off in a year or less. Thank you for your help! Sincerely, Karen

A credit bureau reported the following information about this borrower member on June 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,086.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	Yes, I have updated my profile with these details. Thank you!
Who is your employer and what do you do there?	I have added these details to my profile, thank you for your patience! Karen
What's the source of your income (self-employed, other)? What's the purpose of the loan? What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone, internet, food, gym, childcare costs as applicable)? Thanks for your answers to these 2 Qs....	I have added these details to my profile. Thank you! Karen
You have not entered ANYTHING about the PURPOSE of this loan. I know Lending Club hasn't come up with a Borrower's 101 class ...yet, but this is pretty much the same as getting a loan from a bank. We don't see all the info you give to Lending Club. That said.. Lenders need to know the following: 1. The purpose of this loan is? 2. What are your monthly expenses? (please list them) 3. What is your current job position and who is your employer? 4. How stable is your employment? 5. Do you plan on paying off the loan sooner than 3 years? 6. What is the credit inquiry in the last 6 months for? (credit card or loan?)	Hello. I am new to the Lending Club concept. Here are some answers that I know many of you are looking for. I am self employed (three years now) as a Doula and do a lot of commuting. My husband is also employed with Fidelity Investments (14 years now). I am converting my car to run on Natural Gas to both save on energy costs and help the environment. I am requesting this money to cover half of the cost (I have cash for the other half). We own our home, lived here 7 years now. Mortgage is $900 a month, utilities are about $250 and credit card debt is about $500 per month. We recently applied for credit to purchase a new NGV Honda Civic, but decided to stick with our older Civic and have it converted. I hope you can help me out. I plan on paying off the loan within the first 12 months. Thanks!
1 - What is your source of income? 2 - What is this loan for? Details = funding Thanks	I have added these details to my profile. Thank you! Karen
What is your source of income? And what sort of "renewable-Green energy " idea will you be using the loan to accomplish?	I have added details to my profile to answer your question. Thank you for your help! Karen
Is the Gross Income $6,250 / month the total income for your household?	Yes. I have added these details to my profile. Thank you. Karen
Hi, can you please describe how the "over $300" savings in cost of fuel was calculated and arrived at?	I had to get help from my husband to answer you... It is not uncommon for me to drive 3,000 miles in a month. As such I typically spend $350 a month for fuel alone. (at $3.08 - $3.20 a gallon, usually mid grade or premium). Natural gas in Utah is $6.47 per decatherm currently. There are 8.76 gallons (equivalent) of gas per decatherm. That means, since I will be filling up at home with a Phill station (you can google Phill station), I will be pay $0.74 per gallon. I will then only spend about $80 a month in gas (plus UT offers a tax credit if you convert). That is $270 - $320 less per month (average range, gas prices fluctuate). I hope this answers your question. Thanks. Karen

Member Payment Dependent Notes Series 530766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530766	$1,700	$1,700	14.72%	1.00%	June 21, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530766. Member loan 530766 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	enterprise rent a car	Debt-to-income ratio:	19.35%
Length of employment:	1 year	Location:	charleston, WV

Home town:
Current & past employers:	enterprise rent a car
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > I have a rental unit that I am currently making some minor improvements to such as ainting and new carpet. Borrower added on 06/14/10 > I am a very reliable borrow I take great pride in my credit and I don't want to do anything to ruin it. I pay all my bills on time, I am a business professional. I have a rental unit and I would be very upset if my tenants failed to pay rent, therefore, I would not take someones money and refuse to pay. My job is very stable as a matter of fact we short on staff so they are always hiring even in this economy.

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	40
Revolving Credit Balance:	$4,645.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your job before Enterprise and how long were you there? Have you been a landlord in the past or are you just starting out?	I was a credit manager at Wells Fargo Financial for a year and two months. I have been a lanlord for almost a year and a half.

Member Payment Dependent Notes Series 530796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530796	$3,500	$3,500	13.98%	1.00%	June 16, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530796. Member loan 530796 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	TMC	Debt-to-income ratio:	13.96%
Length of employment:	8 years	Location:	Houston, TX

Home town:
Current & past employers:	TMC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > Buying a small car to save on gas. Already have purchser for the F150. This will also leave me with no monthly truck payment of 340 per month. Just the 119 per month for this loan. Borrower added on 06/15/10 > I have 18000.00 aval in my 401k I can take half of it as a loan for 5 percent that I pay back to myself. I just don't want to touch it if I do not have to.

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,616.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home is in my name only. The mortgage is held by Bank of America. The home value via BofA website was 106000. I own approx 105000.
Current Employer: TMC 1 - Position? Revolving Credit Balance: $11,616.00 2 - Is this all CC debt?? Inquiries in Last 6 Months: 4 3 - Did these inquiries result in more debt??? Thank You	I am the IT Manager. Yes it is CC debt. Is that 43 inquiries in 6 months? Or 4 inquiries. If 43 I cannot image were from. Maybe I should check my credit file.
Question # 3 was - Did these inquiries result in more debt? You had 4 inquiries.	No
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please remember that this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Not a problem. I have plenty in a 401K if I ever have the need to pull money out and payoff the loan. Thanks you

Member Payment Dependent Notes Series 530809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530809	$8,000	$8,000	14.35%	1.00%	June 23, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530809. Member loan 530809 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Attitudes in Dressing Inc	Debt-to-income ratio:	4.65%
Length of employment:	10+ years	Location:	NEWARK, NJ

Home town:
Current & past employers:	Attitudes in Dressing Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > I have been emplyed at my job for 10 years and I plan to be here for a while longer. I am using this loan to pay for my wedding which is coming in August.

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,868.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1. I am the sole owner of my home, the title is under my name. 2. I just purchased my home last August, I have made some repairs to the house. There is not that much equity on the house since I barely have a year paying my mortgage. Hope this answer both your questions. Thanks
How much do you pay in total bills monthly (mortgage, utilites, credit cards payments, insurance, etc)?	I only pay half of my actual mortgage and utility bills on the home. My total monthly bills come to about $2,000 a month.

Member Payment Dependent Notes Series 530832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530832	$15,000	$15,000	10.75%	1.00%	June 23, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530832. Member loan 530832 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,047 / month
Current employer:	allstate insurance	Debt-to-income ratio:	21.89%
Length of employment:	3 years	Location:	PELHAM, NY

Home town:
Current & past employers:	allstate insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/14/10 > need to pay off my credit cards faster and stabilize my finances

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,358.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. i need to eliminate my credit cards the intrest is way to high. 2 i work for allstate insurance company as a claims adjuster writing estimates on damages occuered during motor vehicle accidents. 3 my car payment is 499/ month. car insurance is 270. cell phone 69. gym 20. credit cards i paid as much as i could it varied greatly every month. i live at home so rent is basically whatever i chip in for groceries. the most is 200 a month. 4. No loans other than the car. i 3300 on my creditline attached to my checking. 9500 to my citi bank card interest is 24% and 1700 to my juniper card interest is 24%. 6 i always pay ontime i've had a credit card for 9 years and i can assure you late payments have been very very rare. carpayment always ontime. 7. no combined income i live in my parents house with no help for them except a roof over my head. 8. nothing saved as i'm trying to pay off these cards. i have a small 401k i started in jan 2008. and yes i would do automatic payment. with this loan i'd be able consolidate my finances stop using the cards and actually save up my money. i would even elect to pay early as much as possible.

Member Payment Dependent Notes Series 530863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530863	$3,600	$3,600	10.75%	1.00%	June 17, 2010	June 28, 2015	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530863. Member loan 530863 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,725 / month
Current employer:	Village of Groveport	Debt-to-income ratio:	1.74%
Length of employment:	5 years	Location:	groveport, OH

Home town:
Current & past employers:	Village of Groveport
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > I have worked for the Village of Groveport for 5 years and plan to use the money to finish school and pay off some of my student loans. Borrower added on 06/15/10 > I live with my parents and plan to at least until I finish school, so I have no other bills to pay. Borrower added on 06/16/10 > I also think that being approved for this loan and paying it off in a timely manner will improve my credit report and score.

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,018.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	I have some college school loans that I would like to pay off as well as a credit card I would like to reduce the balance on. Also I will be finishing my degree at Columbus State and paying for my remaining 2 classes with this loan and fixing a few things on my car. I work at the front desk at the Groveport Recreation Center for the Village of Groveport. My only other monthly costs are my credit card payment, which is under $20 a month and the $100 monthly rental fee I pay to my parents.

Member Payment Dependent Notes Series 530876

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530876	$2,700	$2,700	10.75%	1.00%	June 21, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530876. Member loan 530876 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	USTCI	Debt-to-income ratio:	11.35%
Length of employment:	10+ years	Location:	Seista Key, FL

Home town:
Current & past employers:	USTCI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > The purpose of this loan is to buy a used car from ebay and to have the funds ready before bidding.

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,039.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it that you are planning on buying?	Used car from ebay
Your "Major Purchase" or "Other" category loan is 1 of 394 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans that borrowers provided basic DETAILS about their loan; buy a boat and motor, or durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, a engagement ring, and the PURPOSES how, after the loan funds and origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What remaining debts are being Consolidated? Refinanced? Combined? et al. Your listing currently provided limited or no helpful information that attracts lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan intended to benefit you. Minus basic information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Thursday 06.17.10 at 7:05 AM ET	I am planing to buy a used car from ebay and wanted the money in place before bidding since I had no idea how long it would take to ge ta load approved
1 - You're buying a car, sight unseen, no test drive, no taking the car to a mechanic to verify running condition? 2 - Where is the car? How will you take possession of it? Thank You	Not quite as I have explained I am getting my loan approved before bidding on a car as the listing tend to be short 5-7 days. I will buy nothing without inspecting it first so it will need to be within 50 miles or so of here. If you have any other questions please ask
What is USTCI ? Thanks	US Telecommunications Inc. This is my employer

Member Payment Dependent Notes Series 530959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530959	$7,000	$7,000	7.51%	1.00%	June 21, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530959. Member loan 530959 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	CT HOME MORTGAGE	Debt-to-income ratio:	8.21%
Length of employment:	5 years	Location:	SOUTHINGTON, CT

Home town:
Current & past employers:	CT HOME MORTGAGE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,086.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your mortgage payment? How much is your car payment?	MTG $1034/MONTH AND CAR PAYMENT IS $417.
can you please list the credit card names, balances and current interest rates you plan to eliminate with this loan?	Citifinacial loan balance $2400 interest rate 22% Chase Credit Card #6112 $2135 rate 18% Chase Amazon card #0662 $3147 interest rate 22%
1 - Current Employer: CT HOME MORTGAGE -- What is your position here? 2 - Revolving Credit Balance: $26,086.00 -- Is this all CC debt?? Thank You	Type your answer here. Mortgage underwriter. I don't have $26,000 in credit card balances. I have approx $5000 in credit card balances and I have a home equity $20000.

Member Payment Dependent Notes Series 530962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530962	$4,000	$4,000	7.51%	1.00%	June 22, 2010	July 1, 2013	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530962. Member loan 530962 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	n/a	Debt-to-income ratio:	1.67%
Length of employment:	2 years	Location:	Kalamazoo, MI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > I've been dreaming of owning a bike for 3 years. I've already been saving $300 / month for the last few months, but at this rate I will have to wait until next season to buy a bike. So, I decided since I'm already putting away well more than needed for a loan and insurance I'd be willing to incur some interest so that I can enjoy the rest of this riding season. Thank you in advance if you are funding me. :-) You're making a big dream real in my life.

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$896.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Source of income? Type of bike?	I work in restaurant equipment sales and also as a Personal Trainer. The bike will likely be a 600cc road bike sport/touring style. I haven't narrowed down the model for sure yet.

Member Payment Dependent Notes Series 530972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530972	$6,000	$6,000	7.51%	1.00%	June 18, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530972. Member loan 530972 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	usps/newsday	Debt-to-income ratio:	3.48%
Length of employment:	10+ years	Location:	medford, NY

Home town:
Current & past employers:	usps/newsday
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,530.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history indicates that you have $8,530 in revolving credit debt. Please tell us a little about how you accumulated such debt. Could you tell us how you plan accumulating additional debt in the future? Your history also shows 5 inquiries in the last six months. Can you tell us about these inquiries into your credit history? Your answers are appreciated. Wishing you well.	the loan if you give it to me is to pay off most of that credit card debt, i want it to be in one payment. as for the inquiries i was thinking about refinancing the home but wife changed her mind. i accumulating the credit debt cause i charged a car for my son to use, he just became of age to drive.
What do you do at usps/newsday?	at the postal service i am a bulk mail tech from 10am-7pm, i also do a part time job late at night for newsday from 130am-4am approx. and i deliver papers to households using my car

Member Payment Dependent Notes Series 530973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
530973	$3,500	$3,500	13.98%	1.00%	June 17, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 530973. Member loan 530973 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	City of Steubenville	Debt-to-income ratio:	8.82%
Length of employment:	2 years	Location:	steubenville, OH

Home town:
Current & past employers:	City of Steubenville
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,480.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your position (job/role) with the City of Steubenville?	Secretary/FInancial Coordinator/Permit Technician
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. City of Steubenville Secretary et al, I am interested to help fund your $3,500 CC REFI category loan. My questions are: If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected the 36-months maximum term repayment that offers the lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or to use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for the answer based on a current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate together helping to fund your loan.] Advance thanks for answer that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.16.2010 at 11:15 AM ET.	I will try to pay it off in two years but most likely will pay as scheduled.
How much is your monthly mortgage payment? Do you have more than 1 mortgage?	$500
You make $10,000 a month as a Secretary/Financial Coordinator?	That is my total household income. And no, there will not be another applicant or signer on this loan.
Please confirm your monthly income. Does a Secretary/FInancial Coordinator/Permit Technician in Steubenville really make $124,000 per year? Does that amount include a spouse's income?	That is my total household income. And no, there will not be another applicant or signer on this loan.

Member Payment Dependent Notes Series 531014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531014	$5,500	$5,500	10.75%	1.00%	June 22, 2010	June 29, 2015	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531014. Member loan 531014 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Cobb County Water	Debt-to-income ratio:	20.79%
Length of employment:	10+ years	Location:	Douglasville, GA

Home town:
Current & past employers:	Cobb County Water
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I have decided to pay off some credit card debt. I seem to make more than the monthly payment every month and do not seem to get anywhere. So, I made the decision to do something about it. I have excellent credit as you can see. I have been in my house for 10 years and have never made a late mortgage payment. I have also been at my job for 17 years. Thank you

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,536.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, my home is in my name and I make payments to the mortgage company (I have never been late on a payment the whole 10 years I have lived there). I have probably 20k in equity and the balance is roughly $130k for my first mortgage and 10k for my second. Hope that helps. Thanks
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $5,500 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) for employer Cobb County Water? Number [2] Transunion Credit Report shows a $17,336 Revolving Credit Balance total debts (54.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.16.2010 at 11:15 AM ET.	To be honest, I will probably take the full five years. I am going to work on putting all my extra cash into paying off my credit cards.
Me again. You answered 1 of 3 questions that I asked. You omitted these questions: Number [1] Position (Job/What you do) for employer Cobb County Water? Number [2] Transunion Credit Report shows a $17,336 Revolving Credit Balance total debts (54.60 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Thanks for expected answers. Lender 505570 USMC-RETIRED 06.16.2010 12:41 PM ET	Sorry about that. My job title is Foreman (supervisor). I pay roughly $400.00 a month on my cards. Hope that helps.

Member Payment Dependent Notes Series 531060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531060	$2,000	$2,000	13.61%	1.00%	June 21, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531060. Member loan 531060 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,208 / month
Current employer:	University of California Irvine	Debt-to-income ratio:	17.71%
Length of employment:	1 year	Location:	IRVINE, CA

Home town:
Current & past employers:	University of California Irvine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I plan to use this money immediately to pay off a line-of-credit loan with incredibly high interest. I was told I could get a grad student loan and pay off the line-of-credit immediately but found out too late that I had been misinformed. I made a mistake by taking the line-of-credit in the first place and am just trying to get things back under control. I am a grad student working in a lab with very stable funding, and I have a guaranteed salary of $26,500 for at least four more years. I hope to have this loan paid off in a year or so. Thanks again for your offer, it will help me so much and provide me much needed relief!

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,992.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 531072

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531072	$6,000	$6,000	14.35%	1.00%	June 22, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531072. Member loan 531072 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,600 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	13.19%
Length of employment:	2 years	Location:	DUBLIN, CA

Home town:
Current & past employers:	Wells Fargo
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	42
Revolving Credit Balance:	$1,673.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I actually live with my family and they own the house. I don't pay any rent. So the house that I live in is owned.
-What do you do at Wells Fargo? -Could you please provide some details on what debt you are consolidating. Thanks.	I am a teller supervisor with Wells Fargo. I have a credit card and a car loan, both in which I am currently paying a higher interest rate than this loan would give me. I want to be done with my credit card altogether and use the rest to put a dent in my car loan, which I may be able to pay off completely as well.
Please specify the debt that you plan to pay off (balance, rate and monthly payments). Since the loan is for $6,000, and your revolving balance is only $1,673, what will you use the balance for? Thank you.	The debt is on a credit card that has a rate around 21 or 22%. Monthly payments are about $70. The rest of loan will be for my car loan, which I should be able to pay off as well.

Member Payment Dependent Notes Series 531133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531133	$3,000	$3,000	17.56%	1.00%	June 18, 2010	June 28, 2015	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531133. Member loan 531133 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Kawasaki motors	Debt-to-income ratio:	12.32%
Length of employment:	1 year	Location:	Lake Elsinore , CA

Home town:
Current & past employers:	Kawasaki motors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > Funds will be directed to Kawasaki Motors. The total value of the vehicle is worth $13,000. I am purchasing the vehicle for $7,000. Borrower added on 06/15/10 > I am an associate of Kawasaki Motors and thats why I am able to purchase these vehicles at such a low cost.

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	41
Revolving Credit Balance:	$13,333.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title on my home is in my name along with my girlfriend. We currently have about $50,000 to $60,000 in equity. We bought our house for $170,000 and is now worth $240,000. Thanks, Robert

Member Payment Dependent Notes Series 531231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531231	$4,000	$4,000	14.35%	1.00%	June 16, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531231. Member loan 531231 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	ACCO FOREIGN SHIPPING, INC	Debt-to-income ratio:	10.05%
Length of employment:	3 years	Location:	MIAMI, FL

Home town:
Current & past employers:	ACCO FOREIGN SHIPPING, INC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,928.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hi, the house is under my husband's name.
Current Employer: ACCO FOREIGN SHIPPING, INC 1 - Position here? Thank You	Import-Export Specialist (Logistics Compliance)
How much equity do you have in the house?	It's a relatively new house, no equity as of right now due to current market conditions.

Member Payment Dependent Notes Series 531279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531279	$1,200	$1,200	6.76%	1.00%	June 21, 2010	July 1, 2013	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531279. Member loan 531279 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	IBEW local 176 Eletrician	Debt-to-income ratio:	17.45%
Length of employment:	4 years	Location:	Elwood, IL

Home town:
Current & past employers:	IBEW local 176 Eletrician
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,545.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 531303

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531303	$6,000	$6,000	10.75%	1.00%	June 23, 2010	June 28, 2013	June 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531303. Member loan 531303 was requested on June 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Manor Care of Carrollwood	Debt-to-income ratio:	16.10%
Length of employment:	5 years	Location:	Tampa, FL

Home town:
Current & past employers:	Manor Care of Carrollwood
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > I plan on using my loan for weight loss surgery. I'm a responsible individual. I pay loans on time and I do not borrow more than I can afford to pay back. I pay any loans I have within the required amount of time or sooner. I take pride in my credit score and I wouldn't do anything to adversely affect it. Moreover, I am a registered nurse and I have been working at the same facility for almost five years.

A credit bureau reported the following information about this borrower member on June 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2006	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$246.00	Public Records On File:	0
Revolving Line Utilization:	1.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? The Loan Title and Loan Purpose don't seem to agree with one another.	I plan on using the loan for weight loss surgery.
1 - How long will you be off work regarding this surgery? 2 - Do you not have insurance or is it not covered? Thanks	1) I will be off for two weeks. 2) My insurance does not cover the surgery.
This is not a loan; this is a life changing journey that I will be happy to help support...good luck to you.	Thank you. I am so very excited to have this surgery and use it as a tool to better my health.

Member Payment Dependent Notes Series 531346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531346	$5,000	$5,000	15.95%	1.00%	June 23, 2010	July 5, 2015	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531346. Member loan 531346 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,672 / month
Current employer:	Brigham Young University	Debt-to-income ratio:	8.65%
Length of employment:	8 years	Location:	Springville, UT

Home town:
Current & past employers:	Brigham Young University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	63
Revolving Credit Balance:	$11,187.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 531377

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531377	$2,100	$2,100	14.84%	1.00%	June 18, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531377. Member loan 531377 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	walmart	Debt-to-income ratio:	24.55%
Length of employment:	5 years	Location:	childress, TX

Home town:
Current & past employers:	walmart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > My job is very stable, I am a very good worker. I need this money to pay off some of my debts, I would like to see a light at the end of my tunnell. My monthy budget is good, once some of these debts are paid, it will get easier. I have learned, to pay your bills on time, there is nothing like having good credit.

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,967.00	Public Records On File:	1
Revolving Line Utilization:	46.70%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It bothers me that you have so many (17) open credit lines. Please explain. Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Type your answer here.Some of the accounts have no balance. I plan on paying off 7 oc may accounts, totaling, $153.00, each month. Sears, $644.05, Penneys, $280.00, Dillards, $199.37, Shell, $81.98, Gettington, $75.02, Exxon, $82.25. One account, that I pay each month, that is not in my name Care Credit, $410.80.
What is your position at Walmart?	Type your answer here.I am a Customer Service Supervisor. I am the supervisor over the cashiers.

Member Payment Dependent Notes Series 531427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531427	$6,000	$6,000	10.75%	1.00%	June 22, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531427. Member loan 531427 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	United States Air Force	Debt-to-income ratio:	20.23%
Length of employment:	5 years	Location:	MOUNT HOLLY, NJ

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > This loan is to consolidate and lower rates on credit cards. I have not been late or missed a single payment in five years since joining the military. My current pay grade is E-5 and my date of separation is Dec 2013. I am stationed at McGuire AFB. If you have any questions at all, please let me know! Borrower added on 06/16/10 > This loan is to consolidate and lower rates on credit cards. I have not been late or missed a single payment in five years since joining the military. My current pay grade is E-5 and my date of separation is Dec 2013. I am stationed at McGuire AFB. If you have any questions at all, please let me know! Borrower added on 06/16/10 > Although I have a DEC 2013 separation date, I will be reenlisting and going at least the full 20 years in the military.

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	77
Revolving Credit Balance:	$11,798.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Thank you for your help. I did not have time yesterday to complete the profile. It is updated now!
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The title is in my name but I have a mortgage on the house. The approx value is 220000 and I owe 200000. My housing allowance from the military pays the mortgage.
Your current pay grade/rank with the US Air Force?	Sorry, my profile was not ready yet. My rank / pay grade is E-5/SSgt. If you have any other questions, please let me know.
If active duty, Rank a-n-d Pay Grade are? If enlisted, Expiration Current Contract Date (ETOS) is when? If civilian, equivilent GS Pay Grade is what? Lender 505570 USMC-RETIRED 06.16.2010 10:41 AM ET	Sorry my profile was not updated. Pay grade is E-5/SSgt and my ETOS is 12DEC2013. If you have any other questions, please let me know!

Member Payment Dependent Notes Series 531477

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531477	$4,000	$4,000	7.14%	1.00%	June 21, 2010	July 1, 2013	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531477. Member loan 531477 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,917 / month
Current employer:	Nestle Purina Pet Care	Debt-to-income ratio:	10.19%
Length of employment:	4 years	Location:	St. Charles, MO

Home town:
Current & past employers:	Nestle Purina Pet Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,315.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 - Source of income? 2 - Five credit inquiries in six months, WHY? Thank You	Type your answer here. 1. Source of Income. I'm currently employed as a Sr. Financial Analyst for Nestle Purina Pet Care. I started here in February of 2006. My annual salary is $67,500 plus bonus. 2. Five credit inquiries in six months. I recently purchased a car in May 2010 and was shopping rates both on-line and at my local banks for both new and used cars. I was also shopping for a loan to finance some home improvements (found Lending Club on line). I also opened a new checking account for my mortgage in April 2010 with Bank of America. All of these activities resulted in a credit inquiry.
What are the home improvements you are planning?	Type your answer here. Interior painting of the Kitchen, Living room, Foyer, Stairwell and Kitchen Hallway. Replacement of kitchen overhead lighting and installation of hardwood flooring in upstairs hallway and stairs.
Hello. Your credit history indicatest that you have a revolving credit debt of $7,315. Could you tell us a little about this debt. Also, besides the revolving credit debt and your mortgage, do you have any other major debts? Your answers are appreciated. Wishing you well.	Type your answer here. This is a credit card account that I have zero interest for 18 months. The balance is mainly due to medical and auto repair expenses.

Member Payment Dependent Notes Series 531518

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531518	$2,000	$2,000	7.88%	1.00%	June 17, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531518. Member loan 531518 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Abbott House	Debt-to-income ratio:	16.15%
Length of employment:	1 year	Location:	White Plains, NY

Home town:
Current & past employers:	Abbott House
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	79
Revolving Credit Balance:	$5,093.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a job lined up yet in the place you are moving to?	yes staying at the same job

Member Payment Dependent Notes Series 531524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531524	$8,000	$8,000	15.21%	1.00%	June 23, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531524. Member loan 531524 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,890 / month
Current employer:	H.D. Hudson Mfg. Company	Debt-to-income ratio:	19.13%
Length of employment:	6 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	H.D. Hudson Mfg. Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > I am a good borrower and have a great on time payment history. I need the funds to pay off bills asap. I have a stable job and been at my job for over 6 years. Borrower added on 06/15/10 > In addition, how I plan to use the funds is to pay off my higher interest debts first and work my way down to payoff my remaining debts. I am a very organized woman and keep track of my bills with a bill-tracker payment app on my phone and reminders of bill due dates so I can pay on time. I am responsible for paying my creditors, mortgage and other utility bills first and on time. Borrower added on 06/16/10 > I also want to express my gratitude and appreciation for the investors that have contributed to my loan request so far. I am thankful for your consideration in your help to get me out of debt and get a fresh start on my finances. Thank you!

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,984.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Good morning, Thank you for your interest in financing my loan request. In response to your question, I do not hold the title to our condo. The condo is our first place purchase and is under my significant other's name. He has a better credit score to get a first time buyer home mortgage. I just help pay some of the mortgage and the condo assessments that I can afford, until I get back on track with my finances. On the equity of the condo, we don't have much equity built yet since we purchased our place in 2007. I don't really want to take out a home equity loan, since we are not married and the place is under his name. Since my debt is my responsibility, I wanted to explore other options to help me get back on track with my finances. Thank you very much!
1 - Please explain the late payment from 19 months ago. 2 - What is your position at H.D. Hudson Mfg. Company? Thank you for 2 answers	Good afternoon- Thank you for your inquiries! 1. My position at H. D. Hudson Mfg Company is Advertising and Production Specialist for the Marketing Department 2. The late payment 19 months ago was probably one of my Creditors that I was trying to negotiate a lower APR. In this process one of my payments were late in this process. I was checking on my free credit reports at annualcreditreport.com and it shows all my accounts in good standing. Other than that late payments 19 months ago, I've been on time with all my creditors and bills. I hope this helps.
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for ananswer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. Provide an approximate in years answer. Your answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for AN answer that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Monday 06.21.2010 at 12:29 PM AM ET	Good afternoon- Thank you for your inquiry. I plan to payoff my loan in 3 years maximum with the standard monthly payments. It would be hard for me to pay it off in 1-2 years since the funding is to consolidate my debts and not for recreation. I hope this helps. Have a wonderful day!

Member Payment Dependent Notes Series 531529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531529	$6,500	$6,500	7.14%	1.00%	June 18, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531529. Member loan 531529 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,267 / month
Current employer:	SPX Service Solutions	Debt-to-income ratio:	18.29%
Length of employment:	5 years	Location:	Warren, MI

Home town:
Current & past employers:	SPX Service Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,612.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. When you say "own", does that mean that you have no mortgage payments or home equity loan? Your credit history only shows $3,612 of revolving credit debt. What other debt are you planning to pay off with this loan? Your answers are appreciated. Wishing you well.	No mortgage payments or equity loan. This is to pay some of my own revolving (very little), some for tax savings for this year and the rest to assist the wife with her revolving credit debt.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. no. 2. a 3. no. 4. maybe 90k 5. about 8 years

Member Payment Dependent Notes Series 531560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531560	$4,800	$4,800	13.98%	1.00%	June 22, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531560. Member loan 531560 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,023 / month
Current employer:	McGuirewoods LLP	Debt-to-income ratio:	3.85%
Length of employment:	7 years	Location:	Washington, DC

Home town:
Current & past employers:	McGuirewoods LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > Hello. 1. I do not owe any mortgages or money on my home. I owe it free and clear. 2. My name is the sole name on the Deed. I own the house alone. 3. No. The purposes of this small loan is to make my house liviable so that I may move in. The banks require that I live in my house before I can get the equity out. This loan will help me to do minor repairs so that I may move in. Repairs such as, patching the roof, appliances, door and several window. 4. The county valuation for tax purposes is $105,000.00. I would add that this is waterfront property with an excellent view. I am sure the county and the market valuation is quite different. 5. I have owned the house since 1988 and have not live in it since around 2001. Thus the need for minor repairs

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,628.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	Dear Wayman, We have found your response to an investor?s question to contain personally identifiable information, and have refrained from posting it on our Web site for the moment. Keep in mind that your responses to investors? questions are displayed publically, and should not include names, contact information, social security numbers or bank account information. Please review and re-submit your response after removing any personally identifiable information. Please find below a copy of the response you submitted: Hello. 1. I do not owe any mortgages or money on my home. I owe it free and clear. 2. My name is the sole name on the Deed. I own the house alone. 3. No. The purposes of this small loan is to make my house liviable so that I may move in. The banks require that I live in my house before I can get the equity out. This loan will help me to do minor repairs so that I may move in. Repairs such as, patching the roof, appliances, door and several window. 4. The county valuation for tax purposes is $105,000.00. I would add that this is waterfront property with an excellent view. I am sure the county and the market valuation is quite different. 5. I have owned the house since 1988 and have not live in it since around 2001.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	-------------------------------------------------------------------------------- Dear Wayman, We have found your response to an investor?s question to contain personally identifiable information, and have refrained from posting it on our Web site for the moment. Keep in mind that your responses to investors? questions are displayed publically, and should not include names, contact information, social security numbers or bank account information. Please review and re-submit your response after removing any personally identifiable information. Please find below a copy of the response you submitted: Hello. 1. I do not owe any mortgages or money on my home. I owe it free and clear. 2. My name is the sole name on the Deed. I own the house alone. 3. No. The purposes of this small loan is to make my house liviable so that I may move in. The banks require that I live in my house before I can get the equity out. This loan will help me to do minor repairs so that I may move in. Repairs such as, patching the roof, appliances, door and several window. 4. The county valuation for tax purposes is $105,000.00. I would add that this is waterfront property with an excellent view. I am sure the county and the market valuation is quite different. 5. I have owned the house since 1988 and have not live in it since around 2001.
Your "Major Purchase" or "Other" category loan is 1 of 354 borrower loans that Lending Club listed today for lender consideration. Lenders are attracted to loans that borrowers provided basic DETAILS about their loan; buy a boat and motor, or durable household appliances such as refrigerator-freezer, washer-dryer, HVAC system, a engagement ring, and the PURPOSES how, after the loan funds and origination fee is deducted, the net proceeds are intended to be spent to benefit the borrower? What remaining debts are being Consolidated? Refinanced? Combined? et al. Your listing currently provided limited or no helpful information that attracts lenders interest and for them to possibly commit their $ to help fund your loan. Loan remains the 1st class mystery to all lenders. You should provide the basic Details and Purposes about how a loan intended to benefit you. Minus basic information, loan doesn't compete favorably for lenders available funding $. At end of borrower registration process exists the opportunity to add DESCRIPTION details, purposes, miscellaneous, etc, that will aid prospective lenders. Hope this honest appraisal helps your loan to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Wednesday 06.16.10 at 10:45 AM ET	-------------------------------------------------------------------------------- Dear Wayman, We have found your response to an investor?s question to contain personally identifiable information, and have refrained from posting it on our Web site for the moment. Keep in mind that your responses to investors? questions are displayed publically, and should not include names, contact information, social security numbers or bank account information. Please review and re-submit your response after removing any personally identifiable information. Please find below a copy of the response you submitted: Hello. 1. I do not owe any mortgages or money on my home. I owe it free and clear. 2. My name is the sole name on the Deed. I own the house alone. 3. No. The purposes of this small loan is to make my house liviable so that I may move in. The banks require that I live in my house before I can get the equity out. This loan will help me to do minor repairs so that I may move in. Repairs such as, patching the roof, appliances, door and several window. 4. The county valuation for tax purposes is $105,000.00. I would add that this is waterfront property with an excellent view. I am sure the county and the market valuation is quite different. 5. I have owned the house since 1988 and have not live in it since around 2001.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Hello. 1. I hold the Deed to my home free and clear. I am the only owner of the house. 2. The county valuation of the property for tax purposes is around $150,000.00. There is not any type of liens and mortages for my home
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hello. 1. I do not owe any mortgages or money on my home. I owe it free and clear. 2. My name is the sole name on the Deed. I own the house alone. 3. No. The purposes of this small loan is to make my house liviable so that I may move in. The banks require that I live in my house before I can get the equity out. This loan will help me to do minor repairs so that I may move in. Repairs such as, patching the roof, appliances, door and several window. 4. The county valuation for tax purposes is $105,000.00. I would add that this is waterfront property with an excellent view. I am sure the county and the market valuation are quite different. 5. I have owned the house since 1988 and have not live in it since around 2001. Thank you.

Member Payment Dependent Notes Series 531561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531561	$5,000	$5,000	14.72%	1.00%	June 21, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531561. Member loan 531561 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,667 / month
Current employer:	camping world of Savannah	Debt-to-income ratio:	7.02%
Length of employment:	1 year	Location:	guyton, GA

Home town:
Current & past employers:	camping world of Savannah
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I'm using this debt consolidation loan to help eliminate the credit card balances I owe. I'm currently living in my brothers home as he has Just deployed to Iraq and I'm using lending club to help eliminate my debt in a low interest form so that I may be able to keep my bills up to Borrower added on 06/16/10 > Date. I have stopped using the cards so that I don't fall further behind. Borrower added on 06/16/10 > I've never missed a payment on any of my credit accounts, and I have always paid significantly more than the minimum payment due on my accounts. I've worked at my job at Camping World for two years now, with a part-time delivery job 1-3 days a week for extra income. I'm pleased with where I am in my career, and look forward to continue working there.

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,913.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is camping world of Savannah and what do you do there?	Camping world is the largest RV retailer in the united states. We have stores in most major cities. We service and sell campers and sell camping accessories My job at camping world is to check in all new and trade in units. I also travel throughout the southeast to other camping world locations to pick up sold units That customers have brought from other stores. I also deliver these sold units to the customer if requested.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I should have corrected my home ownership details on my profile but I'm not quite sure how. I'm simply living at my brother's home while he is on deployment until next year , I'm taking care of all his utility bills as he is deployment. I do not have any type of mortgage accounts open. Sorry for the inconvenience!

Member Payment Dependent Notes Series 531602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531602	$7,800	$7,800	18.30%	1.00%	June 23, 2010	June 29, 2015	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531602. Member loan 531602 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Monroe twp.	Debt-to-income ratio:	6.90%
Length of employment:	10+ years	Location:	williamstown, NJ

Home town:
Current & past employers:	Monroe twp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > i plan to use the money to find a more fuel efficient car. ive been at my job for 12+ yrs, i do not have a mortgage

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	24
Revolving Credit Balance:	$139.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You said you do not have a mortgage, does that mean you own your home outright or are you living with someone else? Thanks. -LL	Im living with my mother. I had a mortgage, but after my father passed away i sold my house and came back to help her out.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	The home I live in is my mothers residence, and their is no lein. I sold my house and moved back here after my father passed away.
what is Monroe twp. and what do you do there?	It is a municipality in southern New Jersey. I am a police officer serving 12+yrs
If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs 3 to 4-years? Or use the full 5-yrs maximum time allowed? Advance thanks for answer. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Friday 06.18.2010 at 00:05 AM ET.	Most likely i will pay it early. I usually choose the longer term in the beginning to make it easier, but i often double up or pay loans off early. This one i may in 2-4 yrs
I would love to invest in your loan. Please contact Lending Club to expedite the process of verifying your account and income. Thanks!	im faxing the info today. the account is showing as verified so i should be good there. They are just requesting paystubs and contact info to verify employment.
Congratulations on your low RCB and DTI. Do you have any other debt not shown on your profile? Have the 5 recent inquiries resulted in any new credit cards ? Thanks for your answers.	No additional debts, no credit card offer yet! (But i will be declining them anyway)

Member Payment Dependent Notes Series 531604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531604	$8,500	$8,500	13.98%	1.00%	June 23, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531604. Member loan 531604 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	AT&T	Debt-to-income ratio:	9.72%
Length of employment:	3 years	Location:	RANCHO CORDOVA, CA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > Plan to combine my 3 credit cards into one payment with a lower interest rate.

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,240.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you stopped using the cards?	Yes, I have stopped using the cards. I plan to close the accounts after paying the amounts due with this loan.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	These are the debts I plan to pay off. First Financial Bank USA, $5712.80 due, currently I pay 224.00 a month to this credit card. Wells Fargo Credit Card, $1694.00 due, currently I pay 80-100.00 a month to this credit card. Dell Financial, $744.91 due, currently I Pay 40.00 a month on this line of credit. So, currently I pay around 384.00 a month for these credit cards and at some pretty outrageous interest rates, with this loan I would pay 290.43 a month at a much more reasonable interest rate.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I rent an apartment with 2 roommates and we split food, rent and utilities. So I pay 445 for rent, about 50 for utilities, my cell phone is free, I pay 30 dollars for internet, about 200 for insurance and car payment combined, and about 100-150 dollars for food.
Hello - don't close your accounts, just stop using them. I have perfect credit yet Allstate (who has had me as a customer for 22 years) just raised my rates because the average ownership life of my credit cards was less than 17 years.	wow, thanks for the tip!

Member Payment Dependent Notes Series 531628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531628	$2,100	$2,100	11.12%	1.00%	June 18, 2010	June 29, 2015	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531628. Member loan 531628 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	American Safety Insurance	Debt-to-income ratio:	24.03%
Length of employment:	10+ years	Location:	Douglasville, GA

Home town:
Current & past employers:	American Safety Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > Hello, I am interested in paying down credit card debt. I have been at my present job for over 10 years. You can see from my credit report, that I do have some credit card debt but it is paid on time every month. I just finally made the decision to do something about my debt and this is I hope a starting point. I have been in my home for roughly 10 years and have never made a late mortage payment. Thanks for your time and consideration.

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,878.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the house is in both mine and my husbands name. We have a probably $20k equity in our home just guessing. Home value would probably be between $160k - $170k. We have a balance of $130k with a second mortgage of $9k. Hope that helps.
Hello and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	I would like to consolidate the following credit card debt if possible. Yes, not only will getting this loan help lower my payments, but save me on interest. I have listed my debts below that I would like to consolidate. Account Name Amount Owed Mth pymt APR Bank of Am $6,433.74 $123.00 11.24% Retail Svcs $2,400.00 $60.00 24% Citi $1,121.92 $30.00 25% GE Money $1,596.83 $52.00 27%
Hello. Seems that you have over $11,500 that you would like to consolidate. Why are you only asking for $2,100?	When I applied for the loan online that is the amount that was given. I did originally ask for more.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	The purpose of this loan is to pay off credit cards and save on interest. I have worked for American Safety Insurance for over 10 years and my job is very secure. I pay my mortgage payment of $1,123.00 timely every month and have done so for the past ten years. We currently own outright four vehicles that we paid for in full. There are no deliquencies and no public records. We pay all of our bills ontime as you will see from our credit rating. My husband and I both make a combined income of approx $80,000.00 annually. We both have 401k plans with roughly $30,000.00 balance. We do have a savings account with a minimal balance. Yes, I will have LC automatically withdraw my payment monthly. Other than my mortgage, credit cards is the only other that I owe other than utilities and car insurance. Below is roughly what I owe. Bank of America $5,500.00 Chase $15,000.00 Discover $5,800.00 Depending on how much I get, I will pay on the below first since they have the highest interest rate. HSBC $5,000.00 GE Money $1,596.83 Citi 1,121.92 Hope this helps. You can see from my record that I always pay my bills ontime. I have lived in my house for 10 years and have NEVER made a late payment. Even though I do owe credit cards, after our monthly bills are paid, we still have a substantial amount left. We just do not see the point in putting our hard earned money towards a mountain of interest anymore. Hope this helps.

Member Payment Dependent Notes Series 531672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531672	$5,000	$5,000	13.61%	1.00%	June 23, 2010	June 29, 2015	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531672. Member loan 531672 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Private Brands	Debt-to-income ratio:	5.12%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	Private Brands
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I am using this loan to pay off an existing loan with a higher interest rate.

A credit bureau reported the following information about this borrower member on May 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$174.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	I have 4,500 worth of debt wrapped in a loan with a higher interest rate. My my take home per month is 4400 after taxes.
Hello and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	No problem One Lending Club Loan - 16% 4,500 balance. That is it. I am hoping to get a five year loan to have smaller payments short term.
Why doesn't your credit history show the other loan??	It should?

Member Payment Dependent Notes Series 531689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531689	$5,000	$5,000	15.58%	1.00%	June 18, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531689. Member loan 531689 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,550 / month
Current employer:	Advance Auto Parts	Debt-to-income ratio:	13.68%
Length of employment:	4 years	Location:	Riverview, FL

Home town:
Current & past employers:	Advance Auto Parts
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,576.00	Public Records On File:	0
Revolving Line Utilization:	80.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	*will pay* Capitol One- $300- APR: 11.81% *will pay* Chase-$500- APR: 18.24% *will pay* Credit One Bank- $600- APR: 23.9% *will pay* Hsbc-$1000- APR: 24.24% *will pay* Bank Of America-$2100- APR: 27.24% These are all the credit cards that have balanes. I intend to pay them ALL off ASAP!!
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Capitol One: $300- $15/ a month Chase: $500- $15/ a month Credit One Bank: $600- $30/ a month Hsbc: $1000- $35/ a month Bank Of America: $2100- $70/ a month These are all the credit cards that have a balance and I plan to pay them All off ASAP!!
What is your position at Advance Auto Parts? Are you sure you can afford to pay $175 per month on this loan for the next three years? Are you the only wage earner in the family?	I am a full time sales associate. Before I signed up for the loan I calculated how much I bring home and how much I spend on credit cards, rent, utilities, and neccessities to maintain my home just to make sure I can afford the payments. Therefore yes I can afford to pay $175 a month. My fiance' also works at Jc Penny so I'm not the only wage earner in the family. The loan is purely to consolidate my debt and to make it easier for me to keep track of my money. Rest assured, if I can pay off my $9400 car loan in 3 yrs at $300 a month, I know I can pay off $5000 in 3 yrs.

Member Payment Dependent Notes Series 531699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531699	$2,400	$2,400	14.72%	1.00%	June 21, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531699. Member loan 531699 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	RR Donnelley	Debt-to-income ratio:	21.75%
Length of employment:	2 years	Location:	TUSCOLA, IL

Home town:
Current & past employers:	RR Donnelley
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	45
Revolving Credit Balance:	$5,532.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You had four credit inquiries in the last six months. Did these result in more indebtedness? Thank You	Type your answer here.No
Can you provide more details on how you're using this loan, and why not use a HELOC?	I just purchased my home so the home equity is just not there yet with the mortgage. I'm currently waiting on a homebuyer credit for the new home purchase and i really want to get the work done now.

Member Payment Dependent Notes Series 531706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531706	$5,000	$5,000	11.12%	1.00%	June 18, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531706. Member loan 531706 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Saia Motor Freight	Debt-to-income ratio:	24.30%
Length of employment:	4 years	Location:	North Royalton, OH

Home town:
Current & past employers:	Saia Motor Freight
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,619.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were each of the recent inquiries for, and did any of them result in new credit cards, loans, or other financial obligations?	The loan I applied for is going to pay for 3 credit card bills. The reason for this is because of the interest rate. The recent inquiries are different applications to banks to price out personal loans, no contracts were signed, just priced.
Your report shows 5 inquiries - did these result in additional debt? Can you help me understand these credit inquiries?	The recent credit inquiries were mutiple applications to different banks for a personal loan. No contracts were signed, I just priced out each bank to find the best deal.

Member Payment Dependent Notes Series 531745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531745	$7,600	$7,600	13.23%	1.00%	June 22, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531745. Member loan 531745 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,640 / month
Current employer:	Sprint Nextel	Debt-to-income ratio:	24.56%
Length of employment:	1 year	Location:	Lake Forest, CA

Home town:
Current & past employers:	Sprint Nextel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > The purpose of this loan will be to pay off four credit cards; three depart- ment store cards (with the corresponding interest rates greater than 20%), and an oil company credit card. We have resided in the same location for more than seventeen years. I am a skilled worker in the I.T. area, with a job that is not readily offshored and which remains in demand. I have remained gainfully employed in this recession; in fact, over the length of my working career I have never had a gap in my employment. I am a good candidate for this loan because my wife and I place high priority on paying our debts. Despite our high balances, we have no delinquencies on file. We are slowly paying off our credit card debt; this loan will speed that repayment process.

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,071.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was your job before sprint and how long were you there? How did you accumulate $60K in revolving debt?	I performed a hybrid project manager/systems analyst role for the Linksys division of Cisco Systems in my previous position; I have more than a decade's experience as a systems or data analyst and/or project manager. I point out that I have been able to find and keep consistent employment, despite all the challenges in the job market. As to the second question, we are a single-income household; at a high level, the unsecured debts were taken on to cover living expenses during two unexpected job transitions, and to help cover the care of an elderly family member. While the debt is high, we have been paying it down (very slowly, due to high APRs), and have never missed a payment.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	To be paid with this loan: 1. Oil Company credit card/$1000/18.24% 2. Department Store credit card/$4200/24.24% 3. Department Store credit card/$1000/23.99% 4. Department Store credit card/$100/24.99% These four accounts have total balances of $6200. The remaining $1400 I will apply to our Costco American Express card account balance. In addition we have five bank/financial services firm branded MasterCards/Visas, for which the rates range from 5.3% variable to 15.09% variable.

Member Payment Dependent Notes Series 531799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531799	$4,000	$4,000	11.86%	1.00%	June 18, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531799. Member loan 531799 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Vernon College	Debt-to-income ratio:	17.04%
Length of employment:	3 years	Location:	Wichita Falls, TX

Home town:
Current & past employers:	Vernon College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > This loan will be used to pay off a joint credit card. My husband cancelled all of our cards that tried to raise interest rates after the banking collapses of 2008-9, but missed this one. It was originally a low rate card from Providian that was sold to WaMu and then to Chase as the other banks were bought up. Chase more than doubled our rate from the initial rate, even though we've never been a day late or missed a single payment. We both have excellent payment histories and five jobs between us. I am a good candidate for this loan because the account for the credit card in question was closed last year, and we've paid it down $2,000 already, despite the high interest rate. We have no problem paying our current bills, we just want to pay them as quickly as possible without paying any more than necessary to the large super banks and their unfair business practices. Thanks to all of you. This is a great idea.

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,349.00	Public Records On File:	1
Revolving Line Utilization:	83.80%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	This loan is to refinance a Visa with a balance of $3700 and pay off about half of a promotional interest-free balance on another card before interest accrues in September. I cancelled the Visa last year after Chase raised the interest rate, so it's not a case where I'd be tempted to use it again after paying it off. We're using debit cards for almost all new purchases, and generally only use credit cards for home improvements when there are zero interest promotions (we ALWAYS pay the balance before the interest accrues). I don't have all of my credit card balances in front of me, but we started by paying down the highest interest rate cards first. This card has been paid down about $2,000 already in the past year. Most credit accounts I have are in the 9-13% range. This loan will be paid off early; 36 months is the shortest repayment schedule offered, apparently.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes, the house is owned jointly in my name and my husband's name. The remaining mortgage balance is about $65k and the house is worth in the $100-120 range (real estate is cheap in this area, which is the main reason we live here).

Member Payment Dependent Notes Series 531836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531836	$8,000	$8,000	20.16%	1.00%	June 21, 2010	June 29, 2015	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531836. Member loan 531836 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,900 / month
Current employer:	Bright Horizons Family Solutions	Debt-to-income ratio:	11.26%
Length of employment:	1 year	Location:	Mesa, AZ

Home town:
Current & past employers:	Bright Horizons Family Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > I am newly married and my husband and I have acquired some debt. With this loan, and it's lower interest rate, we could be debt free in five years, instead of 18 years.

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,606.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you acquire this debt and have you taken any actions to reduce your spending?	Due to the economy, my husband's parents were not able to pay for our honeymoon, so that is the biggest debt we have. There are a few other cards we have that we had to use during the struggle of going to school and being able to work less hours. I have graduated now, and we haven't really used our cards since our wedding and schooling, so this debt is just one that has just been following us and we would like to get rid of it ASAP.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	We currently have five credit cards: card 1:Balance of $1400, APR19% card 2:Balance of $500, APR 29% card 3:Balance of $450, APR 29% card 4:Balance of $4150, APR 29% card 5:Balance of $200, APR 29% With this loan, all of the cards will be paid off.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I personally do not pay the mortgage. My husband pays for that. And because of the economy, we are unfortunately upside down on our house-as a lot of people are- but we have never missed a payment and never plan to.
Thank you for your prompt reponse. You say "we" -- is the income shown yours and yours alone? If yes, is there an additional income in the household?	The income shown is mine alone. All of my husbands income goes toward the mortgage and other such houshold bills, so I'm the one taking care of most of the credit card minimum payments. This loan will give me a payment plan that will be managable and will allow us to be debt free in five years.
I would love to invest in your loan. Please contact Lending Club to expedite the process of verifying your account and income. Thanks!	Close to $400 a month
What is the total of your monthly CC payments now? Thank You	The previous answer was just the minimum payments required. Our total credit card amounts total just under $7000

Member Payment Dependent Notes Series 531845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531845	$10,000	$10,000	10.75%	1.00%	June 21, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531845. Member loan 531845 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,387 / month
Current employer:	Avenal State Prison	Debt-to-income ratio:	11.94%
Length of employment:	2 years	Location:	Avenal, CA

Home town:
Current & past employers:	Avenal State Prison
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/15/10 > I am requesting this loan to pay off credit card. The credit card is gone, so the payment for that will go towards loan. They don't want to work with me, so their history. I also get a $2400 annual retention check from employer.

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,487.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Discover Card, I don't want this account anymore due to high finance. The payment I am making to them and getting nowhere with the balamce will be made to you
How much is your monthly mortgage payment?	$795
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	$134,000 value $106,000 balance yes
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $10,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) for employer Avenal State Prison, CA? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read the Q-A's, and myself, to participate together helping to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.16.2010 at 11:15 AM ET.	My position is a Case Records Technician which includes a variety of duties, Work with the main files of inmates to keep updated with documents coming and going. Paroling, New Arrivals, Out to Courts, Transferring, too may details to name I would like to pay off as soon as possible, but reality says it will take most of the 3 years
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1)Pay off and close credit card account--High Finance. 2)Avenal State Prison, Case Records Technician, maintaining inmates central file.3) $795,no car payment, $100, $88, insurance included in mortgage, no gym, no child care, car insurance $75, food $50-100. 4)mortgage balance 106,000-5.5%, Discover 10,000--28.99%, Visa 1000--19.99%. 5) NA 6)IRA--7,000. 7) sole 8) used up/yes
Current Employer: Avenal State Prison 1 - What is your position? 2 - Are you the sole wage earner? 3 - How will this loan payment of $326.21 monthly fit in your budget? I know living is Calif is not cheap. Thank You	1) Case Records Technician, upkeep of inmates central files and they come and go. Documents, paperwork placed in file, many, many various things. 2) yes. 3)replace current payment to credit card only actually getting somewhere with the balance.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $10,000 CC REFI category loan. My questions are: Number [1] Position (Job/What you do) for employer Avenal State Prison. CA? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for BOTH answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Wednesday 06.16.2010 at 11:59 PM ET.	1) Case Records Technician, Help maintain all inmates central file with correct and updated information. 2) I'll be using the full 2-3 years
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	1) yes 2) appraised at $134,000 and balance $106,000
Thank you for your extreme patience when we ask for the same data using different words. As you can guess, we are all trying to make a wise investment. I will help fund your loan. Good luck to you.	Thank you

Member Payment Dependent Notes Series 531846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531846	$6,000	$6,000	16.32%	1.00%	June 21, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531846. Member loan 531846 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Denim Mania Apparel	Debt-to-income ratio:	21.03%
Length of employment:	4 years	Location:	Chino, CA

Home town:
Current & past employers:	Denim Mania Apparel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,981.00	Public Records On File:	0
Revolving Line Utilization:	90.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Credit Cards: Bank of America - $2,353.79 - 25.24% Chase - $862.38 29.99% Amex - $1713.92 - 27.24% Firestone - around $200
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Hi. I've answered this question from other lenders. Please see the answer on my profile. If you have any other questions, let me know. Thanks!
can you list the credit cards, balances and interest rates you plan to eliminate with this loan?	Bank of America - $2,353.79 - 25.24% Chase - $862.38 29.99% Amex - $1713.92 - 27.24% Firestone - around $200

Member Payment Dependent Notes Series 531858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531858	$12,000	$12,000	13.23%	1.00%	June 23, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531858. Member loan 531858 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Swank Audio Visuals	Debt-to-income ratio:	8.88%
Length of employment:	5 years	Location:	San Diego, CA

Home town:
Current & past employers:	Swank Audio Visuals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I wanted to give you a bit more information about myself to help you know your much appreciated investment is safe. I have been working with the company that I am with for over 5 years based here in San Diego. I was promoted to Director of Sales two and a half years ago. Being salaried, I maintain consistent paychecks and have been extremely strict on our budget. Using Microsoft Money to painstakingly enter each and every receipt, sorting the items into categories, we have tracked our spending down to the penny. We were making great strides toward being debt free and I had the strategy of claiming more dependents for half of the year to receive more take home pay. Then, I would use that extra toward aggressively paying down the credit cards. I mistakenly figured my taxes incorrectly, and, subsequently owed income tax on a bonus check from 2009. Then, my 18.99% card (that was completely paid off) became my safety net and I had to charge $5500 in taxes on this card setting me back to where I was a year ago. Lesson learned. My credit cards grew from not budgeting correctly many years ago and financial mistakes recently. I am eager to make this change and execute the new plan toward financial freedom. Thank you for reading. And, thank you for your assistance! Doug Borrower added on 06/20/10 > We're just about to 50% funded! Thank you to everyone for your support. I spent hours last night reviewing our budget and updating it to factor in having these two cards paid off and your investment in us changes everything for the better. Thanks to everyone who helped so far! And if anyone has any questions for me, please let me know and I'll answer right away. Thanks! Doug

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	71
Revolving Credit Balance:	$15,054.00	Public Records On File:	0
Revolving Line Utilization:	80.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Thanks for your inquiry! The two credit cards I want to pay down with this are: 1. $6570 at 13.99% 2. $6800 at 18.99% My other credit card is $7000 @ 4.99% so I will be focusing on paying down the other two for now while maintaining this card's minimum payment. Once these other two are eliminated, I'll focus all funds toward this debt. I know I need to eliminate this debt and just feel like I'm treading water now and a boost like this loan would get my spirits up and finally get an edge on being debt free! I have cut up all of my cards and I budget my money extremely closely. Thanks again for your inquiry. Please know that you would be changing my entire situation for the best.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Thanks for your inquiry! The two credit cards I want to pay down with this are: 1. $6570 at 13.99% - Current payment $160/month (minimum is roughly $110) 2. $6800 at 18.99% - Current payment $160/month (minimum is roughly $130) My other credit card is $7000 @ 4.99% so I will be focusing on paying down the other two for now while maintaining this card's minimum payment. Once these other two are eliminated, I'll focus all funds toward this debt. I know I need to eliminate this debt and just feel like I'm treading water now and a boost like this loan would get my spirits up and finally get an edge on being debt free! I have cut up all of my cards and I budget my money extremely closely. Thanks again for your inquiry. Please know that you would be changing my entire situation for the best.
What are your other $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Thanks for your question. I do rent our place and the total is $1400/month where I stay with my girlfriend and our dog and cat. We own both of our cars outright (99 Mercury Cougar and 99 Jeep Wrangler) so we don't have any car payments and maintain a minimum coverage on auto insurance ($80/month). Our cell phone plans are minimum (no data or other extras) - $100 total. Our cable/internet total is about $100/month. The water bill is about $100/month and the gas and electricity is about $120/month. We don't have any kids and we don't have a gym membership. I have another credit card @ 4.99% APR that I will not be including in this loan request (as the interest rate is lower than I'll receive here). I'll be focusing on paying that down as soon as I get a jump on the higher interest cards. Again, thanks for the question! Please let me know if you need any more information. Thanks for your interest. This "boost" will really help us get ahead and consolidating these credit cards will get us on the right track again!
Thank you for your prompt responses. I'll also be helping with your loan. Good luck and God bless!	Thanks for your help! It really means so much to us!
Have you looked at any of the free financial assistance tools online, such as yodlee.com or mint.com? You sound like someone who would be using one of them. I use yodlee because you can link up Lending Club accounts to it - and if I recall correctly you can download the data from there into Money. Yodlee saves me a *lot* of time, and reduces stress too. I have heard that mint.com is also good - and both are *free*	Great advice! I just signed up for www.mint.com to see if it makes things easier to track our budget and spending. And, so far so good. Thanks!

Member Payment Dependent Notes Series 531908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531908	$8,000	$8,000	13.23%	1.00%	June 21, 2010	June 29, 2013	June 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531908. Member loan 531908 was requested on June 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	CMT Corporation	Debt-to-income ratio:	0.88%
Length of employment:	7 years	Location:	SANTA CLARA, CA

Home town:
Current & past employers:	CMT Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,536.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CMT Corporation and what do you do there?	It is a commercial building maintenance company in the silicon valley servicing about 20 companies. I manage the business for 4 years now since the owner has retired.
What is CMT and what do you do there? Am I correct to assume you want the loan to buy an RV?	It is a commercial building maintenance company in the silicon valley servicing about 20 companies. I manage the business for 4 years now since the owner has retired. Yes, you are correct. I am planing on buying a used RV and will remodel it to fit my needs.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against 300 other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds and how the payment will fit into your monthly budget. You can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. Please list total household income including spouse or partner and expenses along with any additional financial information. Please provide information you would like to see if you were loaning money to a complete stranger.	Hello, I though I highlighted in my loan request that the loan is for a used RV that I plan to remodel a bit. My income is $4K a month, plus a have an other 1K from a rented real estate. I'm divorced, live with my girlfriend. She make about $3K. Please advise if there is any more information you require. Thank you.
Hi, What is CMT Corporation and what do you do there?	It is a commercial building maintenance company in the silicon valley servicing about 20 companies. I manage the business for 4 years now since the owner has retired.
You have a revolving credit balance on your credit of over 3K. What are you planning to do with that? What is your company doing, and what is your position there? Do you already have the RV, and plan to remodel it? Are you then planning to sell or keep it? What remodeling are you doing to it for $8000?	Hello, I use that card on a daily basis to collect points, I pay it off each month before balance due. The company I run is a commercial building maintenance company in the silicon valley servicing about 20 companies. I manage the business for 4 years now since the owner has retired. I'm planning on buying a used RV and remodel/upgrade it to my needs. The RV will cost about $4000, shipping an other $1000, and spend the rest on the upgrades. Hope I answered your questions! Thanks
What are your other $ monthly costs (rent, car, utilities, any CC debt/loan payments, phone, internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Hi Our rent is $1500/mo. My car paid off. Car insurance paid for year already. I pay internet and electric bill monthly average $100. My phone, some of my gas is provided by my company. I have a small loan payment of $160 on my girlfriends car. Have no kids. Hope this answered your question. Thanks

Member Payment Dependent Notes Series 531946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531946	$4,000	$4,000	11.49%	1.00%	June 18, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531946. Member loan 531946 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	enpointe technologies	Debt-to-income ratio:	11.13%
Length of employment:	2 years	Location:	lawndale, CA

Home town:
Current & past employers:	enpointe technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$1,822.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 531958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531958	$4,550	$4,550	7.88%	1.00%	June 21, 2010	June 30, 2015	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531958. Member loan 531958 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	The Mount Sinai School of Medicine	Debt-to-income ratio:	1.88%
Length of employment:	5 years	Location:	Allentown, PA

Home town:
Current & past employers:	The Mount Sinai School of Medicine
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,622.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your job at the Mount Sinai School of Medicine? Besides your mortgage do you have any other major debts? I am not excited by 60 month loans. Do you plan to pay off this loan any sooner than full term? Your answers are appreciated. Wishing you well.	Dear Sir or Madam, Thank you for your inquiry. I am a biomedical researcher at the Mount Sinai School of Medicine with a PhD in Neuroscience. My house is literally the only real debt I carry. I have only three other debts: 1) an interest free debit of $351 (for 5 more months) with Newegg; 2) an interest free debt of $3376 (for 11 more months) with GE Money Bank; and 3) a PayPal credit card with a $3844 debt (which I use because Ebay transactions are easier with it). Personally, I detest wasting money on interest and this is why I carry such relatively little debt, and when I do I make sure it is low interest for short terms. There is some irony to your last question because I originally elected for, and preferred, a 3 year Lending Club loan and entered it that way into the Lending Club system. However, the next screen told me that I also qualified for a 5 year loan at practically the same interest rate. I then selected the 5 year loan because it said that there would be no penalty for early pre-payment, the interest rate was about the same and this option would give added flexibility. I will likely elect to pay off this loan in 1 to 2 years because of my adversity for paying interest. I hope I have been of help. Please take care and enjoy the rest of your day! Warm regards, Chris
WHAT is the major purchase? Thank You	We are purchasing a luxury car for weekend drives (we found an amazing deal on a used one and could not resist).

Member Payment Dependent Notes Series 531966

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531966	$1,000	$1,000	13.23%	1.00%	June 18, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531966. Member loan 531966 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	New York City Department of Health	Debt-to-income ratio:	9.60%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	New York City Department of Health
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,281.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your profile indicates that you earn over $6,000 per month and have only $1,200 in revolving debt. Why do you need to borrow $1,000 for childcare?	I don't have much money left over after paying expenses. Next Fall, my child goes back to school so I will have less childcare cost and I'll be able to repay the loan.

Member Payment Dependent Notes Series 532044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532044	$2,500	$2,500	13.98%	1.00%	June 22, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532044. Member loan 532044 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,348 / month
Current employer:	Harborview Medical Center	Debt-to-income ratio:	11.77%
Length of employment:	1 year	Location:	Auburn, WA

Home town:
Current & past employers:	Harborview Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/16/10 > I just graduated from Radiologic Technology school at Bellevue College and passed my national registry exam on 6/10/10. I have been employed at Harborview Medical Center as of 6/23/10 as an Imaging Technologist for $24.63 per hour (I have worked there already for 13 months as a CAT scan assistant). I am requesting these funds so that I can get moved out into an apartment of my own and get "set up" again post graduation. Thank you for your consideration!!!!!!! Borrower added on 06/17/10 > I will also continue to keep my 10 student x-ray technician hours per weekend at Swedish Medical Center through the summer at $23.93 per hour.

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,066.00	Public Records On File:	0
Revolving Line Utilization:	99.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you currently live at home with parents? How did you rack up $17k in revolving debt and what is your plan to pay that down?	I am a 46 y/o returning student who was parterned and a home owner when school started. After school began, the 11-year relationship disintegrated and we sold the home at a $40K loss because of the market. We divided up all of the remaining debt fairly and I absorbed the $17K of debt as my fair share. I have only been making minimum payments on this debt while in school because I was limited as to the amount I could work between required school and clinical hours. My plan is to pay this 17K off as soon as possible once I begin getting my regular paychecks. I am currently living with a relative because at the end of last quarter (March), I developed a hernia from lifting patients. I am having this hernia repaired on Friday, June 18th.

Member Payment Dependent Notes Series 532101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532101	$5,000	$5,000	15.95%	1.00%	June 21, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532101. Member loan 532101 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Quirk and Bakalor	Debt-to-income ratio:	19.57%
Length of employment:	4 years	Location:	Valley Stream, NY

Home town:
Current & past employers:	Quirk and Bakalor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	59
Revolving Credit Balance:	$18,773.00	Public Records On File:	0
Revolving Line Utilization:	99.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is listed as $18,773, yet you are only asking for a loan for $5,000. Please list all of your credit cards or other debts, and their associated interest rates. Also, please indicate which debt(s) you are intending to pay off with this loan. Best regards.	Citi Simplicity Card - APR is 29.99% Citi Diamond Card - APR is 6.9% I intend to pay off the Simplicity card with this loan. The APR is very high and with the rate I am getting through the LendingClub I can manage my payments better and pay it off quicker.

Member Payment Dependent Notes Series 532210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532210	$6,000	$6,000	10.75%	1.00%	June 21, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532210. Member loan 532210 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,841 / month
Current employer:	Lubbock County Adult Probation	Debt-to-income ratio:	2.06%
Length of employment:	10+ years	Location:	Lubbock, TX

Home town:
Current & past employers:	Lubbock County Adult Probation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,369.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $6,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer Lubbock County Adult Probation? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, together to participate in helping to fund your loan.] Advance thanks for TWO answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.17.2010 at 7:31 AM ET	Type your answer here. 1) I supervise 10 probation officers who supervise offenders in our community, and 2 technicians that help with our indirect cases - those are people who are on probation but have moved to other counties in Texas or other states. 2) It is my hope to repay the loan as quickly as possible. My goal is to have it paid off in the first year.
How much is your monthly mortgage payment?	$360.00
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Type your answer here. I own my home. It is in my name; however, I have a small mortgage on my home. I pay $360 per month on that. Close estimate on the equity would be about $160,000.

Member Payment Dependent Notes Series 532289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532289	$6,000	$6,000	10.38%	1.00%	June 22, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532289. Member loan 532289 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	Bank of America	Debt-to-income ratio:	6.61%
Length of employment:	2 years	Location:	Atlanta, GA

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,006.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello and Welcome to Lending Club! Would you mind giving us details of debts you are looking to consolidate? (Names of accounts, current balances, APR's, and monthly payments) Will Lending Club loan help you lower your monthly payment? Thanks and good luck!	Hello, to answer your question, I don't have much debt honestly, I have a credit card with Bank of America that has approx $1,800.00 on it, and a car loan with a credit union that has less than $3,000 left to pay off. Other than that, I have in-store credit cards (i.e. Express, New York & Co.) that I have minimal balances on. I will be starting a new job in January where I'll be making almost 2x what I make now so I figured it would be a good time to consolidate the little debt that I have and start making one payment a month, versus 6 (car loan, BoA card and in-store cards).

Member Payment Dependent Notes Series 532314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532314	$5,000	$5,000	17.56%	1.00%	June 21, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532314. Member loan 532314 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Eagle Mountain-Saginaw ISD	Debt-to-income ratio:	8.62%
Length of employment:	5 years	Location:	Grapevine, TX

Home town:
Current & past employers:	Eagle Mountain-Saginaw ISD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	72
Revolving Credit Balance:	$9,826.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower, NO questions are asked; NO answers are required. Email is only F-Y-I. After The Lending Club Home Office less than $1 trial deposit verifies borrower bank account, your loan NEXT step is required borrower Employment-Income Verification "Credit Review". Employment verification independent of income verification and vice verse. A Home Office Credit Reviewer will contact you by email or by telephone. Reviewer will tell you that for the loan category and loan's $ amount what income documents you must submit- 2 Earnings Statements, or a 2009 IRS 1040, or, if self-employed or a small business owner, a IRS Form T4506 Request for Copy Income Tax Return. Reviewer provides the receiving Fax Machine telephone number and will indicate preferred format (doc, pdf etc) for transmitting the documents via a email attachment. After Credit Review completed, the loan application we lenders view reflects a borrower Credit Status "Approved" for funded loan's $ deposit. An "Approved" Credit Status benefits borrower because: (1) Your loan will then attract lenders waiting until review process completed before committing their $. (2) After completed, funding pace will quicken. (3) After loan funded, then net $ can be deposited quickly into a already verified bank account. Credit Review the "KEY" for every borrower's loan successful funding. Consider a Credit Review to be PROACTIVE. It can be completed quickly if borrower initiated. BEST THAT A CREDIT REVIEW COMPLETED DURING THE LOANS EARLY FUNDING. WAITING UNTIL A LISTING AT VERY END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. A Credit Reviewer's goal is to complete a required borrower Credit Review within 4-days after loan listed. If Credit Reviewer does N-O-T contact you within 3-days your loan's listed date, then AFTER verifying the less than $1 trial deposit posted to your bank account, YOU should ASAP initiate contact with Credit Review. Refer to "CONTACT US" link located bottom L C Home Page. Therein is Member Support Department's email address and Toll Free telephone number. Home Office closed on Sat, Sun, national, and certain, California Holidays. Earlier borrower Credit Review completed, loan is "APPROVED" for later issue, means sooner loan attracts interested lenders who actually commit $ to help to fund loans. Loans that require an excessive time for a Credit Review to be completed because of "I'll do it when more convenient" borrower procrastination, then their $ funding always lags far-behind loans listed same day but Credit Review is quickly completed and loan is "Approved" for later issue. A participating lenders role is to exclusively fund their selected loans; we do nothing else. Home Office Credit Reviewer are only persons who conduct the borrowers employment and income verification. They are only persons that the borrower sends ALL required income documents. I'll revisit shortly; then I'll ask questions about requested loan. Information benefits a 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED, Virginia Beach, VA Thursday 06.17.2010 at 625 AM ET.	I can supply income verification documents. I have two sources of income. I have an annuity that pays 43,000 annually from the Teacher retirement system of Texas and I have income of 90,000 annually from the Eagle Mountain-Saginaw school district. Thanks- GPJ
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $5,000 H I P category loan. My questions are: Number [1] Position (Job/What you do) for employer Eagle Mt-Saginaw I S D? Number [2] Transunion Credit Report shows a $9,826 Revolving Credit Balance total debts (98.20pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? Or to use the 2 to 3-yrs maximum time allowed? [The Length of Time question asks for an answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, together to participate in helping to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Thursday 06.17.2010 at 07:51 AM ET	I am an elementary school principal. The payments on our $9826.00 revolving credit balance are $200.00 per month. We could possibly pay the loan in 24 months. Thank you
Principal, Thanks for reply. After you verify that less than $1 trial deposit posted to your bank account then contact Lending Club Credit Revew to conduct the employment-income verification process. Refer to my earlier email for "CONTACT US" Member Support Dept email address and Toll Free telephone number. Then submit the pay docuents you mentioned the the Credit Reviewer. NO reply required. Over and out. Lender 505570 USMC-RETIRED 06.17.2010 8:57 AM ET.	Will do
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	No we do not hold the title to our home. We owe 99,000.00 on the home. It is valued at 190,000.00

Member Payment Dependent Notes Series 532441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532441	$3,000	$3,000	6.76%	1.00%	June 18, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532441. Member loan 532441 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Umass Biologics Labs	Debt-to-income ratio:	19.75%
Length of employment:	10+ years	Location:	Millis, MA

Home town:
Current & past employers:	Umass Biologics Labs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,697.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 532491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532491	$3,600	$3,600	17.93%	1.00%	June 22, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532491. Member loan 532491 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Costco	Debt-to-income ratio:	1.28%
Length of employment:	2 years	Location:	TUSTIN, CA

Home town:
Current & past employers:	Costco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > I am trying to use this loan for debt consolidation, i want to get rid of my dept as soon as possible so i can start saving money for school, i am trying to get into a fire academy in a few months and i want to be debt free and be able to save so extra money for it. I dont have many bills on my hands beside these debts so it would be easy to pay these off, i just need a little bit of help to get me back on my feet. I have a stable job which i have been at for two years,

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$463.00	Public Records On File:	0
Revolving Line Utilization:	35.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Specifically, what are the loan proceeds to be used for?	When i was a bit younger i got into a bit of trouble with credit cards and well i am trying pay them off asap because im trying to save some money for school. i have a fire academy coming up soon and well i want to take care of this.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Best Buy Credit card, $492.57, 22.5% APR will pay this off with the loan. Chase Credit card, $463.35, 29.9% APR will pay this loan off with this loan. Target Credit card, $4,352.02, 25.24% APR will pay enough to where my minimum payment will less than $100 right now its at $129.00, i am behind on these payments but with this loan i can get back on track and now worry about so many bills...

Member Payment Dependent Notes Series 532531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532531	$3,000	$3,000	11.86%	1.00%	June 22, 2010	June 30, 2013	June 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532531. Member loan 532531 was requested on June 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Cvs Pharmacy	Debt-to-income ratio:	3.33%
Length of employment:	1 year	Location:	Kemp, TX

Home town:
Current & past employers:	Cvs Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$424.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance?	I'm Moving apprx. 2 hours from where I currently live to a more populated area, where I will attend college for the next 4 years.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	The purpose of this loan is to assist in cost's of moving and relocation. I work for CVS as a registered Pharmacy Technician.I have no other monthly cost aside from a Car payment(175). I have no past deliquencies, and my only other loan is for my car.(I owe apprx. 3,800 as I paid a large amount down). Yes, I'll be living with my boyfriend of three years who is a succesful insurance agent.(as well as works on the side for a family owned reality company) Our combined income is around 6K per month, while we only have around 2k in total expenses combined. I have around 2k in my savings account. My boyfriend has several savings accounts, a money market account, and a Roth I.R.A which he has maxed out for the year already. yes, I'd prefer to have our payments set up for E.F.T as that's the easiest way of managing bills.
Are you moving from home to home? Will you be keeping your current job after you move? If not, do you have a new job lined up at your new location? Thanks!	Yes, Cvs is transferring me to another store location close to where I am moving too(With a pay increase because it's in a more populated area with higher traffic). I am moving to a house I plan on staying at for a minimum of four years while I continue, and complete my college education.
1 - Will you be changing jobs? 2 - What is your position with CVS? 3 - Since you've only been at your current job 1 year, where did you work prior? 4 - You've had 2 credit inquiries in the last 6 months. Did you acquire more debt or CCs? 5 - You have a very short credit history. WHY? Thank you for 5 answers.	No, I am staying with CVS. I'm a state registered and licensed pharmacy technician. Well I have no debt, my short credit history is because of my age, and that I usually pay everything with cash. I have CC's with small amounts that I pay in full every month to help build my credit history.

Member Payment Dependent Notes Series 532958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532958	$4,000	$4,000	7.88%	1.00%	June 23, 2010	July 1, 2013	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532958. Member loan 532958 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	11.58%
Length of employment:	8 years	Location:	NEWCASTLE, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > This is for our self-defense school which is gaining in popularity. We have expanded into a larger facility and have grown in student body. This loan will be used for expanding our marketing abilities to further increase this growth.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$98,976.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your >98K of revolving credit balance consist of? Please itemize your other debts as well. Thank you in advance.	The 98K revolving balance is our HELOC. Aside from our mortgage, we have a small student loan, $75 a month. All other open lines are all at a zero balance. Thank you.

Member Payment Dependent Notes Series 532984

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
532984	$6,000	$6,000	7.51%	1.00%	June 22, 2010	July 1, 2013	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 532984. Member loan 532984 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Northrop Grumman Corp.	Debt-to-income ratio:	0.88%
Length of employment:	2 years	Location:	Midwest City, OK

Home town:
Current & past employers:	Northrop Grumman Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > Hi! Wanting to refinance credit card (-$3800) and use the remainder ($2200) to pay for upcoming month's (July) bills (-$1700); $500 remaining from loan. This will put me in the position to be ahead of my monthly bills as opposed to paying bills via credit. My monthly bills would be -$1700 which would include my loan payment of -$190. My monthly income is +$2780 and so, my remaining dollar amount per month would be $1280. My monthly bills (-1700) are comprised of fixed, billed dollar amounts including mortgage and escrow, utilities, internet, cellular phone, gym membership, Netflix, my girlfriend's two student loans, vehicle insurance, house alarm system (I didn't want this installed, she did - I love her), and of course the loan payment. The $1280 per month would then be used towards any additional spending to include groceries and dining, gas, garage sale-ing (it???s not really a word), my girlfriend???s hair and nails, my painting supplies, and most importantly, the opportunity to develop a savings system, etc. My budget would be: As long as I spend less than $1280 per month (or $620 per pay period), I will not be absorbed in revolving credit card debt because this loan will put me in the position to be ahead of the deductions from my pay checks. Borrower added on 06/18/10 > Sorry, my remaining dollar amount would be $1080 (not $1280). Point being, over a thousand per month for additional spending is more than enough to accommodate my lifestyle. I have been in my job for over 2 years and am in a very comfortable and stable position. I always pay my bills on time and have zero delinquencies.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,127.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your position at Northrop Grumman Corp? 2. Where did you go to school? 3. How much education do you have?	I am a Mechanical Engineer. I graduated with a bachelor of science at the University of Central Missouri.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	My debt is -$3800 on a VISA, 8.99 APR ... I know, it's pretty good for a credit card these days. It will be paid in full with this loan.

Member Payment Dependent Notes Series 533036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533036	$9,000	$9,000	11.49%	1.00%	June 23, 2010	July 1, 2015	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533036. Member loan 533036 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,510 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	24.38%
Length of employment:	5 years	Location:	Inver Grove Heights, MN

Home town:
Current & past employers:	Thomson Reuters
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > I noticed others had been listing accounts that will be paid off and which are not going to be Here are the accounts that will be paid off: 1 - Citi card 26.99% $59xx 2 - Chase 32% $10xx 3 - Discover 26.99% - $21xx CC account that won't be paid off : BOA - $45xx CapitalOne $20xx My goal of this loan is to pay off these outrageously high interest CCs and move towards debt free life. Interest savings from this loan will be used to pay off the rest of the CC loans using snowball method. Borrower added on 06/18/10 > Since this is a Credit Card refinance loan, I will list the accounts that will be paid off: Citi - Balance $59xx - 26.99% - incurred most of this paying for my graduate school tuition. Chase - Balance $10xx - 32% - Misc home improvement expense, furniture, TV Discover -Balance $21xx - 26.99% - Vacation, misc expense Accounts that will not be paid off through this loan Bank of America - Balance - $45xx - Dental expense, vacation expense CapitalOne - Balance - $20xx - Balance transfer I had been trying to pay down these loans for last couple of years. Due to bad economy, interest rate went up, for the Citi, Chase and Discover card. Since then, these loans just don't seem to go down. With my credit history I believe I deserve a chance to pay down my debt to better my DIT ratio. Interest saved from paying off the 3 high interest card will be used to snowball the rest of the 2 credit card accounts. Current payment for these cards are - listing minimum payment Citi - 215 Chase - 40 Discover - 70 Bank of America - 100 Capitalone - 3x Lendingclub loan will help me save around $127 dollars in interest payment per month. I plan on spending that money to pay additional amount to the BOA and Capital one account in order. I believe a 60 month plan to go revolving debt free is achievable with your help.

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,415.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Reuters?	I work as a Sr. Software Engineer at their Legal business.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. Could you please elaborate on the purpose of this loan? How will this loan be used? Purpose of the loan is to refinance my high interest credit card loans to a more manageable LC loan. This will free up some cash that was previously going towards the high interest credit card loan to repaying some of the lower interest Credit card. 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? Employer is Thomson Reuters. I have been working there as a Sr. Software Engineer for the past 5 yrs. Other than emergency fund, early 401k withdrawal and looking for a new job before/after getting laid off I don't have any other contingency plan. 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? My total monthly cost a month is around $2800. This includes a monthly $500 that goes towards helping out my parents. 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? Accounts that will be paid off: Citi - Balance $59xx - 26.99% - incurred most of this paying for my graduate school tuition. Chase - Balance $10xx - 32% - Misc home improvement expense, furniture, TV Discover -Balance $21xx - 26.99% - Vacation, misc expense Accounts that will not be directly paid off thru LC loan Bank of America - Balance - $45xx - 16.99% - Dental expense, vacation expense CapitalOne - Balance - $20xx - 13.99% - Balance transfer 5. Explanations for any past delinquencies/public records (if any). None. 6. Can you list any investments and balances? 401k, emergency fund (5k), very little investment through mutual fund stock purchase. 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? I am the sole wage earner. 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? Emergency fund 5k. Yes, LC loan will be repayed through automatic withdrawal from my account.

Member Payment Dependent Notes Series 533048

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533048	$5,000	$5,000	10.38%	1.00%	June 21, 2010	July 1, 2013	July 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533048. Member loan 533048 was requested on June 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,017 / month
Current employer:	Anhydro Inc	Debt-to-income ratio:	21.29%
Length of employment:	3 years	Location:	Woodridge, IL

Home town:
Current & past employers:	Anhydro Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/17/10 > This loan is to fund various things. My car's lower left control arm bushing is torn and needs to be replaced, my differential fluid needs to be drained and filled, my temperature control module on the center instrument panel needs to be replaced, the intermediate shaft on my steering column needs to be greased and the supplemental restraint system thereafter needs to be reset. I also would like to reduce my credit card balance away from its limit and replace some of the revolving debt with installment debt (hence this loan). Borrower added on 06/17/10 > This loan would be used to fund various things. My lower control arm bushing on my car is torn and needs to be replaced, my differential fluid needs to be drained and filled, the intermediate shaft in my steering column needs to be greased and the supplemental restraint system reset. My temperature control module on the center instrument cluster has lights that have gone out and should be replaced. Also, I would like to pay down my credit card revolving debt and replace it with installment debt (hence this loan). I've been working any my place of employment for over 3 years now and enjoy my line of work thoroughly. I've never missed or been late on a payment for any type of debt I have and intend on keeping that trend going. Borrower added on 06/19/10 > This is not an addition to the loan description, but it is currently the only form of communication I have with any current investors and potential future investors. All I want to do is to thank those individuals with whom have chosen to invest in me thus far. Thank you so much. :-)

A credit bureau reported the following information about this borrower member on June 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,376.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Anhydro Inc and what do you do there?	Anhydro Inc. is a process engineering company. We design and sell evaporators and dryers for the starch, ethanol, pharmaceutical, brewery, and dairy industries. We recently have had some pilot projects related to ethanol derived from algae, switchgrass, corn cobs, and barley. The company itself is relatively small, say 40 people or so. I design and layout equipment that is received from the process engineers. I have to make sure all the equipment fits together correctly and am partly responsible for how the equipment is built. I've also written a few weight programs in Visual Basic for our equipment for material cost, logistics, etc... Each order and process is customized to the customer's needs and specifications. Basically, I model equipment in 3D software and sometimes run some FEA (finite element analysis) to make sure the equipment isn't going to fall apart on us.
Congratulations on your approval from Lending Club. As investors interested in your loan, we are interested in getting an accurate snapshot beyond the provisions in the loan description section. Please feel free to answer the following questions as it pertains to your loan. Your detailed answers would greatly assist investors in funding your loan in a timely manner. 1. Could you please elaborate on the purpose of this loan? How will this loan be used? 2. Who is your employer and what is your position/responsibilities? Any contingency plans should you be laid off from your current position? 3. What are your other $ monthly costs (mortgage, car, utilities, insurance, phone, internet, food, gym, childcare costs as applicable)? 4. Would you please list the details of each loan: who you owe, current balance, interest rate, monthly amount paid? In addition, which ones will/will not be paid? 5. Explanations for any past delinquencies/public records (if any). 6. Can you list any investments and balances? 7. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? 8. Can you list your savings account balance(s) and/or any other kind of emergency funds? Will you have the LC (lending club) loan automatically withdrawn from your account? We respect your privacy and understand that while these questions may seem intrusive, your answers will help lenders know how this new loan will fit into your budget, and make them feel secure that their money is being invested wisely.	1. The loan will be used for car care purposes and to pay down my revolving debt to a credit card that I have. Specifically, regarding my vehicle, the lower left control arm bushing needs to be replaced, however the entire arm will be replaced because the car manufacturer doesn't sell just the bushing by itself. They require you buy the entire arm. I will likely have to get an alignment as well since these deals with the suspension system. The intermediate shaft on the steering column of my vehicle makes a squeak noise whenever I turn my wheel. There are some bearings that need to be greased or replaced. The temperature control module on the center instrument cluster needs replacement. I would buy the LED's themselves, but the LED is soldered directly to the board and I do not know how to solder circuitry. My differential fluid needs to be flushed and filled per the routine maintenance schedule. I would also like to get a a tear repaired on the driver side upholstery. 2. I am a designer/modeler at Anhydro Inc. I take process equipment from process engineers and draw them up in 3D, put them in a layout, design supports for said equipment and sometimes run FEA (finite element analysis) on the equipment to make sure it is structurally sound. Contingency plan? Find another job. 3. My monthly obligatory costs including rent, car payment, student loan, insurance, electric, gas, TV/internet is equal to around $1800/month. All items are paid on the 1st of every month because I only get paid once a month and I do my budgeting when I receive my paycheck. 4. No, I will not disclose with whom I owe money to, the amount, or the current balance. I will tell you that the interest rate on my vehicle is 8.9% and will have only 2 more years to pay it off in October. my student loan interest rate is 5.75%. All my payments are paid on time for the monthly amount and will continue to be paid as agreed. Assuming I receive full funding, the monthly amount I have to pay for this particular loan will not adversely affect my ability to pay it back nor will it affect my ability to pay any other debts. 5. No past delinquencies or public records. 6. I have my 401k from work, but that information is not necessary to disclose. I'm 26, so I have plenty of time until retirement. 7. Yes, I am. I have a couple of pet turtles, but they won't get a job no matter how much I ask them to. 8. I have family members that can help me if I am in severe dire straits, but paying them back doesn't improve my credit status in the long term and prove my future creditworthiness to any potential lenders say if I were to apply for a mortgage loan. 9. It can be, but I prefer to do it manually since I do all my budgeting and pay all my current bills on the 1st of the month every month after I get paid. Regardless of the due date, all bills are paid on the 1st of the month. I keep an excel spreadsheet with all my bills and the total amount that each month will cost. 10. My favorite soda is root beer, in case you were wondering. :-)

Member Payment Dependent Notes Series 533153

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533153	$2,500	$2,500	14.72%	1.00%	June 23, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533153. Member loan 533153 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Army	Debt-to-income ratio:	8.15%
Length of employment:	9 years	Location:	HAVRE DE GRACE, MD

Home town:
Current & past employers:	Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > Been in the military for 9 years. Ran into a little snag lately and need this loan to get back on track and get rid of a couple bills.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,194.00	Public Records On File:	1
Revolving Line Utilization:	79.10%	Months Since Last Record:	70
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 533182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533182	$4,500	$4,500	13.98%	1.00%	June 22, 2010	July 2, 2015	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533182. Member loan 533182 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	State of Illinois	Debt-to-income ratio:	13.16%
Length of employment:	10+ years	Location:	Jacksonville , IL

Home town:
Current & past employers:	State of Illinois
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,578.00	Public Records On File:	1
Revolving Line Utilization:	20.00%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $4,500 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) for employer State of Illinois? Number [2] Transunion Credit Report shows a $6,578 Revolving Credit Balance total debts (20.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use the full 5-yrs maximum time allowed? [The Length of Time question asks for answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loan before the final payment occurs. An approximate in years answer appreciated. Your answer will help many lenders who read Q-A's, and myself, to participate in helping to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Beach, VA Sunday 06.20.2010 at 05:05 AM ET.	I have selected the 60 month payment option for the lower payments however I do fully intend to honor the loan as quickly as possible. And always try to send more than the minumum payments required.
Received reply. Thanks for 1 answer, however I asked 3 questions, you only answered question Number 3. The 2 unanswered questions were: Number [1] Position (Job/What you do) for employer State of Illinois? Number [2] Transunion Credit Report shows a $6,578 Revolving Credit Balance total debts (20.00 pct credit usage). What $ payments per month are now being paid on all RCB debts? (Total $ that are actually PAID per month; not the Credit Card minimum $ payments that are DUE per month.) Lender 505570 USMC-RETIRED 06.20.2010 9:19 AM ET	I work at a Correctional Facility, and the actual dollar amounts per RCB account varies and is always more than minumum.
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	I do not hold the title to my home, and I have approximately 15000 in equity.

Member Payment Dependent Notes Series 533301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533301	$5,000	$5,000	13.23%	1.00%	June 22, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533301. Member loan 533301 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Wyanoke Group	Debt-to-income ratio:	4.32%
Length of employment:	4 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Wyanoke Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/19/10 > I am entering a Masters Degree Program and want to get my credit card debt under control before I enter my loan repayment period in about 3 years. My debt isn't too crazy yet, but I am starting to get into that yo-yo effect. I can easily afford $300 a month towards the debt, but it is barely making a dent when I have to split it across the few cards.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,398.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Wyanoke Group and what do you do there?	It is a publishing company where I work full-time as a Junior level programmer developing web sites and work on other Internet-related projects. I plan on working there throughout college.
What is Wyanoke Group and what do you do there? Do you plan to work through school? How long do you expect your program to take?	It is a publishing company where I work full-time as a Junior level programmer developing web sites and work other Internet-related projects. I plan on working there throughout college. My program will take approximately 2 years to complete.

Member Payment Dependent Notes Series 533354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533354	$1,500	$1,500	17.56%	1.00%	June 22, 2010	July 2, 2015	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533354. Member loan 533354 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Trinity EMS	Debt-to-income ratio:	18.72%
Length of employment:	4 years	Location:	Dunstable, MA

Home town:
Current & past employers:	Trinity EMS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,011.00	Public Records On File:	0
Revolving Line Utilization:	85.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Trinity EMS and what do you do there?	Trinity EMS is an ambulance company in Massachusetts, we service the 3rd largest 911 system in the state, I am an Emergency Medical Technician for the company.

Member Payment Dependent Notes Series 533368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533368	$6,000	$6,000	11.86%	1.00%	June 23, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533368. Member loan 533368 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,052 / month
Current employer:	Oklahoma Publishing Company	Debt-to-income ratio:	21.49%
Length of employment:	4 years	Location:	Oklahoma City, OK

Home town:
Current & past employers:	Oklahoma Publishing Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/18/10 > I'm trying to get my debt under control because I want to get married soon. Borrower added on 06/19/10 > This loan will be used to consolidate some debt that I have from credit cards. It got out of hand while I was in college, but I am trying to get everything under control with a monthly payment and a clear end in sight. I am an assignment editor and page designer at a newspaper. My monthly rent payment is $395, and I have a car payment of $338/month. My utilities run around $100 per month, cell phone around $80 per month Current debts: I owe $1,200 on a Citi card that currently has 0 percent interest. That will not be paid with this loan. I owe $2,069 on a Chase credit card that has a 15 percent interest rate. This will be payed off with the Lending Club loan. I owe $2,093 on a loan that I took out to consolidate some debt. The interest rate is around 13 percent. I owe another $1,800 on another consolidating loan with roughly the same interest rate. I will pay these off with the Lending Club loan. I also owe $2,768 on a student loan. I will not pay this off with this loan because the monthly payment is very low and not a burden. I have no delinquencies, ever. My 401k account has $3,788.71 currently. I have a mutual fund account with about $1,200 in it. I plan to have this loan automatically deducted from my checking account each month. This loan will help me immensely. It will lower my payments on the debt that I will pay off with it. It will help me save money, which I need to do desperately because I want to get married soon. My girlfriend has another year left in college, so I want this year to be about saving money for a wedding/engagement ring.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,010.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 533430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533430	$6,000	$6,000	7.88%	1.00%	June 23, 2010	July 2, 2013	July 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533430. Member loan 533430 was requested on June 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,332 / month
Current employer:	Securitas Security Services,Inc	Debt-to-income ratio:	1.93%
Length of employment:	7 years	Location:	Brooklyn Center, MN

Home town:
Current & past employers:	Securitas Security Services,Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > when will I know if I get the full amount I have asked for? If I can not get the full amount I will not accept the loan as it would just add another monthly payment to my bills. Thank You, Corrine Borrower added on 06/22/10 > I have not been able to verify my bank account, the window will not open. Can I do it here? The amount taken out is .24 cents

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	56
Revolving Credit Balance:	$869.00	Public Records On File:	0
Revolving Line Utilization:	10.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Securitas Security Services,Inc and what do you do there?	It is a security guard business and I am a security guard
Could you please describe the debt you want to consolidate (car, student, etc. loans)?	creditcard, bank, dentist to lower interest
Can you list the debts you are consolidating: balances, interest rates, required monthly payments	visa= $3500-14.24% $100 to $200 Bremer =$840-18% $46 dentist= $1000 due upon receipt life ins= $750 due upon receipt
Corrine, This email and the loan description is public information used by the investors to decide if they want to invest in your loan (I'm such an investor, not Lending Club). Please contact Lending Club by email or phone to verify your account and any other questions you might have. On the question of funding I can tell you a bit. Investors look at your information seeing this: https://www.lendingclub.com/browse/loanDetail.action?loan_id=533430&previous=browse If they decide that they want to invest in your loan they will put in some part of it say $100 or whatever they want to invest. The loan will be fully funded when enough investors put money in your loan. There is up to two weeks for this to happen (but it could happen sooner). Once your loan is full funded or the time runs out Lending Club will contact you. At that point you can take the loan or reject it. If it isn't fully funded then they will offer how much is funded. But it looks like your loan is going to fund real soon here.	I accept the loan

Member Payment Dependent Notes Series 533545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533545	$3,500	$3,500	7.88%	1.00%	June 23, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533545. Member loan 533545 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Houston fire department	Debt-to-income ratio:	20.57%
Length of employment:	7 years	Location:	WILLIS, TX

Home town:
Current & past employers:	Houston fire department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > Loan is for a used car being purchased, because current car is breaking down and with out a/c.

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$119.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 533831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533831	$8,000	$8,000	7.51%	1.00%	June 23, 2010	July 3, 2013	July 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533831. Member loan 533831 was requested on June 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Wesley Glen	Debt-to-income ratio:	6.20%
Length of employment:	4 years	Location:	Gahanna, OH

Home town:
Current & past employers:	Wesley Glen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/20/10 > I'm purchasing a 2003 Harley Davidson anniversary edition V-Rod from a private owner. I will then sell my Suzuki Marauder 800 motorcycle and this should bring in about $1700 - $2200. I paid cash for the Marauder when I purchased it 3 years ago.

A credit bureau reported the following information about this borrower member on June 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1980	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	74
Revolving Credit Balance:	$13,724.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Wesley Glen and what do you do there?	Wesley Glen is a 350 resident continuing care retirement center in Columbus serving upper income seniors. We have 150 independent living apartments, 98 assisted living units, and 81 beds of skilled rehabilitation for hip/knee replacements, stroke, and other accidents. It is the highest rated facility within 50 miles. I was the Director of Health Services for the last four years, and was just promoted to the Executive Director for the entire campus, effective July 1st. I am one of about 20 professionals in our industry to have multiple certifications. My professional credentials are CNHA, CAS, CALA, and FACHCA. Feel free to look us up on the web at wesleyglen.com
What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I'm not being evasive, yet it seems like a fairly open forum to be sharing the amounts of each debt. I will say my debt to income ratio is 34% before my bonuses, and 31% with my bonuses. No dependents at home, not married, utilities $125/month, cable with internet $60/month, no tuition, gym is $11/month, insurance $157/month, food and entertainment for myself is whatever I feel like spending, maybe $250/month with dining out (my job pays for many meals), No newspaper or magazines. I have a company paid cell phone with data package. I hope this is sufficient without listing each creditor and monthly payment.
I understand your concerns - just so you know, there is no info on the site that reveals your identity to potential lenders (just salary credit score and home town). The details you provide are fine, if you could just tell us your mortgage payment? (LC does not provide us this info.)	Mortgage is $2290/month

Member Payment Dependent Notes Series 533867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
533867	$1,500	$1,500	17.19%	1.00%	June 23, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 533867. Member loan 533867 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,042 / month
Current employer:	John Hancock	Debt-to-income ratio:	3.59%
Length of employment:	< 1 year	Location:	BOSTON, MA

Home town:
Current & past employers:	John Hancock
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > Loan is for my monthly living expense because of an unexpected bill I received and needed to pay. I always pay my bills on time and above minimum payments. My job is very secure- I will be working for this employer for years to come.

A credit bureau reported the following information about this borrower member on June 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	22
Revolving Credit Balance:	$2,420.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 534278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534278	$2,000	$2,000	11.49%	1.00%	June 23, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534278. Member loan 534278 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	U.S. Bank	Debt-to-income ratio:	6.50%
Length of employment:	3 years	Location:	Oswego, IL

Home town:
Current & past employers:	U.S. Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	22
Revolving Credit Balance:	$988.00	Public Records On File:	1
Revolving Line Utilization:	4.30%	Months Since Last Record:	21
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please specify the public record and comment on your delinquency in the last 2 years.	The public record happen when I went into Real Estate. The job was 100% commission and the market took a down fall and their was no set income. Left real estate and got back into Corporate Banking and now making great money.Soon after that the public record and all delinquencies were paid in full. If you view my credit bereau before and after you will notice that I am never late on payments. Thank you.
I can see that you owe close to $1000. Will this loan be used to pay off that debt? Is a CBR 600 a motorcycle? Thanks	I currently own a 2004 GSXR 1000 motorcycle. I only owe $428.00 than it's paid off. The bike has an engine size of 1000 so I'm currently selling it because the engine size is too big. The KBB value on my motorcycle is $6,000. Once I sell I plan on paying this loan $2K off. With this loan I plan on buying a 2003 CBR 600 motorcycle. So I will be down-grading to a 600 due to the engine size. The only other debt is a credit card that I have and will also be paid in full once I sell my 2004 motorcycle. Hope this is not too confusing, but feel free to ask anything if you have any other questions. Thank you!

Member Payment Dependent Notes Series 534283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534283	$2,000	$2,000	11.12%	1.00%	June 23, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534283. Member loan 534283 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,125 / month
Current employer:	Fisher-Price	Debt-to-income ratio:	13.28%
Length of employment:	3 years	Location:	Lancaster, NY

Home town:
Current & past employers:	Fisher-Price
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 06/21/10 > I have almost completely paid off 2 credit cards, both with high interest rates. I want to pay off the balance and say good bye to 3 years of paying these beasts off!

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	34
Revolving Credit Balance:	$7,766.00	Public Records On File:	0
Revolving Line Utilization:	84.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, the term of this loan is 3 years but it appears like you've had a delinquency within the last 3 years -- can you explain that?	My wife has been a graduate student in nurse anesthesia for the past three years. She has since graduated and is working as a nurse anesthetist. While she was in school, we barely kept our heads above the water. Although most of our obligations were met, we were late on one. The term of the loan is 36 months, but I will not take 36 months to pay this loan off. I intend to have this loan paid in full in 18 months. Thank you for your consideration.

Member Payment Dependent Notes Series 534338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
534338	$2,100	$2,100	11.86%	1.00%	June 23, 2010	July 5, 2013	July 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 534338. Member loan 534338 was requested on June 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Huntsvlle City Schools	Debt-to-income ratio:	22.39%
Length of employment:	10+ years	Location:	Toney, AL

Home town:
Current & past employers:	Huntsvlle City Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,586.00	Public Records On File:	1
Revolving Line Utilization:	28.30%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But please answer these two questions first please: 1. Do you hold the title to your home on *your own name* 2. How much equity do you have on your house? (please provide the home valuation and total balance of the mortgage/heloc loans) Thank you.	Yes I do hold the tittle in my name. The principle balance on the mortgage is about 138,000 and the home is valued at 150,000.
What is the purpose of this loan? (We like to know that we're making a wise investment) Why are you asking for a $2100 loan, when you say you make nearly $5200 a month with a revolving credit balance of only around $1600? I'm not even sure why it shows your debt to income ratio at 22.39%. There must be some missing pieces to the puzzle here. Would you be so kind as to fill in the missing pieces please? Also, please tell us what the 3 credit inquiries were for in the last 6 months (more credit cards/loans?) Thank you	The loan purpose is to consolidate some bills. My wife had some medical issues the past few months and it put a strain on my budget. The three credit inquiries was an attempt to refinance her vehicle at a lower rate.

Prospectus Supplement (Sales Report) No. 5 dated June 23, 2010